Exhibit 4.6

Dated 2 November 2023

GASLOG LTD.

as Borrower

ALPHA BANK S.A.

ABN AMRO BANK N.V.

BNP PARIBAS

CITIBANK, N.A., LONDON BRANCH

CREDIT SUISSE AG

DANISH SHIP FINANCE A/S

DNB (UK) LIMITED

ING BANK N.V., LONDON BRANCH

NATIONAL BANK OF GREECE S.A.

NORDEA BANK ABP, FILIAL I NORGE

OVERSEA-CHINESE BANKING CORPORATION LIMITED

and

STANDARD CHARTERED BANK (SINGAPORE) LIMITED

as mandated lead arrangers and bookrunners

NATIONAL AUSTRALIA BANK LIMITED

and

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)

as mandated lead arrangers

with

DNB BANK ASA, LONDON BRANCH

as Agent

DNB BANK ASA, LONDON BRANCH

as Security Agent

ABN AMRO BANK N.V.

as Sustainability Co-ordinator

BNP PARIBAS

and

CITIBANK, N.A., LONDON BRANCH

as Global Co-ordinators

guaranteed by

THE ENTITIES LISTED IN SCHEDULE 1

FACILITY AGREEMENT

for US$2,800,000,000 Reducing Revolving Loan Facility

Contents

Clause		Page
Section 1 - Interpretation		1
1	Definitions and interpretation	1
Section 2 - The Facility		31
2	The Facility	31
3	Purpose	31
4	Conditions of Utilisation	31
Section 3 – Utilisation		33
5	Utilisation	33
Section 4 - Repayment, Prepayment and Cancellation		36
6	Repayment	36
7	Illegality, prepayment and cancellation	40
8	Restrictions	46
Section 5 - Costs of Utilisation		48
9	Interest	48
10	Interest Periods	50
11	Fees	51
Section 6 - Additional Payment Obligations		52
12	Tax gross-up and indemnities	52
13	Increased Costs	56
14	Other indemnities	57
15	Mitigation by the Lenders	60
16	Costs and expenses	61
Section 7 – Guarantee		63
17	Guarantee and indemnity	63
Section 8 - Representations, Undertakings and Events of Default		68
18	Representations	68
19	Information undertakings	75
20	Financial covenants	81
21	General undertakings	84
22	Dealings with Ship	90
23	Condition and operation of Ship	93
24	Insurance	98
25	Minimum security value	102
26	Chartering undertakings	104
27	Bank accounts	107
28	Business restrictions	109
29	Hedging Contracts	112
30	Events of Default	114
31	Position of Hedging Provider	119

Contents

Clause		Page
Section 9 - Changes to Parties		122
32	Changes to the Lenders	122
33	Changes to the Obligors	127
Section 10 - The Finance Parties		128
34	Roles of Agent, Security Agent and Arranger	128
35	Trust and security matters	140
36	Enforcement of Transaction Security	144
37	Application of proceeds	145
38	Conduct of business by the Finance Parties	148
39	Sharing among the Finance Parties	149
Section 11 - Administration		151
40	Payment mechanics	151
41	Set-off	155
42	Notices	155
43	Calculations and certificates	157
44	Partial invalidity	158
45	Remedies and waivers	158
46	Amendments and waivers	158
47	Confidential Information	166
48	Counterparts	170
49	Contractual recognition of bail-in	171
Section 12 - Governing Law and Enforcement		172
50	Governing law	172
51	Enforcement	172
Schedule 1 The original parties		173
Schedule 2 Ship information		203
Schedule 3 Conditions precedent		226
Schedule 4 Utilisation Request
Schedule 5 Form of Hedging Provider Accession Letter
Schedule 6 Form of Transfer Certificate
Schedule 7 Form of Compliance Certificate
Schedule 8 Forms of Notifiable Debt Purchase Transaction Notice
Schedule 9 Reference Rate Terms		231
Schedule 10 Daily Non-Cumulative Compounded RFR Rate		233
Schedule 11 Sustainability Margin Adjustment		235
Schedule 12 Form of Sustainability Certificate

THIS AGREEMENT is dated 2 November 2023 and made between:

(1)	GASLOG LTD. details of which are specified in Schedule 1 (The original parties) as borrower (the Borrower);

(2)	THE ENTITIES LISTED IN SCHEDULE 1 (The original parties) as owners and guarantors (the Owners);

(3)	GASLOG CARRIERS LTD. as guarantor (GasLog Carriers);

(4)	GASLOG PARTNERS LP as guarantor (MLP);

(5)	GASLOG PARTNERS HOLDINGS LLC as guarantor (GPHL and, together with the Owners, GasLog Carriers and MLP, the Guarantors);

(6)

ALPHA BANK S.A., ABN AMRO BANK N.V., BNP PARIBAS, CITIBANK, N.A., LONDON BRANCH, CREDIT SUISSE AG, DANISH SHIP FINANCE A/S, DNB (UK) LIMITED, ING BANK N.V., LONDON BRANCH, NATIONAL BANK OF GREECE S.A., NORDEA BANK ABP, FILIAL I NORGE, OVERSEA-CHINESE BANKING CORPORATION LIMITED and STANDARD CHARTERED BANK (SINGAPORE) LIMITED as mandated lead arrangers and bookrunners, NATIONAL AUSTRALIA BANK LIMITED and SKANDINAVISKA ENSKILDA BANKEN AB (PUBL) as mandated lead arrangers, (together, whether acting individually or together, the Arrangers);

(7)	ABN AMRO BANK N.V. as sustainability co-ordinator (the Sustainability Co-ordinator);

(8)	BNP PARIBAS and CITIBANK, N.A., LONDON BRANCH as global co-ordinators of the Finance Parties (whether acting individually or together, the Global Co-ordinator);

(9)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The original parties) as lenders (the Original Lenders);

(10)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The original parties) as hedging providers (the Original Hedging Providers);

(11)	DNB BANK ASA, LONDON BRANCH as security trustee for and on behalf of the Finance Parties (the Security Agent); and

(12)	DNB BANK ASA, LONDON BRANCH as agent of certain of the other Finance Parties (the Agent).

IT IS AGREED as follows:

Section 1 - Interpretation

1	Definitions and interpretation

1.1	Definitions

In this Agreement and (unless otherwise defined in the relevant Finance Document) the other Finance Documents:

Acceptable Bank means:

(a)

a bank or financial institution which has a rating for its long-term unsecured and non-credit- enhanced debt obligations of “A-” or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or “A3” or higher by Moody's Investors Service Limited or a comparable rating from another internationally recognised credit rating agency; or

(b)	any other bank or financial institution approved by the Majority Lenders,

and which is approved by the Borrower.

Account means any bank account, deposit or certificate of deposit opened, made or established in accordance with clause 27 (Bank accounts).

Account Bank means, in relation to any Account, the bank or financial institution specified as such in Schedule 1 (The original parties) or another bank or financial institution approved by the Majority Lenders at the request of the Borrower.

Account Holder(s) means, in relation to any Account, each Obligor in whose name that Account is held.

Account Security means, in relation to an Account, a deed or other instrument executed by the relevant Account Holder(s) in favour of the Security Agent and/or any other Finance Parties in an agreed form conferring a Security Interest over that Account.

Accounting Reference Date means 31 December or such other date as may be approved by the Majority Lenders.

Additional Business Day means any day specified as such in the Reference Rate Terms.

Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

Agent includes any person who may be appointed as such under the Finance Documents.

Annex VI means Annex VI of the Protocol of 1997 (as subsequently amended from time to time) to amend the International Convention for the Prevention of Pollution from Ships 1973 (Marpol), as modified by the Protocol of 1978 relating thereto.

Annual Financial Statements has the meaning given to it in clause 19.3 (Financial statements).

Applicable Fraction means, in relation to a Ship (Affected Ship) or its Owner and in connection with any of clauses 7.2 (Change of control), 7.8 (Sale or Total Loss) or 7.11 (Mandatory prepayment and cancellation following Charter or Charter Guarantee termination), a fraction having a numerator equal to the market value of the relevant Affected Ship and a denominator equal to the aggregate of the market values of all of the Ships (including such Affected Ship) at the relevant time, in each case, as such market values are most recently determined in accordance with this Agreement.

Approved Brokers means each of Affinity LNG LLP, Clarksons Platou Group, Braemar ACM Shipbroking, Fearnleys AS, Simpson, Spence & Young Ltd, Howe Robinson and Poten & Partners (London) or any other independent firm of shipbrokers agreed in writing from time to time between the Borrower and the Agent (acting on the instructions of the Majority Lenders).

Approved Flag State means each of Bermuda, Cayman Islands, Cyprus, Greece, Hong Kong, Malta, Marshall Islands, Singapore, Liberia, Bahamas or the United Kingdom and any other flag state approved by the Agent (acting on the instructions of all the Lenders) at the request of the Borrower.

Article 55 BRRD means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

Auditors means PricewaterhouseCoopers, EY, KPMG or Deloitte & Touche or another firm proposed by the Borrower and approved by the Majority Lenders from time to time (provided that if the approval of Auditors as set out in this definition becomes contrary to any applicable law, directive or regulation, and the Majority Lenders so require, the Obligors agree that they will make such amendment to this definition as will be agreed between the Borrower and the Majority Lenders so as to ensure compliance with such law, directive or regulation).

Authorisation means any authorisation, consent, concession, approval, resolution, licence, exemption, filing, notarisation or registration.

Available Commitment means a Lender's Commitment minus the amount of its participation in any outstanding Loans.

Available Facility means the aggregate for the time being of all the Lenders' Available Commitments.

Bail-In Action means the exercise of any Write-down and Conversion Powers.

Bail-In Legislation means:

(a)

in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)

in relation to any other state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and

(c)	in relation to the United Kingdom, the UK Bail-In Legislation.

Basel Accords means the Basel II Accord, Basel III Accord and Reformed Basel III.

Basel Regulation means either a Basel II Regulation or a Basel III Regulation.

Basel II Accord means the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 as updated prior to, and in the form existing on, the date of this Agreement, excluding any amendment thereto arising out of the Basel III Accord or Reformed Basel III.

Basel II Approach means, in relation to any Finance Party, either the Standardised Approach or the relevant Internal Ratings Based Approach (each as defined in the Basel II Regulations applicable to such Finance Party) adopted by that Finance Party (or any of its Affiliates) for the purposes of implementing or complying with the Basel Accords.

Basel II Regulation means:

(a)

any law or regulation in force as at the date hereof implementing the Basel II Accord, (including the relevant provisions of CRR) to the extent only that such law or regulation re- enacts and/or implements the requirements of the Basel II Accord but excluding any provision of such law or regulation implementing the Basel III Accord or Reformed Basel III; and

(b)	any Basel II Approach adopted by a Finance Party or any of its Affiliates.

Basel III Accord means, together:

(a)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)	the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement

- Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”,

including Reformed Basel III.

Basel III Increased Cost means an Increased Cost which is attributable to the implementation or application of or compliance with any Basel III Regulation (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates) and includes a CRR Increased Cost.

Basel III Regulation means any law or regulation implementing the Basel III Accord (including the relevant provisions of CRR) save to the extent that such law or regulation re-enacts a Basel II Regulation.

Borrower Affiliate means the Borrower, each of its Affiliates, any trust of which the Borrower or any of its Affiliates is a trustee, any partnership of which the Borrower or any of its Affiliates is a partner and any trust, fund or other entity which is managed by, or is under the control of, the Borrower or any of its Affiliates.

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Athens, Paris, Singapore, Oslo and New York and, in relation to:

(a)	any date for payment or purchase of an amount relating to any Loan or any Unpaid Sum; or

(b)

the determination of the first day or the last day of an Interest Period for any Loan (or any relevant part of it) or any Unpaid Sum, or otherwise in relation to the determination of the length of such an Interest Period; or

(c)	the determination of any Utilisation Date,

which is an Additional Business Day relating to any Loan (or any relevant part of it) or the relevant Unpaid Sum.

Central Bank Rate has the meaning given to that term in the Reference Rate Terms.

Central Bank Rate Adjustment has the meaning given to that term in the Reference Rate Terms.

Central Bank Rate Spread has the meaning given to that term in the Reference Rate Terms.

Change of Control occurs if:

(a)

a person or persons, acting in concert (other than the Permitted Holder) have or acquire the right or the ability to control, either directly or indirectly, the affairs, or composition of the majority, of the board of directors (or equivalent) of the Borrower; or

(b)	the Borrower ceases to control, directly or indirectly, the affairs or the composition of the board of directors (or equivalent) of any of the Guarantors; or

(c)

the Borrower ceases to legally and beneficially directly or indirectly own all of the common partnership units of MLP and/or to control MLP, unless all such common units are legally and beneficially directly owned by, and MLP is controlled by, any other legal entity that is a direct wholly owned subsidiary of the Borrower and is a Guarantor or has become a guarantor under this Agreement on the same terms as the other Guarantors and on a joint and several basis with the other Guarantors; or

(d)

GasLog Carriers ceases to be a direct wholly-owned Subsidiary of, and/or to be controlled by, the Borrower, unless it is directly wholly-owned and controlled by any other legal entity that is a direct wholly owned subsidiary of the Borrower and is a Guarantor or has become a guarantor under this Agreement on the same terms as the other Guarantors and on a joint and several basis with the other Guarantors; or

(e)

GPHL ceases to be a direct wholly-owned Subsidiary of, and/or to be controlled by, MLP, unless it is directly wholly-owned and controlled by the Borrower or by any other legal entity that is a wholly owned direct subsidiary of the Borrower and is a Guarantor or has become a guarantor under this Agreement on the same terms as the other Guarantors and on a joint and several basis with the other Guarantors; or

(f)

any Owner ceases to be a direct wholly-owned Subsidiary of either GPHL or GasLog Carriers, and/or to be controlled by either GPHL or GasLog Carriers, unless it is directly wholly-owned and controlled by the Borrower or by any other legal entity that is a wholly owned direct subsidiary of the Borrower and is a Guarantor or has become a guarantor under this Agreement (in an approved manner) on the same terms as the other Guarantors and on a joint and several basis with the other Guarantors; or

(g)	GasLog Partners GP LLC ceases to be a direct wholly-owned Subsidiary of the Borrower; or

(h)	GasLog Partners GP LLC ceases to be the general partner of MLP,

in any case without the prior written consent of the Agent (acting with the authorisation of the Majority Lenders).

Charged Property means all of the assets of the Obligors which from time to time are, or are expressed or intended to be, the subject of the Transaction Security.

Charter means, in relation to a Ship, any charter commitment for that Ship which has an original fixed term in excess of 36 calendar months (without taking into account any option to extend or renew contained therein), as the same may be amended from time to time (and it includes in any event any Key Charter for that Ship).

Charter Assignment means, in relation to a Ship and the Charter Documents for any Charter for that Ship, an assignment by the relevant Owner of its interest in such Charter Documents in favour of the Security Agent in the agreed form.

Charter Documents means, in relation to a Ship and any Charter of that Ship, any documents supplementing it, and any guarantee or security given by any person to the relevant Owner for the relevant Charterer's obligations under it (including any Charter Guarantee).

Charter Guarantee means, in relation to a Ship and a Charter for that Ship, any guarantee issued by any person to the relevant Owner for the relevant Charterer’s obligations under the relevant Charter for that Ship (and in relation to any Initial Charter, any guarantee the details of which are provided in Schedule 2 (Ship information) in respect of the same).

Charter Guarantor means, in relation to a Ship and a Charter Guarantee relevant to it, the person giving such guarantee (and in relation to any Charter Guarantee in respect of an Initial Charter, the charter guarantor named in Schedule 2 (Ship information) as such for that Ship).

Charterer means, in relation to a Ship and a Charter for that Ship, the person chartering the Ship under such Charter (and in relation to any Initial Charter, the charterer named in Schedule 2 (Ship information) as charterer of that Ship thereunder).

Classification means, in relation to a Ship, the classification specified in respect of such Ship in Schedule 2 (Ship information) with the relevant Classification Society or another classification approved by the Majority Lenders as its classification (such approval not to be unreasonably withheld), at the request of the relevant Owner.

Classification Society means, in relation to a Ship, the classification society specified in respect of such Ship in Schedule 2 (Ship information) or another classification society (being a member of the International Association of Classification Societies (IACS) or, if such association no longer exists, any similar association nominated by the Agent) approved by the Majority Lenders as its Classification Society (such approval not to be unreasonably withheld or delayed), at the request of the Borrower.

Code means the US Internal Revenue Code of 1986, as amended.

Commitment means:

(a)

in relation to an Original Lender, the amount set opposite its name under the heading "Commitment" in Schedule 1 (The original parties) and the amount of any other Commitment assigned to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment assigned to it under this Agreement,

to the extent not cancelled, reduced or assigned by it under this Agreement.

Compliance Certificate means a certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificate) or otherwise approved.

Compounded Reference Rate means, in relation to any RFR Banking Day during the Interest Period of any Loan (or any relevant part of it) or any Unpaid Sum, the percentage rate per annum which is the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day.

Compounding Methodology Supplement means, in relation to the Daily Non-Cumulative Compounded RFR Rate, a document which:

(a)	is agreed in writing by the Borrower, the Agent (in its own capacity) and the Agent (acting on the instructions of the Lenders);

(b)	specifies a calculation methodology for that rate; and

(c)	has been made available to the Borrower and each Finance Party.

Confirmation shall have, in relation to any Hedging Transaction, the meaning given to that term in the relevant Hedging Master Agreement.

Confidential Information means all information relating to an Obligor, the Group, a Prohibited Person, the Transaction Documents, the Charter Documents for each Ship or any other charter commitments (to the extent such information is confidential as a matter of law or contract) for each Ship, or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any Group Member or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Group Member or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of clause 47 (Confidential Information); or

(ii)	is identified in writing at the time of delivery as non-confidential by any Group Member or any of its advisers; or

(iii)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

Confidentiality Undertaking means a confidentiality undertaking substantially in a recommended form of the Loan Market Association or in any other form agreed between the Borrower and the Agent.

Constitutional Documents means, in respect of an Obligor, such Obligor's memorandum of association, bye-laws or other similar constitutional documents including as referred to in any certificate relating to an Obligor delivered pursuant to Schedule 3 (Conditions precedent).

CRR means either CRR-EU or, as the context may require, CRR-UK.

CRR-EU means regulation 575/2013 of the European Union on prudential requirements for credit institutions and investment firms and regulation 2019/876 of the European Union amending Regulation (EU) No 575/2013 and all delegated and implementing regulations supplementing that Regulation.

CRR Increased Cost means an Increased Cost which is attributable to the implementation or application of or compliance with the CRR (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

CRR-UK means CRR-EU as amended and transposed into the laws of the United Kingdom by the European Union (Withdrawal) Act 2018 and the European Union (Withdrawal Agreement) Act 2020 and as amended by the Capital Requirements (Amendment) (EU Exit) Regulations 2019.

Daily Non-Cumulative Compounded RFR Rate means, in relation to any RFR Banking Day during an Interest Period for any Loan, or any relevant part of it, or any Unpaid Sum, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 10 (Daily Non-Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

Daily Rate means the rate specified as such in the Reference Rate Terms.

Debt Purchase Transaction means, in relation to a person, a transaction where such person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment or amount outstanding under this Agreement.

Deed of Covenant means, in relation to a Ship in respect of which the Mortgage is in account current form, a first deed of covenant in respect of such Ship granted by the relevant Owner (including (unless the Ship is registered in Cyprus) a first assignment of its interest in the Ship's Insurances, Earnings and Requisition Compensation) in favour of the Security Agent in the agreed form.

Default means an Event of Default or any event or circumstance specified in clause 30 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

Defaulting Lender means any Lender (other than a Lender which is a Borrower Affiliate):

(a)

which has failed to make its participation in a Loan available (or has notified the Agent or the Borrower (which has notified the Agent) that it will not make its participation in a Loan available) by the Utilisation Date of that Loan in accordance with clause 5.4 (Lenders' participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)administrative or technical error; or

(B)a Disruption Event; and,

payment is made within three Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

Delegate means any delegate, agent, attorney, additional trustee or co-trustee appointed by the Security Agent.

Disposal Reduction Date means in relation to:

(a)	a Total Loss of a Mortgaged Ship, the applicable Total Loss Reduction Date; or

(b)

a sale of a Mortgaged Ship by the relevant Owner, the date upon which such sale is completed by the transfer of title to the purchaser in exchange for payment of all or the balance of the relevant purchase price (and upon or immediately prior to such completion).

Disruption Event means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems- related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

Earnings means, in relation to a Ship and a person, all money at any time payable to that person for or in relation to the use or operation of such Ship including (without limitation) freight, hire and passage moneys, money payable to that person for the provision of services by or from such Ship or under any charter commitment, requisition for hire compensation, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach and payments for termination or variation of any charter commitment and contributions of any nature whatsoever in respect of general average.

Earnings Account means any account with an Account Bank which is defined as such in any Account Security or which is designated as an "Earnings Account" under clause 27 (Bank accounts).

EEA Member Country means any member state of the European Union, Iceland, Liechtenstein and Norway.

Eligible Institution means any Lender or other bank, financial institution, trust, fund or other entity selected by the Borrower and which, in each case, is not a Borrower Affiliate or a Group Member.

Environmental Claims means:

(a)	enforcement, clean-up, removal or other governmental or regulatory action or orders or claims instituted or made pursuant to any Environmental Laws or resulting from a Spill; or

(b)	any claim made by any other person relating to a Spill.

Environmental Incident means any Spill from a vessel in circumstances where:

(a)

any Fleet Vessel or its owner, operator or manager is actually or potentially liable for Environmental Claims arising from the Spill (other than Environmental Claims arising and fully satisfied before the date of this Agreement); and/or

(b)	any Fleet Vessel is actually or potentially liable to be arrested or attached in connection with any such Environmental Claim.

Environmental Laws means all present or future laws, regulations and conventions concerning pollution or protection of human health or the environment.

Erroneous Payment means a payment of an amount by the Agent to another Party which the Agent determines (in its sole discretion) was made in error.

EU Bail-In Legislation Schedule means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

EU Ship Recycling Regulation means Regulation (EU) No 1257/2013 of the European Parliament and of the Council of 20 November 2013 on ship recycling and amending Regulation (EC) No 1013/2006 and Directive 2009/16/EC (Text with EEA relevance).

Event of Default means any event or circumstance specified as such in clause 30 (Events of Default).

Existing Indebtedness means the aggregate amount of principal outstanding and owing by the relevant Owners and secured on the relevant Ships under the following credit facilities, together with interest thereon and any other amounts owing thereunder or in connection therewith:

(a)

the $1,311,356,340 facility agreement dated 16 October 2015 (as amended, supplemented and/or restated from time to time) made between (inter alios) GAS-eleven Ltd., GAS-twelve Ltd., GAS-thirteen Ltd., GAS-fourteen Ltd., GAS-twenty two Ltd. and GAS-thirty three Ltd. as joint and several borrowers, GasLog Ltd. as guarantor, Nordea Bank Abp, Filial I Norge as agent and the financial institutions listed in Schedule 1 thereto as lenders;

(b)

the $450,000,000 facility agreement dated 20 February 2019 (as amended, supplemented and/or restated from time to time) made between (inter alios) GAS-four Ltd., GAS-five Ltd., GAS-sixteen Ltd. and GAS-seventeen Ltd. as joint and several borrowers, GasLog Ltd. as guarantor, Nordea Bank Abp, Filial I Norge as agent and the financial institutions listed in Schedule 1 thereto as lenders;

(c)

the $130,000,000 facility agreement dated 25 June 2019 (as amended, supplemented and/or restated from time to time) made between (inter alios) GasLog Hellas-1 Special Maritime Enterprise as borrower, GasLog Ltd. as guarantor, ABN AMRO Bank N.V. as agent and the financial institutions listed in Schedule 1 thereto as lenders;

(d)

the $1,052,791,260 facility agreement dated 12 December 2019 (as amended, supplemented and/or restated from time to time) made between (inter alios) GAS-twenty eight Ltd., GAS- thirty Ltd., GAS-thirty one Ltd., GAS- thirty two Ltd., GAS-thirty three Ltd., GAS-thirty four Ltd. and GAS-thirty five Ltd. as joint and several borrowers, GasLog Ltd. as guarantor, DNB Bank ASA as agent and the financial institutions listed in Schedule 1 thereto as lenders;

(e)

the $200,000,000 facility agreement dated 16 July 2020 (as amended, supplemented and/or restated from time to time) made between (inter alios) GAS-twenty seven Ltd., GAS- twenty one Ltd. and GAS-nineteen Ltd. as joint and several borrowers, GasLog Ltd. as guarantor, DNB Bank ASA as agent and the financial institutions listed in Schedule 1 thereto as lenders;

(f)

the $260,000,000 facility agreement dated 16 July 2020 (as amended, supplemented and/or restated from time to time) made between (inter alios) GAS- seven Ltd., GAS-eight Ltd. and GAS-twenty Ltd. as joint and several borrowers, GasLog Partners LP and GasLog Partners Holdings LLC as guarantors, BNP Paribas as agent and the financial institutions listed in Schedule 1 thereto as lenders; and

(g)

the $576,887,500 facility agreement dated 16 July 2020 (as amended, supplemented and/or restated from time to time) made between (inter alios) GAS- one Ltd., GAS-two Ltd., GAS-six Ltd., GAS-nine Ltd., GAS-ten Ltd. and GAS-eighteen Ltd. as joint and several borrowers, GasLog Ltd. as guarantor, ABN AMRO Bank N.V. as agent and the financial institutions listed in Schedule 1 thereto as lenders.

Extension Options means, together, the First Extension Option and the Second Extension Option and Extension Option means either of them.

Facility means the reducing revolving loan facility made available under this Agreement as described in clause 2 (The Facility).

Facility Office means:

(a)

in respect of a Lender, the office or offices notified by that Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five (5) Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or

(b)	in respect of any other Finance Party, the office in the jurisdiction in which it is resident for Tax purposes.

Facility Period means the period from and including the date of this Agreement to and including the date on which the Total Commitments have reduced to zero and all indebtedness of the Obligors under the Finance Documents has been irrevocably and unconditionally paid and discharged in full.

FATCA means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

FATCA Application Date means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)

in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA.

FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction.

Fee Letter means any letter or letters between the Arrangers and the Borrower and/or between the Agent and/or Security Agent and the Borrower by reference to this Agreement setting out any of the fees referred to in clause 11 (Fees) and includes any agreement setting out any fees payable to a Finance Party under any other Finance Document.

Final Reduction Date means, subject to clause 40.8 (Business Days) and clause 6.4 (Extension options), the earlier of (a) 8 November 2028 and (b) the date falling 60 Months after the date of this Agreement.

Finance Documents means this Agreement, any Fee Letter, the Security Documents, any Hedging Contracts, any Transfer Certificate, any Reference Rate Supplement, any Compounding Methodology Supplement and any other document designated as such by the Agent and the Borrower.

Finance Party means the Agent, the Security Agent, the Sustainability Co-ordinator, the Global Co-ordinator, any Arranger, any Hedging Provider or a Lender.

Financial Indebtedness means any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any amount raised by acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance lease liability;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirement for de-recognition under GAAP);

(f)	any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(h)	any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the Final Reduction Date or are otherwise classified as borrowings under GAAP);

(i)

any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 180 days after the date of supply;

(j)

any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing or otherwise classified as borrowings under GAAP; and

(k)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.

Financial Year means the annual accounting period of the Group and the Group Members ending on or about the Accounting Reference Date in each year.

First Extension Option means the option to extend the Final Reduction Date by a period of 12 Months referred to, and in accordance with, clause 6.4 (Extension options).

First Extended Final Reduction Date means the date falling 12 Months after the Final Reduction Date.

First Reduction Date means, subject to clause 40.8 (Business Days), the earlier of (a) 8 February 2024 and (b) the date falling 3 Months after the date of this Agreement.

Flag State means, in relation to a Ship, the country specified in respect of such Ship in Schedule 2 (Ship information), or another Approved Flag State (provided that the provisions of clause 22.2 (Ship’s name and registration) are complied with) or such other state or territory as may be approved by all the Lenders, at the request of the relevant Owner, as being the “Flag State” of such Ship for the purposes of the Finance Documents.

Fleet Vessel means each Mortgaged Ship and any other vessel directly or indirectly owned (wholly or partly) by any Group Member.

GAAP means International Accounting Standards, International Financial Reporting Standards and related interpretations as amended, supplemented, issued or adopted from time to time by the International Accounting Standards Board to the extent applicable to the relevant financial statements.

GasLog Carriers means the entity described as such in more detail in Schedule 1 (The original parties).

General Assignment means, in relation to a Ship in respect of which the mortgage is not an account current form, a first assignment of its interest in the Ship’s Insurances, Earnings and Requisition Compensation by the relevant Owner in favour of the Security Agent and/or any of the other Finance Parties in the agreed form.

GPHL means the entity described as such in more detail in Schedule 1 (The original parties).

Group means the Borrower and its Subsidiaries for the time being and, for the purposes of clause 19.3 (Financial statements) and clause 20 (Financial covenants), any other entity required to be treated as a subsidiary in the Borrower’s consolidated accounts in accordance with GAAP and/or any applicable law (and, for the avoidance of doubt, it includes the MLP Group).

Group Member means any Obligor and any other entity which is part of the Group.

Guarantee means the obligations of the Guarantors under clause 17 (Guarantee and indemnity).

Hedging Contract means any Hedging Transaction between the Borrower and any Hedging Provider pursuant to any Hedging Master Agreement and includes such Hedging Master Agreement and any Confirmations from time to time exchanged under it and governed by its terms relating to that Hedging Transaction and any contract in relation to such a Hedging Transaction constituted and/or evidenced by them and Hedging Contracts means all of them.

Hedging Contract Security means a deed or other instrument by the Borrower in favour of the Security Agent in the agreed form conferring a Security Interest over the Borrower’s rights and interests in any Hedging Contracts.

Hedging Master Agreement means any agreement made or (as the context may require) to be made between the Borrower and a Hedging Provider comprising a 2002 ISDA Master Agreement and the Schedule thereto in the agreed form.

Hedging Provider means:

(a)	any Original Hedging Provider; and

(b)	any entity which has become a Party as a Hedging Provider in accordance with clause 32.12 (Accession of Hedging Providers to this Agreement).

Hedging Provider Accession Letter means a letter in the form set out in Schedule 5 (Form of Hedging Provider Accession Letter).

Hedging Transaction has, in relation to any Hedging Master Agreement, the meaning given to the term “Transaction” in that Hedging Master Agreement.

Holding Company means, in relation to a company or corporation or other person, any other company or corporation or other person in respect of which it is a Subsidiary.

Impaired Agent means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraphs (a) or (b) of the definition of “Defaulting Lender”; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent;

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)administrative or technical error; or

(B)a Disruption Event; and

payment is made within 3 Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

Increased Costs has the meaning given to that term in clause 13.1 (Increased costs).

Indemnified Person means:

(a)	each Finance Party, each Receiver, any Delegate and any attorney, agent or other person appointed by them under the Finance Documents;

(b)	each Affiliate of the persons referred to in paragraph (a) above; and

(c)	any officers, directors, employees, advisers, representatives or agents of any of the persons referred to in paragraph (a) above.

Initial Charter means, in relation to a Ship, the charter commitment (if any) for that Ship details of which are provided in Schedule 2 (Ship information), as the same may be amended from time to time.

Insolvency Event in relation to an entity means that such entity:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)

becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due (in each case as determined in accordance with the laws applicable to such Finance Party);

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)

institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)

has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)

has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(g)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(h)

seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(i)

has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(j)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or

(k)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

Insurance Notice means, in relation to a Ship, a notice of assignment of Insurances in the form scheduled to the Ship’s General Assignment or Deed of Covenant (as the case may be) or in another approved form.

Insurances means, in relation to a Ship:

(a)	all policies and contracts of insurance; and

(b)	all entries in a protection and indemnity or war risks or other mutual insurance association,

in the name of such Ship’s Owner or the joint names of its Owner and any other person in respect of or in connection with such Ship and/or its Owner’s Earnings from the Ship and includes all benefits thereof (including the right to receive claims and to return of premiums).

Interest Payment means the aggregate amount of interest that is, or is scheduled to become, payable under any Finance Document.

Interest Period means, in relation to a Loan, each period determined in accordance with clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with clause 9.3 (Default interest).

Inventory of Hazardous Materials means, in relation to a Ship, a “statement of compliance” issued by the relevant Classification Society and which annexes a list of any and all materials known to be potentially hazardous utilised in the construction of the Ship and which also may be referred to as a List of Hazardous Material.

Key Charter means, in relation to a Ship, the Initial Charter for that Ship or (where the conditions specified in paragraph (ii) of clause 7.11 (Mandatory prepayment and cancellation following Charter or Charter Guarantee termination) have been satisfied in accordance with that paragraph in respect of that Ship), the relevant Replacement Charter for that Initial Charter and that Ship.

Last Availability Date means the date falling one (1) Month before the Final Reduction Date (or such later date as may be approved by all the Lenders).

Legal Opinion means any legal opinion delivered to the Agent under clause 4 (Conditions of Utilisation).

Legal Reservations means:

(a)

the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)	the time barring of claims under the Limitation Act 1980 and the Foreign Limitation Periods Act 1984;

(c)	the possibility that an undertaking to assume liability for, or indemnify a person against, non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(d)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(e)	any other matters which are set out as qualifications or reservations as to matters of law of general application in a Legal Opinion.

Lender means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a “Lender” in accordance with clause 32 (Changes to the Lenders),

which in each case has not ceased to be a Lender as such in accordance with the terms of this Agreement.

Loan means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

Lookback Period means the number of days specified as such in the Reference Rate Terms.

Loss Payable Clauses means, in relation to a Ship, the provisions concerning payment of claims under the Ship’s Insurances in the form scheduled to the Ship’s General Assignment or Deed of Covenant (as the case may be) or in another approved form.

Losses means any costs, expenses (including, but not limited to legal fees), payments, charges, losses, demands, liabilities, taxes (including VAT), claims, actions, proceedings, penalties, fines, damages, judgments, orders or other sanctions.

Major Casualty means any casualty to a vessel for which the total insurance claim, inclusive of any deductible, exceeds or may exceed the Major Casualty Amount.

Major Casualty Amount means, in relation to a Ship, the amount specified as such against the name of that Ship in Schedule 2 (Ship information) for such Ship or the equivalent in any other currency.

Majority Lenders means a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent of the Total Commitments immediately prior to that reduction).

Manager means, in relation to a Ship, (a) GasLog LNG Services Ltd. of Bermuda as commercial manager and technical manager or (b) any other wholly-owned Subsidiary of the Borrower or (c) any other independent commercial or technical manager entity agreed in writing from time to time between the Borrower and the Agent (acting on the instructions of the Majority Lenders), provided it is appointed as manager of that Ship by the relevant Owner in accordance with clause 22.4(a) (Manager).

Manager’s Undertaking means, in relation to a Ship, an undertaking by any manager of the Ship to the Security Agent in the agreed form pursuant to clause 22.4(a) (Manager).

Margin means:

(a)	(subject to paragraph (b) below) two point zero per cent (2.0%) per annum; and

(b)	such other rate per annum as may be determined from time to time in accordance with the adjustment provisions of clause 9.5 (Sustainability Margin Adjustment).

Material Adverse Effect means a material adverse effect on:

(a)	the business, operations, property, financial condition or performance of the Group taken as a whole; or

(b)	the ability of an Obligor to perform its obligations under any of the Finance Documents; or

(c)

the legality, validity or enforceability of, or the effectiveness or ranking of any Security Interest granted or purporting to be granted pursuant to any of, the Finance Documents or any of the rights or remedies of any Finance Party under any of the Finance Documents.

Minimum Value means, at any time:

(a)	the amount in dollars which is at that time 120 per cent of the Total Commitments minus

(b)

the value of any additional security in the form of pledged and/or charged dollar deposits then held by the Security Agent or any other Finance Party and provided under clause 7.11 (Mandatory prepayment and cancellation following Charter or Charter Guarantee termination) or clause 25 (Minimum security value)), as most recently determined in accordance with this Agreement.

MLP means the entity described as such in more detail in Schedule 1 (The original parties).

MLP Group means MLP and its Subsidiaries for the time being and, for the purposes of clause

19.3 (Financial statements) and clause 20 (Financial covenants), any other entity required to be treated as a subsidiary in MLP’s consolidated accounts in accordance with GAAP and/or any applicable law.

Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that in relation to an Interest Period (or any other period for the accrual of commission or fees) or a period at the end of which a Reduction Date falls, a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, subject to adjustment in accordance with the rules specified as Business Day Conventions in the Reference Rate Terms.

Mortgage means, in relation to a Ship, a first priority or (as the case may be) first preferred mortgage of the Ship in the agreed form by the relevant Owner in favour of the Security Agent and/or any of the other Finance Parties.

Mortgage Period means, in relation to a Mortgaged Ship, the period from the date the Mortgage over that Ship is executed and registered until the date such Mortgage is released and discharged or, if earlier, its Total Loss Date.

Mortgaged Ship means, at any relevant time, any Ship which is subject to a Mortgage and/or whose Earnings, Insurances and Requisition Compensation are subject to a Security Interest under the Finance Documents.

New Lender has the meaning given to that term in clause 32 (Changes to the Lenders).

Non Acceptable Charterer means a charterer who:

(a)

is subject to Sanctions or otherwise a Prohibited Person, other than any such charterer with whom the relevant chartering activity by an Owner is not in breach of Sanctions but only on condition that such charterer is not designated by OFAC as a “Specially Designated National”; or

(b)

(to the Borrower’s knowledge) is subject to a final, non appealable order or judgment of a court of competent jurisdiction being the outcome of proceedings regarding Sanctions, anti bribery, anti corruption, securities or environmental laws violations, to the extent such order or judgment would reasonably be expected to have a material adverse effect on the standing and reputation of such charterer.

Notifiable Debt Purchase Transaction has the meaning given to that term in clause 46.8

(Disenfranchisement of Borrower Affiliates).

Obligors means the Borrower, the Guarantors and the Managers and Obligor means any one of them.

OFAC means the Office of Foreign Assets Control of the US Department of the Treasury.

Original Financial Statements means:

(a)

the annual audited consolidated financial statements of the Group for its Financial Year ended 31 December 2022 and semi-annual unaudited consolidated financial statements of the Group for the financial half-year ended 30 June 2023;

(b)

the annual audited consolidated financial statements of MLP Group for its Financial Year ended 31 December 2022 and semi-annual unaudited consolidated financial statements of MLP Group for the financial half-year ended 30 June 2023;

(c)

the annual unaudited consolidated financial statements of GPHL for its Financial Year ended 31 December 2022 and the semi-annual unaudited consolidated financial statements of GPHL for the financial half-year ended 30 June 2023;

(d)

the annual unaudited consolidated financial statements of GasLog Carriers for its Financial Year ended 31 December 2022 and the semi-annual unaudited consolidated financial statements of GasLog Carriers for the financial half-year ended 30 June 2023.

Original Jurisdiction means, in relation to an Obligor which is an Obligor as at the date of this Agreement, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement or, in the case of any other person who becomes an Obligor, as at the date on which that person becomes an Obligor.

Original Security Documents means:

(a)	the Mortgages over each of the Ships;

(b)	the Deeds of Covenant in relation to each of the Ships in respect of which the Mortgage is in account current form;

(c)	the General Assignments in relation to each of the Ships in respect of which the Mortgage is in preferred form;

(d)	the Charter Assignment in relation to the Charter Documents in respect of each Charter for each Ship;

(e)	the Account Security in relation to each Account;

(f)	the Hedging Contract Security;

(g)	any Quiet Enjoyment Agreement in relation to any Ship; and

(h)	the Manager’s Undertaking from each Manager in relation to each Ship including where required under clause 22.4(a) (Manager).

Outgoing Agents means each of:

(a)	Nordea Bank Abp, Filial I Norge in connection to the facility referred to in paragraph (a) of the definition of Existing Indebtedness;

(b)	Nordea Bank Abp, Filial I Norge in connection to the facility referred to in paragraph (b) of the definition of Existing Indebtedness;

(c)	ABN AMRO Bank N.V. in connection to the facility referred to in paragraph (c) of the definition of Existing Indebtedness;

(d)	DNB Bank ASA in connection to the facility referred to in paragraph (d) of the definition of Existing Indebtedness;

(e)	DNB Bank ASA in connection to the facility referred to in paragraph (e) of the definition of Existing Indebtedness;

(f)	BNP Paribas in connection to the facility referred to in paragraph (f) of the definition of Existing Indebtedness; and

(g)	ABN AMRO Bank N.V. in connection to the facility referred to in paragraph (g) of the definition of Existing Indebtedness.

Owner means each of the entities described as such in more detail in Schedule 1 (The original parties) and, in relation to a Ship, the person (being one of the Guarantors) specified against the name of that Ship in Schedule 2 (Ship information).

Participating Member State means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

Party means a party to this Agreement.

Permitted Holder means the person disclosed by the Obligors to the Lenders in the negotiation of this Agreement as the person controlling the affairs and composition of the majority of the board of directors of the Borrower (as such person is set out in item 7 (headed “Major Shareholder and related party transactions”) of the form 20-F relevant to the annual report submitted to the United States Securities and Exchange Commission by the Borrower for the financial year ended on 31 December 2022).

Permitted Maritime Liens means, in relation to any Mortgaged Ship:

(a)	unless a Default is continuing, any ship repairer’s or outfitter’s possessory lien in respect of such Ship for an amount not exceeding the Major Casualty Amount for such Ship;

(b)	any lien on such Ship for master's, officer’s or crew's wages outstanding in the ordinary course of its trading;

(c)	any lien on such Ship for salvage; and

(d)

liens for master's disbursements incurred in the ordinary course of business and any other lien arising pursuant to any charter commitment or by operation of law in the ordinary course of the business or repair or maintenance of such Ship, each securing obligations not more than 90 days overdue.

Permitted Security Interests means, in relation to any Mortgaged Ship, any Security Interest over it which is:

(a)	granted by the Finance Documents; or

(b)	a Permitted Maritime Lien; or

(c)

created in favour of a claimant or defendant in any proceedings or arbitration as security for costs and expenses while the relevant Owner is actively pursuing a claim or defending such proceedings or arbitration in good faith; or

(d)	a Security Interest arising by operation of law in respect of taxes which are not overdue for payment or in respect of taxes being contested in good faith by appropriate steps; or

(e)	approved by the Majority Lenders,

PROVIDED that in the case of (c) and (d) above the relevant liens (or any claim relating thereto) are, in the opinion of the Agent (acting on the instructions of the Majority Lenders acting reasonably), covered by insurance or, as the case may be, appropriate reserves have been made.

Pollutant means and includes crude oil and its products, any other polluting, toxic or hazardous substance and any other substance whose release into the environment is regulated or penalised by Environmental Laws.

Poseidon Principles means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published on 18 June 2019 as the same may be amended or replaced to reflect changes in applicable law or regulation or the introduction of or changes to mandatory requirements of the International Maritime Organization from time to time.

Prohibited Person has the meaning given to such term in clause 21.13 (Sanctions).

Quasi-Security has the meaning given to such term in clause 28.2 (General negative pledge).

Quiet Enjoyment Agreement means, in relation to a Ship and a Charter or any other charter commitment for that Ship (if required), a letter by the Security Agent addressed to and acknowledged by, the relevant Owner and the Charterer (or other charterer, as applicable) of that Ship thereunder, in the agreed form.

Receiver means a receiver or receiver and manager or an administrative receiver appointed in relation to the whole or any part of any Charged Property under any relevant Security Document.

Reduction Date means, subject to clause 6.4 (Extension options):

(a)	the First Reduction Date;

(b)	each of the dates falling at intervals of three Months thereafter up to but not including the Final Reduction Date; and

(c)	the Final Reduction Date.

Reference Rate Supplement means a document which:

(a)	is agreed in writing by the Borrower, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders;

(b)	specifies the relevant terms which are expressed in this Agreement to be determined by reference to Reference Rate Terms; and

(c)	has been made available to the Borrower and each Finance Party.

Reference Rate Terms means the terms set out in Schedule 9 (Reference Rate Terms) or in any Reference Rate Supplement.

Reformed Basel III means the agreements contained in “Basel III: Finalising post-crisis reforms” published by the Basel Committee on Banking Supervision in December 2017, as amended, supplemented or restated.

Registry means, in relation to each Ship, such registrar, commissioner or representative of the relevant Flag State who is duly authorised and empowered to register the relevant Ship, the relevant Owner's title to such Ship and the relevant Mortgage under the laws of its Flag State.

Related Fund in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

Relevant Jurisdiction means, in relation to an Obligor:

(a)	its Original Jurisdiction;

(b)

any jurisdiction where any Charged Property owned by it is situated (but excluding any jurisdiction in which a Ship may be situated from time to time solely as a result of its trading or other business);

(c)	any jurisdiction where it conducts its business; and

(d)	any jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

Relevant Market means the market specified as such in the Reference Rate Terms.

Relevant Period has the meaning given to that term in clause 20.2 (Financial definitions).

Relevant Ship means any of “GasLog Seattle”, “GasLog Greece” and “GasLog Glasgow” (in each case, as further described in Schedule 2 (Ship information)).

Repeating Representations means each of the representations and warranties set out in clauses 18.2 (Status) to 18.11 (Ranking and effectiveness of security), 18.19 (No breach of laws), 18.21 (Anti-corruption law), 18.22 (Security and Financial Indebtedness), 18.28 (Legal and beneficial ownership), 18.23 (Shares), 18.26 (No adverse consequences), 18.27 (Copies of documents), 18.30 (No immunity), 18.34 (Money Laundering) and 18.35 (Sanctions).

Replacement Charter means, in relation to a Ship and an Initial Charter, the Replacement Charter of such Initial Charter for such Ship referred to and defined as such in paragraph (ii) of clause 7.11 (Mandatory prepayment and cancellation following Charter or Charter Guarantee termination), in each case as it may be amended from time to time.

Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

Requisition Compensation means, in relation to a Ship, any compensation paid or payable by a government entity for the requisition for title, confiscation or compulsory acquisition of such Ship.

Resolution Authority means any body which has authority to exercise any Write-down and Conversion Powers.

RFR means the rate specified as such in the Reference Rate Terms.

RFR Banking Day means any day specified as such in the Reference Rate Terms.

Rolling Shareholders means Blenheim Holdings Ltd, Blenheim Special Investments Holding Ltd and Olympic LNG Investments Ltd.

Rollover Loan means one or more Loans:

(a)	made or to be made on the same day that a maturing Loan is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the amount of the maturing Loan; and

(c)	made or to be made for the purpose of refinancing a maturing Loan.

Sanctions has the meaning given to it in clause 21.13 (Sanctions).

Sanctions Authority has the meaning given to it in clause 21.13 (Sanctions).

Second Extended Final Reduction Date means the date falling 24 Months after the Final Reduction Date.

Second Extension Option means the option to extend the Final Reduction Date by a period of 24 Months referred to and in accordance with clause 6.4 (Extension options).

Secured Obligations means all indebtedness and obligations at any time of any Obligor to any Finance Party (whether for its own account or as agent or trustee for itself and/or other Finance Parties) under, or related to, the Finance Documents.

Security Agent includes any person as may be appointed as such under the Finance Documents and includes any separate trustee or co-trustee appointed under clause 35.7 (Additional trustees)).

Security Documents means:

(a)	the Original Security Documents; and

(b)	any other document as may be executed by an Obligor to guarantee and/or secure any amounts owing to the Finance Parties under this Agreement or any other Finance Document.

Security Interest means a mortgage, charge, pledge, lien, assignment, trust, hypothecation or other security interest of any kind securing any obligation of any person or any other agreement or arrangement having a similar effect.

Security Property means:

(a)	the Transaction Security expressed to be granted in favour of the Security Agent as trustee for the Finance Parties and all proceeds of that Transaction Security;

(b)

all obligations expressed to be undertaken by any Obligor to pay amounts in respect of the Secured Obligations to the Security Agent as trustee for the Finance Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by an Obligor in favour of the Security Agent as trustee for the Finance Parties; and

(c)

any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Finance Parties.

Security Value means, at any time, the amount in dollars which, at that time, is the aggregate of (a) the values (or, if less in relation to an individual Ship, the maximum amount capable of being secured by the Mortgage of the relevant Ship) of all of the Mortgaged Ships which have not then become a Total Loss and (b) the value of any additional security (other than any such additional security in the form of pledged and/or charged dollar deposits) then held by the Security Agent or any other Finance Party and provided under clause 7.11 (Mandatory prepayment and cancellation following Charter or Charter Guarantee termination) or clause 25 (Minimum security value), in each case as most recently determined in accordance with this Agreement.

Separate Loan has the meaning given to that term in clause 6.1 (Repayment).

Shareholders Agreement means the shareholders agreement dated 9 June 2021 made between GEPIF III Crown Bidco LP, the Borrower and the Rolling Shareholders.

Ship Representations means each of the representations and warranties set out in clauses

18.31 (Ship status) and 18.32 (Ship's employment).

Ships means all of the ships described in Schedule 2 (Ship information) and Ship means any of them.

Spill means any spill, release or discharge of a Pollutant into the environment.

Statement of Compliance means a “Statement of Compliance” related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI.

Subsidiary of a person means any other person:

(a)	directly or indirectly controlled by such person; or

(b)	of whose dividends or distributions on ordinary voting share capital such person is beneficially entitled to receive more than 50 per cent,

and a person is a "wholly-owned Subsidiary" of another person if it has no shareholders or members except that other person and that other person's wholly-owned Subsidiaries or persons acting on behalf of that other person or its wholly-owned Subsidiaries.

Sustainability Certificate has the meaning given to it in Schedule 12 (Form of Sustainability Certificate).

Sustainability Margin Adjustment has the meaning given to it in clause 9.5 (Sustainability Margin Adjustment).

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

Total Commitments means the aggregate of the Commitments, being $2,800,000,000 at the date of this Agreement.

Total Loss means, in relation to a Ship, its:

(a)	actual, constructive, compromised, agreed or arranged total loss; or

(b)	requisition for title, confiscation or other compulsory acquisition by a government entity; or

(c)	condemnation, capture, seizure or detention (including blocking or trapping) for more than 30 days; or

(d)	hijacking, piracy or theft for more than 60 days.

Total Loss Date means, in relation to the Total Loss of a vessel:

(a)	in the case of an actual total loss, the date it happened or, if such date is not known, the date on which the vessel was last reported;

(b)	in the case of a constructive, compromised, agreed or arranged total loss, the earliest of:

(i)	the date notice of abandonment of the vessel is given to its insurers; or

(ii)	if the insurers do not admit such a claim, the date later determined by a competent court of law to have been the date on which the total loss happened; or

(iii)	the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the vessel's insurers;

(c)	in the case of a requisition for title, confiscation or compulsory acquisition, the date 90 days after the date upon which it happened;

(d)	in the case of condemnation, capture, seizure or detention (including blocking or trapping), the date 90 days after the date upon which it happened; and

(e)	in the case of hijacking, piracy or theft, the date 90 days after the date upon which it happened.

Total Loss Reduction Date means, where a Mortgaged Ship has become a Total Loss, the earlier of:

(a)	the date falling 180 days after its Total Loss Date; and

(b)	the date upon which insurance proceeds or Requisition Compensation for such Total Loss are paid by insurers or the relevant government entity.

Transaction Document means:

(a)	each Charter Document; and

(b)	each of the Finance Documents.

Transaction Security means the Security Interests created or evidenced or expressed to be created or evidenced under or pursuant to the Security Documents.

Transfer Certificate means a certificate substantially in the form set out in Schedule 6 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.

Transfer Date means, in relation to an assignment pursuant to a Transfer Certificate, the later of:

(a)	the proposed Transfer Date specified in the Transfer Certificate; and

(b)	the date on which the Agent executes the Transfer Certificate.

Treasury Transaction means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

UK Bail-In Legislation means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents.

US means the United States of America.

Utilisation means the making of a Loan.

Utilisation Date means the date on which a Utilisation is to be made.

Utilisation Request means a notice substantially in the form set out in Schedule 4 (Utilisation Request).

VAT means:

(a)	any value added tax imposed by the Value Added Tax Act 1994;

(b)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(c)

any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above, or imposed elsewhere.

Write-down and Conversion Powers means:

(a)

in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation:

(i)

any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation; and

(c)

in relation to any UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail- In Legislation that are related to or ancillary to any of those powers.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in any of the Finance Documents to:

(i)

Sections, clauses and Schedules are to be construed as references to the Sections and clauses of, and the Schedules to, the relevant Finance Document and references to a Finance Document include its Schedules;

(ii)

a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as it may from time to time be amended, restated, novated or replaced, however fundamentally;

(iii)	words importing the plural shall include the singular and vice versa;

(iv)	a time of day is to London time;

(v)	any person includes its successors in title, permitted assignees or transferees;

(vi)

the knowledge, awareness and/or beliefs (and similar expressions) of any Obligor shall be construed so as to mean the knowledge, awareness and beliefs of the director and officers of such Obligor, having made due and careful enquiry;

(vii)

two or more persons are acting in concert if pursuant to an agreement or understanding (whether formal or informal) they actively co-operate, through the acquisition (directly or indirectly) of shares, partnership interest or units or limited liability company interests in an entity by any of them, either directly or indirectly, to obtain or consolidate control of that entity;

(viii)	a document in agreed form means:

(A)where a Finance Document has already been executed by all of the relevant parties to it, such Finance Document in its executed form;

(B)prior to the execution of a Finance Document, the form of such Finance Document separately agreed in writing between the Agent (acting on the instructions of all the Lenders) and the Borrower as the form in which that Finance Document is to be executed or another form approved at the request of the Borrower or, if not so agreed or approved, is in the form reasonably required by the Agent;

(ix)

approved by the Majority Lenders or approved by the Lenders means approved in writing by the Agent acting on the instructions of the Majority Lenders or, as the case may be, all of the Lenders (on such conditions as they may respectively impose) and otherwise approved means approved in writing by the Agent acting on the instructions of the Majority Lenders (on such conditions as the Agent (acting on the instructions of the Majority Lenders) may impose) and approval and approve shall be construed accordingly;

(x)	assets includes present and future properties, revenues and rights of every description;

(xi)	an authorisation means any authorisation, consent, concession, approval, resolution, licence, exemption, filing, notarisation or registration;

(xii)

charter commitment means, in relation to a vessel, any charter or contract for the use, employment or operation of that vessel or the carriage of people and/or cargo or the provision of services by or from it and includes any contract of affreightment or any contract for services relating to that vessel and any agreement for pooling or sharing income derived from any such charter or contract;

(xiii)	control of an entity means:

(A)the power (whether by way of ownership of shares, partnership interest or units or limited liability company interest or by proxy, contract, agency or otherwise, directly or indirectly) to:

(1)	cast, or control the casting of, more than 50 per cent of the maximum number of votes that might be cast at a general meeting (or equivalent) of that entity; or

(2)	appoint or remove all, or the majority, of the directors or other equivalent officers of that entity; or

(3)	give directions with respect to the operating and financial policies of that entity with which the directors or other equivalent officers of that entity are obliged to comply; and/or

(B)the holding beneficially of more than 50% of the issued share capital, partnership interest or units or limited liability company interest of that entity, as the case may be, (excluding any part of that issued share capital, partnership interest or units or limited liability company interest that carries no right to participate beyond a specified amount in a distribution of either profits or capital) (and, for this purpose, a Security Interest over share capital, partnership interest or units or limited liability company interest shall be disregarded in determining the beneficial ownership of such share capital, partnership interest or units or limited liability company interest);

and controlled shall be construed accordingly;

(xiv)

a Lender’s cost of funds in relation to its participation in a Loan (or any relevant part of it) is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in a Loan (or any relevant part of it) for a period equal in length to the Interest Period of that Loan or relevant part of it;

(xv)

the term disposal or dispose means a sale, transfer or other disposal (including by way of lease or loan but not including by way of loan of money) by a person of all or part of its assets, whether by one transaction or a series of transactions and whether at the same time or over a period of time, but not the creation of a Security Interest;

(xvi)	environment means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(A)air (including, without limitation, air within natural or man-made structures, whether above or below ground);

(B)water and (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(C)land (including, without limitation, land under water and the sea bed);

(xvii)

the equivalent of an amount specified in a particular currency (the specified currency amount) shall be construed as a reference to the amount of the other relevant currency which can be purchased with the specified currency amount in the London foreign exchange market at or about 11 a.m. on the date the calculation falls to be made for spot delivery, as conclusively determined by the Agent (with the relevant exchange rate of any such purchase being the Agent's spot rate of exchange);

(xviii)	a government entity means any government, state or agency of a state;

(xix)	a group of Lenders or a group of Finance Parties includes all the Lenders or (as the case may be) all the Finance Parties;

(xx)

a guarantee means (other than in clause 17 (Guarantee and indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(xxi)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(xxii)	an obligation means any duty, obligation or liability of any kind;

(xxiii)

something being in the ordinary course of business of a person means something that is in the ordinary course of that person's current day-to-day operational business (and not merely anything which that person is entitled to do under its Constitutional Documents);

(xxiv)	pay, prepay or repay in clause 28 (Business restrictions) includes by way of set-off, combination of accounts or otherwise;

(xxv)

a person includes any individual, firm, company, corporation, government entity or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xxvi)

a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation and, in relation to any Lender, includes (without limitation) any Basel Regulation which is applicable to that Lender;

(xxvii)

right means any right, privilege, power or remedy, any proprietary interest in any asset and any other interest or remedy of any kind, whether actual or contingent, present or future, arising under contract or law, or in equity;

(xxviii)	a shareholder includes any member and (as the case may be) unitholders or holders of any other rights of similar nature;

(xxix)	trustee, fiduciary and fiduciary duty has in each case the meaning given to such term under applicable law;

(xxx)

the liquidation, winding up, dissolution, or administration of person or (ii) a receiver or administrative receiver or administrator in the context of insolvency proceedings or security enforcement actions in respect of a person shall be construed so as to include any equivalent or analogous proceedings or any equivalent and analogous person or appointee (respectively) under the law of the jurisdiction in which such person is established or incorporated or any jurisdiction in which such person carries on business including (in respect of proceedings) the seeking or occurrences of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors; and

(xxxi)	a provision of law is a reference to that provision as amended or re-enacted from time to time.

(b)

The determination of the extent to which a rate is "for a period equal in length" to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)

Where in this Agreement a provision includes a monetary reference level in one currency, unless a contrary indication appears, such reference level is intended to apply equally to its equivalent in other currencies as of the relevant time for the purposes of applying such reference level to any other currencies.

(d)	Section, clause and Schedule headings are for ease of reference only.

(e)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(f)

A Default (other than an Event of Default) is continuing if it has not been remedied or waived and an Event of Default is continuing if it has not been waived or remedied to the satisfaction of the Agent (acting on the instructions of all the Lenders).

(g)

Unless a contrary indication appears, in the event of any inconsistency between the terms of this Agreement and the terms of any other Finance Document when dealing with the same or similar subject matter, the terms of this Agreement shall prevail.

(h)	A reference in this Agreement to a page or screen of an information service displaying a rate shall include:

(i)	any replacement page of that information service which displays that rate; and

(ii)	the appropriate page of such other information service which displays that rate from time to time in place of that information service,

and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Agent after consultation with the Borrower.

(i)	A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate.

(j)	Any Reference Rate Supplement overrides anything in:

(i)	Schedule 9 (Reference Rate Terms); or

(ii)	any earlier Reference Rate Supplement.

(k)	A Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate overrides anything relating to that rate in:

(i)	Schedule 10 (Daily Non-Cumulative Compounded RFR Rate); or

(ii)	any earlier Compounding Methodology Supplement.

1.3	Currency symbols and definitions

$, USD and dollars denote the lawful currency of the United States of America.

€, EUR and euro denote the lawful currency of the Participating Member States.

1.4	Third party rights

(a)

Unless expressly provided to the contrary in a Finance Document for the benefit of a Finance Party or another Indemnified Person, a person who is not a party to a Finance Document has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or enjoy the benefit of any term of the relevant Finance Document.

(b)	Any Finance Document may be rescinded or varied by the parties to it without the consent of any person who is not a party to it (unless otherwise provided by this Agreement).

(c)

An Indemnified Person who is not a party to a Finance Document may only enforce its rights under that Finance Document through a Finance Party and if and to the extent and in such manner as the Finance Party may determine.

1.5	Finance Documents

Where any other Finance Document provides that this clause 1.5 shall apply to that Finance Document, any other provision of this Agreement which, by its terms, purports to apply to all or any of the Finance Documents and/or any Obligor shall apply to that Finance Document as if set out in it but with all necessary changes.

1.6	Conflict of documents

The terms of the Finance Documents (other than as relates to the creation and/or perfection of security) are subject to the terms of this Agreement and, in the event of any conflict between any provision of this Agreement and any provision of any Finance Document (other than in relation to the creation and/or perfection of security) the provisions of this Agreement shall prevail.

Section 2 - The Facility

2	The Facility
2.1	The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrower a reducing revolving loan facility in an aggregate amount equal to the Total Commitments.

2.2	Finance Parties' rights and obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of any Loan or any other amount owed by an Obligor which relates to a Finance Party's participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)

A Finance Party may, except as specifically provided in the Finance Documents (including clause 38.2 (Finance Parties acting together)), separately enforce its rights under or in connection with the Finance Documents.

3	Purpose
3.1	Purpose

The Borrower shall apply all amounts borrowed under the Facility in accordance with and subject to clause 3.2 (Refinancing) and clause 3.3 (Subsequent Loans).

3.2	Refinancing

The Commitments shall initially be made available solely for the purpose of assisting the Borrower to refinance in full all amounts comprising the Existing Indebtedness.

3.3	Subsequent Loans

After that, the Commitments may be used for general corporate and working capital purposes and to repay maturing Loans.

3.4	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	Conditions of Utilisation
4.1	Initial conditions precedent

The Borrower may not deliver the first Utilisation Request unless the Agent, or its duly authorised representative, has received all of the documents and other evidence listed in Part 1 of

Schedule 3 (Conditions precedent to the first Utilisation) in form and substance satisfactory to the Agent.

4.2	Ship and security conditions precedent

The Lenders will only be obliged to comply with clause 5.4 (Lenders' participation) in relation to any Utilisation and the Commitments may only be borrowed under this Agreement if, on or before the first Utilisation, the Agent, or its duly authorised representative, has received all of the documents and evidence listed in Part 2 of Schedule 3 (Ship and security conditions precedent) in form and substance satisfactory to the Agent.

4.3	Notice of satisfaction of conditions

The Agent shall notify the Lenders and the Borrower promptly after receipt by it of the documents and evidence referred to in this clause 4 in form and substance satisfactory to it. Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives any such notification, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.4	Further conditions precedent

The Lenders will only be obliged to comply with clause 5.4 (Lenders' participation) if:

(a)	in the case of a Rollover Loan, on the date of the Utilisation Request and on the proposed Utilisation Date, no Event of Default is continuing or would result from the proposed Loan;

(b)	in the case of any other Utilisation, on the date of the Utilisation Request and on the proposed Utilisation Date, no Default is continuing or would result from the proposed Utilisation;

(c)	on the date of the first Utilisation Request and on the proposed Utilisation Date, all of the representations set out in clause 18 (Representations) are true;

(d)	on the date of each subsequent Utilisation Request and on the proposed Utilisation Date, the Repeating Representations are true;

(e)

on the date of each Utilisation Request and on each proposed Utilisation Date, no events, facts, conditions or circumstances shall exist or have arisen or occurred (and neither the Agent nor any Lender shall have become aware of other events, facts, conditions or circumstances not previously known to it), which the Agent (acting on the instructions of the Majority Lenders) shall determine, have had or might have, a Material Adverse Effect;

(f)	the Security Value would not be less than the Minimum Value immediately after the proposed Utilisation; and

(g)	no prepayment or cancellation event has occurred under clause 7.10 (Mandatory prepayment and cancellation following non-compliance with Sanctions).

4.5	Maximum number of Loans

No more than 10 Loans may be outstanding at any time. Any Separate Loan shall not be taken into account for the purposes of this clause 4.5.

4.6	Waiver of conditions precedent

The conditions in this clause 4 are inserted solely for the benefit of the Finance Parties and may be waived on their behalf in whole or in part and with or without conditions by the Agent acting on the instructions of the Majority Lenders.

Section 3 - Utilisation

5	Utilisation

5.1	Delivery of a Utilisation Request

The Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than 11:00 a.m. three Business Days before the proposed Utilisation Date.

5.2	Completion of a Utilisation Request

(a)	A Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day falling on or before the Last Availability Date;

(ii)	the currency and amount of the Utilisation comply with clause 5.3 (Currency and amount);

(iii)	the proposed Interest Period complies with clause 10 (Interest Periods); and

(iv)	it identifies the purpose for the Utilisation and that purpose complies with clause 3 (Purpose).

(b)	Only up to two (2) Loans may be requested in each Utilisation Request.

(c)	The Borrower may not deliver a Utilisation Request if, at the time of the proposed Utilisation, more than ten (10) Loans would be outstanding.

(d)	The Commitments to be borrowed pursuant to a Utilisation Request may only become available for borrowing in up to two (2) Loans.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be dollars.

(b)

The total amount available and advanced under all the Loans of the Facility as at the time and in respect of the first Utilisation, shall not exceed the Total Commitments, which is the amount equal to the lower of:

(i)	$2,800,000,000; and

(ii)

the amount in dollars which is equal to 66.5% of the aggregate of the market values of all Ships at the time of the first Utilisation, as demonstrated by the most recent valuations obtained by the Lenders prior to the date of this Agreement and referred to in Part 1 of Schedule 3 (Conditions precedent).

After the first Utilisation, the total amount available and advanced under all Loans of the Facility shall not exceed the Total Commitments.

(c)

The amount of the proposed Loan must be a minimum of $5,000,000 or, if less, the amount of the Total Commitments less the aggregate amount of the outstanding Loans and must not exceed (when aggregated with the outstanding Loans) the Total Commitments.

5.4	Lenders’ participation

(a)

If the conditions set out in this Agreement have been met and subject to clause 6.1 (Repayment), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the relevant Loan.

(c)

The Agent shall promptly notify each Lender of the amount of each Loan and the amount of its participation in the relevant Loan and, if different, the amount of that participation to be made available in accordance with clause 40.1 (Payments to the Agent), in each case by 11:00 a.m. on the relevant Quotation Day.

(d)

The Agent shall pay all amounts received by it in respect of each Loan (and its own participation in it, if any) to the Borrower or for its account in accordance with the instructions contained in the relevant Utilisation Request.

5.5	Prepositioning of funds

(a)

Notwithstanding that the Borrower may have not yet satisfied all of the conditions precedent set out in Schedule 3 (Conditions Precedent), in order to facilitate the refinancing of the Existing Indebtedness, and provided that:

(i)	the Borrower has submitted the Utilisation Request in respect of the first Utilisation under this Agreement in accordance with this Clause 5.5 (Prepositioning of funds);

(ii)	the Borrower has satisfied the conditions precedent set out in paragraphs 1, 3, 4, 5 and 6 of Part 1 of Schedule 3 (Conditions Precedent); and

(iii)

in the opinion of the Agent (acting on the instructions of the Majority Lenders) the Borrower is reasonably likely to satisfy all remaining and outstanding conditions precedent set out in Part 1 and Part 2 of Schedule 3 (Conditions Precedent) within 5 Business Days from the Utilisation Date and in any event on or before the Release (as defined in Clause 5.5(b)), the Lenders (following a decision made by the Majority Lenders) may, subject to the other terms and conditions of this Clause 5.5 (Prepositioning of funds) and the other provisions of this Agreement, make the first Utilisation under this Agreement available on the date specified in the relevant Utilisation Request, being the date on which the relevant part of the Existing Indebtedness is agreed (between the Borrower and each Outgoing Agent) to be deposited with the relevant Outgoing Agent (such date to be acceptable to the Majority Lenders acting reasonably).

(b)

The Loan (or any part of it) utilised under the first Utilisation under this Agreement and pursuant to this Clause 5.5 (Prepositioning of funds) (the Pre-placed Loan) shall (subject to the other provisions of this Agreement) be remitted by the Agent to the relevant Outgoing Agents as a cash deposit in the Agent's name with each Outgoing Agent with its correspondent bank in New York or in such other place acceptable to the Agent in its sole discretion, on condition that it will be held by each Outgoing Agent to the order of the Agent for release by the Agent to each Outgoing Agent for the purpose of refinancing the relevant part of the Existing Indebtedness equal to the relevant portion of the Pre-placed Loan (a Release) and only subject to such irrevocable instructions addressed from the Agent to each Outgoing Agent as are acceptable to the Agent (Irrevocable Instructions).

(c)

Any such Irrevocable Instructions in relation to the Pre-placed Loan shall in any event provide (inter alia) that the Pre-placed Loan shall be returned to the Agent within 5 Business Days (or such longer period as may be agreed by the Agent (acting on the instructions of the Majority Lenders)) if not released to the Outgoing Agents or their order. The Agent shall not (and shall procure that its authorised representatives specified in the Irrevocable Instructions shall not) release or agree to release the Pre-placed Loan to the Outgoing Agents or their order, unless and until:

(i)

the Agent is satisfied that a certificate of encumbrances (or an equivalent document) in respect of each Ship evidencing that such Ship is registered in the name of the relevant Owner under the Flag State and that such Ship is free of any Security

Interest has been (or, concurrently with the Release, will be) issued by the relevant ship’s registry of the Flag State; and

(ii)

the Agent is satisfied that all the conditions precedent set out in Part 1 of Schedule 3 (Conditions Precedent) and Part 2 of Schedule 3 (Conditions Precedent) have been (or, concurrently with the Release, will be) satisfied in full or otherwise waived in accordance with the provisions of this Agreement.

(d)

The Borrower hereby irrevocably and unconditionally undertakes that it shall not give any instructions to the Outgoing Agents in respect of the Pre-placed Loan that are inconsistent with the Irrevocable Instructions in respect of the Pre-placed Loan.

(e)

Where refinancing of the Existing Indebtedness has been delayed and the Pre-placed Loan has been returned to the Agent pursuant to Clause 5.5(c), the Agent shall inform the Borrower and the Borrower shall immediately prepay the Pre-placed Loan, together with interest thereon (calculated in accordance with Clause 9.1 (Calculation of interest)), provided that any moneys actually returned to the Agent from the Outgoing Agents shall be applied by the Agent in satisfaction of such prepayment obligation of the Borrower and in payment of any amounts payable by the Borrower under Clause 8 (Restrictions) as a result of such prepayment.

(f)

In case of application of this Clause 5.5, the Pre-placed Loan shall accrue interest in accordance with the terms of Clause 9.1 (Calculation of interest) from the Utilisation Date of the Pre-placed Loan.

Section 4 - Repayment, Prepayment and Cancellation

6	Repayment

6.1	Repayment

(a)	The Borrower shall, subject to paragraph (c) below, repay each Loan on the last day of its Interest Period.

(b)

Without prejudice to the Borrower's obligation under paragraph (a) above, if one or more Loans are to be made available to the Borrower on the same day that a maturing Loan is due to be repaid by the Borrower and the proportion borne by each Lender's participation in the maturing Loan to the amount of that maturing Loan is the same as the proportion borne by that Lender's participation in the new Loans to the aggregate amount of those new Loans, the aggregate amount of the new Loans shall be treated as if applied in or towards repayment of the maturing Loan so that:

(i)	if the amount of the maturing Loan exceeds the aggregate amount of the new Loans:

(A)the Borrower will only be required to make a payment under clause 40.1 (Payments to the Agent) in an amount equal to that excess; and

(B)each Lender's participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation in the maturing Loan and that Lender will not be required to make a payment under clause 40.1 (Payments to the Agent) in respect of its participation in the new Loans; and

(ii)	if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loans:

(A)the Borrower will not be required to make a payment under clause 40.1 (Payments to the Agent); and

(B)each Lender will be required to make a payment under clause 40.1 (Payments to the Agent) in respect of its participation in the new Loans only to the extent that its participation in the new Loans exceeds that Lender's participation in the maturing Loan and the remainder of that Lender's participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender's participation in the maturing Loan.

(c)

At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Loans then outstanding will be automatically extended to the Final Reduction Date and will be treated as separate Loans (the Separate Loans).

(d)

The Borrower may prepay the Separate Loans by giving not less than five Business Days' prior notice to the Agent. The Agent will forward a copy of a prepayment notice received in accordance with this paragraph (d) to the Defaulting Lender concerned as soon as practicable on receipt.

(e)

Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by the Borrower by the time and date specified by the Agent (acting reasonably) and will be payable by the Borrower to the Agent (for the account of that Defaulting Lender) on the last day of each such Interest Period.

(f)

The terms of this Agreement relating to Loans generally shall continue to apply to Separate Loans other than to the extent inconsistent with paragraphs (c) to (e) above, in which case those paragraphs shall prevail in respect of any Separate Loan.

6.2	Scheduled reduction of Facility

(a)

To the extent not previously reduced, the Total Commitments shall be reduced by instalments on each Reduction Date by the amount specified below (as may be adjusted pursuant to clause 6.3 (Adjustment of scheduled reductions)):

Reduction Date	Amount $
First	45,318,949.15
Second	45,318,949.15
Third	45,318,949.15
Fourth	45,318,949.15
Fifth	45,318,949.15
Sixth	45,318,949.15
Seventh	45,318,949.15
Eighth	45,318,949.15
Ninth	45,318,949.15
Tenth	45,318,949.15
Eleventh	45,318,949.15
Twelfth	45,318,949.15
Thirteenth	45,318,949.15
Fourteenth	45,318,949.15
Fifteenth	45,318,949.15
Sixteenth	45,318,949.15
Seventeenth	45,318,949.15
Eighteenth	45,318,949.15
Nineteenth	45,318,949.15
Twentieth	1,938,939,966.15
TOTAL	2,800,000,000

(b)	On the Final Reduction Date (without prejudice to any other provision of this Agreement), the Total Commitments shall be reduced to zero and any outstanding Loans shall be repaid in full.

6.3	Adjustment of scheduled reductions

If the Total Commitments have been partially reduced under this Agreement (other than under clause 6.2 (Scheduled reduction of Facility)) before any Reduction Date, then the amount of the instalment by which the Total Commitments shall be reduced under clause 6.2 on any such Reduction Date (as reduced by any earlier operation of this clause 6.3) shall be reduced pro rata to such reduction in the Total Commitments.

6.4	Extension options

(a)

The Borrower may request by written notice to the Agent (the First Extension Request) at any time between the dates falling (i) 12 Months from the date of this Agreement and (ii) 120 days prior to the Final Reduction Date, that the Lenders agree to extend the Final Reduction Date to the First Extended Final Reduction Date.

(b)

If an extension referred to in paragraph (a) above has been granted by at least one Lender, the Borrower may request by written notice to the Agent (the Second Extension Request and together with the First Extension Request, the Extension Requests and each, an Extension Request) at any time between the dates falling (i) 24 Months from the date of this Agreement and (ii) 120 days prior to the Final Reduction Date, that the Lenders agree to extend the Final Reduction Date to the Second Extended Final Reduction Date.

(c)	Each Extension Request is irrevocable and may only be submitted at a time when no Event of Default is continuing.

(d)

The Agent shall provide the Lenders with a copy of any Borrower’s Extension Request and each Lender shall, in its absolute and unfettered discretion, determine whether it is prepared to agree to an Extension Request. For the avoidance of doubt, the Lenders are not obliged to agree to any Extension Option or to respond to any Extension Request nor to assign any reason to their decision. A Lender who does not respond to the Extension Request within the 30 Business Days period referred to below, will be deemed to have not approved it. If a Lender approves an Extension Request and thus grants an Extension Option, such approval may only be made with respect to such Lender’s entire Commitment (and not a part of it) and subject to such conditions as such Lender may require (including as to fees and Margin).

(e)

Each Lender who wishes to respond shall, within 30 Business Days of the First Extension Request being delivered to the Lenders by the Agent (following receipt by the Agent of the same from the Borrower), provide the Agent with its response to the First Extension Request and the Agent shall notify the Borrower which Lenders are prepared to agree to grant the First Extension Option and within 5 Business Days of the Agent’s notification, the Borrower shall notify the Agent whether it agrees to proceed. On the date of the Borrower’s notification to the Agent that it so agrees to proceed, the Final Reduction Date shall, subject to paragraph (f) and (l) below, be extended to the First Extended Final Reduction Date but only in respect of the Commitment of each Lender which has consented to the First Extension Request (each a First Extension Lender). The Borrower shall, within ten (10) Business Days of notifying the Agent of its agreement to proceed, pay to the Agent (for the account of each First Extension Lender) any agreed fees in respect of the Commitment of each First Extension Lender.

(f)

The extension of the Commitment of each First Extension Lender will be automatically revoked on the Final Reduction Date if, on the Final Reduction Date, (i) the participation of each Lender (if any) which has not consented to or, as the case may be, responded to the First Extension Request in any Loans is not repaid in full or (ii) an Event of Default is continuing.

(g)

Each Lender who wishes to respond shall, within 30 Business Days of the Second Extension Request being delivered to the Lenders by the Agent (following receipt by the Agent of the same from the Borrower), provide the Agent with its response to the Second Extension Request and the Agent shall notify the Borrower which Lenders are prepared to agree to grant the Second Extension Option and within 5 Business Days of the Agent’s notification, the Borrower shall notify the Agent whether it agrees to proceed. On the date of the Borrower's notification to the Agent that it so agrees to proceed, the Final Reduction Date shall, subject to paragraphs (h) and (l) below, be extended, but only in respect of the Commitment of each Lender which has consented to the Second Extension Request (each a Second Extension Lender), by:

(i)	a further period of 12 Months, if the relevant Second Extension Lender was also a First Extension Lender; or

(ii)	a period of 24 Months, if the relevant Second Extension Lender was not a First Extension Lender.

The Borrower shall, within ten (10) Business Days of notifying the Agent of the agreement to proceed, pay to the Agent (for the account of each Lender which is so extended) any agreed fees in respect of the Commitment of each Second Extension Lender.

(h)

The extension of the Commitment of each Second Extension Lender will be automatically revoked on either the Final Reduction Date or the First Extended Final Reduction Date (as applicable) if, on either such date, (i) the participation of each Lender (if any) which has not consented to, or as the case may be, responded to an Extension Request in any Loans is not repaid in full on or before the Final Reduction Date or the First Extended Final Reduction Date (as applicable) or (ii) an Event of Default is continuing.

(i)	If any Lenders approve the First Extension Option (but not the Second Extension Option) and such approval has become effective pursuant to the other terms of this clause 6.4, then:

(i)	the applicable Final Reduction Date for their Commitments shall be the First Extended Final Reduction Date;

(ii)

their Commitments shall not reduce to zero on the Final Reduction Date but will reduce by four additional reduction dates, each falling at 3 Monthly intervals after the Final Reduction Date up to and including the First Extended Final Reduction Date; and the amount of each such reduction of such Commitments shall be determined by the Agent (acting on the instructions of all the Lenders) on the same basis as the existing reduction schedule of clause 6.2 (Scheduled reduction of Facility) and rateably as to the amount of Commitments of the First Extension Lenders (who are not Second Extension Lenders), as to the amount of Commitments of Second Extension Lenders and as to the amount of Commitments of the Lenders whose Commitments will be reduced to zero on the Final Reduction Date; and

(iii)	the Commitments of any Lenders who are not First Extension Lenders will be reduced to zero on the Final Reduction Date.

(j)

If any Lenders approve the Second Extension Option (whether or not they were also First Extension Lenders and if they were, they will no longer be First Extension Lenders), and such approval has become effective pursuant to the other terms of this clause 6.4, then:

(i)	the applicable Final Reduction Date for their Commitments shall be the Second Extended Final Reduction Date;

(ii)

their Commitments shall not reduce to zero on the Final Reduction Date but will reduce by eight additional reduction dates, each falling at 3 Monthly intervals after the Final Reduction Date up to and including the Second Extended Final Reduction Date; and the amount of each such reduction of such Commitments shall be determined by the Agent (acting on the instructions of all the Lenders) on the same basis as the existing reduction schedule of clause 6.2 (Scheduled reduction of Facility) and rateably as to the amount of Commitments of the First Extension Lenders (who are not Second Extension Lenders), as to the amount of Commitments of the Second Extension Lenders and as to the amount of Commitments of the Lenders whose Commitments will be reduced to zero on the Final Reduction Date; and

(iii)	the Commitments of any Lenders who are neither First Extension Lenders nor Second Extension Lenders will be reduced to zero on the Final Reduction Date.

(k)

If any Lenders approve an Extension Option, the Obligors agree to enter into such amendment documentation (including an amendment agreement to this Agreement, and amendments to any Mortgage) and the Obligors agree to deliver to the Finance Parties such documents and evidence of the type referred to in Schedule 3 (Conditions precedent), as the Lenders may require in their absolute discretion at the time required by the Lenders and in any event reasonably in advance of the Final Reduction Date and in each case at the cost and expense of the Borrower.

(l)

In any event, the approval of an Extension Option by a Lender shall not become effective unless and until the documents and evidence referred to in paragraph (k) above in respect of such Extension Option have been executed and delivered to the Agent.

7	Illegality, prepayment and cancellation

7.1	Illegality

If, in any applicable jurisdiction, it becomes unlawful for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Borrower, the Available Commitment of that Lender will be immediately cancelled and the Total Commitments shall be reduced correspondingly; and

(c)

to the extent that the Lender's participation has not been assigned pursuant to clause 7.7 (Replacement of Lender), the Borrower shall repay that Lender's participation in the Loans on the last day of the Interest Period for each Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender's corresponding Commitment shall be immediately cancelled in the amount of the participation repaid.

7.2	Change of control

(a)	The Borrower shall promptly notify the Agent upon any Obligor becoming aware of a Change of Control.

(b)

Subject to paragraph (c), if a Change of Control occurs, the Agent shall, if so directed by the Majority Lenders, by notice to the Borrower, cancel the Available Commitments immediately and declare the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents, due and payable within fifteen (15) Business Days from the date of such notice. Upon such notice being given, the Available Commitments will be immediately cancelled, the Facility shall immediately cease to be available for further utilisation and the Loans and all such accrued interest and other amounts accrued or outstanding shall become due and payable within such fifteen (15) Business Days from the date of such notice.

(c)

If a Change of Control occurs only in respect of an Owner (but not in respect of any other Obligor), then paragraph (b) shall not apply and the Agent shall, if so directed by the Majority Lenders, by notice to the Borrower:

(i)	cancel the following part of the Available Commitments immediately:

(1)in the case of a Change of Control in respect of an Owner that owns a Ship which on the date of this Agreement is subject to a Key Charter or a Relevant Ship, the Available Commitments will be reduced by the amount which is equal to the Applicable Fraction of the Available Commitments relating to such Ship; or

(2)in the case of a Change of Control in respect of an Owner of any other Ship, the Available Commitments will be reduced by such amount (if any) as is required to ensure that the Security Value (without taking into account the relevant Ship) will not be lower than the Minimum Value following such reduction; and

(ii)

declare such part of the Loans as may be necessary to ensure that the outstanding Loans after such date will not exceed the Available Commitments (as so reduced), to be due and payable within twelve (12) Business Days from the date of such notice.

Upon such notice being given, the Available Commitments will be immediately reduced by the amount referred to in paragraph (i) above and the part of the Loans referred to in paragraph (ii) above shall become due and payable within such ten (10) Business Days from the date of such notice.

7.3	Voluntary cancellation

(a)

The Borrower may, if it gives the Agent not less than 5 Business Days' (or such shorter period as the Majority Lenders may agree) prior written notice, cancel the whole or any part (being a minimum amount of $5,000,000 and a multiple of $1,000,000) of the Available Facility.

(b)	Any cancellation under this clause 7.3 shall reduce the Commitments of the Lenders rateably.

7.4	Voluntary prepayment

The Borrower may, if it gives the Agent not less than 5 Business Days' (or such shorter period as the Majority Lenders may agree) prior written notice, prepay the whole or any part of a Loan (but if in part, being an amount that reduces the amount of the relevant Loan by a minimum amount of $5,000,000) and is a multiple of $1,000,000, on the last day of an Interest Period in respect of the amount to be prepaid or at any other time. If a prepayment is made on a day other than the last day of an Interest Period, the Borrower may make up to four (4) such prepayments during a calendar year without any prepayment fee. If more than four (4) such voluntary prepayments are made during the same calendar year, the Borrower shall, in respect of each such additional prepayment, pay the Agent (for its own account) a prepayment fee of $5,000.

7.5	Right of cancellation and prepayment in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under clause 12.2 (Tax gross-up); or

(ii)	any Lender claims indemnification from the Borrower under clause 12.3 (Tax indemnity) or clause 13.1 (Increased costs),

the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

(b)	On receipt of a notice referred to in paragraph (a) above, the Available Commitment of that Lender shall immediately be reduced to zero.

(c)

On the last day of each Interest Period which ends after the Borrower has given notice under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in the relevant Loan together with all interest and other amounts accrued under the Finance Documents which is then owing to it and that Lender’s corresponding Commitment shall be immediately cancelled in the amount of the participations repaid.

7.6	Right of cancellation in relation to a Defaulting Lender

(a)

If any Lender becomes a Defaulting Lender, the Borrower may, at any time whilst that Lender continues to be a Defaulting Lender give the Agent 10 Business Days' notice of cancellation of the Available Commitment of that Lender.

(b)

On such notice becoming effective, the Available Commitment of the Defaulting Lender shall immediately be reduced to zero and the remaining undrawn Total Commitments shall each be reduced rateably and the Agent shall as soon as practicable after receipt of such notice, notify all the Lenders.

7.7	Replacement of Lender

(a)	If:

(i)	any Lender becomes a Non-Consenting Lender (as defined in paragraph (d) below); or

(ii)	the Borrower becomes obliged to repay any amount in accordance with clause 7.1 (Illegality) to any Lender; or

(iii)	any of the circumstances set out in paragraph (a) of clause 7.5 (Right of cancellation and prepayment in relation to a single Lender) apply to a Lender,

the Borrower may, on 15 Business Days' prior notice to the Agent and that Lender, replace such Lender by requiring such Lender to assign (and, to the extent permitted by law, such Lender shall assign) pursuant to clause 32 (Changes to the Lenders) all (and not part only) of its rights under this Agreement (and any Security Document to which such Lender is a party in its capacity as a Lender) to an Eligible Institution (a Replacement Lender) which confirms its willingness to assume and does assume all the obligations of the assigning Lender in accordance with clause 32 (Changes to the Lenders) for a purchase price in cash payable at the time of the assignment in an amount equal to the aggregate of:

(A)	the outstanding principal amount of such Lender's participation in each Loan;

(B)	all accrued interest owing to such Lender;

(C)	all other amounts payable to that Lender under the Finance Documents on the date of the assignment.

(b)	The replacement of a Lender pursuant to this clause 7.7 shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace the Agent or the Security Agent;

(ii)	neither the Agent nor any Lender shall have any obligation to find a Replacement Lender;

(iii)	in no event shall the Lender replaced under this clause 7.7 be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents;

(iv)

the Lender shall only be obliged to assign its rights pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary ”know your customer" or other similar checks under all applicable laws and regulations in relation to that assignment;

(v)	the replacement would in no way be in breach of any applicable laws (e.g. banking monopoly); and

(vi)

that Lender (or its Affiliate) in its capacity as Hedging Provider has been replaced by the same Replacement Lender (or an Affiliate) or any other Hedging Provider by the transfer of all its rights and obligations as Hedging Provider under all Hedging Contracts to such Replacement Lender (or Affiliate) or other Hedging Provider, pursuant to the provisions of the Hedging Contracts and the Finance Documents, unless the Borrower has procured the close out and termination of all relevant Hedging Transactions existing with such Hedging Provider, in each case, in a manner acceptable to the Agent and that Hedging Provider.

(c)	A Lender shall perform the checks described in paragraph (b)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

(d)	In the event that:

(i)	the Borrower or the Agent (at the request of the Borrower) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(ii)	the consent, waiver or amendment in question requires the approval of all the Lenders; and

(iii)	the Majority Lenders have consented or agreed to such waiver or amendment,

then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a Non-Consenting Lender.

7.8	Sale or Total Loss

(a)

If a Ship becomes a Total Loss before the first Utilisation, the Total Commitments shall immediately be reduced by the amount which is equal to the Applicable Fraction of the Total Commitments in relation to such Ship.

(b)

On a Mortgaged Ship’s Disposal Reduction Date, either paragraph (i) or paragraph (ii) below shall apply, at the Borrower’s sole option and election as notified in writing by it to the Agent on or before such Disposal Reduction Date. On the relevant Disposal Reduction Date the Borrower shall ensure compliance with the provisions of such applicable paragraph provided that the option of paragraph (ii) below is available to the Borrower only on condition that the amount by which the Total Commitments are required to be reduced under paragraph (i)(A) below is higher than zero.

(i)	Option 1:

(A)On the relevant Disposal Reduction Date, the Total Commitments will be reduced in the following amount (Relevant Amount):

(I)

in the case of any of the Ships which on the date of this Agreement is subject to a Key Charter or a Relevant Ship, the Total Commitments will be reduced by the amount which is equal to the Applicable Fraction of the Total Commitments in relation to such Ship; and

(II)

in the case of any other Ship, the Total Commitments will be reduced by such amount (if any) as is required to ensure that the Security Value (without taking into account the relevant Ship lost or sold) will not be lower than the Minimum Value following such reduction; and

(B)the Borrower shall prepay such amount of the Loans as may be necessary to ensure that the outstanding Loans after such date will not exceed the Total Commitments (as so reduced).

OR

(ii)	Option 2: On the relevant Disposal Reduction Date, the Borrower shall procure (at the cost and expense of the Borrower) that:

(A)a legal entity (a New Owner) which is incorporated in a jurisdiction approved by all Lenders and is (1) a direct or indirect wholly-owned Subsidiary of the Borrower and (2) a direct wholly-owned Subsidiary of a Guarantor who is not an Owner, and owns a Replacement Ship has become a guarantor under this Agreement on the same terms as the Owners and on a joint and several basis with the other Guarantors;

(B)the relevant New Owner and the Manager (who must be the manager of such Replacement Ship) have executed and delivered to and in favour of the Finance Parties, such security over and in relation to such Replacement Ship (including a mortgage of such Replacement Ship) which is the same as or equivalent to the existing security over and in relation to all other Mortgaged Ships, and in such form as is substantially similar to that of the Original Security Documents in respect of the other Mortgaged Ships;

(C)the relevant New Owner and the Obligors have entered with the Finance Parties into such other documents in relation to or supplemental to this Agreement as the Majority Lenders may require to reflect the arrangements contemplated by this Clause 7.8(b)(ii) and in approved form;

(D)the Obligors have delivered to the Agent such documents and evidence of the type referred to in Schedule 3 (Conditions precedent) in relation to such Replacement Ship and the said security and supplemental agreements, as the Agent may reasonably require and in all respects satisfactory to the Agent; and

(E)upon satisfaction of the above conditions, the Security Value at that time shall not be lower than the Minimum Value and the ratio of (A) the difference of (x) the Total Commitments minus (y) the value of any additional security in the form of pledged and/or charged dollar deposits then held by the Security Agent or any other Finance Party provided under clause 7.11 (Mandatory prepayment and cancellation following Charter or Charter Guarantee termination) or clause 25 (Minimum security value)), as most recently determined in accordance with this Agreement at that time, to (B) the Security Value at that time (taking into account for such purpose the market values of the Replacement Ship but not of the Mortgaged Ship lost or sold), shall be not higher than what the same ratio was before satisfaction of such conditions and the replacement of the lost or sold Mortgaged Ship by the Replacement Ship (taking into account for such purpose the market value of the Mortgaged Ship lost or sold).

(c)	For the purposes of this clause 7.8:

Replacement Ship means, in relation to a Mortgaged Ship which is sold or has become a Total Loss and in respect of which the Borrower has elected that paragraph (b)(ii) above shall apply, another vessel which is:

(i)	a LNG carrier;

(ii)	registered under a flag which is an Approved Flag State;

(iii)	free of Security Interests (other than Permitted Maritime Liens);

(iv)	built in a reputable shipyard;

(v)	otherwise in all respects acceptable to all the Lenders (including as to its specifications, size, age, classification and employment); and

(vi)

as at the Replacement Ship Mortgage Date, subject to, and delivered for service under, a charter commitment equivalent (as to remaining tenor, daily charter hire, charterer standing and credit and on other material terms) to that of the Mortgaged Ship lost or sold and otherwise in all respects acceptable to all the Lenders, but the condition of this paragraph (vi) applies only if the Mortgaged Ship lost or sold was subject to a Key Charter at the relevant time it was lost or sold,

and which has previously been confirmed in writing by the Agent (acting on the instructions of all the Lenders) to the Borrower that it qualifies as a Replacement Ship.

Replacement Ship Mortgage Date means, in relation to a Replacement Ship, the date of completion of registration of a mortgage over that Replacement Ship by the relevant New Owner in a form substantially similar to a Mortgage.

7.9	Automatic cancellation

Any part of the Total Commitments which has not become available by the Last Availability Date shall be automatically cancelled at close of business in London on the Last Availability Date.

7.10	Mandatory prepayment and cancellation following non-compliance with Sanctions

If the Borrower or any Obligor is at any time not in compliance with the provisions of clause 21.13 (Sanctions) or at any time when a representation made or repeated under clause 18.35 (Sanctions) is not true, correct or accurate, then, without prejudice to any other rights of the Finance Parties under this Agreement and the other Finance Documents, following instructions to this effect by a Lender to the Agent, by notice of the Agent to the Borrower (with a copy to the other Lenders):

(a)	the Available Commitment of that Lender will be immediately cancelled and the Total Commitments shall be reduced correspondingly; and

(b)	the Borrower shall repay that Lender's participation in each of the Loans in full within five (5) Business Days of such notice.

7.11Mandatory prepayment and cancellation following Charter or Charter Guarantee termination

If:

(a)

the Charter Guarantee in relation to any Key Charter of a Mortgaged Ship is cancelled or rescinded or frustrated (unless replaced by an equivalent Charter Guarantee with a Charter Guarantor with a credit rating (if any) as the credit rating of the Charter Guarantor that is being replaced or, in the absence of such credit rating, with equivalent credit standing as determined by the Majority Lenders (acting reasonably)); or

(b)	the Key Charter of any Mortgaged Ship is cancelled or rescinded or (except as a result of it being a Total Loss) frustrated; or

(c)	a Mortgaged Ship is withdrawn from service under the relevant Key Charter before the time the Key Charter was scheduled to expire,

in each case without the prior approval of the Majority Lenders, the Borrower shall, within 120 days after such cancellation, rescission, frustration or withdrawal (as the case may be):

(i)	(at the Borrower’s discretion between (A) and (B)):

(A)cancel a part of the Total Commitments equal to 50% of the Applicable Fraction of the Total Commitments in relation to such Ship under clause 7.3 (Voluntary cancellation) and prepay such amount of the Loans as may be necessary to ensure that the outstanding Loans after such date do not exceed the Total Commitments (as so reduced); or

(B)provide to the Finance Parties additional security over cash (in approved form) in an amount of dollars equal to 50% of such Applicable Fraction of the Total Commitments in relation to such Ship; or

(ii)

procure that the relevant Owner has entered into an approved charter commitment (a Replacement Charter) in respect of the relevant Ship in accordance with clause 26.8 (Termination Cure) and the relevant Ship has been delivered for service thereunder, and that the Owner shall otherwise be in compliance with clause 22.8 (Chartering) in respect of the same and which:

(A)is with a charterer which is not a Non Acceptable Charterer and with a credit rating of not less than the lower of (x) BBB- or its equivalent by at least one of Standard and Poor’s, Moody’s or Fitch and (y) the credit rating (if any) of the Charterer and, where applicable, the Charter Guarantor of the Charter that is being replaced; and

(B)provides to the satisfaction of the Majority Lenders for daily charter rates which are not more than 20% lower than the daily charter rates payable under the Charter of the relevant Ship that is being replaced at the time of the cancellation, rescission, frustration or withdrawal (as applicable); and

(C)provides for a fixed charter term of no less than two (2) years, without taking into account any option to extend; and

(D)is not a bareboat or demise charter or other charter commitment which passes possession and operational control of the relevant Ship to another person, unless otherwise agreed by the Agent (acting on the instructions of all Lenders), or is otherwise acceptable in form and substance in all respects to the Majority Lenders acting reasonably.

8	Restrictions

8.1	Notices of cancellation and prepayment

Any notice of cancellation or prepayment given by any Party under clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

8.2	Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and without premium or penalty.

8.3	Reborrowing

Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid or repaid may be re-borrowed in accordance with the terms of this Agreement.

8.4	Prepayment in accordance with Agreement

The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

8.5	No reinstatement of Commitments

No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

8.6	Agent's receipt of notices

If the Agent receives a notice under clause 7 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

8.7	Application of cancellations

If the Total Commitments are partially reduced under this Agreement (other than under clause 7.1 (Illegality), clause 7.5 (Right of cancellation and prepayment in relation to a single Lender) and clause 7.10 (Mandatory prepayment and cancellation following non-compliance with Sanctions)), the Commitments of the Lenders shall be reduced rateably.

8.8	Application of prepayments

(a)

Any prepayment required as a result of a cancellation in full of an individual Lender's Commitment under clause 7.1 (Illegality), clause 7.5 (Right of cancellation and prepayment in relation to a single Lender) or clause 7.10 (Mandatory prepayment and cancellation following non-compliance with Sanctions) shall be applied in prepaying the relevant Lender's participation in each of the Loans.

(b)	Any other prepayment shall be applied pro rata to each Lender's participation in each of the Loans.

8.9	Removal of Lender from security

Upon cancellation and prepayment in full of an individual Lender's Commitment under clause 7.1 (Illegality), clause 7.5 (Right of cancellation and prepayment in relation to a single Lender) or clause 7.10 (Mandatory prepayment and cancellation following non-compliance with Sanctions), that Lender and the other Parties must promptly take (and the Borrower shall ensure that any other relevant Obligor promptly takes) whatever action the Agent may, in its reasonable opinion, deem necessary for the purpose of removing that Lender as a party to and beneficiary of any Security Documents granted in favour of (among others) the Lenders.

Section 5 - Costs of Utilisation

9	Interest

9.1	Calculation of interest

(a)

The rate of interest on each Loan (or any relevant part of the same which has a separate Interest Period) for any day during an Interest Period relating to it is the percentage rate per annum which is the aggregate of:

(i)	the applicable Margin; and

(ii)	the applicable Compounded Reference Rate for that day.

(b)

If any day during an Interest Period for a Loan (or any relevant part of it) is not an RFR Banking Day, the rate of interest on that Loan (or any relevant part of it) for that day will be the rate applicable to the immediately preceding RFR Banking Day.

9.2	Payment of interest

The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period.

9.3	Default interest

(a)

If an Obligor fails to pay any amount payable by it under a Finance Document (other than a Hedging Contract) to a Finance Party on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is 2 per cent per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan for successive Interest Periods, each of a duration selected by the Agent (acting reasonably).

(b)	Any interest accruing under this clause 9.3 shall be immediately payable by the Obligors on demand by the Agent.

(c)

Default interest payable under this clause 9.3 (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.4	Notifications of rates of interest

(a)	The Agent shall promptly upon an Interest Payment being determinable notify:

(i)	the Borrower of that Interest Payment;

(ii)	each relevant Lender of the proportion of that Interest Payment which relates to that Lender’s participation in the relevant Loan; and

(iii)	the relevant Lenders and the Borrower of each applicable rate of interest relating to the determination of that Interest Payment.

(b)	This clause 9.4 shall not require the Agent to make any notification to any Party on a day which is not a Business Day.

9.5	Sustainability Margin Adjustment

(a)

Subject to the other provisions of this clause 9.5, the Borrower may deliver to the Agent and the Sustainability Co-ordinator prior to 31 July of each calendar year (but starting from 31 July 2025 for the calendar year ending 31 December 2024), a Sustainability Certificate for the prior calendar year. Margin (as specified in paragraph (a) of its definition in clause 1.1 (Definitions)) for each calendar year during the Facility Period will be determined and adjusted in accordance with the terms set out below and references to ‘Margin’ in this Agreement shall be construed accordingly.

(b)

On 1 September of each calendar year, the Margin shall increase or decrease subject to achievement by the Borrower of the two Key Performance Indicators (rounded up to two decimal places) as provided in the Sustainability Certificate for the prior calendar year (a Sustainability Margin Adjustment). The Sustainability Margin Adjustment for a calendar year shall be:

(i)	a 0.05% per annum decrease of the Margin to 1.95% per annum if two Key Performance Indicators are met for the prior calendar year;

(ii)	a 0.025% per annum decrease of the Margin to 1.975% per annum if one Key Performance Indicator is met for the prior calendar year;

(iii)	a 0.05% per annum increase of the Margin to 2.05% per annum if no Key Performance Indicator is met for the prior calendar year.

(c)	The Sustainability Margin Adjustment for any calendar year shall at no time exceed 0.05% as a decrease or 0.05% as an increase from the Margin.

(d)

If the Borrower fails to furnish a Sustainability Certificate for any calendar year in accordance with paragraph (a) of this clause 9.5, the Sustainability Margin Adjustment shall be an increase of the Margin by 0.05%. The Borrower may elect not to furnish a Sustainability Certificate and such election will not constitute a Default or an Event of Default.

(e)	If:

(i)	the Borrower fails to furnish a Sustainability Certificate for two consecutive calendar years in accordance with paragraph (a) of this clause 9.5; or

(ii)	the Lenders and the Borrower fail to agree to new Key Performance Indicator 1 goals in accordance with paragraph (k) below,

then the Agent may, and shall if so directed by any Lender, by notice to the Borrower declassify the Facility as a “sustainability-linked loan” and the applicable Margin will be 2.00% per annum with no further Sustainability Margin Adjustment or other increases or decreases.

With effect on and from the date of such notice of declassification (the Declassification Date):

(i)	this clause 9.5 and each related sustainability margin adjustment provision in this Agreement shall cease to apply;

(ii)	no further Sustainability Margin Adjustment will apply to the Loans; and

(iii)	the Facility will no longer be classified as a “sustainability-linked loan”.

(f)	Following a Declassification Date, the Facility may not be re-classified as a “sustainability- linked loan: without the prior written consent of all the Lenders.

(g)

If the Borrower delivers a Sustainability Certificate to the Agent and the Sustainability Co- ordinator, the Borrower shall provide the Agent and the Sustainability Co-ordinator with any additional clarification regarding such Sustainability Certificate as the Agent or the Sustainability Co-ordinator shall from time to time reasonably require.

(h)	Each Sustainability Certificate shall:

(i)	show the calculation of the Key Performance Indicators and indicate whether each Key Performance Indicator has been met;

(ii)	set out (in reasonable detail) computations as to compliance with the Sustainability Performance Targets which will be verified by a third party verifier appointed by the Borrower;

(iii)	in respect of the calculation of the Key Performance Indicator 1, be based on data verified by a Recognized Organization (as defined in Schedule 11 (Sustainability Margin Adjustment); and

(iv)	be signed by the chief executive officer or the chief financial officer of the Borrower or, in his or her absence, by two directors of the Borrower.

(i)

The Borrower shall, promptly upon becoming aware of it, give written notice to the Agent and the Sustainability Co-ordinator of any material error in a Sustainability Certificate (including reasonable details as to the nature and extent of the error).

(j)

The Borrower undertakes to execute (or procure the execution of) any documentation supplemental to this Agreement and any other Finance Document as the Agent may in its discretion reasonably require for the purposes of adjusting this clause 9 and/or Schedule 11 (Sustainability Margin Adjustment) consequent to an agreement with the Agent in accordance with clause 9.5(a) and/or reflecting an amendment to the rate of Margin.

(k)

The Borrower and the Lenders agree that, upon any further revision of the IMO Revised GHG Reduction Strategy in place at the date of this Agreement, they shall enter into good faith negotiations for a period of up to 45 Business Days, with a view to resetting the Key Performance Indicator 1 goals so that the Fleet (as defined in Schedule 11 (Sustainability Margin Adjustment)) will always outperform the applicable targets of any such revised IMO Revised GHG Reduction Strategy.

(l)	Unless elsewhere or otherwise defined in this Agreement, expressions used in this clause 9.5 shall have the meaning given to them in Schedule 11 (Sustainability Margin Adjustment).

10	Interest Periods

10.1	Selection of Interest Periods

(a)	The Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan.

(b)

Subject to this clause 10, the Borrower may select an Interest Period of any period specified in the Reference Rate Terms or any other period agreed between the Borrower, the Agent and all the Lenders.

(c)

If the Borrower fails to select an Interest Period for a Loan in accordance with paragraph (b) above, the relevant Interest Period will, subject to clause 10.2 (Interest Periods overrunning Reduction Dates), be the period specified in the Reference Rate Terms.

(d)	No Interest Period shall extend beyond the Final Reduction Date.

(e)	The Interest Period for a Loan shall start on its Utilisation Date.

(f)	A Loan has one Interest Period only.

10.2	Interest Periods overrunning Reduction Dates

The Borrower may not select an Interest Period for a Loan which would overrun any later Reduction Date where the making of that Loan for such Interest Period would result in the total amount of outstanding Loans maturing after that date exceeding the Total Commitments as scheduled to be reduced on or by that date under clause 6.2 (Scheduled reduction of Facility). If the Borrower seeks to select such an Interest Period, the relevant Loan shall nevertheless be advanced but the Interest Period for that Loan shall run from its Utilisation until the relevant Reduction Date.

10.3	Non-Business Days

Any rules specified as “Business Day Conventions” in the Reference Rate Terms shall apply to each Interest Period for the Loans and each Unpaid Sum.

11	Fees

11.1	Commitment commission

(a)

The Borrower shall pay to the Agent (for the account of each Lender) a fee in dollars computed at a rate per annum equal to 35% of the applicable Margin on that Lender's Available Commitment calculated on a daily basis from the date of this Agreement (the start date).

(b)

The Borrower shall pay the accrued commitment commission on each 31 March, 30 June, 30 September and 31 December of each calendar year, on the Last Availability Date and, if cancelled in full, on the cancelled amount of the relevant Lender's Available Commitment at the time the cancellation is effective.

(c)	No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

11.2	Arrangement fee

The Borrower shall pay to the Arrangers an arrangement fee in the amount and at the times agreed in one or more Fee Letters.

11.3	Agency fee

The Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

11.4	Other fees

The Borrower shall pay any other fees (including those to be agreed at the relevant Extension Options contemplated in clause 6.4 (Extension options) set out in a Fee Letter in the amount and at the times agreed in the applicable Fee Letter.

Section 6 - Additional Payment Obligations

12	Tax gross-up and indemnities

12.1	Definitions

(a)	In this Agreement:

Protected Party means a Finance Party or, in relation to clause 14.4 (Indemnity concerning security) and clause 14.7 (Interest) insofar as it relates to interest on any amount demanded by that Indemnified Person under clause 14.4 (Indemnity concerning security), any Indemnified Person, which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

Tax Credit means a credit against, relief or remission for, or repayment of any Tax.

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document (other than a Hedging Contract) other than a FATCA Deduction.

Tax Payment means either the increase in a payment made by an Obligor to a Finance Party under clause 12.2 (Tax gross-up) or a payment under clause 12.3 (Tax indemnity).

(b)

Unless a contrary indication appears, in this clause 12 a reference to determines or determined means a determination made in the absolute discretion of the person making the determination acting in good faith.

12.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it under any Finance Document without any Tax Deduction, unless a Tax Deduction is required by law.

(b)

The Borrower shall, promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction), notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

(c)

If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor under the relevant Finance Document shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)

If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)

Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(f)	Paragraphs (a) to (e) above shall not apply in respect of any payments under any Hedging Contract, where the gross-up provisions of the relevant Hedging Master Agreement itself shall apply.

12.3	Tax indemnity

(a)

Each Obligor who is a Party shall (within five Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)

under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under clause 12.2 (Tax gross- up), clause 12.6 (Stamp taxes) or clause 12.7 (Value added tax); or

(B)	to the extent a loss, liability or cost is compensated for by a payment under clause 12.5 (Indemnities on after Tax basis); or

(C)	to the extent a loss, liability or cost relates to a FATCA Deduction required to be made by a Party or any Obligor which is not a Party.

(c)

A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this clause 12.3, notify the Agent.

12.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)

a Tax Credit is attributable (A) to an increased payment of which that Tax Payment forms part, (B) to that Tax Payment or (C) to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to that Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by that Obligor.

12.5	Indemnities on after Tax basis

(a)

If and to the extent that any sum payable to any Protected Party by the Borrower under any Finance Document by way of indemnity or reimbursement proves to be insufficient, by reason of any Tax suffered thereon, for that Protected Party to discharge the corresponding liability to a third party, or to reimburse that Protected Party for the cost incurred by it in discharging the corresponding liability to a third party, the Borrower shall pay that Protected Party such additional sum as (after taking into account any Tax suffered by that Protected Party on such additional sum) shall be required to make up the relevant deficit.

(b)

If and to the extent that any sum (the Indemnity Sum) constituting (directly or indirectly) an indemnity to any Protected Party but paid by the Borrower to any person other than that Protected Party, shall be treated as taxable in the hands of the Protected Party, the Borrower shall pay to that Protected Party such sum (the Compensating Sum) as (after taking into account any Tax suffered by that Protected Party on the Compensating Sum) shall reimburse that Protected Party for any Tax suffered by it in respect of the Indemnity Sum.

(c)

For the purposes of paragraphs (a) and (b) above, a sum shall be deemed to be taxable in the hands of a Protected Party if it falls to be taken into account in computing the profits or gains of that Protected Party for the purposes of Tax and, if so, that Protected Party shall be deemed to have suffered Tax on the relevant sum at the rate of Tax applicable to that Protected Party's profits or gains for the period in which the payment of the relevant sum falls to be taken into account for the purposes of such Tax.

12.6	Stamp taxes

The Borrower shall pay and, within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.7	Value added tax

(a)

All amounts set out, or expressed in a Finance Document to be payable by any party to a Finance Party which (in whole or in part) constitute the consideration for any supply for supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to clause 12.7(b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any party under a Finance Document, and such Finance Party is required to account to the relevant tax authority for the VAT, that party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that party).

(b)

If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any party to a Finance Document other than the Recipient (the Subject Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)

(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Subject Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Subject Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)

(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Subject Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)	Where a Finance Document requires any party to it to reimburse or indemnify a Finance Party for any cost or expense, that party shall reimburse or indemnify (as the case may be)

such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)

Any reference in this clause 12.7 to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term "representative member" to have the same meaning as in the Value Added Tax Act 1994).

(e)

In relation to any supply made by a Finance Party to any party under a Finance Document, if reasonably requested by such Finance Party, that party must promptly provide such Finance Party with details of that party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

12.8	FATCA information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality

(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraphs (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.9	FATCA Deduction

(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Agent and the Agent shall notify the other Finance Parties.

13	Increased Costs

13.1	Increased costs

(a)

Subject to clause 13.3 (Exceptions), the Borrower shall, within five Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates which:

(i)

arises as a result of (A) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (B) compliance with any law or regulation in either case made after the date of this Agreement; and/or

(ii)	is a Basel III Increased Cost and is generally ascribed to borrowers as a matter of market practice.

(b)	In this Agreement Increased Costs means:

(i)	a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2	Increased cost claims

(a)

A Finance Party intending to make a claim pursuant to clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount and basis of calculation of its Increased Costs.

13.3	Exceptions

(a)	Clause 13.1 (Increased costs) does not apply to any Increased Cost which is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by a Party; or

(iii)

compensated for by clause 12.3 (Tax indemnity) (or would have been compensated for under clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of clause 12.3 (Tax indemnity) applied); or

(iv)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b)	In paragraph (a) above, a reference to a Tax Deduction has the same meaning given to the term in clause 12.1 (Definitions).

14	Other indemnities

14.1	Currency indemnity

(a)

If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(i)	making or filing a claim or proof against that Obligor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings; and/or

(iii)	protecting a Finance Party in case an Obligor is non-compliant with Sanctions or subject to secondary sanctions,

that Obligor shall, as an independent obligation, within five (5) Business Days of demand by a Finance Party, indemnify each Finance Party to whom that Sum is due against any Losses arising out of or as a result of the conversion including any discrepancy between (i) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (ii) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2	Other indemnities

The Borrower shall (or shall procure that another Obligor will), within five Business Days of demand by a Finance Party, indemnify each Finance Party against any and all Losses incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)

a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any and all Losses arising as a result of clause 39 (Sharing among the Finance Parties);

(c)

funding, or making arrangements to fund, its participation in a Utilisation requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

14.3	Indemnity to the Agent, the Security Agent and the Sustainability Co-ordinator

The Borrower shall promptly indemnify the Agent, the Security Agent and the Sustainability Co- ordinator against:

(a)	any and all Losses (together with any applicable VAT) incurred by the Agent, the Security Agent or the Sustainability Co-ordinator (acting reasonably) as a result of:

(i)	investigating any event which it reasonably believes is a Default;

(ii)	acting or relying on any notice, request, instruction or communication which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)	instructing lawyers, accountants, tax advisers, insurance consultants, ship managers, valuers, surveyors or other professional advisers or experts as permitted under the Finance Documents; or

(iv)

any action taken by the Agent, the Security Agent or the Sustainability Co-ordinator or any of its or their respective representatives, agents or contractors in connection with any powers conferred by any Security Document to remedy any breach of any Obligor's obligations under the Finance Documents, and

(b)

any and all Losses (including, without limitation, in respect of liability for negligence or any other category of liability whatsoever) incurred by the Agent, the Security Agent or the Sustainability Co-ordinator (otherwise than by reason of the Agent's, the Security Agent's or the Sustainability Co-ordinator’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to clause 40.12 (Disruption to payment systems etc.) notwithstanding the Agent's or the Security Agent's or the Sustainability Co-ordinator’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent or the Security Agent or the Sustainability Co-ordinator under the Finance Documents.

14.4	Indemnity concerning security

(a)	The Borrower shall (or shall procure that another Obligor will) promptly indemnify each Indemnified Person against any and all Losses (together with any applicable VAT) incurred by it as a result of:

(i)	any failure by the Borrower to comply with its obligations under clause 16 (Costs and expenses) or any similar provision in any other Finance Document;

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)	the taking, holding, protection or enforcement of the Transaction Security;

(iv)

the exercise or purported exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and/or any other Finance Party in whose favour any Security Document has been granted and each Receiver and each Delegate by the Finance Documents or by law (otherwise, in each case, than by reason of the relevant Security Agent's and/or other Finance Party’s, Receiver's or Delegate's gross negligence or wilful misconduct);

(v)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

(vi)

any claim (whether relating to the environment or otherwise) made or asserted against the Indemnified Person which would not have arisen but for the execution or enforcement of one or more Finance Documents (unless and to the extent it is caused by the gross negligence or wilful misconduct of that Indemnified Person);

(vii)	instructing lawyers, accountants, tax advisers, insurance consultants, ship managers, valuers, surveyors or other professional advisers or experts as permitted under the Finance Documents; or

(viii)

(in the case of the Security Agent and/or any other Finance Party in whose favour any Security Document has been granted, any Receiver and any Delegate) acting as Security Agent and/or as holder of any of the Transaction Security, Receiver or Delegate under the Finance Documents or which otherwise relates to the Charged Property (otherwise, in each case, than by reason of the relevant Security Agent's and/or other Finance Party’s, Receiver's or Delegate's gross negligence or wilful misconduct).

(b)

The Security Agent may, in priority to any payment to the other Finance Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this clause 14.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

14.5	Continuation of indemnities

The indemnities by the Borrower in favour of any Indemnified Persons contained in this Agreement shall continue in full force and effect notwithstanding any breach by any Finance Party or any of the Borrower of the terms of this Agreement, the repayment or prepayment of the Loans, the cancellation of the Total Commitments or the repudiation by any Finance Party or the Borrower of this Agreement.

14.6	Third Parties Act

(a)

Each Indemnified Person may rely on the terms of clause 14.4 (Indemnity concerning security) and clauses 12 (Tax gross-up and indemnities) and 14.7 (Interest) insofar as it relates to interest on, or the calculation of, any amount demanded by that Indemnified Person under clause 14.4 (Indemnity concerning security), subject to clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(b)	Where an Indemnified Person (other than a Finance Party) (the Relevant Beneficiary) who is:

(i)	appointed by a Finance Party under the Finance Documents;

(ii)	an Affiliate of any such person or that Finance Party; or

(iii)	an officer, director, employee, adviser, representative or agent of any of the above persons or that Finance Party,

is entitled to receive any amount (a Third Party Claim) under any of the provisions referred to in paragraph (a) above:

(A)	the Borrower shall at the same time as the relevant Third Party Claim is due to the Relevant Beneficiary pay to that Finance Party a sum in the amount of that Third Party Claim;

(B)	payment of such sum to that Finance Party shall, to the extent of that payment, satisfy the corresponding obligations of the Borrower to pay the Third Party Claim to the Relevant Beneficiary; and

(C)

if the Borrower pays the Third Party Claim direct to the Relevant Beneficiary, such payment shall, to the extent of that payment, satisfy the corresponding obligations of the Borrower to that Finance Party under sub-paragraph (A) above.

14.7	Interest

Moneys becoming due by the Borrower to any Indemnified Person under the indemnities contained in this clause 14 (Other indemnities) or elsewhere in this Agreement shall be paid on demand made by such Indemnified Person and shall be paid together with interest on the sum demanded from the date of demand therefor to the date of reimbursement by the Borrower to such Indemnified Person (both before and after judgment) at the rate referred to in clause 9.3 (Default interest).

14.8	Exclusion of liability

Without prejudice to any other provision of the Finance Documents excluding or limiting the liability of any Indemnified Person, no Indemnified Person will be in any way liable or responsible to any Obligor (whether as mortgagee in possession or otherwise) who is a Party or is a party to a Finance Document to which this clause applies for any loss or liability arising from any act, default, omission or misconduct of that Indemnified Person, except to the extent caused by its own gross negligence or wilful misconduct. Any Indemnified Person may rely on this clause 14.8 subject to clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

14.9	Email indemnity

The Borrower shall indemnify each Finance Party against any and all Losses together with any VAT thereon which any of the Finance Parties may sustain or incur as a consequence of any email communication purporting to originate from the Borrower to the Agent or the Security Agent being made or delivered fraudulently or without proper authorisation (unless such Losses are the direct result of the gross negligence or wilful default of the relevant Finance Party or the Agent or the Security Agent).

14.10	Waiver

In no event shall any of the Finance Parties be liable on any theory of liability for any special, indirect, consequential or punitive damages and the Obligors hereby waive, release and agree (for and on behalf of themselves and on behalf of the other Group Members and their respective Affiliates and shareholders) not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in their favour.

14.11	Swiss National Bank or the Swiss Financial Market Supervisory Authority or European Central Bank reserve requirements indemnity

The Borrower shall on demand promptly indemnify each Lender against any cost incurred or loss suffered by such Lender as a result of its complying with the minimum reserve requirements of the Swiss National Bank or the Swiss Financial Market Supervisory Authority (“FINMA”) and/or the European Central Bank and/or with respect to maintaining required reserves with the Swiss National Bank and/or FINMA and/or the relevant national Central Bank to the extent that such compliance relates to such Lender’s Commitment and/or participation in a Loan or deposits obtained by it to fund the whole or part of its participation in a Loan and to the extent such cost or loss is not recoverable by such Lender under clause 13 (Increased Costs).

15	Mitigation by the Lenders

15.1	Mitigation

(a)

Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in the Facility ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of clause 7.1 (Illegality), clause 12 (Tax gross-up and indemnities) or clause 13 (Increased costs) including (but not limited to) assigning its rights under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

15.2	Limitation of liability

(a)	The Borrower shall promptly indemnify each Finance Party for all costs and expenses incurred by that Finance Party as a result of steps taken by it under clause 15.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16	Costs and expenses

16.1	Transaction expenses

The Borrower shall, promptly within five Business Days of demand, pay the Agent, the Security Agent, the Sustainability Co-ordinator and the Arrangers the amount of all documented costs and expenses (including fees, costs and expenses of lawyers, accountants, tax advisers, insurance and other consultants, valuers, surveyors or other professional advisers or experts) (limited, in the case of legal fees, to the reasonable and documented fees for one firm of outside counsel to the Agent and the Arrangers on matters of English law and one local counsel in any relevant jurisdiction) (together with any applicable VAT) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, syndication, registration and perfection and any release, discharge or reassignment of:

(a)	this Agreement, the Hedging Master Agreements and any other documents referred to in this Agreement and the Security Documents;

(b)

any other Finance Documents executed or proposed to be executed after the date of this Agreement including any document executed to provide additional security under clause 25 (Minimum security value);or

(c)	any Security Interest expressed or intended to be granted by a Finance Document,

whether or not the transactions contemplated under the Finance Documents are consummated.

16.2	Amendment costs

If:

(a)	an Obligor requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to clause 40.11 (Change of currency); or

(c)

any amendment or waiver is contemplated or agreed pursuant to 46.9 (Modification and/or discontinuation of certain benchmarks) or clause 9.5 (Sustainability Margin Adjustment) or clause 46.10 (Changes to reference rates), the Borrower shall, within five Business Days of demand, reimburse each of the Agent and the Security Agent for the amount of all documented costs and expenses (including fees, costs and expenses of lawyers, accountants, tax advisers, insurance and other consultants, valuers, surveyors or other professional advisers or experts) (limited, in the case of legal fees, to the reasonable and documented fees for one firm of outside counsel to the Agent on matters of English law and one local counsel in any relevant jurisdiction) (together with any applicable VAT) reasonably incurred by the Agent and the Security Agent (and in the case of the Security Agent by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Enforcement, preservation and other costs

The Borrower shall, on demand by a Finance Party, pay to each Finance Party the amount of all documented costs and expenses (including fees, costs and expenses of lawyers, accountants, tax advisers, insurance and other consultants, valuers, surveyors or other professional advisers or experts) (together with any applicable VAT) incurred by that Finance Party in connection with:

(a)

the enforcement of, or the preservation of any rights under, any Finance Document and the Transaction Security and any proceedings instituted by or against any Indemnified Person as a consequence of taking or holding the Security Documents or enforcing those rights; or

(b)	any valuation carried out under clause 25 (Minimum security value) at the times provided in such clauses that the relevant costs must be borne by the Borrower; or

(c)	any inspection carried out under clause 23.9 (Inspection and notice of dry-docking) or any survey carried out under clause 23.17 (Survey report).

Section 7 - Guarantee

17	Guarantee and indemnity

17.1	Guarantee and indemnity

Each Guarantor hereby irrevocably and unconditionally and jointly and severally with the other Guarantors:

(a)

guarantees to the Security Agent (as trustee for the Finance Parties) and the other Finance Parties punctual performance by each other Obligor of all such Obligor's obligations under the Finance Documents;

(b)

undertakes with the Security Agent (as trustee for the Finance Parties) and the other Finance Parties that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, it shall immediately on demand pay that amount as if it was the principal obligor; and

(c)

agrees with the Security Agent (as trustee for the Finance Parties) and the other Finance Parties that it will, as an independent and primary obligation, indemnify each Finance Party immediately on demand against any cost, loss or liability it incurs:

(i)

(A)	if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal; or

(B)

by operation of law, and as a result of the same, the Borrower has not paid any amount which would, but for such unenforceability, invalidity, illegality or operation of law, have been payable by the Borrower under any Finance Document on the date when it would have been due; or

(ii)

if as a result (directly or indirectly) of the introduction of or any change in (or the interpretation, administration or application of) any law or regulation, or compliance with any law, regulation or administrative procedure made after entry into this Agreement (a Change in Law), there is a change in the currency, the value of the currency or the timing, place or manner in which any obligation guaranteed by a Guarantor is payable.

The amount payable by a Guarantor under this indemnity:

(1)

in respect of paragraph (i) above, shall be the amount it would have had to pay under this clause 17.1 if the amount claimed had been recoverable on the basis of a guarantee but for any relevant unenforceability, invalidity or illegality, and

(2)

in respect of paragraph (ii) above, shall include (aa) the difference between (x) the amount (if any) received by the Security Agent and the other Finance Parties from the Borrower and (y) the amount that the Borrower was obliged to pay under the original express terms of the Finance Documents in the currency specified in the Finance Documents, disregarding any Change in Law (the Original Currency), and (bb) all further costs, losses and liabilities suffered or incurred by the Security Agent and the other Finance Parties as a result of a Change in Law.

For the purposes of (aa)(x) above, if payment was not received by the Security Agent or the other Finance Parties in the Original Currency, the amount received by the Security Agent and the other Finance Parties shall be deemed to be that payment’s equivalent in the Original Currency converted, actually or notionally at the Security Agent’s discretion, on the day of receipt at the then prevailing spot rate of exchange of the Security Agent or if, in the Security Agent’s opinion, it could not reasonably or properly have made a conversion on the day of receipt of the equivalent of that payment in the Original Currency, that payment’s equivalent as soon as the Security Agent could, in its opinion, reasonably and properly have made a conversion of the Original Currency with the currency of payment.

If the Original Currency no longer exists, the Guarantors shall make such payment in such currency as is, in the reasonable opinion of the Security Agent, required, after taking into account any payments by the Borrower, to place the Security Agent and the other Finance Parties in a position reasonably comparable to that it would have been in had the Original Currency continued to exist.

17.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3	Reinstatement

If any payment is made by an Obligor, or any discharge, release or arrangement is given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) in whole or in part on the basis of any payment, security or other disposition, and the same is avoided or reduced or must be restored in, or as a result of, insolvency, liquidation, administration or any other similar event or otherwise, then:

(a)	the liability of each Guarantor under this clause 17 shall continue or be reinstated as if the payment, discharge, release, arrangement, avoidance or reduction had not occurred; and

(b)

each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, release, arrangement, avoidance or reduction had not occurred.

17.4	Waiver of defences

The obligations of each Guarantor under this clause 17 will not be affected by an act, omission, matter or thing (whether or not known to it or any Finance Party) which, but for this clause, would reduce, release or prejudice any of its obligations under this clause 17 including (without limitation):

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any other Obligor;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(g)	any insolvency or similar proceedings;

(h)	any law or regulation of any jurisdiction or any other event affecting any term of the guaranteed obligations; or

(i)	any other circumstance that might constitute a defence of any Guarantor.

17.5	Guarantor intent

Without prejudice to the generality of clause 17.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents.

17.6	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this clause 17. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of a Guarantor's liability under this clause 17.

17.8	Deferral of Guarantors' rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this clause 17:

(a)	to be indemnified or reimbursed by another Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents;

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)

to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which that Guarantor has given a guarantee, undertaking or indemnity under clause 17 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any other Obligor; and/or

(f)	to claim or prove as a creditor of any other Obligor in competition with any Finance Party.

(g)

If a Guarantor receives any benefit, payment or distribution in relation to such rights it will promptly pay an equal amount to the Agent for application in accordance with clause 40 (Payment mechanics). This only applies until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full.

17.9	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

17.10	Guarantors' rights and obligations

(a)

The obligations of each Guarantor under the Guarantee and under this Agreement are joint and several. Failure by a Guarantor to perform its obligations under the Guarantee and/or this Agreement shall constitute a failure by all of the Guarantors.

(b)	Each Guarantor irrevocably and unconditionally jointly and severally with the other Guarantor:

(i)	agrees that it is responsible for the performance of the obligations of the other Guarantor under the Guarantee and this Agreement;

(ii)	acknowledges and agrees that it is a principal and original debtor in respect of all amounts due from the Guarantors under the Guarantee and under this Agreement; and

(iii)

agrees with each Finance Party that, if any obligation of the other Guarantor under the Guarantee and this Agreement is or becomes unenforceable, invalid or illegal for any reason it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any and all Losses it incurs as a result of the other Guarantor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by the other Guarantor under the Guarantee and/or this Agreement. The amount payable under this indemnity shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

17.11	Amendments

Any amendment, waiver, discharge, release or consent in relation to the Guarantee and/or this clause 17 may only be made or given in writing.

17.12	Release

If at any time during the Facility Period, the Majority Lenders are satisfied that, due to any changes in the structure of the Group pursuant to acts or transactions which are permitted by the terms of the Finance Documents, any one of MLP, GasLog Carriers or GPHL no longer own (whether directly or indirectly) (a) any shares in any Owner or (b) any other assets, and such changes, acts or transactions do not constitute or result in a Change of Control or an Event of Default, then the Lenders hereby agree that they will, as soon as reasonably practicable following the written request of the Borrower accompanied by a representation and undertaking that the said Guarantor will be wound up or dissolved promptly after such release, release such Guarantor

(Released Entity) from the Guarantee at the cost and expense of the Borrower and subject to release documentation in approved form and always provided that there is no continuing Event of Default at the time of such release of would result from the same. With effect from the time of such release, the financial statements of the said Released Entity will no longer be required under clause 19 (Information undertakings) and the Released Entity will no longer be a Guarantor or Obligor.

Section 8 - Representations, Undertakings and Events of Default

18	Representations

18.1	Representations

(a)

Each Obligor who is a Party makes and repeats the representations and warranties set out in this clause 18 to each Finance Party at the times specified in clause 18.36 (Times when representations are made) (subject to paragraph (b) below).

(b)

Notwithstanding paragraph (a) above, the representations and warranties of clause 18.35 (Sanctions) insofar as they relate to Sanctions not imposed by Germany, the European Union or the United Nations will not be so made and repeated to any Finance Party established under the laws of Germany and/or with a Facility Office in Germany or to any other Finance Party that notifies the Agent accordingly, if and to the extent that the giving of, and compliance with, such representations and warranties would result in a violation of, or conflict with, section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) (in conjunction with section 4 paragraph 1 no.3 foreign trade law (AWG) (Außenwirtschaftsgesetz)), any provision of Council Regulation (EC) 2271/1996 (in conjunction with Commission Delegated Regulation EU 2018/1100) or any similar applicable anti-boycott law or regulation.

18.2	Status

(a)

Each Obligor is duly incorporated and validly existing under the law of its Original Jurisdiction as a limited liability company or corporation or limited partnership (as the case may be) and (other than an Obligor formed in the Marshall Islands) has no centre of main interests, permanent establishment or place of business outside the jurisdiction in which it is incorporated (save as notified to the Agent) and is in compliance with its Constitutional Documents.

(b)	Each Obligor has power and authority to own its assets and to carry on its business as it is now being conducted.

18.3	Binding obligations

Subject to the Legal Reservations:

(a)

the obligations expressed to be assumed by each Obligor in each Transaction Document to which it is, or is to be, a party are or, when entered into by it, will be legal, valid, binding and enforceable obligations; and

(b)

(without limiting the generality of paragraph (a) above) each Security Document to which an Obligor is, or will be, a party, creates or will create the Security Interests which that Security Document purports to create and those Security Interests are or will be valid and effective.

18.4	Non-conflict

The entry into and performance by each Obligor of, and the transactions contemplated by the Transaction Documents and the granting of the Transaction Security do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its Constitutional Documents; or

(c)	any agreement or other instrument binding it,

or constitute a default or termination event (however described) under any such agreement or instrument.

18.5	Power and authority

(a)

Each Obligor has, or will have when entered into by it, power to enter into, perform and deliver and comply with its obligations under, and has taken, or will take when entered into by it, all necessary action to authorise its entry into, performance or delivery of, and compliance with, each Transaction Document to which it is, or is to be, a party and each of the transactions contemplated by those documents.

(b)

No limitation on any Obligor's powers to borrow, create security or give guarantees will be exceeded as a result of any transaction under, or the entry into of, any Transaction Document to which such Obligor is, or is to be, a party.

18.6	Validity and admissibility in evidence

(a)	All Authorisations required:

(i)	to enable each Obligor lawfully to enter into, exercise its rights and comply with its obligations under each Transaction Document to which it is a party;

(ii)	to make each Transaction Document to which it is a party admissible in evidence in its Relevant Jurisdictions; and

(iii)	to ensure that the Transaction Security has the priority and ranking contemplated by the Security Documents,

have been obtained or effected or (as the case may be) will be obtained or effected when entered into, and are, or (as the case may be) will be when entered into, in full force and effect except any Authorisation or filing referred to in clause 18.14 (No filing or stamp taxes), which Authorisation or filing will be promptly obtained or effected within any applicable period.

(b)

All Authorisations necessary for the conduct of the business, trade and ordinary activities of each Obligor have been obtained or effected and are in full force and effect if failure to obtain or effect those Authorisations might have a Material Adverse Effect.

18.7	Governing law and enforcement

(a)	Subject to any relevant Legal Reservations, the choice of English law or any other governing law of any Transaction Document will be recognised and enforced in each Obligor's Relevant Jurisdictions.

(b)

Subject to any relevant Legal Reservations, any judgment obtained in England in relation to any Transaction Document in the jurisdiction of the governing law of that Transaction Document will be recognised and enforced in each Obligor’s Relevant Jurisdictions.

18.8	Information

(a)	Any Information is true and accurate in all material respects at the time it was given or made.

(b)	There are no facts or circumstances or any other information which could make the Information incomplete, untrue, inaccurate or misleading in any material respect.

(c)	The Information does not omit anything which could make the Information incomplete, untrue, inaccurate or misleading in any material respect.

(d)

All opinions, projections, forecasts or expressions of intention contained in the Information and the assumptions on which they are based were believed to be fair by the person who provided that Information as at the date it was given or made.

(e)

For the purposes of this clause 18.8, Information means: any material, factual information provided by or on behalf of any Obligor in writing to any of the Finance Parties in connection with the Transaction Documents or the transactions referred to in them (including that contained in any information memorandum).

18.9	Original Financial Statements

(a)	The Original Financial Statements were prepared in accordance with GAAP consistently applied.

(b)

The Original Financial Statements give a true and fair view of the consolidated financial condition and the consolidated results of operations of the relevant Obligors, the Group, the MLP Group, GasLog Carriers and GPHL during the relevant financial year or half-year (as applicable).

(c)

There has been no change in the assets, business or financial condition or operations of any of the Obligors or the Group taken as a whole or the MLP Group taken as a whole, since the date of the latest financial statements delivered under this Agreement to the Finance Parties which has had or might reasonably be expected to have a Material Adverse Effect.

18.10	Pari passu ranking

Each Obligor's payment obligations under the Finance Documents to which it is, or is to be, a party rank at least pari passu with all its other present and future unsecured and unsubordinated payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

18.11	Ranking and effectiveness of security

Subject to the Legal Reservations and any filing, registration or notice requirements which is referred to in any Legal Opinion:

(a)	the Transaction Security has (or will have when the relevant Security Documents have been executed) the priority which it is expressed to have in the Security Documents;

(b)	the Charged Property is not subject to any Security Interest other than Permitted Security Interests; and

(c)	the Transaction Security will constitute perfected security on the assets described in the Security Documents.

18.12	Ownership of Charged Property

Each Obligor is the sole legal and beneficial owner of the Charged Property over which it purports to grant a Security Interest under the Security Documents.

18.13	No insolvency

No corporate action, legal proceeding or other procedure or step described in clause 30.10 (Insolvency proceedings) or creditors' process described in clause 30.11 (Creditors' process) has been taken or, to the knowledge of any Obligor, threatened in relation to an Obligor and none of the circumstances described in clause 30.9 (Insolvency) applies to any Obligor.

18.14	No filing or stamp taxes

Under the laws of each Obligor's Relevant Jurisdictions it is not necessary that any Transaction Document to which it is, or is to be, party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to any such Transaction Document or the transactions contemplated by the Transaction Documents except any filing, recording or enrolling or any tax or fee payable in relation to any Finance Document which is referred to in any Legal Opinion and which will be made or paid promptly after the date of the relevant Transaction Document.

18.15	Deduction of Tax

No Obligor is required to make any Tax Deduction (as defined in clause 12.1 (Definitions)) from any payment it may make under any Finance Document to which it is, or is to be, a party and no other party is required to make any such deduction from any payment it may make under any other Transaction Document.

18.16	Tax compliance

(a)	No Obligor or other Group Member is materially overdue in the filing of any Tax returns or overdue in the payment of any amount in respect of Tax.

(b)

No claims or investigations are being made or conducted against any Obligor or is reasonably likely to arise for an amount for which adequate reserves have not been provided in the Original Financial Statements and which might have a Material Adverse Effect.

18.17	No Default

(a)

No Default is continuing or is reasonably likely expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)

No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on any Obligor or any Manager or to which any Obligor's (or any Manager’s) assets are subject which have had or might reasonably be expected to have a Material Adverse Effect.

(c)	No other events, conditions, facts or circumstances exist or have arisen or occurred since 30 June 2023, which have had or might reasonably be expected to have a Material Adverse Effect.

18.18	No proceedings

(a)

No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency (including investigative proceedings) which, if adversely determined, might reasonably be expected to have a Material Adverse Effect has or have (to the best of any Obligor's knowledge and belief (having made due and careful enquiry)) been started or threatened against any Obligor or any other Group Member.

(b)

No judgement or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which is reasonably likely to have a Material Adverse Effect has (to the best of any Obligor's knowledge and belief (having made due and careful enquiry)) been made against any Obligor or any other Group Member.

18.19	No breach of laws

(a)	No Obligor or other Group Member has breached any law or regulation which breach might have a Material Adverse Effect.

(b)

No labour dispute is current or, to the best of any Obligor's knowledge and belief (having made due and careful enquiry), threatened against any Obligor might reasonably be expected to have a Material Adverse Effect.

18.20	Environmental matters

(a)

No Environmental Law applicable to any Fleet Vessel and/or any Obligor or other Group Member has been violated in a manner or circumstances which might reasonably be expected to have, a Material Adverse Effect.

(b)	All consents, licences and approvals required under such Environmental Laws have been obtained and are currently in force.

(c)

No Environmental Claim has been made or is pending against any Group Member or any Fleet Vessel where that claim might reasonably be expected to have a Material Adverse Effect and there has been no Environmental Incident which has given, or might give, rise to such a claim.

18.21	Anti-corruption law

Each Group Member has conducted its businesses in compliance with applicable anti-corruption and anti-bribery laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

18.22	Security and Financial Indebtedness

(a)	No Security Interest (other than Permitted Security Interests) exists over all or any of the present or future assets of any Owner in breach of this Agreement.

(b)	No Owner has any Financial Indebtedness outstanding in breach of this Agreement.

18.23	Shares

(a)	The shares of each Owner are fully paid and not subject to any option to purchase or similar rights.

(b)	The Constitutional Documents of each Owner do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Security Documents.

(c)

There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of each Owner (including any option or right of pre-emption or conversion).

18.24	No Change of Control

There has not been a Change of Control.

18.25	Accounting Reference Date

The Financial Year-end of each Obligor and other Group Member is the Accounting Reference Date.

18.26	No adverse consequences

(a)	It is not necessary under the laws of the Relevant Jurisdictions of any Obligor:

(i)	in order to enable any Finance Party to enforce its rights under any Finance Document to which it is, or is to be, a party; or

(ii)	by reason of the execution of any Finance Document or the performance by any Obligor of its obligations under any Finance Document,

that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of such Relevant Jurisdictions.

(b)

No Finance Party is or will be deemed to be resident, domiciled or carrying on business in any Relevant Jurisdiction of any Obligor by reason only of the execution, performance and/or enforcement of any Finance Document.

18.27	Copies of documents

The copies of those Transaction Documents which are not Finance Documents and the Constitutional Documents of the Obligors delivered to the Agent under clause 4 (Conditions of Utilisation) will be true, complete and accurate copies of such documents and include all amendments and supplements to them as at the time of such delivery and no other agreements or arrangements exist between any of the parties to those Transaction Documents which would materially affect the transactions or arrangements contemplated by them or modify or release the obligations of any party under them.

18.28	Legal and beneficial ownership

(a)	Ownership of assets

Each Obligor is or, on the date the Security Documents to which it is a party are entered into, will be, the sole legal and beneficial owner of the respective assets over which it purports to grant a Security Interest under the Security Documents, to which it is a party.

(b)	Ownership of shares

As at the date of this Agreement:

(i)	the Permitted Holder has the right and the ability to control the affairs, and the composition of the majority, of the board of directors of the Borrower;

(ii)	each Guarantor (other than MLP) is a direct or indirect wholly-owned Subsidiary of the Borrower and is controlled by the Borrower;

(iii)	all of the common partnership units of MLP are legally and beneficially owned by the Borrower and MLP is controlled by the Borrower;

(iv)	GasLog Carriers is a direct wholly-owned Subsidiary of and is controlled by the Borrower;

(v)	GPHL is a direct wholly-owned Subsidiary of and is controlled by MLP;

(vi)	GasLog Partners GP LLC is the general partner of MLP; and

(vii)	GasLog Partners GP LLC is a direct wholly-owned Subsidiary of the Borrower.

18.29	No breach of any Charter Document

No Obligor nor (so far as the Obligors are aware) any other person is in breach of any Charter Document to which it is a party nor has anything occurred which entitles or may entitle any party to rescind or terminate it or decline to perform their obligations under it or which would render it illegal, invalid or unenforceable.

18.30	No immunity

No Obligor or any of its assets is immune to any legal action or proceeding.

18.31	Ship status

Each Ship will on the first day of the relevant Mortgage Period be:

(a)	registered in the name of the relevant Owner through the relevant Registry as a registered ship under the laws and flag of the relevant Flag State;

(b)	operationally seaworthy and in every way fit for service;

(c)	classed with the relevant Classification with the highest class free of all requirements and recommendations of the relevant Classification Society; and

(d)	insured in the manner required by the Finance Documents.

18.32	Ship's employment

Each Ship shall on the first day of the relevant Mortgage Period:

(a)	have been delivered, and accepted for service, under its Key Charter (if applicable); and

(b)	be free of any other charter commitment which, if entered into after that date, would require approval under the Finance Documents.

18.33	Address commission

There are no rebates, commissions or other payments in connection with any Charter Document other than those referred to in it.

18.34	Money Laundering

In relation to the borrowing by the Borrower of the Loans, the performance and discharge of its obligations and liabilities under the Finance Documents, and the transactions and other arrangements effected or contemplated by the Finance Documents to which the Borrower is a party, the Borrower confirms (i) that it is acting for its own account; (ii) that it will use the proceeds of the Loans for its own benefit, under its full responsibility and exclusively for the purposes specified in this Agreement; and (iii) that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure which has been implemented to combat Money Laundering (as defined in clause 21.16 (Bribery and corruption)).

18.35	Sanctions

(a)	No Ship is a vessel with which any individual, entity or any other person is prohibited or restricted from dealing with under any Sanctions.

(b)	No Obligor nor any other Group Member, nor any of their respective directors or officers:

(i)	is a Prohibited Person;

(ii)	is subject to or the target of any action by any regulatory or enforcement authority or third party in relation to any Sanctions of any Sanctions Authority;

(iii)

is owned or controlled by, or acting directly or indirectly on behalf of, or for the benefit of, a Prohibited Person (it being understood that, chartering activity with a charterer that is a Prohibited Person shall not constitute “acting directly or indirectly on behalf of, or for the benefit of, a Prohibited Person”, where such chartering activity with such charterer is not in breach of Sanctions provided that such charterer is not designated by OFAC as a “Specially Designated National”);

(iv)	owns or controls a Prohibited Person;

(v)	is located or resident in, organised or incorporated under the laws of, a country or territory subject to country-wide or territory-wide Sanctions;

(vi)	is in breach of Sanctions; or

(vii)	has received notice of or is aware of any claim, action, suit, proceeding or investigation against it with respect to Sanctions by any Sanctions Authority.

(c)	Any capitalised terms referred to in paragraphs (a) and (b) above shall have the meanings given to them in clause 21.13 (Sanctions).

18.36	Times when representations are made

(a)	All of the representations and warranties set out in this clause 18 (other than Ship Representations) are deemed to be made on the date of:

(i)	this Agreement;

(ii)	the first Utilisation Request; and

(iii)	the first Utilisation.

(b)

The Repeating Representations are deemed to be made on the dates of each subsequent Utilisation Request and each subsequent Utilisation Date, on the date of issuance of each Compliance Certificate and the first day of each Interest Period and, in the case of the representation in clause 18.8 (Information), on the date of primary syndication of the Facility.

(c)	All of the Ship Representations in relation to a Ship are deemed to be made on the first day of the Mortgage Period for the relevant Ship.

(d)

Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

19	Information undertakings

19.1	Undertaking to comply

Each Obligor who is a Party undertakes that this clause 19 will be complied with throughout the Facility Period.

19.2	Interpretation

In this clause 19:

Annual Financial Statements means each of the audited consolidated financial statements for a Financial Year of the Group, delivered pursuant to paragraph (a) of clause 19.3 (Financial statements).

Semi-Annual Financial Statements means each of the unaudited consolidated financial statements for the financial half-year to 30 June of a Financial Year of the Group, delivered pursuant to paragraph (b) of clause 19.3 (Financial statements).

19.3	Financial statements

(a)

The Obligors shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests) as soon as the same become available, but in any event within 150 days after the end of each Financial Year:

(i)	the audited consolidated financial statements of the Group for that Financial Year; and

(ii)	the audited consolidated financial statements of the MLP Group for that financial year; and

(iii)	the unaudited consolidated financial statements of each of GPHL and GasLog Carriers for that Financial Year.

(b)

The Obligors shall supply to the Agent as soon as the same become available, but in any event within 120 days after the end of the half year to 30 June of each Financial Year, the unaudited consolidated financial statements of each of the Group and the MLP Group for that financial half year.

(c)	The Borrower shall also supply to the Agent prior to each Financial Year, budget and cashflow projections for the Group for such Financial Year.

19.4	Provision and contents of Compliance Certificate and valuations

(a)	The Obligors shall supply to the Agent (and the Agent shall supply to each Lender):

(i)	with each set of Annual Financial Statements for the Group and with each set of Semi-Annual Financial Statements for the Group, respectively, a Compliance Certificate;

(ii)

with each set of Annual Financial Statements for the Group and with each set of Semi-Annual Financial Statements for the Group, valuations of each Fleet Vessel, each made in accordance with clause 25 (Minimum security value) at the cost and expense of the Obligors and showing the value of each such Fleet Vessel as of the date of the relevant financial statements to which they relate (and for such purposes, the provisions of such clause 25 (Minimum security value) shall apply to each such Fleet Vessel and this paragraph 19.4(a)(ii) mutatis mutandis as if each such Fleet Vessel was a Ship).

(b)	Each Compliance Certificate shall, amongst other things, set out (in reasonable detail) computations as to compliance with clause 20 (Financial covenants).

(c)	Each Compliance Certificate shall be signed by the chief financial officer or chief executive officer of the Borrower or, in his or her absence, by two directors of the Borrower.

19.5	Requirements as to financial statements

(a)

The Borrower shall procure that each set of financial statements includes a profit and loss account, a balance sheet and a cashflow statement and that, in addition each set of annual audited financial statements delivered pursuant to clause 19.3 (Financial statements) shall be audited by the Auditors.

(b)	Each set of financial statements delivered pursuant to clause 19.3 (Financial statements)

shall:

(i)	be prepared in accordance with GAAP;

(ii)

give a true and fair view of (in the case of audited annual financial statements for any financial year), or fairly present (in other cases), the consolidated financial condition and operations of the Group or (as the case may be) the MLP Group or the relevant Obligor, as at the date as at which those financial statements were drawn up; and

(iii)	in the case of annual audited financial statements, not be the subject of any qualification in the Auditors' opinion.

(c)

The Borrower shall procure that each set of financial statements delivered pursuant to clause 19.3 (Financial statements) shall be prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements, unless, in relation to any set of financial statements, the Borrower notifies the Agent that there has been a change in GAAP or the accounting practices and the Borrower delivers to the Agent:

(i)

a description of any change necessary for those financial statements to reflect the GAAP or accounting practices and reference periods upon which corresponding Original Financial Statements were prepared; and

(ii)

sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether clause 20 (Financial covenants) has been complied with and to make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

(d)

Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

19.6	Year-end

(a)	The Borrower shall procure that each Financial Year-end of each Obligor and each Group Member falls on the Accounting Reference Date.

(b)	The Borrower shall procure that each accounting period ends on an accounting date.

19.7	Information: miscellaneous

The Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)

at the same time as they are dispatched, copies of all material documents dispatched by the Borrower or any other Obligor to its shareholders generally (or any class of them) or dispatched by any Obligor to its creditors generally (or any class of them);

(b)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings (including investigative proceedings) which are current,

threatened or pending against any Group Member, and which, if adversely determined, might reasonably be expected to have a Material Adverse Effect;

(c)	promptly upon becoming aware of them, the details of any material claims, investigations or other proceedings relating to Sanctions which are pending against any Group Member;

(d)	promptly, such information as the Agent or the Security Agent may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Security Documents;

(e)	promptly on request, such further information regarding the financial condition, assets and operations of the Obligors as any Finance Party through the Agent may reasonably request;

(f)

within 15 days after 30 June and 31 December of each calendar year, monthly statements of each Earnings Account for each calendar month for the six month period ending on such 30 June or (as the case may be) 31 December; and

(g)

if requested by the Agent, by no earlier than 31 July of each calendar year, a sustainability report in respect of the Group for the prior calendar year substantially in the form of the report published by the Guarantor in respect of the year 2022 and otherwise in all respects satisfactory to the Majority Lenders, provided that, in the case of (a) to (e) above, the supply of such information would not result in the breach of any confidentiality undertakings granted by the Obligors or Managers to third parties from time to time.

19.8	Notification of Default

Each Obligor shall notify the Agent (and the Agent shall notify each Lender) of any Default (and the steps, if any, being taken to remedy it) promptly upon any Obligor becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

19.9	Sufficient copies

The Borrower, if so requested by the Agent, shall deliver sufficient copies of each document to be supplied under the Finance Documents to the Agent to distribute to each of the Lenders and the Hedging Providers.

19.10	Use of websites

(a)

The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the Website Lenders) who accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Agent (the Designated Website) if:

(i)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Borrower and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Borrower and the Agent.

If any Lender (a Paper Form Lender) does not agree to the delivery of information electronically then the Agent shall notify the Borrower accordingly and the Borrower shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Borrower shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Agent.

(c)	The Borrower shall promptly upon any of them becoming aware of its occurrence notify the Agent (and the Agent shall notify each Lender) if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Borrower notifies the Agent under paragraphs 19.10(c)(i) or (v) above, all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)

Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Borrower shall comply with any such request within ten Business Days.

19.11	"Know your customer" checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor or the composition of the shareholders of an Obligor (or of a Holding Company of an Obligor) after the date of this Agreement;

(iii)

a proposed assignment by a Lender or a Hedging Provider of any of its rights under this Agreement or any Hedging Contract (as applicable) to a party that is not already a Lender or a Hedging Provider (as applicable) prior to such assignment; or

(iv)

any law and/or regulation to prevent money laundering and corruption, to conduct ongoing monitoring of the business relationship with the Obligors or in relation to necessary “know your customer” or other similar checks as applicable to a Lender or the transactions contemplated in the Finance Documents, obliges the Agent, the relevant Hedging Provider or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender or the Security Agent) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall as soon as reasonably possible after the request of the Agent or any Lender or any Hedging Provider supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent or the Security Agent (for itself or on behalf of any Lender, the Security Agent or any Hedging Provider) or any Lender or any Hedging Provider (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender or the Security Agent or Hedging Provider) in order for the Agent, the Security Agent or such Lender or any Hedging Provider or, in the case of the event described in paragraph (iii) above, any prospective new Lender or Hedging Provider to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)

Each Finance Party shall, promptly upon the request of the Agent or the Security Agent, supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent or the Security Agent (for itself) in order for it to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

19.12	Money Laundering

The Borrower will:

(a)

provide the Agent (and the Agent shall provide each Lender) with information, certificates and any documents required by the Agent or any other Finance Party to ensure compliance with any law, official requirement or other regulatory measure or procedure implemented to combat Money Laundering (as defined in clause 21.16 (Bribery and corruption)) throughout the Facility Period; and

(b)

notify the Agent (and the Agent shall notify each Lender) as soon as it becomes aware of any matters evidencing that a breach of any law, official requirement or other regulatory measure or procedure implemented to combat Money Laundering (as defined in clause 21.16 (Bribery and corruption) may or is about to occur or that the person(s) who have or will receive the commercial benefit of this Agreement have changed from the date hereof.

19.13	Notice of shareholding and governance changes

(a)

The Obligors shall notify the Agent (and the Agent shall notify each Lender) of the following events, as soon as reasonably practicable after any of the same occurs (always provided that such notification by the Obligor would not contravene any law, regulation or a court order applicable to it):

(i)

any transfer of any shares in the Borrower, whether made between shareholders of the Borrower or between any shareholder of the Borrower and any new shareholder, together with any details of the same which are available to the Borrower (but excluding any transfers between the Rolling Shareholders and/or GEPIF III Crown Bidco L.P or any of them, which, whether under a single transaction or a series of transactions, relate to less than 5% in aggregate of the total issued voting share capital of the Borrower per calendar year for all such transfers, which the Obligors may elect to so notify only at the end of that calendar year);

(ii)

any variation or change of, to or relating to, the percentages of shareholding in the Borrower of any shareholder, together with any details of the same which are available to the Borrower (but excluding any variations or changes to the percentages of the Rolling Shareholders and/or GEPIF III Crown Bidco L.P or any of them, which, whether under a single transaction or a series of transactions, relate to less than 5% in aggregate of the total issued voting share capital of the Borrower per calendar year for all such variations and changes, which the Obligors may elect to so notify only at the end of that calendar year);

(iii)

any variation or change of, to or relating to, any of the shareholders of the Borrower (including any of the legal and/or ultimate beneficial owners of such shareholders, other than those of GEPIF III Crown Bidco L.P), or the change of the identity of any of them, or the change of the manager of GEPIF III Crown Bidco L.P if the new manager is a person which is not a BlackRock fund manager, together with any details and information about any such new shareholders, owners, managers and their identity which are available to the Borrower;

(iv)

any variation or change of, to or relating to, any right or entitlement of any shareholder of the Borrower to appoint any number of directors on the board of directors of the Borrower (including the ability to appoint the majority of the board of directors), including by comparison to such rights and entitlements available to such shareholder on the date of this Agreement;

(v)

any variation or change of, to or relating to, any right or entitlement of any shareholder of the Borrower to approve any action of the Borrower or any decision of the board of directors of the Borrower (including the matters referred to in the final proviso of Section 2.04(c) and set out in Annex A of the Shareholders Agreement), including by comparison to such rights and entitlement available to such shareholder on the date of this Agreement; and/or

(vi)	any variation or change of, to or relating to, any other provision of the Shareholders Agreement if that variation or change is material,

whether or not any such change or variation occurs by operation of the provisions of the Shareholders Agreement, by any other contract or agreement, or otherwise, and irrespective of whether the same constitutes a Change of Control. This clause 19.13 is without prejudice to the rights of the Finance Parties under clause 7.2 (Change of control) of this Agreement or any other provisions of this Agreement relating to any Change of Control in respect of the Borrower (including the obligation of the Obligors thereunder to notify the Agent of any Change of Control at the time required therein).

(b)

Notwithstanding clause 19.13(a) above, the Obligors shall notify the Agent (and the Agent shall notify each Lender) of any of the above changes or variations before it is effected, if the Obligors are aware of the same and any such proposed change or variation will or might reasonably be expected to constitute a Change of Control. In such circumstances, such notice shall be given in good time (having regard to practical and reasonable considerations for all Parties) before any such proposed change or variation is effected in order for the Lenders to be able to consider it and consult with the Obligors on the subject.

(c)	Promptly following a written request from the Agent, the Obligors shall:

(i)

advise the Agent (and the Agent shall notify each Lender) of the names and identity of all the shareholders of the Borrower (including legal and ultimate beneficial owners of such shareholders), the percentages of shareholding of each one of them in the Borrower, their right to appoint members of the board of directors (including the majority of the board of directors) of the Borrower, their right to approve any action of the Borrower or any decision of the board of directors of the Borrower (including the matters referred to in the final proviso of Section 2.04(c) and set out in Annex A of the Shareholders Agreement); and

(ii)

provide and deliver to the Agent (for the account of each Lender) any other material information about the Shareholders Agreement as the Agent (acting on the instructions of the Majority Lenders may reasonably require) and a copy of such Shareholders Agreement together with any amendments or supplements thereto from time to time and any other related documentation that supports the Obligors’ response to any such requests (except for information or documentation the disclosure of which by an Obligor is contrary to any law or regulation or a court order applicable to that Obligor).

20	Financial covenants

20.1	Undertaking to comply

Each Obligor who is a Party undertakes that this clause 20 will be complied with throughout the Facility Period.

20.2	Financial definitions

In this clause 20:

Debt Service means, in respect of any financial period, the sum to be the aggregate of:

(a)	scheduled amounts of principal; and

(b)	scheduled amounts of interest thereon; and

(c)	all other amounts in excess of $30,000,000 per such financial period payable as non- recurring or upfront fees, cost and expenses in connection with the Group’s Financial Indebtedness,

which in each case fell due and was paid by the Borrower and its Subsidiaries in such period in respect of Group Total Indebtedness, as shown in the then most recent Group Financial Statements relevant to such period.

EBITDA means, in respect of any period, the consolidated profit on ordinary activities of the Group before taxation for such period, but:

(a)	adjusted to exclude Interest Receivable and Interest Payable and other similar income or costs to the extent not already excluded;

(b)	adjusted to exclude any gain or loss realised on the disposal of fixed assets (whether tangible or intangible);

(c)	after adding back depreciation and amortisation charged which relates to such period;

(d)	adjusted to exclude any exceptional or extraordinary costs or income; and

(e)	after deducting any profit arising out of the release of any provisions against a liability or charge and adding back any provision relating to long term assets or contracts,

as shown in the then most recent Group Financial Statements relevant to such period.

Group Cash and Cash Equivalents means (a) cash and cash equivalents and (b) short term investments as set forth in the Group Financial Statements and determined in accordance with GAAP but excluding, for the avoidance of doubt, in each case cash and other amounts set forth as “restricted cash” in the Group Financial Statements and any undrawn part of the Facility.

Group Current Portion of Loans means, at any time, the “Borrowings, current portion” and “Lease Liability, current portion” of the Group as shown in the then most recent Group Financial Statements.

Group Current Assets means, at any time, “Current Assets” of the Group as shown in the then most recent Group Financial Statements.

Group Current Liabilities means, at any time, the “Current Liabilities” of the Group as shown in the Group Financial Statements.

Group Financial Statements means any of the Annual Financial Statements and the Semi- Annual Financial Statements of the Group referred to and defined as such in clause 19.3 (Financial statements).

Group Market Adjusted Net Worth means, at any time, Group Total Market Adjusted Assets less Group Total Indebtedness.

Group Maximum Leverage means, at any time, the figure calculated using the following formula:

Group Maximum Leverage =	Group Total Indebtedness
Group Total Assets

Group Total Assets means, at any time, the amount of total assets of the Group on a consolidated basis as determined in accordance with GAAP and shown in the then most recent Group Financial Statements and calculated in the same manner as shown in the Original Financial Statements of the Group.

Group Total Indebtedness means, at any time, the aggregate Financial Indebtedness (on a consolidated basis) of the Group, as shown in the then most recent Group Financial Statements.

Group Total Market Adjusted Assets means, at any time, the Group Total Assets adjusted upwards or downwards, as the case may be, to reflect any difference between the book value of Fleet Vessels and mean valuations of such Fleet Vessels provided to the Agent under clause

19.4 (Provision and contents of Compliance Certificate and valuations) and made in accordance with the provisions of such clause.

Interest means, in respect of any specified Financial Indebtedness, all continuing regular or periodic costs, charges and expenses incurred in effecting, servicing or maintaining such Financial Indebtedness including:

(a)

gross interest, commitment fees, financing premia or other financial charges, discount and acceptance fees and administration and guarantee fees and fronting and ancillary facility fees payable or incurred on any form of such Financial Indebtedness; and

(b)	arrangement fees or other up front fees.

Interest Payable means, in respect of any period, the aggregate (calculated on a consolidated basis) of:

(a)

the amounts charged and posted (or estimated to be charged and posted) as a current accrual accrued during such period in respect of members of the Group by way of Interest, but excluding any amount accruing as interest in-kind (and not as cash pay) to the extent capitalised as principal during such period; and

(b)

net payments in relation to interest rate or currency hedging arrangements in respect of Financial Indebtedness (after deducting net income in relation to such interest rate or currency hedging arrangements), as shown in the then most recent Group Financial Statements relevant to such period.

Interest Receivable means, in respect of any period, the amount of Interest accrued on cash balances of the Group (including the amount of interest accrued on the Accounts, to the extent that the account holder is entitled to receive such interest) during such period, as shown in the then most recent Group Financial Statements relevant to such period.

20.3	Group financial condition

Each Obligor shall ensure that at all times throughout the Facility Period:

(a)	Group Net Worth: Group Market Adjusted Net Worth shall be not less than $350,000,000;

(b)	Group current ratio: Group Current Assets shall be greater than or equal to Group Current Liabilities (excluding the Group Current Portion of Loans);

(c)	Group debt service cover: as at the end of each period for which Group Financial Statements are delivered to the Agent and on a trailing four quarter basis, the ratio of

EBITDA to Debt Service shall be no less than 1.10:1, provided always that such ratio shall be regarded as having been complied with if at the relevant time when such ratio is being tested the Group Cash and Cash Equivalents is $110,000,000 or higher;

(d)	Group leverage: Group Maximum Leverage shall be less than 75%; and

(e)	Group Cash and Cash Equivalents: Group Cash and Cash Equivalents shall be at least $75,000,000.

20.4	Group financial testing

The financial covenants set out in clause 20.3 (Group financial condition) shall be calculated in accordance with GAAP on a consolidated basis and tested upon receipt of the Annual Financial Statements and Semi-Annual Financial Statements of the Group, by reference to the same and to each Compliance Certificate delivered pursuant to clause 19.4 (Provision and contents of Compliance Certificate and valuations) together with such statements.

21	General undertakings

21.1	Undertaking to comply

(a)

Each Obligor who is a Party undertakes that this clause 21 will be complied with by and in respect of each Obligor and, where a provision expressly refers to Group Members, each other Group Member, throughout the Facility Period subject to paragraph (b) below).

(b)

Notwithstanding paragraph (a) above, the undertakings in clause 21.13 (Sanctions) insofar as they relate to Sanctions not imposed by Germany, the European Union or the United Nations are not given in favour of any Finance Party established under the laws of Germany and/or with a Facility Office in Germany or to any other Finance Party that notifies the Agent accordingly, if and to the extent that the giving of, and compliance with, such undertakings would result in a violation of, or conflict with, section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) (in conjunction with section 4 paragraph 1 no.3 foreign trade law (AWG) (Außenwirtschaftsgesetz), any provision of Council Regulation (EC) 2271/1996 (in conjunction with Commission Delegated Regulation EU 2018/1100) or any similar applicable anti-boycott law or regulation.

21.2	Use of proceeds

The proceeds of each Utilisation shall be used exclusively for the purposes specified in clause 3

(Purpose).

21.3	Authorisations

Each Obligor shall promptly (and in connection with any Finance Document, as soon as such Finance Document is entered into):

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Agent of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(i)	enable it to perform its obligations under the Transaction Documents;

(ii)	ensure the legality, validity, enforceability or admissibility in evidence of any Transaction Document; and

(iii)	carry on its business where failure to do so has, or might be reasonably expected to have, a Material Adverse Effect.

21.4	Compliance with laws

Each Obligor shall comply in all respects with all laws and regulations (including Environmental Laws) to which it may be subject, where failure to do so has, or might reasonably be expected to have, a Material Adverse Effect.

21.5	Anti-corruption law

(a)

No Obligor shall (and shall ensure that no other Group Member will) directly or indirectly use the proceeds of the Facility for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other applicable jurisdictions.

(b)	Each Obligor shall (and shall ensure that each other Group Member will):

(i)	conduct its businesses in compliance with applicable anti-corruption laws; and

(ii)	maintain policies and procedures designed to promote and achieve compliance with such laws.

21.6	Tax compliance

(a)

Each Obligor shall (and shall ensure that each other Group Member will) pay and discharge all Taxes imposed upon it or its assets within the time period as may be allowed by law without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)

adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under clause 19.3 (Financial statements); and

(iii)	such payment can be lawfully withheld.

(b)

Except as approved by the Majority Lenders, each Obligor shall maintain its residence for Tax purposes in the jurisdiction in which it is incorporated and ensure that it is not resident for Tax purposes in any other jurisdiction.

21.7	Change of business

Except as approved by the Majority Lenders or as otherwise permitted by the terms of this Agreement, no material change will be made to the general nature of the business of any of the Obligors or the Group taken as a whole from that carried on at the date of this Agreement, save that any activities involving or undertaken whatsoever within the maritime sector by any Group Member will not be considered a change in the general nature of the business of any of the Obligors or the Group taken as a whole.

21.8	Merger

Except as approved by the Majority Lenders, no Obligor shall enter into any amalgamation, demerger, merger, consolidation, redomiciliation, legal migration or corporate reconstruction, other than an amalgamation, merger or consolidation of an Obligor (other than an Owner) with a person other than a Group Member where that Obligor (other than an Owner) is the surviving entity of the same.

21.9	Further assurance

(a)

Each Obligor shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Agent may reasonably specify (and in such form as the Agent or the Security Agent may reasonably require acting on the instructions of the Majority Lenders) in favour of the Security Agent or its nominee(s)) as provided under each Finance Document, as applicable:

(i)

to perfect the Security Interests created or intended to be created by that Obligor under, or evidenced by, the Security Documents (which may include the execution of a mortgage, charge, assignment or other security over all or any of the assets which are, or are intended to be, the subject of the Security Documents) or to protect or ensure the priority of such Security Interests or for the exercise of any rights, powers and remedies of the Security Agent and/or any other Finance Party provided by or pursuant to the Finance Documents or by law;

(ii)

to confer on the Security Agent and/or any other Finance Party Security Interests over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security Interest intended to be conferred by or pursuant to the Security Documents;

(iii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security Documents; and/or

(iv)	to facilitate the accession by a New Lender to any Security Document following an assignment in accordance with clause 32.1 (Assignments by the Lenders).

(b)

Each Obligor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security Interest (or its priority) conferred or intended to be conferred on the Security Agent and/or any other Finance Parties by or pursuant to the Finance Documents.

21.10	Negative pledge in respect of Charged Property

(a)	Except for Permitted Security Interests or as otherwise approved by the Majority Lenders, no Obligor will grant or allow to exist any Security Interest over any Charged Property.

(b)	No Obligor will grant or allow to exist any Security Interest over any of the shares in any of the Owners or over any of the rights deriving from or related to such shares.

(c)	Each Obligor will procure that all of the shares and membership interests of or in all of the Obligors will be in registered form (and not in bearer form) at all times.

21.11	Environmental matters

(a)

The Obligors will notify the Agent, as soon as reasonably practicable upon becoming aware of the same, of any Environmental Claim being made against any Group Member or any Fleet Vessel or the owner of any Fleet Vessel or any Manager which, if successful to any extent, has or is reasonably expected to have a Material Adverse Effect and of any Environmental Incident which may give rise to such a claim and will be kept regularly and promptly informed in reasonable detail of the nature of, and response to, any such Environmental Incident and the defence to any such claim.

(b)

The Obligors will procure that all Environmental Laws (and any consents, licences or approvals obtained under them) applicable to Fleet Vessels will not be violated in a way which might reasonably be expected to have a Material Adverse Effect.

21.12	Pari Passu

Each Obligor will ensure that (a) its obligations under the Finance Documents shall, without prejudice to the Security Interests intended to be created by the Security Documents, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract and (b) any Financial Indebtedness of any Obligor to any other Group Member or any of its shareholders or other Affiliates shall be in all respects subordinated in ranking and priority of payment to all amounts owing to the Finance Parties under the Finance Documents.

21.13	Sanctions

(a)

No Obligor nor any other Group Member will, directly or indirectly, make any proceeds of the Loans available to, or for the benefit of, a Prohibited Person or permit or authorise any such proceeds to be applied in a manner or for a purpose prohibited by Sanctions or which would put any Finance Party in breach of any Sanctions.

(b)	The Obligors will procure that none of the Obligors nor any of the Group Members nor any of their directors or officers will:

(i)	be a Prohibited Person;

(ii)	be subject to or the target of any action by any regulatory or enforcement authority or third party in relation to any Sanctions of any Sanctions Authority;

(iii)

be owned or controlled directly or indirectly by, or act directly or indirectly on behalf of or for the benefit of, a Prohibited Person (it being understood that, chartering activity with a charterer that is a Prohibited Person shall not constitute “acting directly or indirectly on behalf of, or for the benefit of, a Prohibited Person”, where such chartering activity with such charterer is not in breach of Sanctions provided that such charterer is not designated by OFAC as a “Specially Designated National”);

(iv)	own or control, directly or indirectly, a Prohibited Person; or

(v)	be in breach of Sanctions.

(c)	The Borrower will:

(i)	comply with, and shall use reasonable endeavours to ensure compliance with, all Sanctions (including obtaining any applicable consents, authorisations or licenses) in respect to a Mortgaged Ship;

(ii)	not cause or permit any Mortgaged Ship to be operated by a charterer who is a Prohibited Person;

(iii)	ensure that any future charter commitments in respect of any Mortgaged Ship shall contain appropriate wording prohibiting the use of such Ship in violation of any Sanctions; and

(iv)	not cause or consent to any Mortgaged Ship to be used in any manner or business which is prohibited by applicable anti-corruption and anti-money laundering laws and regulations.

(d)

Without prejudice to the rights of the Finance Parties under any other provisions of this Agreement and the other Finance Documents, if an Owner becomes aware that its Ship, without its knowledge, has been chartered, conferred, leased or otherwise provided directly or indirectly to any Prohibited Person in breach of Sanctions, it shall terminate as soon as reasonably practicable and in any case within thirty (30) days after the day it finds out that any of the events described in this clause has occurred the relationship with the Prohibited Person under the premise that the Finance Parties may commit a breach of law by this behaviour. In this case the Borrower will also inform the Finance Parties immediately upon becoming so aware.

(e)

Each Owner will provide the Finance Parties upon their written request with all relevant documentation related to its Mortgaged Ship, and the transported goods which a Finance Party is required to disclose to a regulatory authority of any Sanctions Authority pursuant to any Sanctions.

(f)

The Obligors shall inform the Lenders in writing as soon as possible if any Obligor or any of their Subsidiaries or any of their respective directors or officers becomes a Prohibited Person, or if, as far as an Obligor is aware, any joint venture or any of its directors, officers or employees becomes a Prohibited Person.

(g)	For the purposes of this clause 21.13 the following words shall have the following meanings:

Prohibited Person means any person with whom transactions are prohibited or restricted under:

(a)	OFAC; or

(b)

any other United States of America government sanctions, laws including, without limitation, persons or organisations on the United States of America Government’s List of Specially Designated Nationals and Blocked Persons, Denied Persons List, Entities List, Debarred Parties List, Excluded Parties List, Sectoral Sanctions Identifications List and Terrorism Exclusion List;

(c)

European Union sanctions laws (including sanctions laws of any member state of the European Union), including without limitation persons or organisations on the European Union Restricted Person Lists issued under Council Regulation (EC) No. 881/2002 of 27 May 2002, Council Regulation (EC) No. 2580/2001 of 27 December 2001 and Council Common Position 2005/725/CFSP of 17 October 2005, Council Regulation (EU) No 833/2014 and Council Regulation (EU) No 692/2014;

(d)	United Kingdom government sanctions laws, including without limitation persons or organisations on His Majesty’s Treasury’s Consolidated List of Financial Sanctions Targets and Investment Ban List;

(e)	United Nations sanctions laws, including without limitation persons or organisations on the United Nations Consolidated List established and maintained by the 1267 Committee;

(f)	Swiss law sanctions laws;

(g)	Norwegian sanctions laws; and

(h)	Australian sanctions law, including, without limitation, persons or organisations on the sanctions list issued and administered by the Australian Department of Foreign Affairs and Trade,

each as amended from time to time and including any person controlled by or a Subsidiary of any such person.

Sanctions means any economic or trade sanctions laws, regulations, orders, embargoes or restrictive measures administered, enacted or enforced by any Sanctions Authority.

Sanctions Authority means any of:

(a)	the United States government;

(b)	the United Nations;

(c)	the United Kingdom;

(d)	the European Union (and/or any member state thereof);

(e)	Commonwealth of Australia;

(f)	Republic of Singapore;

(g)	Hong Kong;

(h)	Switzerland; or

(i)	Norway,

and includes any relevant government entity of any of the above, including, without limitation, the OFAC, the United States Department of State, the State Secretariat for Economic Affairs of Switzerland ("SECO"), the Swiss Directorate of International Law (“DIL”), His Majesty's Treasury (“HMT”), The Monetary Authority of Singapore ("MAS") and the Australian Department of Foreign Affairs and Trade (“DFAT”).

21.14	Obligors’ own account

Each Obligor will ensure that any borrowing by it and/or the performance of its obligations hereunder and under the other Finance Documents to which it is a party will be for its own account and will not involve any breach by it of any law, or regulatory measure relating to money laundering as defined in the provisions of the directive (2005/60/EC) of the European Parliament and of the Council (as this may be repealed or replaced by transposition of directive (EU) 2015/849) or any equivalent law or regulatory measure in any other jurisdiction.

21.15	Inspection

Each Obligor undertakes with the Finance Parties that, from the date of this Agreement and so long as any moneys are owing under any of the Finance Documents, upon the request of the Agent, it shall provide the Agent or any of its representatives, professional advisors and contractors with access to, and permit inspection of, books and records of any Group Member, in each case at reasonable times and upon reasonable notice.

21.16	Bribery and corruption

(a)	No Obligor shall engage in:

(i)

Corrupt Practices, Fraudulent Practices, Collusive Practices or Coercive Practices, including the procurement or the execution of any contract for goods or works relating to its functions in breach of any applicable law;

(ii)	Money Laundering or act in breach of any applicable law relating to Money Laundering; or

(iii)	the Financing of Terrorism.

(b)

Without prejudice to the generality of paragraph (a) above, no Obligor shall directly or indirectly use the proceeds of a Loan for any purpose which would breach the Bribery Act 2010 or the United States Foreign Corrupt Practices Act of 1977 or any other applicable anti-bribery law.

(c)	For the purposes of this clause 21.16 and clause 19.12 (Money Laundering), the following definitions shall apply:

Coercive Practice means impairing or harming or threatening to impair or harm, directly or indirectly, any party or its property or to improperly influence the actions of that party.

Collusive Practice means an arrangement between two or more parties without the knowledge, but designed to improperly influence the actions, of another party.

Corrupt Practice means the offering, giving, receiving, or soliciting, directly or indirectly, anything of value to improperly influence the actions of another party.

Financing of Terrorism means the act of providing or collecting funds with the intention that they be used, or in the knowledge that they are to be used, in order to carry out terrorist acts.

Fraudulent Practice means any action, including misrepresentation, to obtain a financial or other benefit or avoid an obligation, by deception.

Money Laundering means:

(a)

the conversion or transfer of property, knowing it is derived from a criminal offence, for the purpose of concealing or disguising its illegal origin or of assisting any person who is involved in the commission of the crime to evade the legal consequences of its actions;

(b)	the concealment or disguise of the true nature, source, location, disposition, movement, rights with respect to, or ownership of, property knowing that it is derived from a criminal offence; or

(c)	the acquisition, possession or use of property knowing at the time of its receipt that it is derived from a criminal offence,

and shall include any other meaning given to such term in Article 1 of the Directive 2015/849/EC of the Council of the European Communities and/or Article 305 bis of the Swiss Penal Code.

22	Dealings with Ship

22.1	Undertaking to comply

Each Obligor who is a Party undertakes that this clause 22 will be complied with in relation to each Mortgaged Ship throughout the relevant Ship’s Mortgage Period.

22.2	Ship’s name and registration

(a)

The Ship’s name shall only be changed after prior notice to the Agent and, the relevant Owner shall promptly take all necessary steps to update all applicable insurance, class and registration documents with such change of name.

(b)

The Ship shall be permanently registered in the name of the relevant Owner with the relevant Registry under the laws of its Flag State. Except with approval of all the Lenders, the Ship shall not be registered under any other flag or at any other port or fly any other flag (other than that of its Flag State) provided that no such approval shall be required for the registration of the Ship under the flag of another Approved Flag State as long as replacement Security Interests are granted in respect of the Ship (which are equivalent to those in place prior to such registration) in favour of the Security Agent and the other Finance Parties immediately following the registration of the Ship under the flag of that Approved Flag State. If that registration is for a limited period, it shall be renewed at least 45 days before the date it is due to expire and the Agent shall be notified of that renewal at least 30 days before that date.

(c)

Nothing will be done and no action will be omitted if that might result in such registration being forfeited or imperilled or the Ship being required to be registered under the laws of another state of registry.

22.3	Sale or other disposal of Ship

Except for a sale of a Ship for a cash price payable on completion of the sale which is no less than the amount by which the Loans must be reduced and prepaid under clause 7.8 (Sale or Total Loss) on completion of such sale, the relevant Owner will not sell, or agree to sell, transfer, abandon or otherwise dispose of the relevant Ship or any share or interest in it. Provided that if the Owner agrees to sell or transfer its Ship and the relevant Owner and the other Owners are in compliance with this clause 22.3 and clause 7.8 (Sale or Total Loss) in respect of such sale or transfer and no Default has occurred and is continuing at the time, the Lenders will approve such sale or transfer and the Lenders will procure that upon the relevant prepayment and the discharge of the other obligations of the Borrower under this clause 22.3 and clause 7.8 (Sale or Total Loss), the Mortgage over that Ship will be discharged and the Deed of Covenant, the General Assignment, any Charter Assignment, any Account Security and the Manager's Undertaking relating to that Ship will be released, and the relevant Owner will be released as Guarantor under this Agreement, in each case pursuant to deeds of release in agreed form executed at the cost and expense of the Borrower.

22.4	Manager

(a)	A manager of the Ship shall not be appointed unless:

(i)

that manager is approved by the Majority Lenders (such approval not to be unreasonably withheld or delayed) (and as at the date of this Agreement GasLog LNG Services Ltd. of Bermuda is approved as Manager of each Ship); and

(ii)	the terms of its appointment are approved by the Majority Lenders (such approval not to be unreasonably withheld or delayed); and

(iii)	it has delivered a duly executed Manager's Undertaking to the Security Agent.

(b)

The relevant Owner shall not agree to any material change to the terms of appointment of a manager whose appointment has been approved unless such change is also approved by the Majority Lenders (such approval not to be unreasonably withheld or delayed).

22.5	Copy of Mortgage on board

A properly certified copy of the Ship’s Mortgage shall be kept on board the Ship with its papers and shown to anyone having business with the Ship which might create or imply any commitment or Security Interest over or in respect of the Ship (other than a lien for crew’s wages and salvage) and to any representative of the Agent or the Security Agent.

22.6	Notice of Mortgage

A framed printed notice of the Ship’s Mortgage shall be prominently displayed in the navigation room and in the Master’s cabin of the Ship. The notice must be in plain type and read as follows:

“NOTICE OF MORTGAGE

This Ship is subject to a First Mortgage in favour of [here insert name of mortgagee] of [here insert address of mortgagee]. Under the said mortgage and related documents, neither the Owner nor any charterer nor the Master of this Ship has any right, power or authority to create, incur or permit to be imposed upon this Ship any commitments or encumbrances whatsoever other than for crew’s wages and salvage.

No-one will have any right, power or authority to create, incur or permit to be imposed upon the Ship any lien whatsoever other than for crew’s wages and salvage”.

22.7	Conveyance on default

Where the Ship is (or is to be) sold in exercise of any power conferred by the Security Documents, the relevant Owner shall, upon the Agent’s (acting on the instructions of the Majority Lenders) request, immediately execute such form of transfer of title to the Ship as the Agent may require.

22.8	Chartering

(a)

Except with approval of the Majority Lenders, and without prejudice to clause 7.11 (Mandatory prepayment and cancellation following Charter or Charter Guarantee termination) and the other provisions of the Finance Documents, the relevant Owner shall not enter into any charter commitment for the Ship (except for the Initial Charter for each Ship referred to in Schedule 2 (Ship information) or a Replacement Charter for each Ship), which is:

(i)	a bareboat or demise charter or passes possession and operational control of the Ship to another person;

(ii)

on terms as to payment or amount of hire which are materially less beneficial to it than the terms which at that time could reasonably be expected to be obtained on the open market for vessels of the same age and type as the Ship under charter commitments of a similar type and period;

(iii)

of an original fixed term in excess of 60 calendar months (without taking into account any option to extend or renew contained therein) and with a fixed charter rate which is, for each calendar month, below breakeven for that Ship (taking into account for that purpose the monthly operational costs of such Ship and the monthly debt service obligations of the Loans allocable to that Ship pro rata by reference to the Applicable Fraction in relation to such Ship). However, a charter commitment for a Ship with a charter rate which is linked to an index related to LNG commodity pricing or LNG shipping shall not be deemed restricted by this paragraph (iii) regardless of its tenor.

(b)

Further, without prejudice to the rights of the Finance Parties under the provisions of paragraph (a) above, clause 7.11 (Mandatory prepayment and cancellation following Charter or Charter Guarantee termination) and any other provisions of the Finance Documents, the relevant Owner shall:

(i)

be permitted to pursue and contract for any charter business with any person other than one with a Non Acceptable Charterer, provided that it advises the Agent promptly of any charter commitment in respect of its Ship (other than the Initial Charter for each Ship referred to in Schedule 2 (Ship information)) which has an original term in excess of 36 calendar months (without taking into account any option to extend or renew contained therein) or if pursuant to its terms the relevant charterer requires a quiet enjoyment agreement from the Security Agent or by any other Finance Party, and the relevant Owner shall:

(A)	deliver a copy of each such charter commitment to the Agent forthwith;

(B)	forthwith following a demand made by the Agent (acting on the instructions of the Majority Lenders):

(1)	execute an assignment of any such charter commitment in favour of the Security Agent (in the same form as a Charter Assignment) and any notice of assignment required in connection therewith;

(2)	procure the service of any such notice of assignment on the relevant charterer or other counterparty of the Owner under such charter commitment; and

(3)

use reasonable endeavours to obtain, and provide the Agent with, the acknowledgement (on reasonable, market standard terms) by such relevant counterparty of the relevant notice of assignment or (in the event that the relevant charterer requires from the Security Agent or any other Finance Party a quiet enjoyment agreement as a condition of its approval of the relevant Mortgage) procure that the Agent receives a copy of such acknowledgment by such relevant counterparty of the notice of assignment (included, where reasonably practicable, in the relevant Quiet Enjoyment Agreement);

(C)

deliver to the Agent such documents and evidence of the type referred to in Schedule 3 (Conditions precedent), in relation to any such charter assignment or any other related matter referred to in this clause 22.8(b), as the Agent (acting on the instructions of the Majority Lenders in their sole discretion) shall require; and

(D)

pay on the Agent’s demand all reasonable legal costs and other costs incurred by the Agent and/or the Lenders and/or the Security Agent in connection with or in relation to any such charter assignment or any other related matter referred to in this clause 22.8(b); and

(ii)	be permitted to place any Ship under any commercial pool arrangements provided that:

(A)	it provides evidence of such Ship’s acceptance under such commercial pool arrangements; and

(B)

it serves on the appropriate legal entities managing and/or owning the relevant pool from which Earnings are payable to the Owner, a notice of assignment of the Earnings of such Ship pursuant to the relevant Deed of Covenant or General Assignment and use reasonable endeavours to obtain and deliver to the Agent the relevant acknowledgement of such notice, each in an approved form.

22.9	Merchant use

The relevant Owner shall use the Ship only as a civil merchant trading ship.

22.10	Lay up

Except with approval, the Ship shall not be laid up or deactivated.

22.11	Sharing of Earnings

Except with approval by the Majority Lenders, the relevant Owner shall not enter into any arrangement under which its Earnings from the Ship may be shared with anyone else except under the operations of any commercial pool arrangements permitted by the terms of this Agreement.

22.12	Payment of Earnings

(a)	The relevant Owner’s Earnings from the Ship shall be paid in the way required by the Ship’s General Assignment or Deed of Covenant or any Charter Assignment (as applicable).

(b)

If any Earnings are held by brokers or other agents, they shall be paid to the Security Agent or the Agent (as the case may be), if it requires this after the Earnings have become payable to it under the Ship’s General Assignment or Deed of Covenant or any Charter Assignment (as applicable).

23	Condition and operation of Ship

23.1	Undertaking to comply

Each Obligor who is a Party undertakes that this clause 23 will be complied with in relation to each Mortgaged Ship throughout the relevant Ship’s Mortgage Period.

23.2	Defined terms

In this clause 23 and in Schedule 3 (Conditions precedent):

applicable code means any code or prescribed procedures required to be observed by the Ship or the persons responsible for its operation under any applicable law (including but not limited to those currently known as the ISM Code and the ISPS Code).

applicable law means all laws and regulations applicable to vessels registered in the Ship’s Flag State or which for any other reason apply to the Ship or to its condition or operation at any relevant time.

applicable operating certificate means any certificates, vessel response plans, or other document relating to the Ship or its condition or operation required to be in force under any applicable law or any applicable code.

23.3	Repair

The Ship shall be kept in a good, safe and efficient state of repair. The quality of workmanship and materials used to repair the Ship or replace any damaged, worn or lost parts or equipment shall be sufficient to ensure that the Ship’s value is not materially reduced.

23.4	Modification

Except with approval, the structure, type or performance characteristics of the Ship shall not be modified in a way which would or might materially alter the Ship or materially reduce its value.

23.5	Removal of parts

Except with approval, no material part of the Ship or any equipment shall be removed from the Ship if to do so would materially reduce its value (unless at the same time it is replaced with equivalent parts or equipment owned by the relevant Owner free of any Security Interest except under the Security Documents).

23.6	Third party owned equipment

Except with approval, equipment owned by a third party shall not be installed on the Ship if it cannot be removed without risk of causing damage to the structure or fabric of the Ship or incurring significant expense.

23.7	Maintenance of class; compliance with laws and codes

The Ship's class shall be the relevant Classification with the relevant Classification Society and neither the Classification nor the Classification Society of the Ship shall be changed without approval of the Agent (acting on the instructions of the Majority Lenders) (such approval not to be unreasonably withheld and which approval shall not be required in respect of a change to any one of DNV GL, American Bureau of Shipping, Lloyd’s Register of Shipping, Korean Register, China Classification Society, Class NK and Bureau Veritas). Immediately after any such approved change the Borrower shall notify the Lenders (through the Agent) of such change. The Ship and every person who owns, operates or manages the Ship shall comply with all applicable laws and the requirements of all applicable codes. There shall be kept in force and on board the Ship or in such person's custody any applicable operating certificates which are required by applicable laws or applicable codes to be carried on board the Ship or to be in such person's custody (including but not limited to the Inventory of Hazardous Materials or any other applicable equivalent document required by applicable law). Promptly upon the Agent’s request, the relevant Owner shall provide to the Agent a copy of the Inventory of Hazardous Materials and the class records in respect of the Ship.

23.8	Surveys

The Ship shall be submitted to all period surveys and any other surveys which are required for it to maintain the Classification as its class. Copies of reports of those surveys shall be provided promptly to the Agent if it so requests.

23.9	Inspection and notice of dry-docking

The Agent (acting on the instructions of the Majority Lenders) and/or surveyors or other persons appointed by the Agent for such purpose shall be allowed to board the Ship at all reasonable times, subject to prior reasonable notice to the relevant Owner and without interfering with the Ship’s continuing, safe and efficient operations, to inspect it and given all proper facilities needed for that purpose. The Agent shall be given reasonable advance notice of any intended dry-docking of the Ship (whatever the purpose of that dry-docking). The Borrower shall bear the cost of only two such inspections in aggregate in respect of all the Ships per calendar year unless there is an Event of Default which is continuing, in which case the cost of all such inspections shall be borne by the Borrower.

23.10	Prevention of arrest

All debts, damages, liabilities and outgoings (due and payable and not contested by the relevant Owner in good faith) which have given, or may reasonably give, rise to maritime, statutory or possessory liens on, or claims enforceable against, the Ship, its Earnings or Insurances shall be promptly paid and discharged.

23.11	Release from arrest

The Ship, its Earnings and Insurances shall be released within 45 days (or such longer period as may be approved) from any arrest, detention, attachment or levy, and any legal process against the Ship shall be discharged within 45 days (or such longer period as may be approved), by whatever action is required to achieve that release or discharge.

23.12	Information about Ship

The Agent shall promptly be given any information which it may reasonably require about the Ship or its employment, position, use or operation, including details of towages and salvages, and copies of all its charter commitments entered into by or on behalf of any Obligor and copies of any applicable operating certificates.

23.13	Notification of certain events

The Agent shall promptly be notified of:

(a)	any damage to the Ship where the cost of the resulting repairs exceeds or is reasonably likely to exceed the Major Casualty Amount for such Ship;

(b)	any occurrence as a result of which a Ship has become or is, by the passing of time or otherwise, reasonably likely to become a Total Loss;

(c)	any requisition of the Ship for hire;

(d)	any Environmental Incident involving the Ship and Environmental Claim being made in relation to such an incident;

(e)	any withdrawal of any applicable operating certificate;

(f)	the receipt of notification that any application for such a certificate has been refused;

(g)

any requirement or recommendation made in relation to the Ship by any insurer or the Ship’s Classification Society or by any competent authority which is not, or cannot be, complied with in the manner or time required or recommended; and

(h)	any arrest, hijacking or detention of the Ship or any exercise or purported exercise of a lien or other claim on the Ship or its Earnings or Insurances.

23.14	Payment of outgoings

All tolls, dues and other outgoings whatsoever in respect of the Ship and its Earnings and Insurances shall be paid promptly to the extent such payment is not being contested in good faith and with adequate reserves. Proper accounting records shall be kept of the Ship and its Earnings.

23.15	Evidence of payments

The Agent shall be allowed proper and reasonable access, subject to prior written notice and provided that the operations of the relevant Ship and Owner are not in any way hindered, to those accounting records when it reasonably requests it and, when it reasonably requires it, shall be given satisfactory evidence that:

(a)	the wages and allotments and the insurance and pension contributions of the Ship’s crew are being promptly and regularly paid;

(b)	all deductions from its crew’s wages in respect of any applicable Tax liability are being properly accounted for; and

(c)	the Ship’s master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress.

23.16	Repairers’ liens

Except with approval by the Majority Lenders, the Ship shall not be put into any other person’s possession for work to be done on the Ship if the cost of that work will exceed or is likely to exceed the Major Casualty Amount for such Ship unless the relevant Owner has established to the reasonable satisfaction of the Agent that it has sufficient reserves with the Account Bank to pay for such works or that person gives the Security Agent a written undertaking in approved terms not to exercise any lien on the Ship or its Earnings for any of the cost of such work.

23.17	Survey report

As soon as reasonably practicable after the Agent requests it following each inspection made pursuant to clause 23.9 (Inspection and notice of dry-dockings), the Agent shall be given a report on the seaworthiness and/or safe operation of the Ship, from approved surveyors or inspectors.

23.18	Lawful use

The Ship shall not be employed in any way or in any activity which is unlawful under international law or the domestic laws of any relevant country.

23.19	War zones

No Ship shall enter or remain in any zone which has been declared a war zone by any government entity or that Ship's war risk insurers except with prior written notification to the Agent and provided that the Owners have delivered to the Agent written evidence satisfactory to it that any requirements of that Ship's insurers necessary to ensure that such Ship remains properly insured in accordance with the Finance Documents (including any requirement for the payment of extra insurance premiums) are complied with.

23.20	Scrapping

Subject to the other provisions of this Agreement, if the Ship, or any other vessel owned or controlled by the Obligors, is sold to any person (including an intermediary) with the intention of being scrapped, then such Ship or other vessel shall be recycled at a recycling yard which conducts its recycling business in a socially and environmentally responsible manner in accordance with the Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships, 2009 and EU Ship Recycling Regulation, 2013.

23.21	Poseidon principles

(a)

The relevant Owner shall, upon the request of the Agent and at the cost of such Owner, on or before 31 July in each calendar year, supply or procure the supply to the Agent of all information necessary in order for any Lender to comply with its obligations under the Poseidon Principles in respect of the preceding year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI and any Statement of Compliance (together with a Carbon Intensity and Climate Alignment Certificate) in each case relating to such Owner’s Ship for the preceding calendar year provided always that no Finance Party shall publicly disclose such information with the identity of any Ship without the prior written consent of the relevant Owner. For the avoidance of doubt, such information shall be Confidential Information for the purposes of clause 47 (Confidential Information) but the relevant Owner acknowledges that, in accordance with the Poseidon Principles, such Confidential Information will form part of the information published regarding the relevant Lender’s portfolio climate alignment.

(b)	For the purposes of this clause 23.21 the following words shall have the following meanings:

Carbon Intensity and Climate Alignment Certificate means a certificate from a Recognized Organisation relating to a Ship and a calendar year setting out:

(a)

the average efficiency ratio of that Ship for all voyages performed by it over that calendar year using ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI in respect of that calendar year; and

(b)	the climate alignment of that Ship for such calendar year,

in each case as calculated in accordance with the Poseidon Principles.

Poseidon Principles means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published on 18 June 2019 as the same may be amended or replaced (to reflect changes in applicable law or regulation or the introduction of or changes to mandatory requirements of the International Maritime Organisation) from time to time.

Recognized Organisation means, in respect of a Ship, an organisation representing that Ship’s flag state and, for the purposes of this clause 23.21, duly authorised to determine whether the relevant Owner has complied with regulation 22A of Annex Vl.

23.22	Inventory of Hazardous Materials

An Inventory of Hazardous Materials shall be maintained in relation to the Ship provided that if such certificate is not available at the start of the Ship’s Mortgage Period, an Inventory of Hazardous Material will be obtained at the next dry docking of the Ship.

24	Insurance

24.1	Undertaking to comply

Each Obligor who is a Party undertakes that this clause 24 shall be complied with in relation to each Mortgaged Ship and its Insurances throughout the relevant Ship’s Mortgage Period.

24.2	Insurance terms

In this clause 24:

excess risks means the proportion (if any) of claims for general average, salvage and salvage charges not recoverable under the hull and machinery insurances of a vessel in consequence of the value at which the vessel is assessed for the purpose of such claims exceeding its insured value.

excess war risk P&I cover means cover for claims only in excess of amounts recoverable under the usual war risk cover including (but not limited to) hull and machinery, crew and protection and indemnity risks.

hull cover means insurance cover against the risks identified in paragraph (a) of clause 24.3 (Coverage required).

minimum hull cover means, in relation to a Mortgaged Ship, an amount equal to the greater of

(i) the market value of that Ship and (ii) such amount which, when added to the insured value of the other Mortgaged Ships for the equivalent insurance cover at the relevant time, is no less than 120 per cent of the aggregate of the Total Commitments at the relevant time.

P&I risks means the usual risks (including liability for oil pollution, excess war risk P&I cover) covered by a protection and indemnity association which is a member of the International Group of protection and indemnity associations (or, if the International Group ceases to exist, any other leading protection and indemnity association or other leading provider of protection and indemnity insurance) (including, without limitation, the proportion (if any) of any collision liability not covered under the terms of the hull cover).

24.3	Coverage required

The Ship (including its hull and machinery, hull interest, disbursements and/or increased value) shall at all times be insured at the Ship's Owner's cost:

(a)

against fire and usual marine risks (including excess risks) and war risks (including war protection and indemnity risks (including crew), terrorism risks, piracy and confiscation risks and excess war P&I risk) on an agreed value basis, for its minimum hull cover (and with the insured value under the hull and machinery cover to be at least 80% of its market value provided that it is acceptable to the Finance Parties if the hull interest and the freight interest is insured for up to 33.33% under the increased value/disbursements policies);

(b)

against P&I risks for the highest amount then available in the insurance market for vessels of similar age, size and type as the Ship (but, in relation to liability for oil pollution, for an amount of not less than $1,000,000,000 or, if lower, the maximum amount available in the relevant insurance market) and a freight, demurrage and defence cover;

(c)	against such other risks and matters which the Agent notifies it that it considers reasonable for a prudent shipowner or operator to insure against at the time of that notice; and

(d)	on terms which comply with the other provisions of this clause 25.

24.4	Placing of cover

The insurance coverage required by clause 24.3 (Coverage required) shall be:

(a)

in the name of the relevant Owner and (in the case of the Ship’s hull cover) no other person (other than the Security Agent (and any other Finance Party required by the Agent) if required by the Agent) (unless such other person is approved and, if so required by the Agent, has duly executed and delivered a first priority assignment of its interest in the Ship’s Insurances to the Security Agent (and any other Finance Party required by the Agent) in an approved form and provided such supporting documents and opinions in relation to that assignment as the Agent requires);

(b)

if the Agent so requests, in the joint names of the relevant Owner and the Security Agent (and any other Finance Party required by the Agent) (and, to the extent reasonably practicable in the insurance market, without liability on the part of the Security Agent or such Finance Party for premiums or calls);

(c)	in dollars or another approved currency;

(d)	arranged through approved brokers or direct with approved insurers or protection and indemnity or war risks associations;

(e)	in full force and effect; and

(f)

on approved terms (and always applying the terms of the Institute Time Clauses 1/10/1983 or equivalent clauses under the Nordic Marine Insurance Plan of 2013 or equivalent International Hull Clauses if available in the insurance market) and with approved insurers or associations.

24.5	Deductibles

The aggregate amount of any excess or deductible under the Ship’s hull cover shall not exceed $1,000,000 or any other approved amount.

24.6	Mortgagee’s insurance

(a)

The Borrower shall promptly reimburse to the Agent the cost (as conclusively certified by the Agent) of taking out and keeping in force in respect of the Ship and the other Mortgaged Ships on approved terms, or in considering or making claims under a mortgagee’s interest insurance and a mortgagee’s additional perils (pollution risks) cover for the benefit of the Finance Parties for an aggregate amount of 110% of the Loans at such time.

(b)

The Agent shall take out mortgagee's interest insurance and mortgagee’s additional perils (pollution risks) cover (on the terms provided under clause 24.6(a)) and keep such mortgagee's interest insurance and mortgagee’s additional perils (pollution risks) cover in force in respect of the Ship throughout the Mortgage Period of that Ship.

24.7	Fleet liens, set off and cancellations

If the Ship’s hull cover also insures other vessels, the Security Agent shall either be given an undertaking in approved terms by the brokers or (if such cover is not placed through brokers or the brokers do not, under any applicable laws or insurance terms, have such rights of set off and cancellation) the relevant insurers that the brokers or (if relevant) the insurers will not:

(a)	set off against any claims in respect of the Ship any premiums due in respect of any of such other vessels insured (other than other Mortgaged Ships); or

(b)	cancel that cover because of non-payment of premiums in respect of such other vessels,

or the Borrower shall ensure that hull cover for the Ship and any other Mortgaged Ships is provided under a separate policy from any other vessels.

24.8	Payment of premiums

All premiums, calls, contributions or other sums payable in respect of the Insurances shall be paid punctually by the Owner and the Agent shall be provided with all relevant receipts or other evidence of payment upon request.

24.9	Details of proposed renewal of Insurances

At least three (3) days before any of the Ship’s Insurances are due to expire, the Agent shall be notified of the names of the brokers, insurers and associations proposed to be used for the renewal of such Insurances and the amounts, risks and terms in, against and on which the Insurances are proposed to be renewed.

24.10	Instructions for renewal

At least two (2) days before any of the Ship’s Insurances are due to expire, instructions shall be given to brokers, insurers and associations for them to be renewed or replaced on or before their expiry.

24.11	Confirmation of renewal

The Ship’s Insurances shall be renewed upon their expiry in a manner and on terms which comply with this clause 24 and confirmation of such renewal given by approved brokers or insurers which shall be provided to the Agent upon such expiry.

24.12	P&I guarantees

Any guarantee or undertaking required by any protection and indemnity or war risks association in relation to the Ship shall be provided when required by the association.

24.13	Insurance documents

The Agent shall be provided with pro forma copies of all insurance policies and other documentation issued by brokers, insurers and associations in connection with the Ship’s Insurances as soon as they are available after they have been placed or renewed and all insurance policies and other documents relating to the Ship’s Insurances shall be deposited with any approved brokers or (if not deposited with approved brokers) the Agent or some other approved person.

24.14	Letters of undertaking

Unless otherwise approved where the Agent is satisfied that equivalent protection is afforded by the terms of the relevant Insurances and/or any applicable law and/or a letter of undertaking provided by another person, on each placing or renewal of the Insurances, the Agent shall be provided promptly with letters of undertaking in an approved form (having regard to general insurance market practice and law at the time of issue of such letter of undertaking) from the relevant brokers, insurers and associations.

24.15	Insurance Notices and Loss Payable Clauses

The interest of the Security Agent or any other Finance Parties as assignees of the Insurances shall be endorsed on all insurance policies and other documents by the incorporation of a Loss Payable Clause and an Insurance Notice in respect of the Ship and its Insurances signed by the relevant Owner and, unless otherwise approved, each other person assured under the relevant cover (other than the Security Agent or any other Finance Party if it is itself an assured).

24.16	Insurance correspondence

If so required by the Agent (acting on the instructions of the Majority Lenders), the Agent shall promptly be provided with copies of all written communications between the assureds and brokers, insurers and associations relating to any of the Ship’s Insurances as soon as they are available provided that these are not subject to confidentiality obligations to third parties or imposed by law and subject to the Borrower using all reasonable endeavours to obtain a waiver of any such confidentiality obligation.

24.17	Qualifications and exclusions

All requirements applicable to the Ship’s Insurances shall be complied with and the Ship’s Insurances shall only be subject to approved exclusions or qualifications.

24.18	Independent report

If the Agent (acting on the instructions of the Majority Lenders) asks the Borrower for a detailed report from an approved independent firm of marine insurance brokers giving their opinion on the adequacy of the Ship’s Insurances then the Agent shall be provided promptly with such a report at no cost to the Agent or (if the Agent obtains such a report itself which then it shall be entitled to do) the Borrower shall reimburse the Agent for the cost of obtaining that report. The Borrower shall not bear the cost of more than two such reports in aggregate for all Ships per calendar year, unless there is an Event of Default which is continuing.

24.19	Collection of claims

All documents and other information and all assistance required by the Agent to assist it and/or the Security Agent in trying to collect or recover any claims under the Ship’s Insurances shall be provided promptly.

24.20	Employment of Ship

The Ship shall only be employed or operated in conformity with the terms of the Ship’s Insurances (including any express or implied warranties) and not in any other way (unless the insurers have consented and any additional requirements of the insurers have been satisfied).

24.21	Declarations and returns

If any of the Ship’s Insurances are on terms that require a declaration, certificate or other document to be made or filed before the Ship sails to, or operates within, an area, those terms shall be complied with within the time and in the manner required by those Insurances.

24.22	Application of recoveries

All sums paid under the Ship’s Insurances to anyone other than the Security Agent shall be applied in repairing the damage and/or in discharging the liability in respect of which they have been paid except to the extent that the repairs have already been paid for and/or the liability already discharged in which case such sums shall be applied in reimbursement of such costs incurred.

24.23	Settlement of claims

Any claim under the Ship’s Insurances for a Total Loss or Major Casualty shall only be settled, compromised or abandoned with prior approval of all Lenders provided that, in the case of Total Loss at a time when no Event of Default has occurred and is continuing, no such prior approval is required if proceeds payable in respect of such settlement are sufficient to enable the Borrower to make the prepayment required under clause 7.8(b)(i)(Sale or total Loss) or the Borrower has provided a Replacement Ship in accordance with clause 7.8(b)(ii) (Sale or total Loss).

25	Minimum security value

25.1	Undertaking to comply

Each Obligor who is a Party undertakes that this clause 25 will be complied with throughout the Facility Period.

25.2	Valuation of assets

For the purpose of the Finance Documents, the value at any time of any Mortgaged Ship or a Ship before any Utilisation or any other asset over which additional security is provided under this clause 25 will be its value as most recently determined in accordance with this clause 25 or, if no such value has been obtained, its value determined under any valuation made pursuant to clause 4 (Conditions of Utilisation).

25.3	Valuation frequency

Valuation of each Mortgaged Ship or each Ship before the first Utilisation and each such other asset in accordance with this clause 25 may be required by the Majority Lenders, acting reasonably, at any time (but in any event not less frequently than twice per calendar year on 30 June and 31 December of each calendar year).

25.4	Expenses of valuation

The Borrower shall bear, and reimburse to the Agent where incurred by the Agent, all costs and expenses of providing such a valuation provided that, unless an Event of Default has occurred and is continuing (in which case the Borrower shall bear the cost of any and all such valuations), the Borrower shall bear the cost of the valuations of each Mortgaged Ship under this clause 25 only twice per calendar year (but excluding for such purpose any valuations of a Mortgaged Ship if an Event of Default has occurred and is continuing, or a Total Loss of a Ship has occurred or has potentially occurred, or before the proposed or anticipated sale of a Ship, or any valuations of a Ship obtained before the first Utilisation where the cost of all such valuations shall in any event be borne by the Borrower). The Lenders shall bear the cost of any further valuations.

25.5	Valuations procedure

The value of any Mortgaged Ship and each Ship before the first Utilisation shall be determined in accordance with, and by valuers approved and appointed in accordance with, this clause 25. Additional security provided under this clause 25 shall be valued in such a way, on such a basis and by such persons (including the Agent itself) as may be approved by the Majority Lenders or as may be agreed in writing by the Borrower and the Agent (on the instructions of the Majority Lenders).

25.6	Currency of valuation

Valuations shall be provided by valuers in dollars or, if a valuer is of the view that the relevant type of vessel is generally bought and sold in another currency, in that other currency. If a valuation is provided in another currency, for the purposes of this Agreement it shall be converted into dollars at the Agent’s spot rate of exchange for the purchase of dollars with that other currency as at the date to which the valuation relates.

25.7	Basis of valuation

Each valuation will be addressed to the Agent in its capacity as such, it will be not more than 30 days old from its delivery to the Agent and made:

(a)	without physical inspection (unless required by the Agent acting on the instructions of the Majority Lenders);

(b)	on the basis of a sale for prompt delivery for a price payable in full in cash on delivery at arm’s length on normal commercial terms between a willing buyer and a willing seller; and

(c)	without taking into account the benefit or detriment of any charter commitment.

25.8	Information required for valuation

The Borrower shall promptly provide to the Agent and any such valuer any information which they reasonably require for the purposes of providing such a valuation.

25.9	Approval of valuers

All valuers must be Approved Brokers. The Agent may from time to time notify the Borrower and the Lenders of approval of any additional independent ship brokers which have been approved by the Borrower and the Agent (acting on the instructions of the Majority Lenders) as Approved Brokers for the purposes of this clause 25 and this Agreement, and the Majority Lenders may from time to time request the replacement of an Approved Broker.

25.10	Appointment of Approved Brokers

When a valuation is required for the purposes of this clause 25, the Borrower shall promptly appoint the relevant Approved Brokers to provide such a valuation. If the Borrower fails to appoint Approved Brokers within 5 Business Days of being required to do so, the Agent may appoint the relevant Approved Brokers to provide that valuation.

25.11	Number of valuers

(a)

Each valuation must be carried out by two (2) Approved Brokers both of whom shall be nominated by the Borrower. If the Borrower fails promptly to nominate an Approved Broker then the Agent may nominate that valuer.

(b)

If the two (2) valuations of a Ship made by two (2) Approved Brokers vary by more than 15%, then a third Approved Broker must be nominated by the Borrower to provide a valuation of such Ship. If the Borrower fails to promptly nominate such third Approved Broker, then the Agent may nominate that third Approved Broker.

25.12	Differences in valuations

(a)	If valuations of a Ship provided by different Approved Brokers differ, the value of the relevant Ship for the purposes of the Finance Documents will be the mean average of those valuations.

(b)	If any Approved Broker provides a range of values for a Ship, the value of such Ship for the purposes of the Finance Documents will be the mean average of the values comprising such range.

25.13	Security shortfall

(a)

If at any time the Security Value is less than the Minimum Value, the Agent may, and shall, if so directed by the Majority Lenders, by notice to the Borrower require that such deficiency be remedied. The Borrower shall then within 30 days of receipt of such notice ensure that the Security Value equals or exceeds the Minimum Value. For this purpose, the Borrower may:

(i)	provide additional security over cash in dollars or other assets approved by the Majority Lenders in accordance with this clause 25; and/or

(ii)

cancel part of the Total Commitments under clause 7.3 (Voluntary cancellation) and prepay under clause 7.4 (Voluntary prepayment) all or part of one or more Loans as necessary to ensure that the outstanding Loans do not exceed the Total Commitments (as so reduced).

(b)	Any prepayment pursuant to clause 25.13(a)(i) shall be made without any requirement as to any minimum amount required by clause 7.4 (Voluntary prepayment).

25.14	Creation of additional security

The value of any additional security which the Borrower offers to provide to remedy all or part of a shortfall in the amount of the Security Value will only be taken into account for the purposes of determining the Security Value if and when:

(a)

that additional security, its value and the method of its valuation have been approved by the Majority Lenders (except in the case of otherwise approved first ranking security over cash in Dollars which shall be valued at par);

(b)

a Security Interest over that security has been constituted in favour of the Security Agent or (if appropriate) the Finance Parties in substantially the same form as previously agreed (where relevant) or otherwise in an approved form and manner;

(c)	this Agreement has been unconditionally amended with such consequential amendments as required by the Agent acting reasonably; and

(d)

the Agent, or its duly authorised representative, has received such documents and evidence it may require in relation to that amendment and additional security including documents and evidence of the type referred to in Schedule 3 (Conditions precedent) in relation to that amendment and additional security and its execution and (if applicable) registration.

25.15	Security release

If the Security Value shall at any time exceed the Minimum Value, and the Borrower shall previously have provided further security to the Security Agent and/or the other Finance Parties pursuant to clause 25.13 (Security shortfall), the Security Agent and the other Finance Parties shall, as soon as reasonably practicable after notice from the Borrower to do so and subject to being indemnified against the reasonable cost of doing so, procure the release of any such further security specified by the Borrower provided that the Agent (acting on the instructions of the Majority Lenders) is satisfied that, immediately following such release, the Security Value will equal or exceed the Minimum Value and no other Event of Default shall have occurred and be continuing.

26	Chartering undertakings

26.1	Undertaking to comply

Each Obligor who is a Party undertakes that the following provisions of this clause 26 will be complied with in relation to each Mortgaged Ship (which is subject to a Charter) and its Charter Documents throughout the relevant Ship’s Mortgage Period.

26.2	Variations

Except for amendments or variations which:

(a)	reduce the original fixed tenor of a Charter;

(b)	reduce the applicable charter rate in respect of the original fixed tenor of a Charter;

(c)

result in a charter hire rate during an extension of the tenor of a Charter which is materially less beneficial to the relevant Owner than the terms which at the time could be reasonably expected to be obtained on the open market for vessels of the same age and type as the relevant Ship and for charter commitments of a similar type and period;

(d)	in connection with the extension of a Charter, would result in the Charterer being a Non Acceptable Charterer;

(e)	change the scheduled dates for payment of charter hire under a Charter by more than 30 days or change the payment terms to payments in arrear;

(f)

result in any assignment, transfer or novation of a Charter Document whether from the relevant Owner, the relevant Charterer or the relevant Charter Guarantor (subject to the last sentence of this clause 26.2);

(g)	would result in the conversion of a Charter to a bareboat charter or an arrangement under which operational control over the Ship is passed to another person;

(h)

affect termination rights under a Charter or relate to or amend or otherwise affect a Charter Guarantee or otherwise relate to, constitute, or cause or could cause: (A) a release of a Charter Guarantee or (B) a release of any obligations under a Charter Guarantee; or

(i)	change the governing law, jurisdiction, assignability or quiet enjoyment provisions of a Charter,

where, in each case, amendments and variations shall be notified to the Agent and approval from the Majority Lenders shall be required, each Owner shall be entitled to amend or vary a Charter (but not a Charter Guarantee) without approval. The relevant Owner shall notify the Agent of any variation of a Charter promptly upon the Agent’s request. For the avoidance of doubt, in relation to paragraph (f) above, the relevant Owner shall be entitled to novate the Charter of its Ship to another Owner who owns a Ship which at that point is not subject to another Charter because its Charter’s original fixed tenor has expired by lapse of time, but always subject and without prejudice to the provisions of Clause 7.11 (Mandatory prepayment and cancellation following Charter or Charter Guarantee termination), the obligations of the Borrower under clause 22.8 (Chartering), the other provisions of this Clause 26 and any other provisions of this Agreement and the other Finance Documents.

26.3	Releases and waivers

Except with approval, there shall be no release by the relevant Owner of any obligation of any other person under the Charter Documents (including by way of novation or assignment or transfer), no waiver of any breach of any such obligation and no consent to anything which would otherwise be such a breach except if any such release, waiver or consent relates to obligations, breaches or circumstances which are not relevant to, and do not constitute:

(a)	matters referred to in, or restricted by, clause 26.2 (Variations) or

(b)	the release from any obligation to pay moneys to any of the Obligors under the Charter Documents in general.

26.4	Termination by the relevant Owner

Except with approval, the relevant Owner shall not terminate or rescind any Charter Document or withdraw the Ship from service under the Charter or take any similar action.

26.5	Charter performance

The relevant Owner shall perform its obligations under the Charter Documents and use its reasonable endeavours to ensure that each other party to them performs their obligations under the Charter Documents.

26.6	Notice of assignment of Charter Documents

The relevant Owner shall (i) give notice of assignment of the Charter Documents to the other parties to such documents promptly upon execution of the relevant Charter Assignment in the form specified by the relevant Charter Assignment for that Ship; (ii) use reasonable endeavours to obtain and provide the Agent with a copy of that notice acknowledged by each counterparty of the Owner thereunder in the form specified therein which shall be on reasonable, market standard terms, and (iii) in the event that the relevant Charterer requires from the Security Agent or any other Finance Party a quiet enjoyment agreement as a condition of its approval of the relevant Mortgage, ensure that the Agent receives a copy of (1) the notice referred to in paragraph (i) above, acknowledged by each such counterparty (such acknowledgment to be included, where reasonably practicable, in the relevant Quiet Enjoyment Agreement, if applicable) and (2) the relevant Quiet Enjoyment Agreement which is to be executed by a charterer, at the times required under clause 26.9 (Quiet Enjoyment)).

26.7	Payment of Charter Earnings

All Earnings which the relevant Owner is entitled to receive under the relevant Charter Documents shall be paid into the relevant Owner’s Earnings Account or, following the occurrence of an Event of Default which is continuing, in the manner required by the Security Documents.

26.8	Termination Cure

Without prejudice to clause 7.11 (Mandatory prepayment and cancellation following Charter or Charter Guarantee termination), the rights of the Finance Parties thereunder and the Obligors’ other obligations under the Finance Documents, if an Initial Charter or Charter Guarantee related to an Initial Charter is cancelled or rescinded or (except as a result of the relevant Ship being a Total Loss) frustrated, or if any Ship is withdrawn from service under an Initial Charter before the time that Initial Charter was scheduled to expire, then the Borrower shall use their reasonable endeavours to ensure that:

(a)	as soon as reasonably practicable after such cancellation, rescission, frustration or withdrawal, the relevant Owner of that Ship will enter into a Replacement Charter for that Ship; and

(b)

forthwith after the entry into such Replacement Charter, the relevant Owner will grant in favour of the Security Agent a Charter Assignment in respect of such Replacement Charter and will provide and deliver to the Agent in respect of the same, any documents and evidence of the nature described in Schedule 3 (Conditions precedent) as reasonably required by the Agent.

26.9	Quiet Enjoyment

(a)

In respect of an Initial Charter or other charter commitment in force as of the date of this Agreement, if a quiet enjoyment agreement is required in respect of a Ship pursuant to the terms of the relevant Initial Charter or other charter commitment (as applicable), the Lenders agree to instruct the Security Agent to enter into a Quiet Enjoyment Agreement with the relevant charterer on substantially the same terms as any quiet enjoyment agreement provided in connection with any of the credit facilities listed in the definition of

“Existing Indebtedness” (if applicable). Each duly executed Quiet Enjoyment Agreement will be delivered to the Agent in the agreed form:

(i)

by no later than the first Utilisation Date, in the event that the relevant charterer requires a quiet enjoyment agreement from the Security Agent or any other Finance Party as a condition to its approval of the relevant Mortgage (to the extent not already waived by that charterer); or

(ii)

in the event that the relevant charterer requires a quiet enjoyment agreement from the Security Agent or any other Finance Party (but not as a condition to its approval of the relevant Mortgage), by the first Utilisation Date, or if it is not possible to reach an agreement between the Borrower, the Security Agent and the relevant charterer by that date, then within 60 days from the first Utilisation Date (or any other longer period as may be agreed between the Majority Lenders and the Borrower).

(b)

In respect of a Charter or other charter commitment (other than a charter or other charter commitment referred to in paragraph (a) above), if a quiet enjoyment agreement is required in respect of a Ship pursuant to the terms of that Charter or other charter commitment (as applicable), the Lenders agree to instruct the Security Agent to enter into a quiet enjoyment agreement with such charterer on substantially the same terms as any of the Quiet Enjoyment Agreements in respect of any Initial Charter for a Ship referred to in Schedule 2 (Ship information) on the date when the relevant Ship is delivered to the relevant charterer thereunder and the Borrower shall use reasonable endeavours to ensure that the relevant quiet enjoyment agreement will contain terms providing that if the charterer is in breach of any applicable sanctions then the Security Agent’s obligations thereunder can be terminated by the Security Agent.

(c)

In any event, the Parties acknowledge that the Security Agent will not, and will not be expected to, deliver and release an executed Quiet Enjoyment Agreement to the relevant Owner or any charterer for any Ship, until such Ship is about to be or has actually been delivered to the relevant charterer under the relevant Charter.

27	Bank accounts

27.1	Undertaking to comply

Each Obligor who is a Party undertakes that this clause 27 will be complied with throughout the Facility Period.

27.2	Earnings Account

(a)	Each Owner and the Borrower shall be the holder of one Account with an Account Bank, each of which is designated as an “Earnings Account” for the purposes of the Finance Documents.

(b)

The Earnings of the Mortgaged Ships and all moneys payable to the relevant Owner under each Ship’s Insurances and any net amount payable to the Borrower under any Hedging Contract shall be paid by the persons from whom they are due to the relevant Earnings Account unless required to be paid to the Security Agent under the relevant Finance Documents.

(c)	The relevant Account Holder(s) shall not withdraw amounts standing to the credit of an Earnings Account except as permitted by paragraph (d) below or by the terms of any Account Security.

(d)

If there is no Event of Default which is continuing, amounts standing to the credit of the Earnings Accounts shall be at the free disposal of the relevant Account Holder(s) and the relevant Account Holder(s) may withdraw moneys from an Earnings Account for any purpose whatsoever which is permitted (or not prohibited) by the terms of this Agreement and the Finance Documents and provided that such withdrawal will not cause or result in an Event of Default.

(e)	The Obligors undertake to shall procure that:

(i)

all amounts in excess of $100,000 standing to the credit of each Earnings Account of each Owner will automatically be transferred on a daily basis to the Earnings Account of the Borrower in accordance with arrangements made separately between the Borrower, the Owners and the Account Bank (the Target Balance Arrangements);

(ii)	there will be no automated transfers of funds (sweep or otherwise) under the Target Balance Arrangements from the Earnings Account of the Borrower to any other account or person; and

(iii)	the Target Balance Arrangements existing on or about the date of this Agreement shall not be varied without prior written approval of the Majority Lenders.

27.3	Other provisions

(a)	An Account may only be designated for the purposes described in this clause 27 if:

(i)

such designation is made in writing by the Agent and acknowledged by the Borrower and specifies the name and address of the Account Bank and the relevant Account Holder(s) and the number and any designation or other reference attributed to the Account;

(ii)	an Account Security has been duly executed and delivered by the relevant Account Holder(s) in favour of the Security Agent (and any other Finance Party required by the Agent);

(iii)	any notice required by the Account Security to be given to an Account Bank has been given to, and acknowledged by, the Account Bank in the form required by the relevant Account Security; and

(iv)

the Agent, or its duly authorised representative, has received such documents and evidence it may require in relation to the Account and the Account Security including documents and evidence of the type referred to in Schedule 3 (Conditions precedent) in relation to the Account and the relevant Account Security.

(b)	The rates of payment of interest and other terms regulating any Account will be a matter of separate agreement between the relevant Account Holder(s) and an Account Bank.

(c)

If an Account is a fixed term deposit account, the relevant Account Holder(s) may select the terms of deposits until the relevant Account Security has become enforceable and the Security Agent directs otherwise.

(d)

The relevant Account Holder(s) shall not close any Account or alter the terms of any Account from those in force at the time it is designated for the purposes of this clause 27 or waive any of its rights in relation to an Account except with approval.

(e)

The relevant Account Holder(s) shall, upon request by the Agent, deposit with the Security Agent all certificates of deposit, receipts or other instruments or securities relating to any Account, notify the Security Agent of any claim or notice relating to an Account from any other party and provide the Agent with any other information it may request concerning any Account.

(f)

Each of the Finance Parties agrees that if it is an Account Bank in respect of an Account then there will be no restrictions on creating a Security Interest over that Account as contemplated by this Agreement and it shall not (except with the approval of the Majority

Lenders) exercise any right of combination, consolidation or set-off which it may have in respect of that Account in a manner adverse to the rights of the other Finance Parties.

(g)

In the event that the Account Bank gives notice to any Obligor and/or the Security Agent of its intention to terminate the instructions and authorisations given to it under any notice of charge of account delivered pursuant to, and in accordance with the terms of, any Account Security in respect of any Account, the Obligors shall arrange for a new Account to replace the Account to which such notice relates and shall ensure that the following documents and evidence have been executed and delivered to the Agent at the cost and expense of the Borrower:

(i)	an Account Security in respect of such new Account duly executed by the parties thereto, together with any notices and acknowledgments required thereunder; and

(ii)	documents and evidence of the type referred to in Schedule 3 (Condition Precedent) in connection with such Account and such Account Security referred to in this paragraph (g).

28	Business restrictions

28.1	Undertaking to comply

Except as otherwise approved by the Majority Lenders, each Obligor who is a Party undertakes that this clause 28 will be complied with throughout the Facility Period by and in respect of each person to which each relevant provision of this clause is expressed to apply.

28.2	General negative pledge

(a)	In this clause 28.2, Quasi-Security means an arrangement or transaction described in paragraph (c) below.

(b)	No Owner shall permit any Security Interest to exist, arise or be created or extended over all or any part of its assets except for Permitted Security Interests.

(c)	(Without prejudice to any other provision of this clause 28), no Owner shall:

(i)

sell, transfer or otherwise dispose of any of its assets on terms whereby it is or may be leased to, or re-acquired by, an Obligor or any other Group Member other than pursuant to disposals permitted under clause 28.7 (Disposals);

(ii)	sell, transfer, factor or otherwise dispose of any of its receivables on recourse terms (except for the discounting of bills or notes in the ordinary course of business);

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(d)	Paragraphs (b) and (c) above do not apply to any Security Interest or (as the case may be) Quasi-Security, listed below:

(i)	those granted or expressed to be granted by any of the Security Documents; or

(ii)	in relation to a Mortgaged Ship, Permitted Maritime Liens.

28.3	Financial Indebtedness

No Owner shall incur or permit to exist, any Financial Indebtedness owed by it to anyone else except:

(a)	Financial Indebtedness incurred under the Finance Documents and Hedging Contracts for Hedging Transactions entered into pursuant to clause 29.2 (Hedging);

(b)	Financial Indebtedness owed to another Obligor (provided that any such Financial Indebtedness owed by an Owner is unsecured and subordinated to the Finance Documents on approved terms);

(c)	Financial Indebtedness permitted under clause 28.4 (Guarantees); and

(d)	Financial Indebtedness permitted under clause 28.5 (Loans and credit).

28.4	Guarantees

No Owner shall give or permit to exist, any guarantee by it in respect of indebtedness of any person or allow any of its indebtedness to be guaranteed by anyone else except:

(a)	guarantees of obligations of Affiliates that are not Financial Indebtedness or obligations prohibited by any Finance Document;

(b)	guarantees in favour of its own trade creditors given in the ordinary course of its business or in order to avoid the creation of, or to release, a Permitted Maritime Lien; and

(c)	guarantees which are Financial Indebtedness permitted under clause 28.3 (Financial Indebtedness).

28.5	Loans and credit

No Owner shall make, grant or permit to exist any loans or any credit by it to anyone else other than:

(a)	loans or credit to another Borrower or Guarantor permitted under clause 28.3 (Financial Indebtedness); and

(b)	trade credit granted by it to its customers on normal commercial terms in the ordinary course of its trading activities.

28.6	Bank accounts, operating leases and other financial transactions

No Owner shall:

(a)

maintain any current or deposit account with a bank or financial institution except for the Accounts and the deposit of money, operation of current accounts and the conduct of electronic banking operations through the Accounts;

(b)	hold cash in any account other than the Accounts;

(c)	enter into any obligations under operating leases relating to assets; or

(d)	be party to any banking or financial transaction, whether on or off balance sheet, that is not expressly permitted under this clause 29.

28.7	Disposals

No Owner shall enter into a single transaction or a series of transactions, whether related or not and whether voluntarily or involuntarily, to dispose of any asset except for any of the following disposals so long as they are not prohibited by any other provision of the Finance Documents:

(a)	disposals of assets made in (and on terms reflecting) the ordinary course of trading of the disposing entity;

(b)	disposals of obsolete assets, or assets which are no longer required for the purpose of the business of the Borrower, in each case for cash on normal commercial terms and on an arm's length basis;

(c)	disposals permitted by clauses 28.2 (General negative pledge), 28.3 (Financial Indebtedness) or 22.3 (Sale or other disposal of a Ship); and

(d)	the application of cash or cash equivalents in the acquisition of assets or services in the ordinary course of its business.

28.8	Contracts and arrangements with Affiliates

No Owner shall be party to any arrangement or contract with any of its Affiliates (other than intra- Group loans, and then only if and to the extent otherwise expressly permitted by the other provisions of this clause 28) unless such arrangement or contract is on an arm's length basis.

28.9	Subsidiaries

No Owner shall establish or acquire a company or other entity.

28.10	Acquisitions and investments

No Owner shall acquire any person, business, assets or liabilities or make any investment in any person or business or enter into any joint-venture arrangement except:

(a)	capital expenditures or investments related to maintenance of a Ship in the ordinary course of its business;

(b)	acquisitions of assets in the ordinary course of business (not being new businesses or vessels);

(c)	the incurrence of liabilities in the ordinary course of its business;

(d)	any loan or credit not otherwise prohibited under this Agreement; or

(e)	pursuant to any Transaction Document to which it is party.

28.11Reduction of capital

No Owner shall redeem or purchase or otherwise reduce any of its equity or any other share capital or any warrants or any uncalled or unpaid liability in respect of any of them or reduce the amount (if any) for the time being standing to the credit of its share premium account or capital redemption or other undistributable reserve in any manner.

28.12Distributions and other payments

The Borrower shall not:

(a)	declare or pay (including by way of set-off, combination of accounts or otherwise) any dividend, or redeem or make any other distribution) or payment (whether in cash or in specie) including any interest and/or unpaid dividends, in respect of its equity or any other share capital or any warrants for the time being in issue; or

(b)

make any payment (including by way of set-off, combination of accounts or otherwise) by way of interest, or repayment, redemption, purchase or other payment, in respect of any shareholder loan, loan stock or similar instrument;

except where the following conditions are met:

(i)	no Event of Default is continuing at the time of the declaration or payment of any such dividend, distribution or other payment, nor would result from the declaration or payment of the same; and

(ii)

at the time when any such dividend, distribution or other payment is declared and made and following declaration and payment of the same, it would be in compliance with clause 20.3 (Group financial condition).

29	Hedging Contracts

29.1	Undertaking to comply

Each Obligor who is a Party undertakes that this clause 29 will be complied with throughout the Facility Period.

29.2	Hedging

(a)

If, at any time during the Facility Period, the Borrower wishes to enter into any Treasury Transaction so as to hedge all or any part of their exposure under this Agreement to interest rate fluctuations, it shall advise the Agent in writing.

(b)

Any such Treasury Transaction shall be concluded by the Borrower only, with one or more of the Hedging Providers on the terms of the Hedging Master Agreements (except with the approval of the Majority Lenders) and no such Treasury Transaction shall be concluded unless:

(i)	its purpose is to hedge the Borrower’s interest rate risk in relation to one or more Loans for a period expiring no later than the Final Reduction Date; and

(ii)

its notional amount, when aggregated with the notional amount of any other continuing Hedging Contracts for all Loans, does not and will not exceed all the Loans as then scheduled to be repaid pursuant to clause 6.2 (Scheduled reduction of Facility).

(c)	Other than Hedging Transactions which meet the requirements of paragraphs (a) to (b) above, the Borrower shall not enter into Hedging Transactions, except with approval.

(d)	The Borrower shall, promptly upon entry into of any Confirmation under a Hedging Contract, deliver to the Agent an original or certified copy of such Confirmation.

(e)

The Borrower shall, before entering into or agreeing to enter into any Treasury Transactions with any Hedging Provider, ensure that the following documents and evidence have been executed and delivered to the Agent at the cost and expense of the Borrower:

(i)

a Hedging Master Agreement with each Hedging Provider and the Hedging Contract Security in respect of all Hedging Master Agreements duly executed by the parties thereto, together with any notices and acknowledgments required thereunder;

(ii)	unless otherwise agreed by the Hedging Providers in writing, a second priority mortgage over m.v. GasLog Warsaw which shall secure, among other things, all liabilities of the Obligors under the Hedging Contracts in the agreed form on a subordinated basis towards the interests of the Lenders secured by the relevant Mortgage over such Ship and subject to a subordination deed in all respects acceptable to the Lenders; and

(iii)	documents and evidence of the type referred to in Schedule 3 (Condition Precedent) in connection with the documents referred to in paragraphs (i) and (ii) above.

29.3	Unwinding of Hedging Contracts

If at any time, and whether as a result of any prepayment (in whole or in part) of a Loan or any cancellation (in whole or in part) of any Commitment or otherwise, the aggregate notional amount under all Hedging Transactions in respect of all the Loans entered into by the Borrower exceeds or will exceed the amount of all the Loans outstanding at that time after such prepayment or cancellation, then the Borrower or a Hedging Provider with outstanding Hedging Contracts may (or, at the request of the Agent, must) close out and terminate (in whole or in part) those Hedging Transactions as are necessary to ensure that the aggregate notional amount under the remaining continuing Hedging Transactions in relation to the Loans does not exceed or will not exceed, the amount of all the outstanding Loans at that time and as scheduled to be repaid from time to time thereafter pursuant to clause 6.2 (Scheduled reduction of Facility).

Any reductions in the aggregate notional amount of the Hedging Transactions in accordance with this clause 29.3 will be apportioned to the notional amount of the outstanding Hedging Transactions in such manner as the Borrower may determine.

29.4	Variations

Subject to clause 46.3(a), any Hedging Master Agreement and the Hedging Contracts shall not be varied.

29.5	Releases and waivers

Except with approval and subject to clause 29.6 (Assignment of Hedging Contracts by Borrower), there shall be no release by the Borrower of any obligation of any other person under the Hedging Contracts (including by way of novation), no waiver of any breach of any such obligation and no consent to anything which would otherwise be such a breach.

29.6	Assignment of Hedging Contracts by Borrower

Except with approval or by the Hedging Contract Security, the Borrower shall not assign or otherwise dispose of its rights under any Hedging Contract unless such transfer is made by way of a novation or transfer of a Hedging Contract to another Hedging Provider or Lender.

29.7	Performance of Hedging Contracts by Borrower

The Borrower shall perform its obligations under the Hedging Contract.

29.8	Information concerning Hedging Contracts

The Borrower shall provide the Agent with any information it may request concerning any Hedging Contract, including all reasonable information, accounts and records that may be necessary or of assistance to enable the Agent to verify the amounts of all payments and any other amounts payable under the Hedging Contracts.

29.9	Qualified Financial Contracts

To the extent that the Finance Documents provide support, through a guarantee or otherwise, for any Hedging Contract or any other agreement or instrument that is a QFC (such support herein referred to as QFC Credit Support, and each such QFC, a Supported QFC), the Parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit

Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the U.S. Special Resolution Regimes) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Finance Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)

In the event a Covered Entity that is party to a Supported QFC (each, a Covered Party) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Finance Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Finance Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the Parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)	As used in this clause 29.9, the following terms have the following meanings:

BHC Act Affiliate of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

Covered Entity means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

Default Right has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

QFC has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

(c)	In the event of any inconsistency between this clause 29.9 and the terms of the Hedging Contracts with regards to QFC, the terms of the Hedging Contracts shall prevail.

29.10	Non-application of certain clauses

For the avoidance of doubt clauses 12 (Tax gross-up and indemnities), 13 (Increased Costs), 14 (Other indemnities), 15 (Mitigation by the Lenders), 40.7 (No set-off by Obligors), 40.8 (Business Days), 40.10 (Currency of Account), 40.11 (Change of currency), 43.3 (Day count convention), 46.10 (Changes to reference rates) and 47 (Confidential Information) shall not apply to Hedging Providers or with respect to Hedging Contracts, in which cases the terms of the Hedging Contracts shall prevail.

30	Events of Default

30.1	Each of the events or circumstances set out in this clause 30 (except clause 30.23 (Acceleration)) is an Event of Default.

30.2	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable provided however that no Event of Default shall occur if:

(a)	a Disruption Event has occurred; and

(b)	such payment is made within three (3) Business Days of the due date.

30.3	Hedging Contracts

(a)	An Event of Default (as defined in any Hedging Master Agreement) has occurred and is continuing under any Hedging Contract.

(b)	A breach of any term by the Borrower under any Hedging Contract.

30.4	Financial covenants

(a)	The Borrower does not comply with clause 20 (Financial covenants).

(b)	The Obligors do not comply with clause 25.13 (Security shortfall).

(c)	The Obligors do not comply with clause 27.2(e) or clause 27.3(g).

30.5	Insurance

(a)	The Insurances of a Mortgaged Ship are not placed and kept in force in the manner required by clause 24 (Insurance).

(b)	Any insurer either:

(i)	cancels any such Insurances and such Insurances are not immediately replaced by the Borrower to the full satisfaction of all the Lenders; or

(ii)	disclaims liability under them by reason of any mis-statement or failure or default by any person.

30.6	Other obligations

(a)	An Obligor does not comply with any provision of the Finance Documents except the following provisions:

(i)	those referred to in clause 30.2 (Non-payment), clause 30.3(a) (Hedging Contracts), clause 30.4 (Financial covenants) and clause 30.5 (Insurance) or any other provision of this clause 30;

(ii)	those of clauses 21.13 (Sanctions) and 26.8 (Termination Cure); and

(iii)	those of clause 26.4 (Termination by the relevant Owner) where an Owner has exercised rights available to it to terminate a Charter Document or withdraw its Ship from service under a Charter;

(b)

No Event of Default under paragraph (a) above will occur if the Agent (acting on the instructions of the Majority Lenders) considers that the failure to comply is capable of remedy and the failure is remedied within twenty days of the earlier of (A) the Agent giving notice to the Borrower and (B) the Borrower or any other Obligor becoming aware of the failure to comply.

30.7	Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made unless the same is capable of remedy and is remedied within twenty (20) days of the earlier of (a) the Agent giving notice to the Borrower and (b) the Borrower or any other Obligor becoming aware of the same (but excluding any representation or statement made under clause 18.35 (Sanctions), to which this clause 30.7 shall not apply).

30.8	Cross default

(a)	Any Financial Indebtedness of any Obligor is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any Obligor is cancelled or suspended by a creditor of any Obligor as a result of an event of default (however described).

(d)	The counterparty to a Treasury Transaction entered into by any Obligor becomes entitled to terminate that Treasury Transaction early by reason of an event of default (however described).

(e)

Any creditor of any Obligor becomes entitled to declare any Financial Indebtedness of that Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

(f)	No Event of Default will occur under this clause 30.8 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs 30.8(a) to 30.8(e) above is:

(i)	less than $10,000,000 (or its equivalent in any other currency or currencies) in respect of any Obligor (excluding the Owners); and/or

(ii)	less than $1,000,000 (or its equivalent in any other currency or currencies) in respect of any Owner.

30.9	Insolvency

(a)	An Obligor:

(i)	is unable or admits inability to pay its debts as they fall due;

(ii)	suspends making payments on any of its debts; or

(iii)	by reason of actual financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any Obligor is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any Obligor. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

30.10Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any Obligor;

(iii)

the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Obligor or any of its assets (including the directors of any Obligor requesting a person to appoint any such officer in relation to it or any of its assets); or

(iv)	enforcement of any Security Interest over any assets of any Obligor,

or any analogous procedure or step is taken in any jurisdiction.

(b)

Paragraph (a) above shall not apply to any winding-up petition (or analogous procedure or step) which is frivolous or vexatious and is discharged, stayed or dismissed within 15 (fifteen) days of commencement or, if earlier, the date on which it is advertised.

30.11Creditors’ process

(a)

Any expropriation, attachment, sequestration, distress, execution or any other analogous process or enforcement action affects any asset or assets of any Obligor for an amount in excess of $10,000,000 (or the equivalent in any other currency) in respect of any of the Obligors (other than the Owners) and/or $1,000,000 (or the equivalent in any other currency) in respect of any Owner, and is not discharged within thirty (30) days.

(b)

Any judgment or order is made against any Obligor for an amount in excess of $10,000,000 (or the equivalent in any other currency) in respect of any of the Obligors (other than the Owners) and/or $1,000,000 (or the equivalent in any other currency) in respect of any of the Owners and is not stayed or complied with within thirty (30) days.

30.12Unlawfulness and invalidity

(a)	It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

(b)

Any obligation or obligations of any Obligor under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively with any other cessations materially and adversely affects the interests of the Lenders under the Finance Documents.

(c)

Any Finance Document or any Transaction Security ceases to be in full force and effect or ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective for any reason.

30.13Cessation of business

Any Obligor suspends or ceases to carry on all or a material part of its business (except in the case of an Owner as a result of the sale of its Ship in accordance with, and subject to, the provisions of this Agreement).

30.14Expropriation

The authority or ability of any Obligor to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Obligor or any of its assets other than:

(a)	an arrest or detention of a Mortgaged Ship referred to in clause 30.19 (Arrest of Ship); or

(b)

any requisition for title, confiscation or other compulsory acquisition of a Mortgaged Ship by a government entity, condemnation, capture, hijacking, piracy or theft of a Mortgaged Ship which would fall under the Total Loss provisions of clause 7.8 (Sale or Total Loss).

30.15Repudiation and rescission of Finance Documents

An Obligor rescinds or repudiates a Finance Document or any of the Transaction Security.

30.16Litigation

Any litigation, alternative dispute resolution, arbitration or administrative, proceeding (including investigative proceeding) is taking place against any Obligor or any of its assets, rights or revenues which, if adversely determined, might reasonably be expected to have a Material Adverse Effect.

30.17Material Adverse Effect

Any event or circumstance occurs which has, or is reasonably expected to have, a Material Adverse Effect.

30.18Security enforceable

Any Security Interest (other than a Permitted Maritime Lien) in respect of Charged Property becomes enforceable.

30.19Arrest of Ship

Any Mortgaged Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim and the relevant Owner fails to procure the release of such Ship within a period of 45 days thereafter (or such longer period as may be approved).

30.20Ship registration

Except with approval, the registration of any Mortgaged Ship under the laws and flag of its Flag State is cancelled or terminated or, where applicable, not renewed or, if such Mortgaged Ship is only provisionally registered on the date of its Mortgage, such Ship is not permanently registered under such laws within 90 days of such date.

30.21Political risk

(a)

Either (1) the Flag State of any Mortgaged Ship or any Relevant Jurisdiction of an Obligor becomes involved in hostilities or civil war or (2) there is a seizure of power in the Flag State or any such Relevant Jurisdiction by unconstitutional means and (in either such case) such event or circumstance, might reasonably be expected to have, a Material Adverse Effect.

(b)

No Event of Default under paragraph (a) above will occur if the Borrower takes such action within 20 days of notice from the Agent (specifying the relevant action to be taken) to do so (or such longer period as may be approved) as the Agent may require, to ensure that such event or circumstances will not have such an effect.

30.22	Breach of Ministerial Decision

If the Hellenic Republic is the Flag State of a Mortgaged Ship, the relevant Owner commits any breach of the Ministerial Decision (as defined in the relevant Mortgage) with respect to that Mortgaged Ship or cancels or varies such Ministerial Decision except with approval.

30.23	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders:

(a)	by notice to the Borrower:

(i)	declare that no withdrawals be made from any Account; and/or

(ii)	cancel the Available Commitments at which time they shall immediately be cancelled and the Facility shall immediately cease to be available for further utilisation; and/or

(iii)

declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable; and/or

(iv)	declare that all or part of the Loans be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(b)	exercise or direct the Security Agent and/or any other beneficiary of the Security Documents to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

31	Position of Hedging Provider

31.1	Rights of Hedging Provider

Each Hedging Provider is a Finance Party and, as such, will be entitled to share in the Transaction Security in respect of any liabilities of the Borrower under the Hedging Contracts with such Hedging Provider in the manner and to the extent contemplated by the Finance Documents.

31.2	No voting rights

No Hedging Provider shall be entitled to vote on any matter where a decision of the Lenders alone is required under this Agreement, whether before or after the termination or close out of the Hedging Contracts with such Hedging Provider, provided that each Hedging Provider shall be entitled to vote on any matter where a decision of all the Finance Parties is expressly required.

31.3	Acceleration and enforcement of security

Neither the Agent nor the Security Agent nor any other beneficiary of the Security Documents shall be obliged, in connection with any action taken or proposed to be taken under or pursuant to clause 30 (Events of Default) or pursuant to the other Finance Documents, to have any regard to the requirements or interests of any Hedging Provider except to the extent that the relevant Hedging Provider is also a Lender or an Affiliate of a Lender.

31.4	Close out of Hedging Contracts

(a)

The Parties agree that at any time on and after any Event of Default the Agent (acting on the instructions of the Majority Lenders) shall be entitled, by notice in writing to a Hedging Provider, to instruct such Hedging Provider to terminate and close out any Hedging Transactions (or part thereof) with the relevant Hedging Provider (provided that such termination is instructed to be effected on a pro rata basis across all of the Hedging Transactions then outstanding). The relevant Hedging Provider will (and shall be entitled to) terminate and close out the relevant Hedging Transactions (or parts thereof) and/or the relevant Hedging Contracts in accordance with such notice promptly upon receipt of such notice and acceleration of the Facility.

(b)	No Hedging Provider shall be entitled to terminate or close out any Hedging Contract or any Hedging Transaction under it prior to its stated maturity except:

(i)	in accordance with a notice served by the Agent under paragraph (a) above; or

(ii)	in accordance with clause 29.3 (Unwinding of Hedging Contracts); or

(iii)	if the Borrower has not paid amounts due under the Hedging Contract and such amounts remain unpaid for a period which is longer than that provided under the relevant Hedging Contract; or

(iv)	if the Agent takes any action under clause 30.23 (Acceleration); or

(v)

if the Available Commitments have been cancelled, the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents (other than amounts outstanding under the Hedging Contracts) have been repaid by the Borrower in full (including by refinancing the Loans in full) and the Facility has ceased to be available for further utilisation; or

(vi)	if a Bankruptcy Event of Default (as defined in the applicable Hedging Master Agreement) has occurred in respect of the Borrower; or

(vii)	if the Hedging Provider or any of its Affiliates ceases to be a Lender; or

(viii)

if an Illegality, Force Majeure Event, Tax Event or Tax Event Upon Merger (as each such term is defined in the applicable Hedging Master Agreement) or a Swap Regulatory Event (as defined in clause 31.4(d) below) occurs in relation to that Hedging Provider and/or Hedging Contract to which it is a party.

(c)

If, at any time after any notice has been given or any other action has been taken under clause 30.23 (Acceleration), there is a net amount payable to the Borrower under a Hedging Transaction or a Hedging Contract upon its termination and close out, the relevant Hedging Provider shall forthwith pay that net amount (together with interest earned on such amount) to the Security Agent for application in accordance with clause 37.1 (Order of application).

(d)	As used in this clause 31.4 the following terms have the following meanings:

Swap Regulatory Event means that due to a Relevant Law applicable to the Borrower or a Hedging Provider:

(i)

either the Borrower or a Hedging Provider becomes required to clear a Hedging Transaction through a central clearing counterparty and such requirement was not applicable as at the date of this Agreement; or

(ii)	either the Borrower or a Hedging Provider becomes required to provide collateral or any form of initial or variation margin to the other in respect of such Hedging Transaction.

Relevant Law means:

(i)

the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementation or adoption of any law, regulation or rule related thereto and any formal or informal technical guidelines and regulatory technical standards, further regulations, official guidance or official rules or procedures with respect thereto;

(ii)

EMIR, UK EMIR and the implementation or adoption of any law, regulation or rule related thereto and any formal or informal technical guidelines and regulatory technical standards, further regulations, official guidance or official rules or procedures with respect thereto;

(iii)

the implementation or adoption of, or any change in, any applicable law, regulation, rule, guideline, standard or guidance after the date of this Agreement, and with applicable law, regulation, rule, guideline, standard or guidance for this purpose meaning any similar, related or analogous law, regulation, rule, guideline, standard or guidance to those in paragraphs (i) and (ii) above; or

(iv)

(any change in any of the laws, regulations, rules, guidelines, standards or guidance referred to in paragraphs (i) to (iii) above as a result of the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdictions after the date of this Agreement or as a result of the public or private statement or action by, or response of, any court, tribunal or regulatory authority with competent jurisdiction or any official or representative of any such court, tribunal or regulatory authority acting in an official capacity with respect thereto.

EMIR means Regulation (EU) 648/2012, commonly known as the European Market Infrastructure Regulation.

UK EMIR means Regulation (EU) 648/2012, commonly known as the European Market Infrastructure Regulation which forms part of United Kingdom domestic law by virtue of European Union (Withdrawal) Act 2018 (as amended or supplemented or replaced from time to time).

Section 9 - Changes to Parties

32	Changes to the Lenders

32.1	Assignments by the Lenders

Subject to this clause 32, a Lender (the Existing Lender) may assign any of its rights under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the New Lender).

32.2	Borrower consent

(a)	The prior written consent of the Borrower is required for an assignment by a Lender, unless the assignment is:

(i)	to another Lender or an Affiliate of any Lender;

(ii)	to a fund which is a Related Fund of that Existing Lender; or

(iii)	made at a time when an Event of Default is continuing.

(b)	The Agent will immediately advise the Borrower of the assignment.

(c)

The Borrower’s consent to an assignment may not be unreasonably withheld or delayed and will be deemed to have been given fifteen (15) Business Days after the Lender has requested consent unless consent is expressly refused within that time.

32.3	Other conditions of assignment

(a)	An assignment will only be effective:

(i)on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the Borrower and the other Finance Parties as it would have been under if it had been an Original Lender;

(ii)on the Existing Lender and the New Lender entering into any documentation required for the New Lender to accede as a party to any Security Document to which the Existing Lender is a party in its capacity as a Lender and/or (if it will no longer have an Available Commitment or participation in the Facility) to remove the Existing Lender as a party to and/or beneficiary of any such Security Document and, in relation to such Security Documents, completing any filing, registration or notice requirements;

(iii)(unless the assignment is of all an Existing Lender’s Commitment and all of its participation in the Loans) if the New Lender will have a Commitment and a participation in the Loans (when aggregated with its Affiliates’ and Related Funds’ Commitments and participations) of not less than $10,000,000 (or such other amount as the Agent and the Borrower may agree) as a result of such assignment;

(iv)on the performance by the Agent of all necessary “know your customer” or similar checks under all applicable laws and regulations relating to any person that it is required to carry out in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender; and

(v)if that Existing Lender assigns equal fractions of its Commitment and participation in the Loans and each Utilisation (if any) under the Facility.

(b)

Each New Lender, by executing the relevant Transfer Certificate, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with the Finance Documents on or prior to the date on which the assignment becomes effective in accordance with the Finance Documents and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(c)	If:

(i)	a Lender transfers any of its rights or obligations or assigns any of its rights under the Finance Documents or changes its Facility Office; and

(ii)

as a result of circumstances existing at the date the transfer, assignment or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under clause 12 (Tax gross-up and indemnities) or clause 13 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the transfer, assignment or change had not occurred unless the transfer, assignment or change is made by the Lender with the Borrower’s agreement to mitigate any circumstances giving rise to a Tax Payment or increased cost, or a right to be prepaid and/or cancelled by reason of illegality.

(d)

For the avoidance of doubt, nothing in this clause 32.3 shall restrict or prohibit the merger or any other form of combination between Credit Suisse AG and UBS AG or any Affiliate thereof and to the extent any assignment or other action is required or entered into by Credit Suisse AG for that purpose pursuant to this clause 32.3, all Parties hereby approve of the same.

32.4	Processing fee

The New Lender shall, on the date upon which an assignment takes effect, pay to the Agent (for its own account) a fee of $10,000.

32.5	Processing expenses

The New Lender shall, in addition to any fee payable under clause 32.4 (Processing fee), promptly on demand, pay the Agent and the Security Agent the amount of:

(a)	all costs and expenses (including legal fees) reasonably incurred by the Agent or the Security Agent in connection with any such assignment; and

(b)	any cost, loss or liability the Agent or the Security Agent incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any such assignment.

32.6	Transfer costs and expenses relating to security

The New Lender shall, promptly on demand, pay the Agent and the Security Agent the amount of:

(a)

all costs and expenses (including legal fees) reasonably incurred by the Agent or the Security Agent to facilitate the accession by the New Lender to, or assignment or transfer to the New Lender of, any Security Document granted in favour of (among others) the Lenders and/or the benefit of any such Security Document and any appropriate registration of any such accession or assignment or transfer; and

(b)	any cost, loss or liability the Agent or the Security Agent incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any such accession, assignment or transfer.

32.7	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the application of any Basel Regulation to the transactions contemplated by the Finance Documents;

(iv)	the performance and observance by any Obligor or any other person of its obligations under the Finance Documents or any other documents; or

(v)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of:

(A)the financial condition and affairs of the Obligors and their related entities in connection with its participation in this Agreement; and

(B)the application of any Basel Regulation to the transactions contemplated by the Finance Documents;

(ii)	will continue to make its own independent appraisal of the application of any Basel Regulation to the transactions contemplated by the Finance Documents;

(iii)	has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

(iv)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-assignment from a New Lender of any of the rights assigned under this clause 32; or

(ii)

support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under any Transaction Document or by reason of the application of any Basel Regulation to the transactions contemplated by the Transaction Documents or otherwise.

32.8	Procedure available for assignment

(a)

Subject to the conditions set out in clause 32.2 (Borrower consent) and clause 32.3 (Other conditions of assignment) an assignment may be effected in accordance with paragraph (d) below when (a) the Agent executes an otherwise duly completed Transfer Certificate and (b) the Agent executes any document required under paragraph (a) of clause 32.3 (Other conditions of assignment) which it may be necessary for it to execute in each case delivered to it by the Existing Lender and the New Lender duly executed by them and, in the case of any such other document, any other relevant person. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a Transfer Certificate and any such other document each duly completed, appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate and such other document.

(b)

The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	The Obligors who are Parties and the other Finance Parties irrevocably authorise the Agent to execute any Transfer Certificate on their behalf without any consultation with them.

(d)	Subject to clause 32.11 (Pro rata interest settlement) on the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Transfer Certificate;

(ii)

the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the Relevant Obligations) and expressed to be the subject of the release in the Transfer Certificate (but the obligations owed by the Obligors under the Finance Documents shall not be released); and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(e)

Lenders may utilise procedures other than those set out in this clause 32.8 (Procedure available for assignment) to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with this clause 32.8 (Procedure available for assignment) to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in clause 32.2 (Borrower consent) and clause 32.3 (Other conditions of assignment).

32.9	Copy of Transfer Certificate to Borrower

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate and any other document required under paragraph (a) of clause 32.3 (Other conditions of assignment, send a copy of that Transfer Certificate and such other documents to the Borrower.

32.10	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this clause 32, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and

(b)

any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or other Security Interest shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security Interest for the Lender as a party to any of the Finance Documents; or

(ii)

require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

32.11	Pro rata interest settlement

(a)

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any assignment pursuant to clause 32.8 (Procedure available for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)

any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (Accrued Amounts) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period; and

(ii)	the rights assigned by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(B)

the amount payable to the New Lender on that date will be the amount which would, but for the application of this clause 32.11, have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this clause 32.11 references to Interest Period shall be construed to include a reference to any other period for accrual of fees.

(c)

An Existing Lender which retains the right to the Accrued Amounts pursuant to this clause 32.11 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

32.12	Accession of Hedging Providers to this Agreement

(a)

Any Party (other than an Original Lender) which becomes a Lender after the date of this Agreement may, at the same time, become a Party to this Agreement as a Hedging Provider by giving written notice to the Agent at the time it executes and delivers to the Agent the relevant Transfer Certificate (or by stating so therein).

(b)

A Lender may also request at any time that itself (if not already a Hedging Provider) or an Affiliate of that Lender becomes a Hedging Provider by delivering to the Agent a duly executed Hedging Provider Accession Letter.

(c)	The relevant Lender or Affiliate will become a Hedging Provider under paragraph (b) above when the Agent receives the relevant Hedging Provider Accession Letter.

33	Changes to the Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents without the prior written consent of all the Lenders.

Section 10 - The Finance Parties

34	Roles of Agent, Security Agent and Arranger

34.1	Appointment of the Agent and Security Agent

Each other Finance Party (other than the Security Agent) appoints:

(a)	the Agent to act as its agent under and in connection with the Finance Documents; and

(b)	the Security Agent to act as its agent and as trustee under the Security Documents.

34.2	Security Agent as trustee

The Security Agent declares that it holds the Security Property on trust for itself and the other Finance Parties on the terms contained in this Agreement.

34.3	Authorisation of Agent and Security Agent

Each of the Finance Parties authorises the Agent and the Security Agent:

(a)

to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent or (as the case may be) the Security Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions; and

(b)	to execute each of the Security Documents and all other documents that may be approved by the Majority Lenders for execution by it.

34.4	Instructions to Agent and the Security Agent

(a)	The Agent and the Security Agent shall:

(i)

subject to paragraphs (d) and (e) below, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent or (as the case may be) the Security Agent in accordance with any instructions given to it by:

(A)all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)in all other cases, the Majority Lenders; and

(ii)

not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties).

(b)

The Agent and the Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent or (as the case may be) the Security Agent may refrain from acting unless and until it receives those instructions or that clarification.

(c)

Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and, unless a contrary indication appears in a Finance Document, any instructions given to the Agent or (as the case may

be) the Security Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in a Finance Document;

(ii)	where a Finance Document requires the Agent or the Security Agent to act in a specified manner or to take a specified action;

(iii)

in respect of any provision which protects the Agent’s or the Security Agent’s own position in its personal capacity as opposed to its role of the Agent or the Security Agent for the Finance Parties including, without limitation, clauses 34.9 (No duty to account) to clause 34.14 (Exclusion of liability), clause 34.19 (Confidentiality) to clause 35.5 (Custodians and nominees) and clauses 35.8 (Acceptance of title) to

35.12 (Disapplication of Trustee Acts).

(e)

If giving effect to instructions given by any other Finance Party or group of Finance Parties would (in the Agent’s or (as the case may be) the Security Agent’s opinion) have an effect equivalent to an amendment or waiver which is subject to clause 46 (Amendments and waivers), the Agent or (as the case may be) the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than itself) whose consent would have been required in respect of that amendment or waiver.

(f)

The Agent or the Security Agent may refrain from acting in accordance with any instructions of any other Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(g)

Without prejudice to the provisions of clause 36 (Enforcement of Transaction Security) and the remainder of this clause 34, in the absence of instructions, the Agent and the Security Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

34.5	Legal or arbitration proceedings

Neither the Agent nor the Security Agent is authorised to act on behalf of another Finance Party (without first obtaining that Finance Party’s consent) in any legal or arbitration proceedings relating to any Finance Document. This clause 34.5 shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security.

34.6	Duties of the Agent and the Security Agent

(a)	The Agent’s and the Security Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to paragraph (c) below, the Agent or (as the case may be) the Security Agent shall promptly:

(i)	(in the case of the Security Agent) forward to the Agent a copy of any document received by the Security Agent from any Obligor under any Finance Document; and

(ii)	forward to a Party the original or a copy of any document which is delivered to the Agent or (as the case may be) the Security Agent for that Party by any other Party.

(c)	Without prejudice to clause 32.9 (Copy of Transfer Certificate to Borrower), paragraph (b) above shall not apply to any Transfer Certificate.

(d)

Except where a Finance Document specifically provides otherwise, neither the Agent nor the Security Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)

Without prejudice to clause 37.12 (Notification of prescribed events), if the Agent or the Security Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)

If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or an Arranger or the Security Agent for their own account) under this Agreement, it shall promptly notify the other Finance Parties.

(g)

The Agent and the Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

34.7	Role of the Arrangers and Sustainability Co-ordinator

Except as specifically provided in the Finance Documents, the Arrangers and the Sustainability Co-ordinator have no obligations of any kind to any other Party under or in connection with any Finance Document or the transactions contemplated by the Finance Documents.

34.8	No fiduciary duties

Nothing in any Finance Document constitutes the Agent, the Security Agent, any Arranger and the Sustainability Co-ordinator as a trustee or fiduciary of any other person except to the extent that the Security Agent acts as trustee for the other Finance Parties pursuant to clause 34.2 (Security Agent as trustee).

34.9	No duty to account

None of the Agent, the Security Agent, any Arranger, the Sustainability Co-ordinator and the Global Co-ordinator shall be bound to account to any other Finance Party for any sum or the profit element of any sum received by it for its own account or have any obligations to the other Finance Parties beyond those expressly stated in the Finance Documents.

34.10	Business with the Group

Any Finance Party may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Obligor or other Group Member or their Affiliates and shall not be obliged to account to the other Finance Parties for any profits.

34.11	Rights and discretions of the Agent and the Security Agent

(a)	Each of the Agent and the Security Agent may:

(i)

rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised and on any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his/her knowledge or within his/her power to verify;

(ii)	assume that:

(A)any instructions received by it from the Majority Lenders, any Lenders or other Finance Parties or any group of Lenders or other Finance Parties are duly given in accordance with the terms of the Finance Documents;

(B)unless it has received notice of revocation, that those instructions have not been revoked; and

(C)in the case of the Security Agent, if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)

Each of the Agent and the Security Agent may assume (unless it has received notice to the contrary in its capacity as agent or (as the case may be) security trustee for the other Finance Parties) that:

(i)	no Notifiable Debt Purchase Transaction:

(A)has been entered into;

(B)has been terminated; or

(C)has ceased to be with a Borrower Affiliate;

(ii)	no Default has occurred (unless (in the case of the Agent) it has actual knowledge of a Default arising under clause 30.2 (Non-payment));

(iii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(iv)	any notice or request made by the Borrower (other than (in the case of the Agent) a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)

Each of the Agent and the Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, insurance consultants, ship managers, valuers, surveyors or other professional advisers or experts.

(d)

Without prejudice to the generality of paragraph (c) above or paragraph (e) below each of the Agent and the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to it (and so separate from any lawyers instructed by the Lenders or any other Finance Party) if it, in its reasonable opinion, deems this to be desirable.

(e)

Each of the Agent and the Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, insurance consultants, ship managers, valuers, surveyors or other professional advisers or experts (whether obtained by it or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)

The Agent, the Security Agent, any Receiver and any Delegate may act in relation to the Finance Documents, the Transaction Security and the Security Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person,

unless such error or such loss was directly caused by the Agent’s, the Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct.

(g)

Unless any Finance Document expressly specifies otherwise, the Agent or the Security Agent may disclose to any other Party any information it reasonably believes it has received as agent or security trustee under this Agreement.

(h)	Without prejudice to the generality of paragraph (g) above, the Agent:

(i)	may disclose; and

(ii)	on the written request of the Borrower or the Majority Lenders shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Lender to the other Finance Parties and the Borrower.

(i)

Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, the Security Agent nor any Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. The Agent and any Arranger may do anything which in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

(j)

Without prejudice to the generality of clause 34.11(i), the Agent may (but is not obliged to) disclose the identity of a Defaulting Lender to the other Finance Parties and the Borrower and the Agent shall disclose the same upon the written request of the Majority Lenders.

(k)

Notwithstanding any provision of any Finance Document to the contrary, neither the Agent nor the Security Agent is obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

(l)

Neither the Agent nor any Arranger shall be obliged to request any certificate, opinion or other information under clause 19 (Information undertakings) unless so required in writing by a Lender or any Hedging Provider, in which case the Agent shall promptly make the appropriate request of the Borrower if such request would be in accordance with the terms of this Agreement.

34.12	Responsibility for documentation and other matters

None of the Agent, the Security Agent, any Arranger, any Receiver, the Sustainability Co- ordinator or any Delegate is responsible or liable for:

(a)

the adequacy, accuracy or completeness of any information (including any information relevant to the Sustainability Certificate) (whether oral or written) supplied by the Agent, the Security Agent, any Arranger, the Sustainability Co-ordinator, an Obligor or any other person (including an external reviewer in connection with any information relevant to the Sustainability Certificate and/or any sustainability provisions contemplated in this Agreement) in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document, the Transaction Security or the Security Property;

(c)	the application of any Basel Regulation to the transactions contemplated by the Finance Documents;

(d)

(in the case of the Security Agent) any loss to the Security Property arising in consequence of the failure, depreciation or loss of any Charged Property or any investments made or retained in good faith or by reason of any other matter or thing;

(e)	the failure of any Obligor or any other party to perform its obligations under any Transaction Document or the financial condition of any such person;

(f)	(save as otherwise provided in this clause 34) taking or omitting to take any other action under or in relation to the Security Documents;

(g)

ascertaining whether all deeds and documents which should have been deposited with it (or the Security Agent and/or any other beneficiary of a Security Document) under or pursuant to any of the Security Documents have been so deposited;

(h)	investigating or making any enquiry into the title of any Obligor to any of the Charged Property or any of its other property or assets;

(i)	failing to register any of the Security Documents with the Registrar of Companies or any other public office;

(j)	failing to register any of the Security Documents in accordance with the provisions of the documents of title of any Obligor to any of the Charged Property;

(k)

failing to take or require any Obligor to take any steps to render any of the Security Documents effective as regards property or assets outside England or Wales or to secure the creation of any ancillary charge under the laws of the jurisdiction concerned;

(l)	any other beneficiary of a Security Document failing to perform or discharge any of its duties or obligations under any Finance Document;

(m)

any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by any applicable law or regulation relating to insider dealing or otherwise;

(n)

making any investigation in respect of or in any way be liable whatsoever for the existence, accuracy or sufficiency of any legal or other opinions, reports, certificates or investigations delivered or obtained or required to be delivered or obtained at any time in connection herewith;

(o)

any unsuitability, inadequacy or unfitness of any Charged Property as security for the Loans and shall not be obliged to make any investigation into, and shall be entitled to assume, the suitability, adequacy and fitness of the Charged Property as security for the Loans; or

(p)	any damage to or any unauthorised dealing with the Charged Property nor shall it have any responsibility or liability arising from the fact that the Charged Property, or documents relating thereto, may be registered in its name or held by it or any other bank or agent selected by the Agent or the Security Agent.

34.13	No duty to monitor

Neither the Agent nor the Security Agent shall be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party or any Obligor of its obligations under any Finance Document;

(c)	whether any other event specified in any Finance Document has occurred;

(d)	whether or not the Declassification Date has occurred;

(e)	as to the accuracy of any Sustainability Certificate; or

(f)	as to the performance, default or any breach by any Obligor of its obligations under any sustainability-linked terms set out in this Agreement.

34.14	Exclusion of liability

(a)

Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent, the Security Agent, the Sustainability Co-ordinator, any Receiver or Delegate), none of the Agent, the Security Agent, any Receiver nor any Delegate will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct. For the avoidance of doubt and notwithstanding anything contained in the Finance Documents, the Agent shall not in any event be liable for any indirect or consequential loss (including, without limitation, loss of profit, business or goodwill) regardless of whether it was informed of the likelihood of such loss and irrespective of whether any such claim is made for breach of contract, in tort or otherwise;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Security Property;

(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or

(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs, losses, any diminution in value or any liability whatsoever arising as a result of:

(A)any act, event or circumstance not reasonably within its control; or

(B)the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event), breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Agent, the Security Agent, that Receiver, the Sustainability Co- ordinator or that Delegate (as applicable)) may take any proceedings against any officer, employee or agent of the Agent, the Security Agent, a Receiver, the Sustainability Co- ordinator or a Delegate in respect of any claim it might have against the Agent, the Security Agent, a Receiver, the Sustainability Co-ordinator or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Agent, the Security Agent, a Receiver or a Delegate may rely on this clause subject to clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(c)

Neither of the Agent or the Security Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

(d)	Nothing in any Finance Document shall oblige the Agent, the Sustainability Co-ordinator, the Security Agent or any Arranger to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by any of the Finance Documents might be unlawful for any Finance Party or for any Affiliate of any Finance Party,

on behalf of any other Finance Party and each other Finance Party confirms to the Agent, the Security Agent, the Sustainability Co-ordinator and the Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent, the Security Agent or any Arranger.

(e)

Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Agent, the Security Agent, the Sustainability Co-ordinator, any Receiver or any Delegate, any liability of the Agent, the Security Agent, the Sustainability Co-ordinator, any Receiver or any Delegate arising under or in connection with any Finance Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent, the Security Agent, the Sustainability Co-ordinator, Receiver or Delegate (as the case may be) or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent, the Security Agent, the Sustainability Co-ordinator, Receiver or Delegate (as the case may be) at any time which increase the amount of that loss. In no event shall the Agent, the Security Agent, the Sustainability Co-ordinator, any Receiver or any Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent, the Security Agent, the Sustainability Co-ordinator, Receiver or Delegate (as the case may be) has been advised of the possibility of such loss or damages.

34.15	Lenders’ indemnity to the Agent and others

(a)

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their being reduced to zero) indemnify the Agent, the Security Agent, the Sustainability Co- ordinator, every Receiver and every Delegate, within three Business Days of demand, against any Losses (including, without limitation, for negligence or any other category of liability whatsoever) incurred by any of them (otherwise than by reason of the relevant

Agent’s, Security Agent’s, Sustainability Co-ordinator’s, Receiver’s or Delegate’s gross negligence or wilful misconduct) (or, in the circumstances contemplated pursuant to clause 40.12 (Disruption to payment systems etc.) notwithstanding the Agent’s negligence, gross negligence, or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent, Security Agent, Sustainability Co-ordinator, Receiver or Delegate under, or exercising any authority conferred under, the Finance Documents (unless the relevant Agent, Security Agent, Sustainability Co-ordinator, Receiver or Delegate has been reimbursed by an Obligor pursuant to a Finance Document).

The indemnities contained in this clause 34.14 shall survive the termination or discharge of this Agreement for a period of four calendar years from the irrevocable and unconditional payment of all sums owing by the Obligors to the Finance Parties under this Agreement and the other Finance Documents.

(b)

Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent or the Security Agent or any Receiver or Delegate pursuant to paragraph (a) above.

(c)

Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent or the Security Agent to an Obligor.

34.16	Resignation of the Agent or the Security Agent

(a)	The Agent or the Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower.

(b)

Alternatively the Agent or the Security Agent may without giving any reason therefor resign by giving 30 days’ notice to the other Finance Parties and the Borrower, in which case the Majority Lenders may appoint a successor Agent or Security Agent.

(c)

If the Majority Lenders have not appointed a successor Agent or Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent or Security Agent (after consultation with (in the case of the Agent) the Borrower or (in the case of the Security Agent) the Agent) may appoint a successor Agent or Security Agent.

(d)

If the Agent or Security Agent wishes to resign because it has concluded that it is no longer appropriate for it to remain as agent or trustee and the Agent or (as the case may be) Security Agent is entitled to appoint a successor Agent or (as the case may be) Security Agent under paragraph (c) above, the Agent or (as the case may be) Security Agent may (if it concludes that it is necessary to do so in order to persuade the proposed successor Agent or (as the case may be) Security Agent to become a party to this Agreement as Agent or (as the case may be) Security Agent) agree with the proposed successor Agent or (as the case may be) Security Agent amendments to this clause 34 and any other term of this Agreement dealing with the rights or obligations of the Agent or (as the case may be) Security Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the fee payable to it in its capacity as Agent or (as the case may be) Security Agent under this Agreement which are consistent with the successor Agent’s or (as the case may be) Security Agent normal fee rates and those amendments will bind the Parties.

(e)

The retiring Agent or Security Agent shall either at the Lenders’ expense if it has been required to resign pursuant to clause 34.17 (Replacement of the Agent) or otherwise at its own cost, make available to the successor Agent or Security Agent such documents and records and provide such assistance as the successor Agent or Security Agent may reasonably request for the purposes of performing its functions as Agent or (as the case may be) Security Agent under the Finance Documents. The Borrower shall, within three Business Days of demand, reimburse the retiring Agent or (as the case may be) Security

Agent for the amount of all costs and expenses (including legal fees) (together with any applicable VAT) properly incurred by it in making available such documents and records and providing such assistance.

(f)	The Agent’s or Security Agent’s resignation notice shall only take effect upon:

(i)	the appointment of a successor; and

(ii)

(in the case of the Security Agent) the transfer or assignment of all the Transaction Security and the other Security Property to that successor and any appropriate filings or registrations, any notices of transfer or assignment and the payment of any fees or duties related to such transfer or assignment which the Security Agent considers necessary or advisable have been duly completed.

(g)

The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent or Security Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of 35.10 (Winding up of trust) and paragraph (e) above) but shall remain entitled to the benefit of clauses 14.3 (Indemnity to the Agent and the Security Agent) and 14.4 (Indemnity concerning security) and this clause 34 (and any agency or other fees for the account of the retiring Agent or Security Agent in its capacity as such shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(h)

The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)

the Agent fails to respond to a request under clause 12.8 (FATCA Information) and the Borrower or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Agent pursuant to clause 12.8 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) the Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Agent, requires it to resign.

(i)	This clause 34.16 shall apply to the resignation of the Sustainability Co-ordinator mutatis mutandis.

34.17	Replacement of the Agent

(a)

After consultation with the Borrower, the Majority Lenders may, by giving 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent.

(b)

The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)

The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of clauses 14.3 (Indemnity to the Agent and the Security Agent) and 14.4 (Indemnity concerning security) and this clause 34 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

34.18	Replacement of the Security Agent

The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) of clause 34.16 (Resignation of the Agent or the Security Agent). In this event, the Security Agent shall resign in accordance with that paragraph.

34.19	Confidentiality

(a)

In acting as agent or trustee for the Finance Parties, the Agent or (as the case may be) the Security Agent shall be regarded as acting through its agency, trustee or other division or department directly responsible for the management of the Finance Documents which shall be treated as a separate entity from any other of its divisions or departments.

(b)

If information is received by another division or department of the Agent or (as the case may be) Security Agent, it may be treated as confidential to that division or department and the Agent or (as the case may be) Security Agent shall not be deemed to have notice of it.

(c)

Notwithstanding any other provision of any Finance Document to the contrary none of the Agent, the Security Agent, the Sustainability Co-ordinator nor any Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

34.20	Agent’s relationship with the Lenders and Hedging Providers

(a)

The Agent may treat the person shown in its records as Lender or as a Hedging Provider at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender or (as the case may be) as a Hedging Provider acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days prior notice from that Lender or (as the case may be) as a Hedging Provider to the contrary in accordance with the terms of this Agreement.

(b)

Any Lender or Hedging Provider may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender or (as the case may be) Hedging Provider under the Finance Documents. Such notice shall contain the address and (where communication by electronic mail or other electronic means is permitted under clause 42.6 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, electronic mail address, department and officer (or such other information) by that Lender or (as the case may be) Hedging Provider for the purposes of clause 42.2 (Addresses) and clause 42.6 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender or (as the case may be) Hedging Provider.

34.21	Information from the Finance Parties

Each Finance Party shall supply the Agent or the Security Agent with any information that the Agent or (as the case may be) the Security Agent may reasonably specify as being necessary or desirable to enable the Agent or (as the case may be) the Security Agent to perform its functions as Agent or (as the case may be) Security Agent.

34.22	Credit appraisal by the Finance Parties

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each other Finance Party confirms to the Agent, the Security Agent, the Sustainability Co-ordinator and the Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each Obligor and other Group Member;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Transaction Security, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document, the Transaction Security or the Security Property;

(c)	the application of any Basel Regulation to the transactions contemplated by the Finance Documents;

(d)

whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the Security Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document, the Transaction Security or the Security Property;

(e)

the adequacy, accuracy or completeness of any information provided by the Agent, the Security Agent, the Sustainability Co-ordinator, the Arrangers or any other Party or by any other person under or in connection with, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(f)

the right or title of any person in or to, or the value or sufficiency of, any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security Interest affecting the Charged Property.

34.23	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

34.24	Reliance and engagement letters

Each of the Agent, the Security Agent, the Sustainability Co-ordinator and the Arrangers may enter into any reliance letter or engagement letter relating to any valuations, reports, opinions or letters or advice or assistance provided by lawyers, accountants, tax advisers, insurance consultants, ship managers, valuers, surveyors or other professional advisers or experts in connection with the Transaction Documents or the transactions contemplated in the Finance Documents on such terms as it may consider appropriate (including, without limitation, restrictions on the lawyer’s, accountant’s, tax adviser’s, insurance consultant’s, ship manager’s, valuer’s, surveyor’s or other professional adviser’s or expert’s liability and the extent to which their valuations, reports, opinions or letters may be relied on or disclosed).

34.25	Amounts paid in error

(a)

If the Agent pays an amount to another Party and the Agent notifies that Party that such payment was an Erroneous Payment then the Party to whom that amount was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(b)	Neither:

(A)the obligations of any Party to the Agent; nor

(B)the remedies of the Agent,

(whether arising under this clause 34.25 or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing which, but for this paragraph (b), would reduce, release or prejudice any such obligation or remedy (whether or not known by the Agent or any other Party).

(c)

All payments to be made by a Party to the Agent (whether made pursuant to this clause 34.25 or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

35	Trust and security matters

35.1	Undertaking to pay

(a)

Each Obligor who is a Party undertakes with the Security Agent as trustee for the Finance Parties that it will, on demand by the Security Agent, pay to the Security Agent as trustee for the Finance Parties all money from time to time owing to the other Finance Parties (in addition to paying any money owing under the Finance Documents to the Security Agent for its own account), and discharge all other obligations from time to time incurred, by it under or in connection with the Finance Documents.

(b)

Each payment which such an Obligor makes to another Finance Party in accordance with any Finance Document shall, to the extent of the amount of that payment, satisfy that Obligor’s corresponding obligation under paragraph (a) above to make that payment to the Security Agent.

35.2	No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)	ascertain whether all deeds and documents which should have been deposited with it under or pursuant to any of the Security Documents have been so deposited;

(b)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Charged Property;

(c)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

(d)

register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(e)

take, or to require any Obligor to take, any step to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security Interest under any law or regulation; or

(f)	require any further assurance in relation to any Security Document.

35.3	Insurance by Security Agent

(a)	The Security Agent shall not be obliged:

(i)	to insure any of the Charged Property;

(ii)	to require any other person to maintain any insurance; or

(iii)	to verify any obligation to arrange or maintain insurance contained in any Finance Document,

and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b)

Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Agent requests it to do so in writing and the Security Agent fails to do so within fourteen days after receipt of that request.

35.4	Common parties

Although the Agent and the Security Agent may from time to time be the same entity, that entity will have entered into the Finance Documents (to which it is party) in its separate capacities as agent for the other Finance Parties and (as appropriate) security agent and trustee for all of the other Finance Parties. Where any Finance Document provides for an Agent or Security Agent to communicate with or provide instructions to the other, while they are the same entity, such communication or instructions will not be necessary.

35.5	Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

35.6	Delegation by the Security Agent

(a)

Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)

That delegation may be made upon any terms and conditions (including the power to sub- delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Finance Parties.

(c)

No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate.

35.7	Additional trustees

(a)

The Security Agent shall have power by notice in writing to the other Finance Parties and the Borrower to appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)	if it considers that appointment to be in the interests of the Finance Parties;

(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or

(iii)	for obtaining or enforcing any judgment in any jurisdiction,

and the Security Agent shall give prior notice to the Borrower and the Finance Parties of that appointment.

(b)

Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c)

The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

(d)

At the request of the Security Agent, the other Parties shall forthwith execute all such documents and do all such things as may be required to perfect such appointment or removal and each such Party irrevocably authorises the Security Agent in its name and on its behalf to do the same.

(e)	Such a person shall accede to this Agreement as a Security Agent to the extent necessary to carry out their role on terms satisfactory to the Security Agent.

(f)

The Security Agent shall not be bound to supervise, or be responsible for any loss incurred by reason of any act or omission of, any such person if the Security Agent shall have exercised reasonable care in the selection of such person.

35.8	Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Obligor may have to any of the Charged Property and shall not be liable for, or bound to require any Obligor to remedy, any defect in its right or title.

35.9	Non-recognition of trust

It is agreed by all the parties to this Agreement that:

(a)

in relation to any jurisdiction the courts of which would not recognise or give effect to the trusts expressed to be constituted by this clause 35, the relationship of the Security Agent and the other Finance Parties shall be construed as one of principal and agent, but to the extent permissible under the laws of such jurisdiction, all the other provisions of this Agreement shall have full force and effect between the parties to this Agreement; and

(b)

the provisions of this clause 35 insofar as they relate to the Security Agent in its capacity as trustee for the Finance Parties and the relationship between themselves and the Security Agent as their trustee may be amended by agreement between the other Finance Parties and the Security Agent. The Security Agent may amend all documents necessary to effect the alteration of the relationship between the Security Agent and the other Finance Parties and each such other party irrevocably authorises the Security Agent in its name and on its behalf to execute all documents necessary to effect such amendments.

35.10	Winding up of trust

If the Security Agent, with the approval of the Agent, determines that:

(a)	all of the Secured Obligations and all other obligations secured by the Security Documents have been fully and finally discharged; and

(b)	no Finance Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents,

then:

(i)

the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and

(ii)

any Security Agent which has resigned pursuant to clause 34.16 (Resignation of the Agent or the Security Agent) shall release, without recourse or warranty, all of its rights under each Security Document.

35.11	Powers supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

35.12	Disapplication of Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

36	Enforcement of Transaction Security

36.1	Enforcement Instructions

(a)	The Security Agent may refrain from enforcing the Transaction Security unless instructed otherwise by Majority Lenders.

(b)

Subject to the Transaction Security having become enforceable in accordance with its terms, the Majority Lenders may give or refrain from giving instructions to the Security Agent to enforce or refrain from enforcing the Transaction Security as they see fit.

(c)	The Security Agent is entitled to rely on and comply with instructions given in accordance with this clause 36.1.

36.2	Manner of enforcement

If the Transaction Security is being enforced pursuant to clause 36.1 (Enforcement Instructions), the Security Agent shall enforce the Transaction Security in such manner as the Majority Lenders shall instruct or, in the absence of any such instructions, as the Security Agent considers in its discretion to be appropriate.

36.3	Waiver of rights

To the extent permitted under applicable law and subject to clause 36.1 (Enforcement Instructions), clause 36.2 (Manner of enforcement) and clause 37 (Application of Proceeds), each of the Finance Parties and the Obligors waives all rights it may otherwise have to require that the Transaction Security be enforced in any particular order or manner or at any particular time or that any amount received or recovered from any person, or by virtue of the enforcement of any of the Transaction Security or of any other Security Interest, which is capable of being applied in or towards discharge of any of the Secured Obligations is so applied.

36.4	Enforcement through Security Agent only

(a)

The other Finance Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising or to grant any consents or releases under the Security Documents except through the Security Agent or as required and permitted by this clause 36.4.

(b)	Where a Finance Party (other than the Security Agent) is a party to a Security Document that Finance Party shall:

(i)

promptly take such action as the Security Agent may reasonably require (acting on the instructions of the Agent) to enforce, or have recourse to, any of the Transaction Security constituted by such Security Document or, for such purposes, to exercise any right, power, authority or discretion arising or to grant any consents or releases under such Security Document or (subject to clause 46.4 (Releases)) to release, reassign and/or discharge any such Transaction Security or any guarantee or other obligations under any such Security Document; and

(ii)	not take any such action except as so required or (in the case of a release) for a release which is expressly permitted or required by the Finance Documents.

(c)

Each Finance Party (other than the Security Agent) which is party to a Security Document shall, promptly upon being requested by the Security Agent (acting on the instructions of the Agent) to do so, grant a power of attorney or other sufficient authority to the Security Agent or its legal advisers to enable the Security Agent or such legal advisers to enforce or have recourse in the name of such Finance Party to the relevant Transaction Security constituted by such Security Document or to exercise any such right, power, authority or discretion or to grant any such consent or release under such Security Document or to release, reassign and/or discharge any such Transaction Security on behalf of such Finance Party.

(d)

For the avoidance of doubt close-out netting, payment netting, cross-agreement netting or set-off by any Hedging Provider under, and in accordance with the terms of, any Hedging Contract shall not be restricted by this clause 36.4.

37	Application of proceeds

37.1	Order of application

All amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document or in connection with the realisation or enforcement of all or any part of the Transaction Security (for the purposes of this clause 37, the Recoveries) shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this clause 37), in the following order of priority:

(a)	in discharging any sums owing to the Security Agent (other than pursuant to clause 35.1 (Undertaking to pay)), any Receiver or any Delegate;

(b)	in discharging all costs and expenses incurred by any Finance Party in connection with any realisation or enforcement of the Transaction Security taken in accordance with the terms of this Agreement;

(c)	in payment or distribution to the Agent on its own behalf and on behalf of the other Finance Parties for application in accordance with clause 40.6 (Partial payments);

(d)

if none of the Obligors is under any further actual or contingent liability under any Finance Document, in payment or distribution to any person to whom the Security Agent is obliged to pay or distribute in priority to any Obligor; and

(e)	the balance, if any, in payment or distribution to the relevant Obligor.

37.2	Security proceeds realised by other Finance Parties

Where a Finance Party (other than the Security Agent) is a party to a Security Document and that Finance Party receives or recovers any amounts pursuant to the terms of that Security Document or in connection with the realisation or enforcement of all or any part of the Transaction Security which is the subject of that Security Document then, subject to the terms of that Security Document and to the extent permitted by applicable law, such Finance Party shall account to the Security Agent for those amounts and the Security Agent shall apply them in accordance with clause 37.1 (Order of application) as if they were Recoveries for the purposes of such clause or (if so directed by the Security Agent) shall apply those amounts in accordance with clause 37.1 (Order of application).

37.3	Investment of cash proceeds

Prior to the application of any Recoveries in accordance with clause 37.1 (Order of Application) the Security Agent may, in its discretion, hold:

(a)	all or part of any Recoveries which are in the form of cash; and

(b)	any cash which is generated by holding, managing, exploiting, collecting, realising or disposing of any proceeds of the Security Property which are not in the form of cash,

in one or more interest bearing suspense or impersonal accounts in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the application from time to time of those moneys in the Security Agent’s discretion in accordance with the provisions of this clause 37.

37.4	Currency conversion

(a)	For the purpose of, or pending the discharge of, any of the Secured Obligations the Security Agent may:

(i)	convert any moneys received or recovered by the Security Agent from one currency to another; and

(ii)	notionally convert the valuation provided in any opinion or valuation from one currency to another,

in each case at the Security Agent’s spot rate of exchange for the purchase of that other currency with the currency in which the relevant moneys are received or recovered or the valuation is provided in the London foreign exchange market at or about 11:00 am (London time) on a particular day.

(b)	The obligations of any Obligor to pay in the due currency shall only be satisfied:

(i)	in the case of paragraph (a)(i) above, to the extent of the amount of the due currency purchased after deducting the costs of conversion; and

(ii)	in the case of paragraph (a)(ii) above, to the extent of the amount of the due currency which results from the notional conversion referred to in that paragraph.

37.5	Permitted Deductions

The Security Agent shall be entitled, in its discretion, (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any law or regulation to make from any distribution or payment made by it under this Agreement, and to pay all Taxes which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties or exercising its rights, powers, authorities and discretions, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

37.6	Good discharge

(a)	Any distribution or payment to be made in respect of the Secured Obligations by the Security Agent may be made to the Agent on behalf of the Finance Parties.

(b)	Any distribution or payment made as described in paragraph (a) above shall be a good discharge, to the extent of that payment or distribution, by the Security Agent to the extent of that payment.

(c)

The Security Agent is under no obligation to make the payments to the Agent under paragraph (a) above in the same currency as that in which the Secured Obligations owing to the relevant Finance Party are denominated pursuant to the relevant Finance Document.

37.7	Calculation of amounts

For the purpose of calculating any person’s share of any amount payable to or by it, the Security Agent shall be entitled to:

(a)

notionally convert the Secured Obligations owed to any person into a common base currency (decided in its discretion by the Security Agent), that notional conversion to be made at the spot rate at which the Security Agent is able to purchase the notional base currency with the actual currency of the Secured Obligations owed to that person at the time at which that calculation is to be made; and

(b)

assume that all amounts received or recovered as a result of the enforcement or realisation of the Security Property are applied in discharge of the Secured Obligations in accordance with the terms of the Finance Documents under which those Secured Obligations have arisen.

37.8	Release to facilitate enforcement and realisation

(a)

Each Finance Party acknowledges that, for the purpose of any enforcement action by the Security Agent or a Receiver and/or maximising or facilitating the realisation of the Charged Property, it may be desirable that certain rights or claims against an Obligor and/or under certain of the Transaction Security, be released.

(b)

Each other Finance Party hereby irrevocably authorises the Security Agent (acting on the instructions of the Agent) to grant any such releases to the extent necessary to effect such enforcement action and/or realisation including, to the extent necessary for such purpose, to execute release documents in the name of and on behalf of the other Finance Parties.

(c)

Where the relevant enforcement is by way of disposal of shares in an Owner, the requisite release may include releases of all claims (including under guarantees) of the Finance Parties and/or the Security Agent against such Owner and of all Security Interests over its assets.

37.9	Dealings with Security Agent

Subject to clause 42.5 (Communication when Agent is Impaired Agent), each Finance Party shall deal with the Security Agent exclusively through the Agent.

37.10	Agent’s dealings with Hedging Provider

The Agent shall not be under any obligation to act as agent or otherwise on behalf of any Hedging Provider except as expressly provided for in, and for the purposes of, this Agreement.

37.11	Disclosure between Finance Parties and Security Agent

Notwithstanding any agreement to the contrary, each of the Obligors consents, until the end of the Facility Period, to the disclosure by any Finance Party to each other (whether or not through the Agent or the Security Agent) of such information concerning the Obligors as any Finance Party shall see fit.

37.12	Notification of prescribed events

(a)	If an Event of Default or Default either occurs or ceases to be continuing, the Agent shall, upon becoming aware of that occurrence or cessation, notify the Security Agent.

(b)	If the Security Agent enforces, or takes formal steps to enforce, any of the Transaction Security it shall notify each other Finance Party of that action.

(c)

If any Finance Party exercises any right it may have to enforce, or to take formal steps to enforce, any of the Transaction Security it shall notify the Security Agent and the Security Agent shall, upon receiving that notification, notify each other Finance Party of that action.

(d)

If an Obligor defaults on any payment due under a Hedging Contract, the Hedging Provider which is party to that Hedging Contract shall, upon becoming aware of that default, notify the Security Agent and the Security Agent shall, upon receiving that notification, notify the Agent.

(e)

If a Hedging Provider terminates or closes-out, in whole or in part, any Hedging Transaction under any Hedging Contract it shall notify the Security Agent and the Security Agent shall, upon receiving that notification, notify the Agent.

38	Conduct of business by the Finance Parties

38.1	Finance Parties tax affairs

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

38.2	Finance Parties acting together

(a)

Notwithstanding clause 2.2 (Finance Parties’ rights and obligations), if the Agent makes a declaration under clause 30.23 (Acceleration) or notifies the other Finance Parties that it considers it is entitled to make such a declaration, the Agent shall, in the names of all the Finance Parties, take such action on behalf of the Finance Parties and conduct such negotiations with the Borrower and any Group Members and generally administer the Facility in accordance with the wishes of the Majority Lenders. All the Finance Parties shall be bound by the provisions of this clause and no Finance Party shall take action independently against any Obligor or any of its assets without the prior consent of the Majority Lenders.

(b)	The above paragraph shall not override clause 34 (Roles of Agent, Security Agent and Arranger) as it applies to the Security Agent.

38.3	Majority Lenders

(a)

Where any Finance Document provides for any matter to be determined by reference to the opinion of, or to be subject to the consent, approval or request of, the Majority Lenders or for any action to be taken on the instructions of the Majority Lenders (a majority decision), such majority decision shall (as between the Lenders) only be regarded as having been validly given or issued by the Majority Lenders if all the Lenders shall have received prior notice of the matter on which such majority decision is required and the relevant majority of Lenders shall have given or issued such majority decision. However (as between any Obligor and the Finance Parties) the relevant Obligor shall be entitled (and bound) to assume that such notice shall have been duly received by each Lender and that the relevant majority shall have been obtained to constitute Majority Lenders when notified to this effect by the Agent whether or not this is the case.

38.4	Conflicts

(a)

The Borrower acknowledges that any Arranger and its parent undertaking, subsidiary undertakings and fellow subsidiary undertakings (together an Arranger Group) may be providing debt finance, equity capital or other services (including financial advisory services) to other persons with which the Borrower may have conflicting interests in respect of the Facility or otherwise.

(b)

No member of an Arranger Group shall use confidential information gained from any Obligor by virtue of the Facility or its relationships with any Obligor in connection with their performance of services for other persons. This shall not, however, affect any obligations that any member of an Arranger Group has as Agent in respect of the Finance Documents.

The Borrower also acknowledges that no member of an Arranger Group has any obligation to use or furnish to any Obligor information obtained from other persons for their benefit.

(c)	The terms parent undertaking, subsidiary undertaking and fellow subsidiary undertaking when used in this clause have the meaning given to them in sections 1161 and 1162 of the Companies Act 2006.

39	Sharing among the Finance Parties

39.1	Payments to Finance Parties

If a Finance Party (a Recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with clause 40 (Payment mechanics) (a Recovered Amount) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(b)

the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with clause 40 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with clause 40.6 (Partial payments).

39.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the Sharing Finance Parties) in accordance with clause 40.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

39.3	Recovering Finance Party’s rights

On a distribution by the Agent under clause 39.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

39.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the Redistributed Amount); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

39.5	Exceptions

(a)

This clause 39 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the relevant Obligor.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings;

(ii)	the taking legal or arbitration proceedings was in accordance with the terms of this Agreement; and

(iii)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

Section 11 - Administration

40	Payment mechanics

40.1	Payments to the Agent

(a)

On each date on which an Obligor or a Lender is required to make a payment under a Finance Document (other than a Hedging Contract), that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)

Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Agent) and with such bank as the Agent, in each case, specifies.

40.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to clause 40.3 (Distributions to an Obligor) and clause 40.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party).

40.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with clause 41 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

40.4	Clawback and pre-funding

(a)

Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)

If the Agent has notified the Lenders that it is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

(i)	the Agent shall notify the Borrower of that Lender’s identity and the Borrower shall on demand refund it to the Agent; and

(ii)

the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

40.5	Impaired Agent

(a)

If, at any time, the Agent becomes an Impaired Agent, the Borrower or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with clause 40.1 (Payments to the Agent) may instead either:

(i)	pay that amount direct to the required recipient(s); or

(ii)

if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank within the meaning of the first paragraph of the definition of “Acceptable Bank” and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Borrower or the Lender making the payment (the Paying Party) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the Recipient Party or Recipient Parties).

In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.

(c)

A Party which has made a payment in accordance with this clause 40.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)

Promptly upon the appointment of a successor Agent in accordance with this Agreement, each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with clause 40.2 (Distributions by the Agent).

(e)	A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(i)	that it has not given an instruction pursuant to paragraph (d) above; and

(ii)	that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

40.6	Partial payments

(a)

If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to the Agent, the Security Agent or the Arrangers for their own account under those Finance Documents;

(ii)	secondly, in or towards payment to the Lenders pro rata of any amount owing to the Lenders under clause 34.15 (Lenders’ indemnity to the Agent and others);

(iii)	thirdly, in or towards payment to the Lenders pro rata in the following order of priority:

(A)first, any accrued interest, fee or commission due to them but unpaid under the Finance Documents;

(B)secondly, any principal due to them but unpaid under this Agreement; and

(C)thirdly, any other sum due to them but unpaid under the Finance Documents;

(iv)	fourthly, in or towards to the Hedging Providers pro rata of any net amounts due to them but unpaid under the Hedging Contracts; and

(v)	fifthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)

The Agent shall, if so directed by all the Lenders, vary the order set out in paragraphs (ii) to (v) of paragraph (a) above provided that the consent of the Hedging Providers will also be required to vary the order of paragraphs (iv) and (v) of paragraph (a) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

40.7	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

40.8	Business Days

(a)

Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

40.9	Payments on demand

For the purposes of clause 30.2 (Non-payment) and subject to the Agent's right to demand interest under clause 9.3 (Default interest), payments on demand shall be treated as paid when due if paid within three Business Days of demand.

40.10	Currency of account

(a)	Subject to paragraphs (b) and (c) below, dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	A repayment of all or part of a Loan or an Unpaid Sum and each payment of interest shall be made in dollars on its due date.

(c)

Each payment in respect of the amount of any costs, expenses or Taxes or other losses shall be made in dollars and, if they were incurred in a currency other than dollars, the amount payable under the Finance Documents shall be the equivalent in dollars of the relevant amount in such other currency on the date on which it was incurred.

(d)

All moneys received or held by the Security Agent or by a Receiver under a Security Document in a currency other than dollars may be sold for dollars and the Obligor which executed that Security Document shall indemnify the Security Agent against the full cost in relation to the sale. Neither the Security Agent nor such Receiver will have any liability to that Obligor in respect of any loss resulting from any fluctuation in exchange rates after the sale.

40.11	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)

If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

40.12	Disruption to payment systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred:

(a)

the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

(b)

the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)

any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of clause 46 (Amendments and waivers);

(e)

the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this clause 40.12; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

41	Set-off

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. For the purpose of this clause the term “Finance Party” includes each of the relevant Finance Party’s holding companies and subsidiaries and each subsidiary of the relevant Finance Party’s holding companies (as defined in the Companies Act 2006).

42	Notices

42.1	Communications in writing

(a)	Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by letter.

(b)	Each Finance Party may rely on any representation, communication, notice or document received from or made by any Obligor believed by it to be genuine, correct and appropriately authorised.

42.2	Addresses

The address (and the department or officer, if any, for whose attention the communication is to be made) of each Obligor or Finance Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of any Obligor who is a Party, that identified with its name in Schedule 1 (The original parties);

(b)	in the case of any Obligor which is not a Party, that identified in any Finance Document to which it is a party;

(c)	in the case of the Security Agent, the Agent and any other original Finance Party, that identified with its name in Schedule 1 (The original parties); and

(d)	in the case of each Lender or other Finance Party, that notified in writing to the Agent on or prior to the date on which it becomes a Party in the relevant capacity,

or, in each case, any substitute address or department or officer as an Obligor or Finance Party may notify to the Agent (or the Agent may notify to the other Finance Parties and the Obligors who are Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

42.3	Delivery

(a)

Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective, if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address and, if a particular department or officer is specified as part of its address details provided under clause 42.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified in Schedule 1 (The original parties) (or any substitute department or officer as the Agent or the Security Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Borrower in accordance with this clause 42.3 will be deemed to have been made or delivered to each of the Obligors.

(e)

Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

42.4	Notification of address

Promptly upon changing its’ address, the Agent shall notify the other Parties.

42.5	Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

42.6	Electronic communication

(a)

Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) and the Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication between any two Parties provided that those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)

Any electronic communication or document as specified in paragraph (a) above made or delivered by one Party to another will be effective only when actually received in readable form and in the case of any electronic communication or document made or delivered by a Party to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or the Security Agent shall specify for this purpose.

(c)

Any electronic communication or document which becomes effective, in accordance with clause 42.6(b) above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

(d)	In particular, the Obligors are aware and acknowledge that:

(i)	the unencrypted information is transported over an open, publicly accessible network and can, in principle, be viewed by others, thereby allowing conclusions to be drawn about a banking relationship;

(ii)	the information can be changed and manipulated by a third party;

(iii)	the sender's identity (sender of any electronic communication) can be assumed or otherwise manipulated;

(iv)

the exchange of information can be delayed or disrupted due to transmission errors, technical faults, disruptions, malfunctions, illegal interventions, network overload, the malicious blocking of electronic access by third parties, or other shortcomings on the part of the network provider. In certain situations, time-critical orders and instructions might not be processed on time; and

(v)

the Finance Parties assume no liability for any loss incurred as a result of manipulation of the electronic address or content nor is it liable for any loss incurred by the Borrower or any other Obligor due to interruptions and delays in transmission caused by technical problems.

(e)

The Finance Parties are entitled to assume that all the orders and instructions, and communications in general, received from the Borrower or any other Obligor or a third party are from an authorised individual, irrespective of the existing signatory rights in accordance with the commercial register (or any other applicable equivalent document) or the specimen signature provided to any Finance Party. The Obligors shall further procure that all third parties referred to herein agree with the use of electronic communication and are aware of the above terms and conditions related to the use of electronic communication.

(f)

Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this clause 42.6.

42.7	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

42.8	Communication with Agent when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant parties directly. This provision shall not operate after a replacement Agent has been appointed.

43	Calculations and certificates

43.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

43.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

43.3	Day count convention

(a)	Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission fee is calculated:

(i)	on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice; and

(ii)	subject to paragraph (b) below, without rounding.

(b)	The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document shall be rounded to 2 decimal places.

44	Partial invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

45	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

46	Amendments and waivers

46.1	Required consents

(a)

Subject to clause 46.2 (All Lender matters) and clause 46.3 (Other exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all the Finance Parties and other Obligors.

(b)	The Agent may (or, in the case of the Security Documents, instruct the Security Agent to) effect, on behalf of any Finance Party, any amendment or waiver permitted by this clause 46.

(c)

Without prejudice to the generality of paragraphs (c), (d) and (e) of clause 34.11 (Rights and discretions of the Agent), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

(d)

Each Obligor agrees to any such amendment or waiver permitted by this clause 46 which is agreed to by the Borrower. This includes any amendment or waiver which would, but for this paragraph (d), require the consent of the Borrower.

46.2	All Lender matters

Subject to clause 46.10 (Changes to reference rates) an amendment, waiver or discharge or release or a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of “Majority Lenders” in clause 1.1 (Definitions);

(b)	the definition of “Last Availability Date” in clause 1.1 (Definitions);

(c)	an extension to the date of payment of any amount under the Finance Documents;

(d)

a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable or the rate at which they are calculated (other than any reduction in the Margin made pursuant to clause 9.5 (Sustainability Margin Adjustment));

(e)	an increase in, or extension of, any Commitment or the Total Commitments;

(f)	an extension of any period within which the Facility is available for Utilisation;

(g)	any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably;

(h)	a change to the Borrower or any other Obligor;

(i)	clause 7.2 (Change of control) and the definition of “Change of Control” in clause 1.1 (Definitions);

(j)	any provision which expressly requires the consent or approval of all the Lenders;

(k)	clause 39 (Sharing among the Finance Parties);

(l)

clause 2.2 (Finance Parties’ rights and obligations), clause 7.10 (Mandatory prepayment and cancellation following non-compliance with Sanctions), clause 18.35 (Sanctions), clause 21.13 (Sanctions), clause 46 (Amendments and waivers), clause 5.1 (Delivery of a Utilisation Request), clause 7.1 (Illegality), clause 29.9 (Qualified Financial Contracts), clause 32 (Changes to the Lenders), clause 8.8 (Application of prepayments), this clause 46, clause 50 (Governing law) or clause 51.1 (Jurisdiction of English courts);

(m)	the order of distribution under clause 37.1 (Order of application);

(n)	the order the order of distribution under clause 40.6 (Partial payments);

(o)	the currency in which any amount is payable under any Finance Document;

(p)	(other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:

(i)	any guarantee and indemnity granted under any Finance Document (including under clause 17 (Guarantee and indemnity));

(ii)	the Charged Property; or

(iii)	the manner in which the proceeds of enforcement of the Transaction Security are distributed; or

(q)

the release of any of the Transaction Security or any guarantee or other obligation or the circumstances in which any of the Transaction Security or any guarantee or other obligations under any Finance Document is permitted or required to be released under any of the Finance Documents, shall not be made, or given, without the prior consent of all the Lenders.

46.3	Other exceptions

(a)

Amendments to or waivers in respect of any Hedging Contract may be agreed by the relevant Hedging Provider party to it and the Borrower, without requiring consent by the Majority Lenders if such amendment or waiver does not otherwise breach or contravene any other term of this Agreement.

(b)	An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent, any Hedging Provider, the Sustainability Co-ordinator or the Arrangers in their respective capacities as such (and not just as a Lender) may not be effected without the prior written consent of the Agent, the Security Agent, the relevant Hedging Provider, the Sustainability Co-ordinator or the Arrangers (as the case may be).

(c)

Notwithstanding clauses 46.1 and 46.2 and paragraph (b) above, the Agent may make technical amendments to the Finance Documents arising out of manifest errors on the face of the Finance Documents, where such amendments would not prejudice or otherwise be adverse to the interests of any Finance Party without any reference or consent of the Finance Parties.

46.4	Releases

Except with the approval of the Lenders or for a release which is expressly permitted or required by the Finance Documents, the Agent shall not have authority to authorise the Security Agent to release (nor shall any Finance Party, unless so directed by the Security Agent in accordance with clause 36.4 (Enforcement through Security Agent only), release):

(a)	any Charged Property from the Transaction Security; or

(b)	any Obligor from any of its guarantee or other obligations under any Finance Document.

46.5	Disenfranchisement of Defaulting Lenders

(a)	For so long as a Defaulting Lender has any Available Commitment, in ascertaining:

(i)	the Majority Lenders; or

(ii)	whether:

(A)any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments under the Facility; or

(B)the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents,

that Defaulting Lender’s Commitment will be reduced by the amount of its Available Commitment and, to the extent that such reduction results in that Defaulting Lender’s Commitment being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above.

(b)	For the purposes of this clause 46.5, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become a Defaulting Lender; and

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

46.6	Replacement of a Defaulting Lender

(a)

The Borrower may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 10 Business Days’ prior written notice to the Agent and such Lender replace such Lender by requiring such Lender to (and to the extent permitted by law such

Lender shall) assign pursuant to clause 32 (Changes to the Lenders) all (and not part only) of its rights under this Agreement (and any Security Document to which that Lender is a party in its capacity as a Lender) to an Eligible Institution (a Replacement Lender) selected by the Borrower and which (unless the Agent is an Impaired Agent) is acceptable to the Agent and which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the assigning Lender in accordance with clause 32 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer which is either:

(i)	in an amount equal to:

(A)the outstanding principal amount of such Lender's participation in any outstanding Loans;

(B)all accrued interest owing to such Lender; and

(C)all other amounts payable to that Lender under the Finance Documents on the date of the assignment; or

(ii)	in an amount agreed between that Defaulting Lender, the Replacement Lender and the Borrower and which does not exceed the amount described in paragraph (i) above.

(b)	Any assignment by a Defaulting Lender pursuant to this clause 46.6 shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace the Agent or the Security Agent;

(ii)	neither the Agent nor the Defaulting Lender shall have any obligation to the Borrower to find a Replacement Lender;

(iii)	the assignment must take place no later than 14 Business Days after the notice referred to in paragraph (a) above (or such other longer period as agreed by the Majority Lenders);

(iv)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(v)

the Defaulting Lender shall only be obliged to assign its rights pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that assignment to the Replacement Lender.

(c)

The Defaulting Lender shall perform the checks described in paragraph (b) (v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

46.7	Excluded Commitments; “Snooze you lose”

If any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within fifteen (15) Business Days of that request being made (unless the Borrower and the Agent agree to a longer time period in relation to any request):

(a)

its Commitments or its participation in the Loans shall not be included for the purpose of calculating the Total Commitments or the amount of the Loans when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments or the amount of the Loans has been obtained to approve that request; and

(b)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

46.8	Disenfranchisement of Borrower Affiliates

(a)	For so long as a Borrower Affiliate:

(i)	beneficially owns a Commitment; or

(ii)

has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated, in ascertaining:

(A)the Majority Lenders; or

(B)whether:

(1)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments; or

(2)	the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents such Commitment shall be deemed to be zero and such Borrower Affiliate or the person with whom it has entered into such sub-participation, other agreement or arrangement shall be deemed not to be a Lender for the purposes of paragraphs (A) and (B) above (unless in the case of a person not being a Borrower Affiliate it is a Lender by virtue otherwise than by beneficially owning the relevant Commitment).

(b)

Each Lender shall, unless such Debt Purchase Transaction is an assignment or transfer, promptly notify the Agent in writing if it knowingly enters into a Debt Purchase Transaction with a Borrower Affiliate (a Notifiable Debt Purchase Transaction), such notification to be substantially in the form set out in Part I of Schedule 8 (Forms of Notifiable Debt Purchase Transaction Notice).

(c)	A Lender shall promptly notify the Agent if a Notifiable Debt Purchase Transaction to which it is a party:

(i)	is terminated; or

(ii)	ceases to be with a Borrower Affiliate,

such notification to be substantially in the form set out in Part II of Schedule 8 (Forms of Notifiable Debt Purchase Transaction Notice).

(d)	Each Borrower Affiliate that is a Lender agrees that:

(i)

in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Agent or, unless the Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and

(ii)

in its capacity as Lender, unless the Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Agent or one or more of the Lenders.

46.9	Modification and/or discontinuation of certain benchmarks

(a)	Without prejudice to any other provisions of this Agreement, each Party acknowledges and agrees to the benefit of the other Parties that:

(i)

any benchmarks used in this Agreement (1) may be subject to methodological or other changes which could affect their value, (2) may not comply with applicable laws and regulations and/or (3) may be permanently discontinued; and

(ii)	the occurrence of any of the aforementioned events may have adverse consequences which may materially impact the economics of the financing transaction contemplated under this Agreement.

(b)

The Parties further acknowledge that if any of the aforementioned events is forthcoming, they shall enter into negotiations with a view to agreeing the necessary changes to this Agreement in order to preserve the economics of the financing transaction contemplated therein and, in particular, the Margin initially agreed between the Parties. Such negotiations shall be carried out by each Party in good faith and in consideration of the then prevailing market practice (without prejudice to the particularities, as the case may be, of the transaction).

46.10	Changes to reference rates

(a)

Each Obligor agrees and acknowledges that it shall co-operate with the Finance Parties in good faith to agree and implement any amendment or waiver as contemplated pursuant to this clause 46.10 as a result of an RFR Replacement Event.

(b)	Subject to clause 46.3 (Other exceptions), if a RFR Replacement Event has occurred, any amendment or waiver with respect to any Finance Document (other than a Hedging Contract) which relates to:

(i)	providing for the use of a Replacement Reference Rate in place of (or in addition to) the RFR; and

(ii)

(A)aligning any provision of any Finance Document to the use of that Replacement Reference Rate;

(B)enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

(C)implementing market conventions applicable to that Replacement Reference Rate;

(D)providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(E)adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of all Lenders) and the Borrower.

(c)	An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on a Loan under this Agreement to any recommendation of a Relevant Nominating Body which:

(i)	relates to the use of a risk-free reference rate on a compounded basis in the international or any relevant domestic syndicated loan markets; and

(ii)	is issued on or after the date of this Agreement,

may be made with the consent of the Agent (acting on the instructions of all Lenders) and the Obligors.

(d)	For the purposes of this clause 46.10, the following definitions shall have the following meanings:

Relevant Nominating Body means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

Replacement Reference Rate means a reference rate which is:

(a)	formally designated, nominated or recommended as the replacement for the RFR by:

(i)	the administrator of the RFR (provided that the market or economic reality that such reference rate measures is the same as that measured by the RFR); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Reference Rate" will be the replacement under paragraph (ii) above;

(b)in the opinion of all Lenders and the Obligors, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor or alternative to the RFR; or

(c)in the opinion of all Lenders and the Borrower, an appropriate successor or alternative to the RFR.

RFR Replacement Event means:

(i)	the methodology, formula or other means of determining the RFR has, in the opinion of all Lenders and the Borrower, materially changed; or

(ii)

(A)

(1)the administrator of the RFR or its supervisor publicly announces that such administrator is insolvent; or

(2)information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of the RFR is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide the RFR; or

(B)

the administrator of the RFR publicly announces that it has ceased or will cease, to provide the RFR permanently or indefinitely and, at that time, there is no successor administrator to continue to provide the RFR; or

(C)the supervisor of the administrator of the RFR publicly announces that the RFR has been or will be permanently or indefinitely discontinued; or

(D)the administrator of the RFR or its supervisor announces that the RFR may no longer be used; or

(iii)	the administrator of the RFR determines that the RFR should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(A)the circumstance(s) or event(s) leading to such determination are not (in the opinion of all Lenders and the Obligors) temporary; or

(B)the RFR is calculated in accordance with any such policy or arrangement for a period no less than the period specified as the “RFR Contingency Period” in the Reference Rate Terms; or

(iv)	in the opinion of all Lenders and the Borrower, the RFR is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

46.11	Sanctions exceptions

(a)

In relation to each Lender that is incorporated in Germany and any other Lender that notifies the Agent that this Clause 46.11 (Sanctions exceptions) applies to it (each a “Restricted Lender”), clause 7.10 (Mandatory prepayment and cancellation following non- compliance with Sanctions), Clause 18.35 (Sanctions), Clause 21.13 (Sanctions) (together the Sanctions Provisions) will not apply for the benefit of that Restricted Lender to the extent that the Sanctions Provisions would result in any violation of or liability under section 7 of the German Außenwirtschaftsverordnung (foreign trade rules) or any provision of Council Regulation (EC) 2271/1996 (in conjunction with Commission Delegated Regulation EU 2018/1100).

(b)

A Restricted Lender will not, in the event of and on the sole basis of, a breach of any Sanctions imposed by any of the governments or official institutions or agencies or other relevant Sanctions Authority set out in Clause 21.13 (Sanctions) other than the United Nations, European Union or Germany (a Sanctions Breach), be entitled to:

(i)	declare that its Commitment is cancelled or require a mandatory prepayment of its participation in the Loans in accordance with Clause 7.1 (Illegality); or

(ii)	assert any other rights under the Finance Documents on the sole basis of such Sanctions Breach.

(c)

With respect to any proposal to enforce, or to instruct the Agent to enforce, a Sanctions Breach, a Restricted Lender may abstain or vote against any proposal to take action in relation to a Sanctions Breach, but will not vote in favour of any such proposal.

(d)

Nothing in this Clause 46.11 (Sanctions exceptions) will affect the rights of a Restricted Lender under any other provision of the Finance Documents or its right to benefit as a Lender from any action taken by the Agent or the other Lenders in relation to the Finance Documents (whether in relation to any of the Sanctions Provisions or otherwise).

47	Confidential Information

47.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by clause 47.2 (Disclosure of Confidential Information) and clause 47.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

47.2	Disclosure of Confidential Information

(a)	Any Finance Party may disclose:

(i)

to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives and to any of their insurers, reinsurers, insurance brokers and their own officers, partners, employees, Affiliates, professional or other advisers or Representatives (irrespective of whether such party is located in the jurisdiction where a Finance Party is located) such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information; and

(ii)

to any underwriter, insurance company, mutual insurance association or other insurer (or their officers, directors, employees, professional advisers, auditors or partners) or broker with or through whom the Agent or the Security Agent has effected or proposes to effect any form of insurance for the benefit of any of the Finance Parties in relation to their interests and/or potential liabilities in relation to the Transaction Security (including, but not limited to, any mortgagee interest insurance or mortgagee additional perils insurance) such Confidential Information as the Agent or the Security Agent shall consider appropriate in relation to that insurance.

(b)	Any Finance Party and any of that Finance Party’s Affiliates may disclose to any person:

(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents (including derivative market participants) and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers and actual or potential credit protection providers;

(iii)

appointed by any Finance Party or any of that Finance Party’s Affiliates or by a person to whom paragraphs (b)(i) or (b)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of clause 34.20 (Agent’s relationship with the Lenders and Hedging Providers));

(iv)

appointed by any Finance Party or any of that Finance Party’s Affiliates or by a person to whom paragraph (b)(ii) above applies to act as a verification agent in respect of any transaction referred to in paragraph (b)(ii) above;

(v)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraphs (b)(i) or (ii) above;

(vi)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any tribunal or governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vii)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(viii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security Interest (or may do so) pursuant to clause 32.10 (Security over Lenders’ rights);

(ix)	who is a Party; or

(x)	with the consent of the Borrower;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)in relation to paragraphs (b)(i), (b)(ii), (b)(iii) and (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)in relation to paragraph (b)(v) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)in relation to paragraphs (b)(vi), (b)(vii) and (b)(viii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(xi)

to any person appointed by that Finance Party or by a person to whom paragraphs (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (xi) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party; and

(xii)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

47.3	Disclosure to numbering service providers

(a)

Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	clause 50 (Governing law);

(vi)	the names of the Agent and the Arrangers;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amount of Total Commitments;

(ix)	currency of the Facility;

(x)	type of Facility;

(xi)	ranking of Facility;

(xii)	the term of the Facility;

(xiii)	changes to any of the information previously supplied pursuant to paragraphs (i) to

(xii)	above; and

(xiv)	such other information agreed between such Finance Party and the Borrower,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)

The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	The Borrower represents that none of the information set out in paragraphs (a)(i) to (xiv) above is, nor will at any time be, unpublished price-sensitive information.

(d)	The Agent shall notify the Borrower and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider.

47.4	Entire agreement

This clause 47 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

47.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

47.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(a)

of the circumstances of any disclosure of Confidential Information made to any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body or the rules of any relevant stock exchange or pursuant to any applicable law or regulation pursuant to clause 47.2 (Disclosure of Confidential Information) except where such disclosure is made to any such person during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this clause 47.

47.7	Banking secrecy laws

(a)

Each Obligor hereby releases each Finance Party and each of its Affiliates and each of its or their officers, directors, employees, head office, professional advisers, auditors and representatives (together, the Disclosing Party) from any confidentiality obligations or confidentiality restrictions arising from any applicable banking secrecy and data protection legislation which would prevent a Disclosing Party from disclosing any Confidential Information in accordance with this Clause 47 (Confidential Information).

(b)

Each of the Obligors acknowledges to the Finance Parties that they have as at the date hereof fulfilled and will continue to fulfil their obligations under applicable data protection legislation (including that of the jurisdiction of incorporation of that Obligor) in relation to personal data of third party individuals which an Obligor may pass on to a Finance Party from time to time (to enable the latter to comply with its obligations under all applicable laws (including without limitation anti-terrorism and related legislation and the laws of the jurisdiction of incorporation of that Obligor).

47.8	Continuing obligations

The obligations in this clause 47 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

(a)

the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

47.9	Waiver of Swiss Banking Secrecy Laws

Each Obligor hereby releases each Finance Party and each of its Affiliates and each of its or their officers, directors, employees, head office, professional advisers, auditors and representatives (together, the Disclosing Party) from any confidentiality obligations or confidentiality restrictions arising from Swiss law or other applicable banking secrecy and data protection legislation which would prevent a Disclosing Party from disclosing any Confidential Information in accordance with this clause 47 (Confidential Information).

47.10	Singapore Personal Data Protection Act

(a)

The Borrower consents, authorises and permits a Singapore Finance Party and any officer of a Singapore Finance Party, to collect, use or disclose any personal data collected by such Singapore Finance Parties from the Borrower in connection with the purposes set out in such Singapore Finance Party’s data protection policy (as updated from time to time and as such Singapore Finance Party will notify the Borrower of, whether by email, providing the Borrower with a hard copy, or otherwise uploading onto its website, or as is otherwise required or permitted in accordance with applicable law), and in accordance with the PDPA.

(b)

In the case of personal data provided by the Borrower to any Singapore Finance Party, the Borrower represents and warrants to the Singapore Finance Parties that the Borrower has notified the relevant individual of the purposes set out in the relevant Singapore Finance Party’s data protection policy (as updated from time to time and as such Singapore Finance Party will notify the Borrower of), and has obtained the relevant individual's consent for the collection, use and disclosure of his or her personal data by any Singapore Finance Party in connection with the purposes set out in the relevant Singapore Finance Party’s data protection policy, and in accordance with the PDPA.

(c)

The Borrower agrees and undertakes that, to the extent it provides personal data to a Singapore Finance Party and it has not obtained the requisite consent referred to in paragraph (b) above in respect thereof, it shall, promptly upon providing the relevant personal data to the relevant Singapore Finance Party, procure all necessary notifications will be made to, and all authorisations and consents will be obtained from, the relevant individuals as may be required in accordance with the PDPA.

(d)

The Borrower agrees and undertakes to notify the Agent promptly upon becoming aware of the withdrawal by the relevant individual of its consent to the collection, use and/or disclosure by any Singapore Finance Party of any personal data provided by the Borrower to any Singapore Finance Party.

(e)	For the purposes of this Clause 47.10:

(i)	"Group" means the Borrower and its Affiliates;

(ii)	"PDPA" means the Personal Data Protection Act 2012 (Act 26 of 2012) of Singapore;

(iii)	"personal data" has the meaning given to such term in the PDPA; and

(iv)	“Singapore Finance Party” means a Finance Party formed or recognised under the law of Singapore or resident, or having an office or a place of business, in Singapore.

48	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

49	Contractual recognition of bail-in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party (and any other Obligor who is a party to any other Finance Document to which this clause is expressed by the terms of that other Finance Document to apply) acknowledges and accepts that any liability of any Finance Party to another Finance Party or to an Obligor under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

Section 12 - Governing Law and Enforcement

50	Governing law

This Agreement and any non-contractual obligations connected with it are governed by English law.

51	Enforcement

51.1	Jurisdiction of English courts

(a)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement or any non-contractual obligations connected with it (including a dispute regarding the existence, validity or termination of this Agreement) (a Dispute).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)

Notwithstanding paragraphs (a) and (b) above, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

51.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor who is a Party (unless it is incorporated in England and Wales):

(a)

irrevocably appoints the person named in Schedule 1 (The original parties) as that Obligor’s English process agent as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document;

(b)	agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned; and

(c)

if any person appointed as process agent for an Obligor is unable for any reason to act as agent for service of process, that Obligor must immediately (and in any event within ten days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1

The original parties

Borrower

Borrower
Name of Borrower:	GasLog Ltd.
Jurisdiction of incorporation:	Bermuda with limited liability
Registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Registered number:	33928

Owners and Guarantors

Owner
Name:	GAS-twenty two Ltd.
Jurisdiction of incorporation:	Bermuda with limited liability
Registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Registered number:	49075

Owner
Name:	GAS-twenty three Ltd.
Jurisdiction of incorporation:	Bermuda with limited liability
Registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Registered number:	49074

Owner
Name:	GAS-thirty Ltd.
Jurisdiction of incorporation:	Bermuda with limited liability
Registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Registered number:	53133

Owner
Name:	GAS-twenty eight Ltd.
Jurisdiction of incorporation:	Bermuda with limited liability
Registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Registered number:	51888

Owner
Name:	GAS-thirty one Ltd.
Jurisdiction of incorporation:	Bermuda with limited liability
Registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Registered number:	53134

Owner
Name:	GAS-thirty two Ltd.
Jurisdiction of incorporation:	Bermuda with limited liability
Registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Registered number:	53135

Owner
Name:	GAS-thirty three Ltd.
Jurisdiction of incorporation:	Bermuda with limited liability
Registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Registered number:	53625

Owner
Name:	GAS-thirty four Ltd.
Jurisdiction of incorporation:	Bermuda with limited liability
Registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Registered number:	53626

Owner
Name:	GAS-thirty five Ltd.
Jurisdiction of incorporation:	Bermuda with limited liability
Registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Registered number:	54252

Owner
Name:	GAS-one Ltd.
Jurisdiction of incorporation:	Bermuda with limited liability
Registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Registered number:	41494

Owner
Name:	GAS-two Ltd.
Jurisdiction of incorporation:	Bermuda with limited liability
Registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Registered number:	41495

Owner
Name:	GasLog Hellas-1 Special Maritime Enterprise
Jurisdiction of incorporation:	Greece
Registered office:	69, Akti Miaouli Street, Piraeus, Greece
Registered number:	5164

Owner
Name:	GAS-eleven Ltd.
Jurisdiction of incorporation:	Bermuda with limited liability
Registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Registered number:	47182

Owner
Name:	GAS-twelve Ltd.
Jurisdiction of incorporation:	Bermuda with limited liability
Registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Registered number:	47183

Owner
Name:	GAS-thirteen Ltd.
Jurisdiction of incorporation:	Bermuda with limited liability
Registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Registered number:	47914

Owner
Name:	GAS-fourteen Ltd.
Jurisdiction of incorporation:	Bermuda with limited liability
Registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Registered number:	47915

Owner
Name:	GAS-four Ltd.
Jurisdiction of incorporation:	Bermuda with limited liability
Registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Registered number:	44210

Owner
Name:	GAS-sixteen Ltd.
Jurisdiction of incorporation:	Bermuda with limited liability
Registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Registered number:	48624

Owner
Name:	GAS-seventeen Ltd.
Jurisdiction of incorporation:	Bermuda with limited liability
Registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Registered number:	48625

Owner
Name:	GAS-seven Ltd.
Jurisdiction of incorporation:	Bermuda with limited liability
Registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Registered number:	45254

Owner
Name:	GAS-eight Ltd.
Jurisdiction of incorporation:	Bermuda with limited liability
Registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Registered number:	45255

Owner
Name:	GAS-nineteen Ltd.
Jurisdiction of incorporation:	Bermuda with limited liability
Registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Registered number:	489403

Owner
Name:	GAS-twenty seven Ltd.
Jurisdiction of incorporation:	Bermuda with limited liability
Registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Registered number:	49900

Guarantors

MLP
Name:	GasLog Partners LP
Jurisdiction of incorporation:	Republic of the Marshall Islands
Registered office:	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Marshall Islands
Registered number:	950063

GasLog Carriers
Name:	GasLog Carriers Ltd.
Jurisdiction of incorporation:	Bermuda with limited liability
Registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Registered number:	41493

GPHL
Name:	GasLog Partners Holdings LLC
Jurisdiction of incorporation:	Republic of the Marshall Islands
Registered office:	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Marshall Islands
Registered number:	962930

Obligor process agent

Obligor process agent
Name:	GasLog Services UK Ltd.
Registered office:	3rd floor, 1 Ashley Road, Altricham, Cheshire WA14 2DT, United Kingdom

Obligor address for service of notices

Obligor address for service of notices
Address:	c/o GasLog LNG Services Ltd., c/o 69 Akti Miaouli Piraeus, GR 185 37, Greece
Email:	atasioulas@gaslogltd.com
Attention:	Achilleas Tasioulas

Original Lenders and their Commitments

Name of Original Lender	Facility Office and contact details for notices	Commitment ($)
Alpha Bank S.A.	Facility Office: Alpha Bank S.A	225,000,000
	Address: 93 Akti Miaouli
	185 38 Piraeus
	Greece
	Notices and contact details
	For any payments and payments-related
	purposes:
	Address: 17-19 Papastratou
	185 45, Piraeus
	Greece
	Attention: Elia Argiropoulou
	Theodoros Skiadopoulos
	Email: efthalia.argiropoulou@alpha.gr
	theodoros.skiadopoulos@alpha.gr
	with cc: shippingloansadmin@alpha.gr
	Phone: +30 2105179349
	+30 2105179351
	Fax: +30 2106506060
	For notices for credit and/or notices for any
	other matter:
	Address: 93 Akti Miaouli
	185 38, Piraeus
	Greece
	Attention: Konstantinos Flokos
	Sotirios Georgakopoulos
	Email: konstantinos.flokos@alpha.gr
	sotirios.gorgakopoulos@alpha.gr
	with cc: shipdivision@alpha.gr
	Phone: +30 2104290116
	+30 2103266269
	Fax:+30 2104290677

Name of Original Lender	Facility Office and contact details for notices	Commitment ($)
ABNAMROBank N.V.	Facility Office: ABN AMRO Bank NV Address: ABN AMRO Bank NV Athens Branch 38, Patriarchou Ioakeim St. GR-10675 Athens	250,000,000

Greece

Attention: Danai Kotsia

Vangelis Nomikos

Despoina Pavlidou

Notices and contact details

For any payments and payments-related purposes:

Address: 38, Patriarchou Ioakeim St.

GR-10675 Athens

Greece

Attention: Danai Kotsia

Vangelis Nomikos

Despoina Pavlidou

Email: danai.kotsia@gr.abnamro.com vangelis.nomikos@gr.abnamro.com despoina.pavlidou@gr.abnamro.com

Phone: +302107227600

For notices for credit and/or notices for any other matter:

Address: 38, Patriarchou Ioakeim St.

GR-10675 Athens

Greece

Attention: Danai Kotsia

Vangelis Nomikos

Despoina Pavlidou

Email: danai.kotsia@gr.abnamro.com, vangelis.nomikos@gr.abnamro.com despoina.pavlidou@gr.abnamro.com,

Phone: +302107227600

Name of Original Lender	Facility Office and contact details for notices	Commitment ($)
BNP PARIBAS	Facility Office: BNP Paribas Address: Immeuble Océanie 9 rue du Débarcadère 93500 Pantin France Attention: [•] Notices and contact details For any payments and payments-related purposes: BNP Paribas Address: Immeuble Océanie 9 rue du Débarcadère 93500 Pantin France Attention CTM Transportation Team Phone: +33 1 42 98 43 74	250,000,000

Email: paris.cib.cbe.ctm.transportation@bnpparibas.com

And

BNP Paribas

GSO – Structured Credit Services

Address: Torre Ocidente

Rua Galileu Galilei 2 - 5th Floor

1500-392 LISBON

Portugal

Attention: Back office – Loan Servicing Lisbon Hub

Email: ls1.loanservicinglisbon@bnpparibas.com

For any Covenants purpose:

BNP Paribas

Attention Global Banking Operations - Credit Operations - Transversal Credit Services - Covenants

Address: Torre Ocidente

Rua Galileu Galilei 2 – 4th Floor

1500-392 LISBON

Portugal

E-mail: tcs.covenants.lisbon@bnpparibas.com

Name of Original Lender	Facility Office and contact details for notices	Commitment ($)
Citibank, N.A., Jersey Branch	Facility Office: Citibank, N.A., Jersey Branch Address:P O Box 104, 38 Esplanade, Jersey, JE4 8QB	250,000,000
	Attention:Vassilios Maroulis; Jonathan Graham
	Notices and contact details
	For any payments and payments-related purposes:
	LOANS PROCESSING UNIT Citibank Europe plc, Poland Branch Prosta 36 Street 00-838 Warsaw Poland

Magdalena BuszkoPhone: +48 (22) 148 1393

Justyna JaworskaPhone: +48 (22) 148 1394

Juliusz StefanskiPhone: +48 (22) 148 1391

Kamil GlazewskiPhone: +48 (22) 148 1016

Aleksandra BochniakPhone: +48 (22) 148 2643

Agata WitaszekPhone: +48 (22) 148 1395

	Email: westerneuropeloans@citi.com; notices.webranchesloans@citi.com with a copy to:

Jonathan Graham

Citigroup Centre

Canada Square, Canary Wharf

London E14 5LB

United Kingdom

Phone: +44 (0)20 7986 7103

Email: jonathan.graham@citi.com

Laertis Christou

Citibank Europe plc, Greece Branch

8 Othonos Street, Athens 105 57, Greece

Phone: +30 21 03292125

Email: laertis.christou@citi.com

For notices for credit and/or notices for any other matter:

Jonathan Graham

Citigroup Centre

Canada Square, Canary Wharf

London E14 5LB

United Kingdom

Phone: +44 (0)20 7986 7103

Email: jonathan.graham@citi.com

Laertis Christou

Citibank Europe plc, Greece Branch

8 Othonos Street, Athens 105 57, Greece

Phone: +30 210 3292125

Email: laertis.christou@citi.com

Account details for USD payments:

CITIBANK NA, NEW YORK

SWIFT ADDRESS CITIUS33

FAVOUR CITIBANK NA JERSEY BRANCH

SWIFT ADDRESS CITIJESX

ACCOUNT NUMBER 10999217

ATTENTION: LOANS DEPT.

REF: GASLOG LTD.

Name of Original Lender	Facility Office and contact details for notices	Commitment ($)
Credit Suisse AG	Facility Office: Credit Suisse AG Address: St Alban-Graben 1-3 4051 Basel Switzerland Notices and contact details For any payments and payments-related purposes: Address: St Alban-Graben 1-3 4051 Basel Switzerland Attention: Antonios Tsoukalis	250,000,000

Ioannis Efstathopoulos

Marie Zimmermann

Email: antonios.tsoukalis@credit-suisse.com ioannis.efstathopoulos@credit-suisse.com marie.zimmermann@credit-suisse.com

For notices for credit and/or notices for any other matter:

Address: St Alban-Graben 1-3

4051 Basel

Switzerland

Attention: Rakita Budislava

Saranda Gashi

Email: rakita.budislava@credit-suisse.com saranda.gashi@credit-suisse.com

Name of Original Lender	Facility Office and contact details for notices	Commitment ($)
Danish Ship Finance A/S	Facility Office: Danish Ship Finance A/S Address: Sankt Annae Plads 3 1250 Copenhagen K Denmark	175,000,000
	Attention: Thomas Schiltmann Winni Udbye Madsen
	Notices and contact details For any payments and payments-related purposes:
	Address: Sankt Annae Plads 3 1250 Copenhagen K Denmark Attention: Thomas Schiltmann Winni Udbye Madsen Email:TSC@skibskredit.dk WUM@skibskredit.dk Phone:+45 3333 9333
	For notices for credit and/or notices for any other matter:
	Address: Sankt Annae Plads 3 1250 Copenhagen K Denmark Attention: Thomas Schiltmann Winni Udbye Madsen Email: TSC@skibskredit.dk WUM@skibskredit.dk Phone: +45 3333 9333

Name of Original Lender	Facility Office and contact details for notices	Commitment ($)
DNB (UK) Limited	Facility Office: DNB (UK) Limited	250,000,000
	Address: 8th Floor, The Walbrook Building,
	25 Walbrook,
	London EC4N 8AF
	United Kingdom
	Notices and contact details
	For any payments and payments-related
	purposes:
	Address: 8th Floor, The Walbrook Building,
	25 Walbrook,
	London EC4N 8AF
	United Kingdom
	Attention: CMOA Department
	Kay Newman
	Email:cmoalondon@dnb.no
	kay.newman@dnb.no
	Phone: +44 (0)207 621 1111
	+44 (0)7918690732
	Fax: +44 (0)207 283 5935
	For notices for credit and/or notices for any
	other matter:
	Address: 8th Floor, The Walbrook Building,
	25 Walbrook,
	London EC4N 8AF
	United Kingdom
	Attention: Loan Admin Department
	Chris Smith
	Email: ladlondon@dnb.no
	Christopher.smith@dnb.no
	Phone: +44 (0)207 621 1111
	+44 (0)7927292370
	Fax: +44 (0)207 283 5935

Name of Original Lender	Facility Office and contact details for notices	Commitment ($)
ING Bank N.V., London Branch	Facility Office: ING Bank N.V., London Branch Address: 8-10 Moorgate London EC2R 6DA United Kingdom Attention: Paul Thom Pauline Liadi	175,000,000
	Notices and contact details

For any payments and payments-related purposes:

Address: 8-10 Moorgate

London, EC2R 6DA

Attention: Deal Execution Team

Email: Execution@ing.com Phone: +44 207 767 1984

For notices for credit and/or notices for any other matter:

Address: 8-10 Moorgate, London, EC2R 6DA

Attention: Paul Thom

Pauline Liadi

Email: paul.thom@ing.com

pauline.liadi@ing.com

Phone: 0207 767 6634

0791 795 8527

Name of Original Lender	Facility Office and contact details for notices	Commitment ($)
National Australia Bank Limited	Facility Office: National Australia Bank Limited, Singapore Branch Address:12 Marina View, #20-02 Asia Square Tower 2, Singapore 018961 Attention:David Hackett	155,000,000
	Notices and contact details

For any payments and payments-related purposes:

National Australia Bank Limited CIB Operations

Lending Administration Global Team

Address:Level 2, 2 Carrington Street,

Sydney, NSW 2000 Australia

Attention:Sean Fegan

Email:

sean.fegan@nab.com.au NAB.EST.Asia.Lending.Admin@nab. com.au

Phone:+61 475 962 739

	For notices for credit and/or notices for any other matter:
	Address:12 Marina View, #20-02 Asia Square Tower 2, Singapore 018961 Attention:David Hackett Dani Colvin Elizabeth Park
	Email:david.x.hackett@nabasia.com dani.colvin@nab.com.au elizabeth.park@nab.com.au Phone:+65 9787 1859

+61 439 526 671

+61 472 840 429

Account details for payments:

Correspondent Bank: Citibank N.A., New York

Correspondent SWIFT:CITIUS33

Beneficiary Bank: National Australia Bank Limited,

Singapore Branch

Beneficiary SWIFT: NATASGSG

Beneficiary Account Number: 36244314

Reference: GasLog Ltd. - 2023

Name of Original Lender		Facility Office and contact details for notices	Commitment ($)
National Bank	of	Facility Office: National Bank of Greece S.A.,	225,000,000
Greece S.A.		Shipping Branch
		Address: Mpoumpoulinas 2, St.
		185 35 Piraeus
		Greece
		Notices and contact details
		For any payments and payments-related
		purposes:
		Address: Mpoumpoulinas 2 St.,
		18535 Piraeus,
		Greece
		Attention: Mrs. Anna Antoniou
		Mrs Evgenia Kanellopoulou
		Email:antoniou.thean@nbg.gr/
		Kanellopoulou.evgenia@nbg.gr
		Phone: +302104144149/ +302104144128
		For notices for credit and/or notices for any
		other matter:
		Address: Mpoumpoulinas 2 St.,
		18535 Piraeus,
		Greece
		Attention: Mr. Andreas Mitsiopoulos
		Mrs. Eleni Bezou
		Mrs. Katerina Agapiou
		Email:Mitsiopoulos.andreas@nbg.gr /
		Mpezou.eleni@nbg.gr /
		Agapiou.aikaterini@nbg.gr
		Phone: +302104144077/ +302104144072/ +30
		2104144079

Name of Original Lender	Facility Office and contact details for notices	Commitment ($)
Nordea Bank Abp, Filial I Norge	Facility Office: Nordea Bank Abp, Filial I Norge Address: Essendrops gate 7 0368 Oslo Norway	175,000,000
	Notices and contact details
	For any payments and payments-related purposes:
	Address: Essendrops gate 7 0368 Oslo Norway Attention: Lisbeth Ulriksen Email: sls.norway@nordea.com Phone: +47 24010892
	For notices for credit and/or notices for any other matter:
	Address: Essendrops gate 7 0368 Oslo Norway Attention: Mons Bjerch-Andresen Email: mons.bjerch-andresen@nordea.com Phone: +47 95819544

Name of Original Lender	Facility Office and contact details for notices	Commitment ($)
Oversea-Chinese Banking Corporation Limited	Facility Office:Oversea-Chinese Banking Corporation Limited Address:Level 10, OCBC Centre, 65 Chulia Street, Singapore, 049513	175,000,000
	Notices and contact details
	For any payments and payments-related purposes:

Address: 63 Chulia Street,

Level 8 OCBC Centre East,

Singapore 049514

Attention: Tho Wei Li / Kathy Ho Mui Lian / Low Yik Lan Serene / Tan Geok Chuan (Alex)

Email:BBCSCSyndication@ocbc.com

Phone:+65 6538 1111 service code 328 & select

2 for Loan

	For notices for credit and/or notices for any other matter: Address: Level 10, OCBC Centre, 65 Chulia Street, Singapore, 049513 Attention: Angeline Teo / Ian Thia / Li Ke

Email: AngelineTeo@ocbc.com/ IanThia@ocbc.com / LiKe@ocbc.com Phone: +65 6530 8708 / 6318 7616 / 6428 7685

Name of Original Lender	Facility Office and contact details for notices	Commitment ($)
Skandinaviska Enskilda Banken AB (publ)	Facility Office: Skandinaviska Enskilda Banken AB (publ) Address: Kungsträdgårdsgatan 8 SE-106 40 Stockholm Sweden	90,000,000
	Notices and contact details
	For any payments and payments-related purposes:
	Address: Kungsträdgårdsgatan 8 SE-106 40 Stockholm Attention: Johan Lindström / Susanna Wilhelmsson Email:Johan.lindstrom@seb.se / susanna.wilhelmsson@seb.se Phone: +46 704 622 375 / +46 707 638 680
	For notices for credit and/or notices for any other matter: Address: V. Gerulaicio g. 10 08200 Vilnius Lithuania Attention: Structured Loan Services Email: sco@seb.se Phone: +37052594847

Name of Original Lender	Facility Office and contact details for notices	Commitment ($)
Standard Chartered Bank (Singapore) Limited	Facility Office: Standard Chartered Bank (Singapore) Limited	155,000,000
	Address:Marina Bay Financial Centre Tower 1, Level 27, 8 Marina Boulevard, Singapore 018981
	Notices and contact details
	For any payments and payments-related purposes:
	Address: Standard Chartered Bank (Singapore) Limited 8 Marina Boulevard #27-01 Marina Bay Financial Centre Singapore 018981
	Attention: Loan Processing Unit Email:sg.Loaninstructions@sc.com

For notices for credit and/or notices for any other matter:

Address:8 Marina Boulevard, #27-01, Marina Bay Financial Centre Tower 1, Singapore 018981

Attention:Ninad Dalvi

Email:Ninad.Dalvi@sc.com

Phone:+6590040325

Address:1 Basinghall Avenue,

London - EC2V 5DD Attention:Audrey Cherbonnier / Thanos

Papanikolaou

Email:Audrey.Cherbonnier@sc.com /

athanasios.papanikolaou@sc.com

Phone:+442078852305 / +442078859120

Total Commitments:	2,800,000,000

The Agent

Name:	DNB Bank ASA, London Branch
Contact details to notice	Address:8th Floor The Walbrook Building 25 Walbrook London EC4N 8AF U.K. Attention:Kay Newman E-mail:cmoalondon@dnb.no

The Security Agent

Name:	DNB Bank ASA, London Branch
Contact details to notice	Address:8th Floor The Walbrook Building 25 Walbrook London EC4N 8AF U.K. Attention:Kay Newman E-mail:cmoalondon@dnb.no

The Arrangers

Name	Alpha Bank S.A.
Contact details for notices	Facility Office: Alpha Bank S.A Address: 93 Akti Miaouli
185 38 Piraeus
Greece
Notices and contact details
For any payments and payments-related purposes:
Address: 17-19 Papastratou
185 45, Piraeus
Greece
Attention: Elia Argiropoulou
Theodoros Skiadopoulos
Email: efthalia.argiropoulou@alpha.gr
theodoros.skiadopoulos@alpha.gr
with cc: shippingloansadmin@alpha.gr
Phone: +30 2105179349
+30 2105179351
Fax: +30 2106506060
For notices for credit and/or notices for any other matter:
Address: 93 Akti Miaouli
185 38, Piraeus
Greece
Attention: Konstantinos Flokos
Sotirios Georgakopoulos
Email: konstantinos.flokos@alpha.gr
sotirios.gorgakopoulos@alpha.gr
with cc: shipdivision@alpha.gr
Phone: +30 2104290116
+30 2103266269
Fax:+30 2104290677

Name	ABN AMRO Bank N.V.
Contact details for notices	Facility Office: ABN AMRO Bank NV Address: ABN AMRO Bank NV Athens Branch 38, Patriarchou Ioakeim St. GR-10675 Athens Greece Attention: Danai Kotsia Vangelis Nomikos

Despoina Pavlidou

Notices and contact details

For any payments and payments-related purposes:

Address: 38, Patriarchou Ioakeim St.

GR-10675 Athens Greece

Attention: Danai Kotsia

Vangelis Nomikos Despoina Pavlidou

Email: danai.kotsia@gr.abnamro.com vangelis.nomikos@gr.abnamro.com despoina.pavlidou@gr.abnamro.com

Phone: +302107227600

For notices for credit and/or notices for any other matter:

Address: 38, Patriarchou Ioakeim St.

GR-10675 Athens Greece

Attention: Danai Kotsia

Vangelis Nomikos Despoina Pavlidou

Email: danai.kotsia@gr.abnamro.com, vangelis.nomikos@gr.abnamro.com despoina.pavlidou@gr.abnamro.com,

Phone: +302107227600

Name	BNP Paribas
Contact details for notices	Address:9 rue du Débarcadère Immeuble Océanie, 2e étage – ACI: CPE02A1 93500 Pantin France Attention:CTM Transportation Team Email:paris.cib.cbe.ctm.transportation@bnpparibas.com Phone:+33 1 42 98 43 74

Name	Citibank, N.A., London Branch
Contact details for notices	Address:Citigroup Centre Canada Square, Canary Wharf London E14 5LB United Kingdom Attention:Vassilios Maroulis; Andrew P. Mason Email:vassilios.n.maroulis@citi.com; andrew.paul.mason@citi.com

Name	Credit Suisse AG
Contact details for notices	Facility Office: Credit Suisse AG Address: St Alban-Graben 1-3 4051 Basel Switzerland

Notices and contact details

For any payments and payments-related purposes:

Address: St Alban-Graben 1-3

4051 Basel

Switzerland

Attention: Antonios Tsoukalis

Ioannis Efstathopoulos

Marie Zimmermann

Email: antonios.tsoukalis@credit-suisse.com

ioannis.efstathopoulos@credit-suisse.com

marie.zimmermann@credit-suisse.com

For notices for credit and/or notices for any other matter:

Address: St Alban-Graben 1-3

4051 Basel

Switzerland

Attention: Rakita Budislava

Saranda Gashi

Email: rakita.budislava@credit-suisse.com

saranda.gashi@credit-suisse.com

Name	Danish Ship Finance A/S
Contact details for notices

Facility Office: Danish Ship Finance A/S

Address: Sankt Annae Plads 3

1250 Copenhagen K

Denmark

Attention: Thomas Schiltmann

Winni Udbye Madsen

Notices and contact details

For any payments and payments-related purposes:

Address: Sankt Annae Plads 3

1250 Copenhagen K

Denmark

Attention: Thomas Schiltmann

Winni Udbye Madsen

Email:TSC@skibskredit.dk

WUM@skibskredit.dk

Phone:+45 3333 9333

For notices for credit and/or notices for any other matter:

Address: Sankt Annae Plads 3

1250 Copenhagen K

Denmark

Attention: Thomas Schiltmann

Winni Udbye Madsen

Email: TSC@skibskredit.dk

WUM@skibskredit.dk

Phone: +45 3333 9333

Name	DNB (UK) Limited
Contact details for notices	Facility Office: DNB (UK) Limited
Address: 8th Floor, The Walbrook Building,
25 Walbrook,
London EC4N 8AF
United Kingdom
Notices and contact details
For any payments and payments-related purposes:
Address: 8th Floor, The Walbrook Building,
25 Walbrook,
London EC4N 8AF
United Kingdom
Attention: CMOA Department
Kay Newman
Email:cmoalondon@dnb.no
kay.newman@dnb.no
Phone: +44 (0)207 621 1111
+44 (0)7918690732
Fax: +44 (0)207 283 5935
For notices for credit and/or notices for any other matter:
Address: 8th Floor, The Walbrook Building,
25 Walbrook,
London EC4N 8AF
United Kingdom
Attention: Loan Admin Department
Chris Smith
Email: ladlondon@dnb.no
Christopher.smith@dnb.no
Phone: +44 (0)207 621 1111
+44 (0)7927292370
Fax: +44 (0)207 283 5935

Name	ING Bank N.V., London Branch
Contact details for notices

Facility Office: ING Bank N.V., London Branch

Address: 8-10 Moorgate

London EC2R 6DA

United Kingdom

Attention: Paul Thom

Pauline Liadi

Notices and contact details

For any payments and payments-related purposes:

Address: 8-10 Moorgate

London, EC2R 6DA

Attention: Deal Execution Team

Email: Execution@ing.com

Phone: +44 207 767 1984

For notices for credit and/or notices for any other matter:

Address: 8-10 Moorgate, London, EC2R 6DA

Attention: Paul Thom

                Pauline Liadi
Email: paul.thom@ing.com
           pauline.liadi@ing.com
Phone: 0207 767 6634

0791 795 8527

Name	National Australia Bank Limited
Contact details for notices

Facility Office:  National Australia Bank Limited,
Singapore Branch

Address:12 Marina View,

#20-02 Asia Square Tower 2,

Singapore 018961

Attention:David Hackett

Notices and contact details

For any payments and payments-related purposes:

National Australia Bank Limited

CIB Operations

Lending Administration Global Team
Address:Level 2, 2 Carrington Street,

Sydney, NSW 2000
Australia

Attention:        Sean Fegan

Email:

sean.fegan@nab.com.au NAB.EST.Asia.Lending.Admin@nab.com.au

Phone:+61 475 962 739

For notices for credit and/or notices for any other matter:

Address:12 Marina View,

#20-02 Asia Square Tower 2,

Singapore 018961
Attention:David Hackett

Dani Colvin
Elizabeth Park

Email:david.x.hackett@nabasia.com
dani.colvin@nab.com.au
elizabeth.park@nab.com.au

Phone:+65 9787 1859

+61 439 526 671

+61 472 840 429

Account details for payments:

Correspondent Bank: Citibank N.A., New York
Correspondent SWIFT:CITIUS33

Beneficiary Bank: National Australia Bank Limited, Singapore Branch
Beneficiary SWIFT: NATASGSG

Beneficiary Account Number: 36244314

Reference: GasLog Ltd. - 2023

Name	National Bank of Greece S.A.
Contact details for notices

Facility Office: National Bank of Greece S.A., Shipping Branch

Address: Mpoumpoulinas 2, St.

185 35 Piraeus
Greece

Notices and contact details

For any payments and payments-related purposes:

Address: Mpoumpoulinas 2 St., 18535 Piraeus, Greece

Attention: Mrs. Anna Antoniou

Mrs Evgenia Kanellopoulou

Email: antoniou.thean@nbg.gr / Kanellopoulou.evgenia@nbg.gr

Phone: +302104144149/ +302104144128

For notices for credit and/or notices for any other matter:

Address: Mpoumpoulinas 2 St., 18535 Piraeus, Greece

Attention: Mr. Andreas Mitsiopoulos
Mrs. Eleni Bezou

Mrs. Katerina Agapiou

Email: Mitsiopoulos.andreas@nbg.gr / Mpezou.eleni@nbg.gr / Agapiou.aikaterini@nbg.gr

Phone: +302104144077/ +302104144072/ +30 2104144079

Name	Nordea Bank Abp, Filial I Norge
Contact details for notices

Facility Office: Nordea Bank Abp, Filial I Norge

Address: Essendrops gate 7
0368 Oslo

Norway

Notices and contact details

For any payments and payments-related purposes:

Address: Essendrops gate 7
0368 Oslo

Norway
Attention: Lisbeth Ulriksen

Email: sls.norway@nordea.com
Phone: +47 24010892

For notices for credit and/or notices for any other matter:

Address: Essendrops gate 7
0368 Oslo

Norway

Attention: Mons Bjerch-Andresen

Email: mons.bjerch-andresen@nordea.com

Phone: +47 95819544

Name	Oversea-Chinese Banking Corporation Limited
Contact details for notices

Facility Office:  Oversea-Chinese Banking Corporation Limited
Address:           Level 10, OCBC Centre,

65 Chulia Street,

Singapore, 049513

Notices and contact details

For any payments and payments-related purposes:

Address: 63 Chulia Street,
              Level 8 OCBC Centre East,
              Singapore 049514

Attention: Tho Wei Li / Kathy Ho Mui Lian / Low Yik Lan Serene / Tan Geok Chuan (Alex)

Email: BBCSCSyndication@ocbc.com

Phone: 65 6538 1111 service code 328 & select 2 for Loan

For notices for credit and/or notices for any other matter:

Address: Level 10, OCBC Centre,
65 Chulia Street,

Singapore, 049513

Attention: Angeline Teo / Ian Thia / Li Ke

Email:AngelineTeo@ocbc.com/IanThia@ocbc.com/ LiKe@ocbc.com

Phone: +65 6530 8708 / 6318 7616 / 6428 7685

Name	Skandinaviska Enskilda Banken AB (publ)
Contact details for notices

Facility Office: Skandinaviska Enskilda Banken AB (publ)

Address: Kungsträdgårdsgatan 8
              SE-106 40 Stockholm
              Sweden

Notices and contact details

For any payments and payments-related purposes:

Address: Kungsträdgårdsgatan 8

              SE-106 40 Stockholm

Attention: Johan Lindström / Susanna Wilhelmsson

Email:      Johan.lindstrom@seb.se/ susanna.wilhelmsson@seb.se

Phone: +46 704 622 375 / +46 707 638 680

For notices for credit and/or notices for any other matter:

Address: V. Gerulaicio g. 10

08200 Vilnius
Lithuania

Attention: Structured Loan Services
Email: sco@seb.se

Phone: +37052594847

Name	Standard Chartered Bank (Singapore) Limited
Contact details for notices

Facility Office: Standard Chartered Bank (Singapore) Limited

Address:Marina Bay Financial Centre

Tower 1,

Level 27, 8 Marina Boulevard,

Singapore 018981

Notices and contact details

For any payments and payments-related purposes:

Address: Standard Chartered Bank (Singapore) Limited

8 Marina Boulevard

#27-01 Marina Bay Financial Centre

Singapore 018981

Attention: Loan Processing Unit

Email:sg.Loaninstructions@sc.com

For notices for credit and/or notices for any other matter:

Address:

8 Marina Boulevard, #27-01, Marina Bay Financial
Centre Tower 1, Singapore 018981

Attention:Ninad Dalvi

Email:Ninad.Dalvi@sc.com
Phone:+6590040325

Address:1 Basinghall Avenue,
                       London - EC2V 5DD

Attention:Audrey Cherbonnier / Thanos Papanikolaou
Email:Audrey.Cherbonnier@sc.com /
                      athanasios.papanikolaou@sc.com

Phone:+442078852305 / +442078859120

The Original Hedging Providers

Name	Alpha Bank S.A.
Contact details for notices	Address: 93 Akti Miaouli, 185 38, Piraeus, Greece Attention: Konstantinos Flokos / Sotirios Georgakopoulos Email: shipdivision@alpha.gr / konstantinos.flokos@alpha.gr / sotirios.gorgakopoulos@alpha.gr

Name	ABN AMRO BANK N.V.
Contact details for notices	Address: Gustav Mahlerlaan 10 1082 PP, Amsterdam PAC: HQ7206 Attention: Legal Wealth, Markets & Clearing (MDU) Email: mdu@nl.abnamro.com

Name	BNP PARIBAS
Contact details for notices

Address: BNP Paribas Head Office
              37 avenue de l’Opéra

              75002 Paris

Attention: CIB Legal – Global Markets, CCFR Paris
                ACI CAL06A1

Email: dl.legal.derivatives.ccfr.france@bnpparibas.com
Facsimile No: +(44) 207 595 2555: +(33) (0) 1 42 98 38 50

Mandatory copy to:

BNP Paribas, London branch

Address: BNP Paribas, London Branch
              10 Harewood Avenue

               London NW1 6AA
             England

Attention: CIB Legal - Master Agreement Team
Phone: +(44) 207 595 2000

Facsimile No:+(44) 207 595 2555

Name	Citibank Europe Plc
Contact details for notices

Address:1 North Wall Quay, Dublin 1
Attention:Country Legal Counsel
Facsimile no:+353 622 2222

Phone:              +353 1 622 2000

Email:fiuk.irderdesksup@citi.com
fistructured.support@citi.com
ratessales.midoff@citi.com

Reference: GasLog

Name	Credit Suisse AG
Contact details for notices

Address: St. Alban-Graben 1-3
             4051 Basel
             Switzerland

Attention: Antonios Tsoukalis / Ioannis Efstathopoulos / Marie

Zimmermann

Email:antonios.tsoukalis@credit-suisse.com/
ioannis.efstathopoulos@credit-suisse.com/

marie.zimmermann@credit-suisse.com

Phone: +41 61 266 70 97 / +41 61 266 77 01 / +41 61 266 76 94

Name	DNB Bank ASA
Contact details for notices

Address: 8th Floor, The Walbrook Building
              25 Walbrook

              London EC4N 8AF

Contacts: CMOA Department / Kay Newman

Email: cmoalondon@dnb.no / kay.newman@dnb.no
Phone: +44 (0)207 621 1111 / +44 (0)7918690732

Fax: +44 (0)207 283 5935

Name	ING Bank N.V.
Contact details for notices

Address: Foppingadreef 7

P.O.Box 1800

NL-1000 BV Amsterdam

The Netherlands

Attention: Operations / Derivatives / TRC 00.13

Email: Trade.Processing.Derivatives.AMS@INGBank.com
Phone: N/A

Fax: +31 (0) 205013381

Name	National Australia Bank Limited
Contact details for notices

For notices for sales, credit and/or notices for any other matter:

Address:12 Marina View,

#20-02 Asia Square Tower 2,

Singapore 018961
Attention:David Hackett

                      Rosalind Hong

Phone:+65 9787 1859

                    +65 9787 9140

Email:david.x.hackett@nabasia.com

rosalind.hong@nabasia.com

For confirmations and related purposes:

Address:Level 19, 395 Bourke Street

Melbourne, VIC 3000
Australia

Attention:OTC Confirmations

Email:otc.confirmations@nab.com.au

Name	National Bank of Greece S.A.
Contact details for notices	Address: Akadimias 68 10678 Athens Greece Attention: Mr. Thanos Cholevas Email: cholevas.thanos@nbg.gr

Name	Nordea Bank Abp
Contact details for notices

For notices for sales, credit and/or notices for any other matter:

Address: c/o Nordea Danmark, Filial af Nordea Bank Abp, Finland
7288 Derivatives Services

Postbox 850

DK-0900 Copenhagen C
Denmark

Phone: +45 55 47 51 71

E-mail: otc@nordea.com

Attention: Derivatives Services

For confirmations and related purposes:

Address: c/o Nordea Danmark, Filial af Nordea Bank Abp, Finland

                7288 Derivatives Services

Postbox 850

DK-0900 Copenhagen C
Denmark

Phone: +45 55 47 51 71

E-mail: otc@nordea.com
Attention: Derivatives Services

Name	Oversea- Chinese Banking Corporation Limited
Contact details for notices

Facility Office: Oversea-Chinese Banking Corporation Limited

Address: Level 10, OCBC Centre,
              65 Chulia Street,

             Singapore, 049513

Contacts: Angeline Teo / Ian Thia / Li Ke

Email:

AngelineTeo@ocbc.com/IanThia@ocbc.com/
LiKe@ocbc.com

Phone:+65 6530 8708 / 6318 7616 / 6428 7685

Fax:N/A

Name	Skandinaviska Enskilda Banken AB (publ)
Contact details for notices	Kungsträdgårdsgatan 8 SE-106 40 Stockholm Sweden Attention: Marie Rex Email address: marie.rex@seb.se Phone: +46 8 506 231 58

Name	Standard Chartered Bank AG
Contact details for notices	Address: Taunusanlage 16, 60325 Frankfurt am Main, Germany Contacts: Legal Department Email:N/A Phone:+48 789 009 188 Fax:N/A

The Account Bank

Citibank, N.A., London Branch
Address:	Address:Citigroup Centre Canada Square, Canary Wharf London E14 5LB United Kingdom Email:PLEDGED.ACCOUNTS@CITI.COM

The Global Co-ordinators

Name	BNP Paribas
Contact details for notices	Address:Immeuble Océanie 9 rue du Débarcadère 93500 Pantin France Attention:CTM Transportation Team Email:paris.cib.cbe.ctm.transportation@bnpparibas.com Phone: +33 1 42 98 43 74

Name	Citibank, N.A., London Branch
Contact details for notices	Address:Citigroup Centre Canada Square, Canary Wharf London E14 5LB United Kingdom Attention:Vassilios Maroulis; Andrew P. Mason Email:vassilios.n.maroulis@citi.com; andrew.paul.mason@citi.com

The Sustainability Co-ordinator

Name	ABN AMRO Bank N.V.
Contact details for notices	Address:ABN AMRO Bank N.V. Corporate Banking Financing Solutions Gustav Mahlerlaan 10 1082 PP Amsterdam Netherlands PAC: HQ7206 Attention:Ann-Christin Stucke E-mail:Ann-Christin.stucke@nl.abnamro.com

Schedule 2

Ship information

GASLOG GENOA
Name of Ship:	“GASLOG GENOA”
Owner of Ship:	GAS-twenty two Ltd.
Jurisdiction where Owner of Ship is incorporated:	Bermuda
Owner of Ship’s registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Owner of Ship’s registered number:	49075
Flag State:	Bermuda
Port of Registry:	Hamilton
Official Number:	740680
IMO Number:	9744013
Major Casualty Amount:	$5,000,000
Classification Society:	American Bureau of Shipping
Classification:	XA1, Liquefied Natural Gas Carrier, , XAMS, XACCU, CPS, SH, SHCM
Initial Charter date and description:	A charter agreement dated 20 April 2015 as amended to date made between the Owner and Methane Services Limited with charter tenor up to 30 March 2027
Charterer:	Methane Services Limited of 100 Thames Valley Park Drive, Reading, Berkshire RG6 1PT, United Kingdom
Charter Guarantee date and description:	N/A
Charter Guarantor:	N/A

GASLOG GLADSTONE
Name of Ship:	“GASLOG GLADSTONE”
Owner of Ship:	GAS-twenty three Ltd.
Jurisdiction where Owner of Ship is incorporated:	Bermuda
Owner of Ship’s registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Owner of Ship’s registered number:	49074
Flag State:	Bermuda
Port of Registry:	Hamilton
Official Number:	740687
IMO Number:	9744025
Major Casualty Amount:	$5,000,000
Classification Society:	American Bureau of Shipping
Classification:	XA1, Liquefied Natural Gas Carrier, , XAMS, XACCU, SH, CPS, SHCM
Initial Charter date and description:	A charter agreement dated 20 April 2015 as amended to date made between the Owner and Methane Services Limited with charter tenor up to 15 January 2029
Charterer:	Methane Services Limited of 100 Thames Valley Park Drive, Reading, Berkshire RG6 1PT, United Kingdom
Charter Guarantee date and description:	N/A
Charter Guarantor:	N/A

GASLOG WESTMINSTER
Name of Ship:	“GASLOG WESTMINSTER”
Owner of Ship:	GAS-thirty Ltd.
Jurisdiction where Owner of Ship is incorporated:	Bermuda
Owner of Ship’s registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Owner of Ship’s registered number:	53133
Flag State:	Bermuda
Port of Registry:	Hamilton
Official Number:	748926
IMO Number:	9855812
Major Casualty Amount:	$5,000,000
Classification Society:	American Bureau of Shipping
Classification:	XA1, Liquefied Natural Gas Carrier, , XAMS, XACCU, XAPS, CPS, SH, SHCM
Initial Charter date and description:	A charter agreement dated 25 May 2018 as amended to date made between the Owner and Pioneer Shipping Limited with charter tenor up to 15 July 2027
Charterer:	Pioneer Shipping Limited of Millstream Road, Windsor, Berkshire SL4 5GD, United Kingdom
Charter Guarantee date and description:	A charter guarantee dated 14 December 2018 made between the Owner and the Charter Guarantor
Charter Guarantor:	GB Gas Holdings Ltd (registered number 03186121) of Millstream, Maidenhead Road, Windsor, Berkshire SL4 5GD

GASLOG WINDSOR
Name of Ship:	“GASLOG WINDSOR”
Owner of Ship:	GAS-twenty eight Ltd.
Jurisdiction where Owner of Ship is incorporated:	Bermuda
Owner of Ship’s registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Owner of Ship’s registered number:	51888
Flag State:	Bermuda
Port of Registry:	Hamilton
Official Number:	748923
IMO Number:	9819650
Major Casualty Amount:	$5,000,000
Classification Society:	American Bureau of Shipping
Classification:	XA1, Liquefied Natural Gas Carrier, , XAMS, XACCU, XAPS, CPS, SH, SHCM
Initial Charter date and description:	A charter agreement dated 20 October 2016 as amended to date made between the Owner and Pioneer Shipping Limited with charter tenor up to 30 March 2027
Charterer:	Pioneer Shipping Limited of Millstream Road, Windsor, Berkshire SL4 5GD, United Kingdom
Charter Guarantee date and description:	A charter guarantee dated 1 November 2016 made between the Owner and the Charter Guarantor
Charter Guarantor:	GB Gas Holdings Ltd (registered number 03186121) of Millstream, Maidenhead Road, Windsor, Berkshire SL4 5GD

GASLOG WALES
Name of Ship:	“GASLOG WALES”
Owner of Ship:	GAS-thirty one Ltd.
Jurisdiction where Owner of Ship is incorporated:	Bermuda
Owner of Ship’s registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Owner of Ship’s registered number:	53134
Flag State:	Bermuda
Port of Registry:	Hamilton
Official Number:	748924
IMO Number:	9853137
Major Casualty Amount:	$5,000,000
Classification Society:	American Bureau of Shipping
Classification:	XA1, Liquefied Natural Gas Carrier, , XAMS, XACCU, XAPS, CPS, SH, SHCM
Initial Charter date and description:	A charter agreement dated 28 March 2019 as amended to date made between the Owner and LNG Marine Transport Limited, with charter tenor up to 31 March 2032
Charterer:	LNG Marine Transport Limited of Nihombashi Tower, 2-7-1 Nihombashi, Chuo-ku, Tokyo103-6013, Japan
Charter Guarantee date and description:	N/A
Charter Guarantor:	N/A

GASLOG GEORGETOWN
Name of Ship:	“GASLOG GEORGETOWN”
Owner of Ship:	GAS-thirty two Ltd.
Jurisdiction where Owner of Ship is incorporated:	Bermuda
Owner of Ship’s registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Owner of Ship’s registered number:	53135
Flag State:	Bermuda
Port of Registry:	Hamilton
Official Number:	748932
IMO Number:	9864916
Major Casualty Amount:	$5,000,000
Classification Society:	American Bureau of Shipping
Classification:	XA1, Liquefied Natural Gas Carrier, , XAMS, XACCU, CPS, SH, SHCM
Initial Charter date and description:	A charter agreement dated 16 August 2018 as amended to date made between the Owner and Cheniere Marketing International LLP with charter tenor up to 16 November 2027
Charterer:	Cheniere Marketing International LLP of Berkeley Square House, Berkeley Square, 5th Floor, London, W1J 6BY
Charter Guarantee date and description:	N/A
Charter Guarantor:	N/A

GASLOG GALVESTON
Name of Ship:	“GASLOG GALVESTON”
Owner of Ship:	GAS-thirty three Ltd.
Jurisdiction where Owner of Ship is incorporated:	Bermuda
Owner of Ship’s registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Owner of Ship’s registered number:	53625
Flag State:	Bermuda
Port of Registry:	Hamilton
Official Number:	748933
IMO Number:	9864928
Major Casualty Amount:	$5,000,000
Classification Society:	American Bureau of Shipping
Classification:	XA1, Liquefied Natural Gas Carrier, ,XAMS, XACCU, CPS, SH, SHCM
Initial Charter date and description:	A charter agreement dated 16 August 2018 as amended to date made between the Owner and Cheniere Marketing International LLP with charter tenor up to 4 January 2028
Charterer:	Cheniere Marketing International LLP of Berkeley Square House, Berkeley Square, 5th Floor, London, W1J 6BY
Charter Guarantee date and description:	N/A
Charter Guarantor:	N/A

GASLOG WELLINGTON
Name of Ship:	“GASLOG WELLINGTON”
Owner of Ship:	GAS-thirty four Ltd.
Jurisdiction where Owner of Ship is incorporated:	Bermuda
Owner of Ship’s registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Owner of Ship’s registered number:	53626
Flag State:	Bermuda
Port of Registry:	Hamilton
Official Number:	748942
IMO Number:	9876660
Major Casualty Amount:	$5,000,000
Classification Society:	American Bureau of Shipping
Classification:	XA1, Liquefied Natural Gas Carrier, , XAMS, XACCU, CPS, SH, SHCM
Initial Charter date and description:	A charter agreement dated 21 December 2018 as amended to date made between the Owner and Cheniere Marketing International LLP with charter tenor up to 15 June 2028
Charterer:	Cheniere Marketing International LLP of Berkeley Square House, Berkeley Square, 5th Floor, London, W1J 6BY
Charter Guarantee date and description:	N/A
Charter Guarantor:	N/A

GASLOG WINCHESTER
Name of Ship:	“GASLOG WINCHESTER”
Owner of Ship:	GAS-thirty five Ltd.
Jurisdiction where Owner of Ship is incorporated:	Bermuda
Owner of Ship’s registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Owner of Ship’s registered number:	54252
Flag State:	Bermuda
Port of Registry:	Hamilton
Official Number:	748944
IMO Number:	9876737
Major Casualty Amount:	$5,000,000
Classification Society:	American Bureau of Shipping
Classification:	XA1, Liquefied Natural Gas Carrier, , XAMS, XACCU, CPS, SH, SHCM
Initial Charter date and description:	A charter agreement dated 21 December 2018 as amended to date made between the Owner and Cheniere Marketing International LLP with charter tenor up to 24 August 2028
Charterer:	Cheniere Marketing International LLP of Berkeley Square House, Berkeley Square, 5th Floor, London, W1J 6BY
Charter Guarantee date and description:	N/A
Charter Guarantor:	N/A

GASLOG SAVANNAH
Name of Ship:	“GASLOG SAVANNAH”
Owner of Ship:	GAS-one Ltd.
Jurisdiction where Owner of Ship is incorporated:	Bermuda
Owner of Ship’s registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Owner of Ship’s registered number:	41494
Flag State:	Bermuda
Port of Registry:	Hamilton
Official Number:	737971
IMO Number:	9352860
Major Casualty Amount:	$5,000,000
Classification Society:	American Bureau of Shipping
Classification:	XA1, Liquefied Gas Carrier, , XAMS, XACCU, XAPS, SH, SHCM
Initial Charter date and description:	N/A
Charterer:	N/A
Charter Guarantee date and description:	N/A
Charter Guarantor:	N/A

GASLOG SINGAPORE
Name of Ship:	“GASLOG SINGAPORE”
Owner of Ship:	GAS-two Ltd.
Jurisdiction where Owner of Ship is incorporated:	Bermuda
Owner of Ship’s registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Owner of Ship’s registered number:	41495
Flag State:	Bermuda
Port of Registry:	Hamilton
Official Number:	737972
IMO Number:	9355604
Major Casualty Amount:	$5,000,000
Classification Society:	American Bureau of Shipping
Classification:	XA1, Liquefied Gas Carrier, ,XAMS, XACCU, XAPS, SH, SHCM
Initial Charter date and description:	N/A
Charterer:	N/A
Charter Guarantee date and description:	N/A
Charter Guarantor:	N/A

GASLOG WARSAW
Name of Ship:	“GASLOG WARSAW”
Owner of Ship:	GasLog Hellas-1 Special Maritime Enterprise
Jurisdiction where Owner of Ship is incorporated:	Greece
Owner of Ship’s registered office:	69 Akti Miaouli Piraeus, GR 185 37, Greece
Owner of Ship’s registered number:	5164
Flag State:	Hellenic Republic
Port of Registry:	Piraeus, Greece
Official Number:	12645
IMO Number:	9816763
Major Casualty Amount:	$5,000,000
Classification Society:	American Bureau of Shipping
Classification:	XA1, Liquefied Natural Gas Carrier, , XAMS, XACCU, XAPS, CPS, SH, SHCM
Initial Charter date and description:

A charter agreement dated 15 March 2019 as amended and restated by a novation agreement dated 13 June 2019 and as further amended to date made between the Owner and Endesa Energia S.A.U. with charter tenor up to 30 May 2029

Charterer:	Endesa Energia S.A.U. of Ribera del Loira 60, 28042, Madrid, Spain
Charter Guarantee date and description:	N/A
Charter Guarantor:	N/A

GASLOG GREECE
Name of Ship:	“GASLOG GREECE”
Owner of Ship:	GAS-eleven Ltd.
Jurisdiction where Owner of Ship is incorporated:	Bermuda
Owner of Ship’s registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Owner of Ship’s registered number:	47182
Flag State:	Bermuda
Port of Registry:	Hamilton
Official Number:	740646
IMO Number:	9687019
Major Casualty Amount:	$5,000,000
Classification Society:	American Bureau of Shipping
Classification:	XA1, Liquefied Natural Gas Carrier, , XAMS, XACCU, XAPS, CPS, SH, SHCM
Initial Charter date and description:	N/A
Charterer:	N/A
Charter Guarantee date and description:	N/A
Charter Guarantor:	N/A

GASLOG GLASGOW
Name of Ship:	“GASLOG GLASGOW”
Owner of Ship:	GAS-twelve Ltd.
Jurisdiction where Owner of Ship is incorporated:	Bermuda
Owner of Ship’s registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Owner of Ship’s registered number:	47183
Flag State:	Bermuda
Port of Registry:	Hamilton
Official Number:	740650
IMO Number:	9687021
Major Casualty Amount:	$5,000,000
Classification Society:	American Bureau of Shipping
Classification:	XA1, Liquefied Natural Gas Carrier, , XAMS, XACCU, XAPS, CPS, SH, SHCM
Initial Charter date and description:	N/A
Charterer:	N/A
Charter Guarantee date and description:	N/A
Charter Guarantor:	N/A

GASLOG GENEVA
Name of Ship:	“GASLOG GENEVA”
Owner of Ship:	GAS-thirteen Ltd.
Jurisdiction where Owner of Ship is incorporated:	Bermuda
Owner of Ship’s registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Owner of Ship’s registered number:	47914
Flag State:	Bermuda
Port of Registry:	Hamilton
Official Number:	740661
IMO Number:	9707508
Major Casualty Amount:	$5,000,000
Classification Society:	American Bureau of Shipping
Classification:	XA1, Liquefied Natural Gas Carrier, , XAMS, XACCU, XAPS, CPS, SH, SHCM
Initial Charter date and description:	A charter agreement dated 15 August 2013 as amended to date made between the Owner and Methane Services Limited with charter tenor up to 30 September 2028 (plus a 3 year extension, if exercised)
Charterer:	Methane Services Limited of 100 Thames Valley Park Drive, Reading, Berkshire RG6 1PT, United Kingdom
Charter Guarantee date and description:	N/A
Charter Guarantor:	N/A

GASLOG GIBRALTAR
Name of Ship:	“GASLOG GIBRALTAR”
Owner of Ship:	GAS-fourteen Ltd.
Jurisdiction where Owner of Ship is incorporated:	Bermuda
Owner of Ship’s registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Owner of Ship’s registered number:	47915
Flag State:	Bermuda
Port of Registry:	Hamilton
Official Number:	740662
IMO Number:	9707510
Major Casualty Amount:	$5,000,000
Classification Society:	American Bureau of Shipping
Classification:	XA1, Liquefied Natural Gas Carrier, , XAMS, XACCU, XAPS, CPS, SH, SHCM
Initial Charter date and description:	A charter agreement dated 15 August 2013 as amended to date made between the Owner and Methane Services Limited with charter tenor up to 31 October 2028 (plus a 3 year extension, if exercised)
Charterer:	Methane Services Limited of 100 Thames Valley Park Drive, Reading, Berkshire RG6 1PT, United Kingdom
Charter Guarantee date and description:	N/A
Charter Guarantor:	N/A

GASLOG SANTIAGO
Name of Ship:	“GASLOG SANTIAGO”
Owner of Ship:	GAS-four Ltd.
Jurisdiction where Owner of Ship is incorporated:	Bermuda
Owner of Ship’s registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Owner of Ship’s registered number:	44210
Flag State:	Bermuda
Port of Registry:	Hamilton
Official Number:	740553
IMO Number:	9600530
Major Casualty Amount:	$5,000,000
Classification Society:	American Bureau of Shipping
Classification:	XA1, Liquefied Natural Gas Carrier, , XAMS, XACCU, XAPS, CPS, SH, SHCM
Initial Charter date and description:	N/A
Charterer:	N/A
Charter Guarantee date and description:	N/A
Charter Guarantor:	N/A

METHANE RITA ANDREA
Name of Ship:	“METHANE RITA ANDREA”
Owner of Ship:	GAS-sixteen Ltd.
Jurisdiction where Owner of Ship is incorporated:	Bermuda
Owner of Ship’s registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Owner of Ship’s registered number:	48624
Flag State:	Bermuda
Port of Registry:	Hamilton
Official Number:	737895
IMO Number:	9307188
Major Casualty Amount:	$5,000,000
Classification Society:	American Bureau of Shipping
Classification:	XA1, Liquefied Gas Carrier, , XAMS, XACCU, FL 40, SH, SHCM
Initial Charter date and description:	N/A
Charterer:	N/A
Charter Guarantee date and description:	N/A
Charter Guarantor:	N/A

METHANE JANE ELIZABETH
Name of Ship:	“METHANE JANE ELIZABETH”
Owner of Ship:	GAS-seventeen Ltd.
Jurisdiction where Owner of Ship is incorporated:	Bermuda
Owner of Ship’s registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Owner of Ship’s registered number:	48625
Flag State:	Bermuda
Port of Registry:	Hamilton
Official Number:	737897
IMO Number:	9307190
Major Casualty Amount:	$5,000,000
Classification Society:	American Bureau of Shipping
Classification:	XA1, Liquefied Gas Carrier, , XAMS, XACCU, FL 40, SH, SHCM
Initial Charter date and description:	N/A
Charterer:	N/A
Charter Guarantee date and description:	N/A
Charter Guarantor:	N/A

GASLOG SEATTLE
Name of Ship:	“GASLOG SEATTLE”
Owner of Ship:	GAS-seven Ltd
Jurisdiction where Owner of Ship is incorporated:	Bermuda
Owner of Ship’s registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Owner of Ship’s registered number:	45254
Flag State:	Bermuda
Port of Registry:	Hamilton
Official Number:	740578
IMO Number:	9634086
Major Casualty Amount:	$5,000,000
Classification Society:	American Bureau of Shipping
Classification:	XA1, Liquefied Natural Gas Carrier, , XAMS, XACCU, XAPS, CPS, SH, SHCM
Initial Charter date and description:	N/A
Charterer:	N/A
Charter Guarantee date and description:	N/A
Charter Guarantor:	N/A

SOLARIS
Name of Ship:	“SOLARIS”
Owner of Ship:	GAS-eight Ltd.
Jurisdiction where Owner of Ship is incorporated:	Bermuda
Owner of Ship’s registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Owner of Ship’s registered number:	45255
Flag State:	Bermuda
Port of Registry:	Hamilton
Official Number:	740587
IMO Number:	9634098
Major Casualty Amount:	$5,000,000
Classification Society:	American Bureau of Shipping
Classification:	XA1, Liquefied Natural Gas Carrier, , XAMS, XACCU, XAPS, SH, CPS, SHCM
Initial Charter date and description:

A charter agreement dated 4 August 2023 as amended to date made between the Owner and KE Fuel International Co., Ltd. with charter tenor up to 03 April 2030 (6,5 years from the date of its delivery (3/10/2023))

Charterer:	KE Fuel International Co., Ltd. of 3-6-16, Nakanoshima, Kita-ku, Osaka 530-8270, Japan
Charter Guarantee date and description:	N/A
Charter Guarantor:	N/A

METHANE ALISON VICTORIA
Name of Ship:	“METHANE ALISON VICTORIA”
Owner of Ship:	GAS-nineteen Ltd.
Jurisdiction where Owner of Ship is incorporated:	Bermuda
Owner of Ship’s registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Owner of Ship’s registered number:	48943
Flag State:	Bermuda
Port of Registry:	Hamilton
Official Number:	737921
IMO Number:	9321768
Major Casualty Amount:	$5,000,000
Classification Society:	American Bureau of Shipping
Classification:	XA1, Liquefied Gas Carrier, , XAMS, XACCU, FL 40, SH, SHCM
Initial Charter date and description:	N/A
Charterer:	N/A
Charter Guarantee date and description:	N/A
Charter Guarantor:	N/A

METHANE BECKI ANNE
Name of Ship:	“METHANE BECKI ANNE”
Owner of Ship:	GAS-twenty seven Ltd.
Jurisdiction where Owner of Ship is incorporated:	Bermuda
Owner of Ship’s registered office:	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
Owner of Ship’s registered number:	49900
Flag State:	Bermuda
Port of Registry:	Hamilton
Official Number:	740514
IMO Number:	9516129
Major Casualty Amount:	$5,000,000
Classification Society:	American Bureau of Shipping
Classification:	XA1, Liquefied Gas Carrier, , XAMS, XACCU, FL 40, SH, SHCM
Initial Charter date and description:	A charter agreement dated 25 March 2015 as amended to date made between the Owner and Methane Services Limited with charter tenor up to 31 March 2029
Charterer:	Methane Services Limited of 100 Thames Valley Park Drive, Reading, Berkshire RG6 1PT, United Kingdom
Charter Guarantee date and description:	N/A
Charter Guarantor:	N/A

Schedule 3

Conditions precedent

Part 1

Conditions precedent to the first Utilisation

1	Obligors' corporate documents

(a)	A copy of the Constitutional Documents of each Obligor.

(b)	A copy of a resolution of the board of directors of each Obligor (or, if applicable, any committee of such board empowered to approve and authorise the following matters):

(i)

approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party (its Relevant Documents) and resolving that it execute, deliver and perform the Relevant Documents to which it is a party;

(ii)	authorising a specified person or persons to execute its Relevant Documents on its behalf; and

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with its Relevant Documents.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above in relation to its Relevant Documents and related documents.

(d)

If a requirement under the Constitutional Documents of each Obligor or under Bermudian law), a copy of a resolution signed by all the holders of the issued shares in each Obligor, approving the terms of, and the transactions contemplated by, its Relevant Documents to which such Obligor is a party.

(e)

If a requirement under the Constitutional Documents of each Obligor or under Bermudian law), a copy of a resolution of the board of directors of each corporate shareholder of each relevant Obligor approving the terms of the resolution referred to in paragraph (d) above.

(f)

A certificate of the Borrower (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on any Obligor to be exceeded.

(g)	A copy of any power of attorney under which any person is appointed by any Obligor to execute any of its Relevant Documents on its behalf.

(h)

A certificate of an authorised signatory of each Obligor certifying that each copy document relating to it specified in this Part of this Schedule is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement and that any such resolutions or power of attorney have not been revoked.

2	Legal opinions

The following legal opinions, each addressed to the Agent, the Security Agent and the Original Lenders and capable of being relied upon by any persons who become Lenders pursuant to the primary syndication of the Facility:

(a)	A legal opinion of Norton Rose Fulbright on matters of English law substantially in the form distributed to the Original Lenders and approved by the Agent prior to signing this Agreement.

(b)

A legal opinion of the legal advisers to the Arrangers and the Agent in each jurisdiction (other than England and Wales) in which an Obligor is incorporated and/or which is or is to be the Flag State of a Mortgaged Ship or in which an Account opened at the relevant time is established, substantially in the form distributed to the Original Lenders and approved by the Agent prior to signing this Agreement.

3	Other documents and evidence

(a)

Evidence that any process agent referred to in clause 51.2 (Service of process) or any equivalent provision of any other Finance Document entered into on or before the first Utilisation Date, if not an Obligor, has accepted its appointment.

(b)	The Original Financial Statements together with a Compliance Certificate in respect of the Borrower for the period covered by the Original Financial Statements.

(c)

The Fee Letters duly executed and evidence that the fees, commissions, costs and expenses then due from the Borrower pursuant to clause 11 (Fees) and clause 16 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

4	Bank Accounts

Evidence that any Account required to be established under clause 27 (Bank accounts) has been opened and established with the Account Bank, that any Account Security in respect of each such Account has been executed and delivered by the relevant Account Holder(s) and that any notice required to be given to an Account Bank under that Account Security has been given to it and acknowledged by it in the manner required by that Account Security and that an amount has been credited to it.

5	Valuations

Valuations (not more than 30 days old) obtained in accordance with clause 25 (Minimum security value) showing the market value of the Ships.

6	"Know your customer" information

Such documentation and information as any Finance Party may reasonably request through the Agent to comply with "know your customer" or similar identification procedures under all laws and regulations applicable to that Finance Party.

Part 2

Ship and security conditions precedent

1	Security

(a)

The Mortgage and (where the relevant Mortgage is in preferred form) the General Assignment or (where the relevant Mortgage is in account current form) the Deed of Covenant in respect of each Ship, each duly executed by the relevant Owner.

(b)	The Manager's Undertaking from the Manager of each Ship duly executed by the relevant Manager.

(c)	Duly executed notices of assignment and acknowledgements of those notices as required by any of the above Security Documents.

2	Charter Documents and related security

(a)	The Initial Charters, any other Charters and any relevant Charter Guarantees for each of the Ships, duly executed, on terms approved by the Majority Lenders.

(b)	The Charter Assignment in respect of each Initial Charter and any other Charter (if available) of each Ship duly executed by the relevant Owner.

(c)

Duly executed notices of assignment of the Charter Documents referred to above in respect of each Ship and acknowledgements of those notices as required by any of the Security Documents (except where an acknowledgement may be delivered after the first Utilisation Date in accordance with the terms of clause 26.6 (Notice of assignment of Charter Documents)).

(d)

If a quiet enjoyment agreement is required from the Security Agent or any other Finance Party by the relevant charterer of a Ship under the terms of a charter commitment which is not a Charter, then (i) an assignment in respect of such charter commitment duly executed by the relevant Owner in a form similar to a Charter Assignment together with duly executed notice and acknowledgment in respect of the same in accordance with the terms of paragraph (c) above (except where an acknowledgment may be delivered after the first Utilisation Date in accordance with the terms of clause 26.6 (Notice of assignment of Charter Documents) and (ii) a duly executed Quiet Enjoyment Agreement in relation to each such Ship (except where such Quiet Enjoyment Agreement may be delivered after the first Utilisation Date in accordance with the terms of clause 26.6 (Notice of assignment of Charter Documents)).

3	Delivery and registration of Ship

Evidence that each of the Ships:

(a)

is legally and beneficially owned by the relevant Owner and registered in the name of the relevant Owner free of any Security Interests (except Permitted Security Interests) through the relevant Registry as a ship under the laws and flag of the relevant Flag State;

(b)	is classed with the relevant Classification free of all overdue requirements and overdue recommendations of the relevant Classification Society;

(c)	is insured in the manner required by the Finance Documents;

(d)	has been delivered, and accepted for service, under its Initial Charter; and

(e)	is free of any other charter commitment which would require approval under the Finance Documents.

4	Mortgage registration

Evidence that the Mortgage in respect of each of the Ships has been registered against each of the Ships through the relevant Registry under the laws and flag of the relevant Flag State.

5	Legal opinions

The following further legal opinions, each addressed to the Agent, the Security Agent and the Original Lenders and capable of being relied upon by any persons who become Lenders pursuant to the primary syndication of the Facility:

(a)

A legal opinion of Norton Rose Fulbright, on matters of English law substantially in the form distributed to the Original Lenders and approved by the Agent prior to signing this Agreement in relation to Security Documents.

(b)

A legal opinion of the legal advisers to the Security Agent and the Agent in each jurisdiction in which an Obligor is incorporated and/or which is or is to be the Flag State of each of the Ships, or in which an Account opened at the relevant time is established substantially in the form distributed to the Original Lenders and approved by the Agent prior to signing this Agreement.

6	Insurance

In relation to each of the Ships’ Insurances:

(a)	an opinion from insurance consultants appointed by the Agent on such Insurances;

(b)	evidence that such Insurances have been placed in accordance with clause 24 (Insurance); and

(c)	evidence that approved brokers, insurers and/or associations have issued or will issue letters of undertaking in favour of the Security Agent in an approved form in relation to the Insurances.

7	ISM and ISPS Code

Copies of:

(a)	the safety management certificate in respect of each of the Ships issued in accordance with the ISM Code;

(b)	the international ship security certificate in respect of each of the Ships issued under the ISPS Code;

(c)	the document of compliance issued in accordance with the ISM Code to the person who is the operator of each of the Ships for the purposes of that code; and

(d)	if so requested by the Agent, any other certificates issued under any applicable code required to be observed by each of the Ships or in relation to its operation under any applicable law.

8	Fees and expenses

Evidence that the fees, commissions, costs and expenses then due from the Borrower pursuant to clause 11 (Fees) and clause 16 (Costs and expenses) have been paid or will be paid by the relevant Utilisation Date.

9	Environmental matters

If applicable, copies of each of the Ships’ certificate of financial responsibility and vessel response plan required under United States law and evidence of their approval by the appropriate United States government entity and (if requested by the Agent) an environmental report in respect of the relevant Ship from an approved person.

10	Inventory of Hazardous Materials

A copy of Inventory of Hazardous Materials in respect if each Ship.

11	Management Agreement

Where a manager of each of the Ships has been approved in accordance with clause 22.4 (Manager), a copy, certified by an approved person to be a true and complete copy, of the management agreement between the relevant Owner and the manager relating to the appointment of the manager.

12	Process agent

Evidence that any process agent of any Obligor referred to in any provision of any Finance Document to be entered into under this Part 2, if not an Obligor, has accepted its appointment.

13	Existing Indebtedness

Evidence:

(a)	in all respects satisfactory to the Agent that all of the Existing Indebtedness has been, or will be immediately following the first Utilisation, repaid in full; and

(b)

that all Obligors have been fully released and that all Security Interests created by the Obligors in respect of the Existing Indebtedness have been duly discharged and/or, as the case may be, re-assigned.

14	Additional documents

Any other document, authorisation, opinion or assurance required by the Agent.

Schedule 9

Reference Rate Terms

Cost of funds as a fallback: Cost of funds will not apply as fallback

1	Definitions

Additional Business Day means an RFR Banking Day.

Central Bank Rate means:

(a)	the short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or

(b)	if that target is not a single figure, the arithmetic mean of:

(i)	the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and

(ii)	the lower bound of that target range.

Central Bank Rate Adjustment means, in relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20 per cent. trimmed arithmetic mean (calculated by the Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR is available.

Central Bank Rate Spread means, in relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Agent between:

(a)	the Central Bank Rate prevailing at close of business on that RFR Banking Day; and

(b)	the relevant Daily Rate.

Daily Rate means, in relation to any RFR Banking Day:

(a)	the RFR for that RFR Banking Day; or

(b)	if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:

(i)	the Central Bank Rate for that RFR Banking Day; and

(ii)	the applicable Central Bank Rate Adjustment; or

(c)	if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:

(i)	the most recent Central Bank Rate; and

(ii)	the applicable Central Bank Rate Adjustment,

rounded, in any case, to five decimal places and if, in any case, that rate is less than zero, the Daily Rate shall be deemed to be zero.

Lookback Period means five RFR Banking Days.

Relevant Market means the market for overnight cash borrowing collateralised by US Government securities.

RFR means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

RFR Banking Day means any day other than:

(a)	a Saturday or Sunday; and

(b)

a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

RFR Contingency Period means ten (10) days.

2	Business Day Conventions

(a)	If any period is expressed to accrue by reference to a month or any number of months then, in respect of the last month of that period:

(i)

subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b)

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

3	Interest Period options and default selections

(a)	The length of an Interest Period for a Loan which will apply under clause 10.1(c) will, subject to clause 10.2 (Interest Periods overrunning Reduction Dates), be three months.

(b)	The periods capable of selection as Interest Periods referred to in clause 10.1(b) are one month, three months and six months.

Schedule 10

Daily Non-Cumulative Compounded RFR Rate

The Daily Non-Cumulative Compounded RFR Rate for any RFR Banking Day "i" during an Interest Period is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:

•	where:

UCCDRi means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day "i";

UCCDRi-1 means, in relation to that RFR Banking Day "i", the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period;

dcc means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;

ni means the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day; and

the Unannualised Cumulative Compounded Daily Rate for any RFR Banking Day (the Cumulated RFR Banking Day) during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose):

•	where:

ACCDR means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;

tni means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;

Cumulation Period means the period from, and including, the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day;

dcc has the meaning given to that term above; and

the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to five decimal places) calculated as set out below:

•	where:

d0 means the number of RFR Banking Days in the Cumulation Period;

Cumulation Period has the meaning given to that term above;

i means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;

DailyRatei-LP means, for any RFR Banking Day "i" in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the Lookback Period prior to that RFR Banking Day "i";

ni means, for any RFR Banking Day "i" in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day;

dcc has the meaning given to that term above; and

tni has the meaning given to that term above.

Schedule 11

Sustainability Margin Adjustment

1	In this Schedule 11 :

Annex VI:	Shall have the meaning given to it in clause 1.1 (Definitions).

Cadetship Program:        Means, the annual training programme of candidates from maritime colleges on board the Fleet.

CII:

Means Carbon Intensity Indicator, as provided in the regulations contained in Chapters 1, 2 and 4 of Revised Annex VI which relate to “Regulations on the Carbon Intensity of International Shipping” and Resolution MEPC.328(76) implementing the CII and any associated guidelines and/or subsequent amendments.

Fleet:

Means all vessels that are owned directly or indirectly and/ or bareboat chartered by the Borrower or other Group Members and it includes m.v. Methane Nile Eagle for as long as it is managed by GasLog LNG Services Ltd..

Fleet Average CII:	Means the average CII of the Fleet according to the following formula:

Where CIIi is the verified CII for vessel i, and Di is the number of days that vessel i is accounted for emission data reporting under IMO DCS requirements, as detailed in Annex VI

Key Performance

Indicators:	Means any of Key Performance Indicator 1 or Key Performance Indicator 2.

Key Performance

Indicator 1:	Means the Fleet Average CII expressed in CO2 per DWT mile.

Key Performance

Indicator 2:	Means female representation in the annual Cadetship Program (% of new employments per year).

Recognized

Organization:	Means an authorized organization that performs statutory requirements on behalf of a flag administration, in accordance with IMO resolution MEPC.237(65) “Code for Recognized Organizations”

Sustainability

Certificate:	Means a certificate signed by the Chief Financial Officer of the Borrower, substantially in the form set out in Schedule 12 (Form of the Sustainability Certificate).

Sustainability

Performance

Targets:	Means with respect to any calendar year and in relation to any Key Performance Indicator, the target, value or percentage set out opposite that

Key Performance Indicator under paragraph 2 (Sustainability Performance Targets) of this [•].

2	Sustainability Performance Targets:

Key Performance Indicator	2024	2025	2026	2027	2028	2029
Key Performance Indicator 1 – Maximum Value	8.57	8.31	8.09	7.76	7.45	7.19
Key Performance Indicator 2 – Minimum Value	20%	21%	22%	24%	25%	26%

SIGNATURES

THE BORROWERS

GASLOG LTD.	/s/ Haruo Kikkawa
By: Haruo Kikkawa

THE GUARANTORS

GAS-TWENTY TWO LTD.	/s/ Haruo Kikkawa
By: Haruo Kikkawa

GAS-TWENTY THREE LTD.	/s/ Haruo Kikkawa
By: Haruo Kikkawa

GAS-THIRTY LTD.	/s/ Haruo Kikkawa
By: Haruo Kikkawa

GAS-TWENTY EIGHT LTD.	/s/ Haruo Kikkawa
By: Haruo Kikkawa

GAS-THIRTY ONE LTD.	/s/ Haruo Kikkawa
By: Haruo Kikkawa

GAS-THIRTY TWO LTD.	/s/ Haruo Kikkawa
By: Haruo Kikkawa

GAS-THIRTY FOUR LTD.	/s/ Haruo Kikkawa
By: Haruo Kikkawa

GAS-THIRTY THREE LTD.	/s/ Haruo Kikkawa
By: Haruo Kikkawa

GAS-THIRTY FOUR LTD.	/s/ Haruo Kikkawa
By: Haruo Kikkawa

GAS-THIRTY FIVE LTD.	/s/ Haruo Kikkawa
By: Haruo Kikkawa

GAS-ONE LTD.	/s/ Haruo Kikkawa
By: Haruo Kikkawa

GAS-TWO LTD.	/s/ Haruo Kikkawa
By: Haruo Kikkawa

GASLOG HELLAS-1 SPECIAL MARITIME ENTERPRISE	/s/ Haruo Kikkawa
By: Haruo Kikkawa

GAS-ELEVEN LTD.	/s/ Haruo Kikkawa

By: Haruo Kikkawa

GAS-TWELVE LTD.	/s/ Haruo Kikkawa
By: Haruo Kikkawa

GAS-THIRTEEN LTD.	/s/ Haruo Kikkawa
By: Haruo Kikkawa

GAS-FOURTEEN LTD.	/s/ Haruo Kikkawa
By: Haruo Kikkawa

GAS-FOUR LTD.	/s/ Haruo Kikkawa
By: Haruo Kikkawa

GAS-SIXTEEN LTD.	/s/ Haruo Kikkawa
By: Haruo Kikkawa

GAS-SEVENTEEN LTD.	/s/ Haruo Kikkawa
By: Haruo Kikkawa

GAS-SEVEN LTD.	/s/ Haruo Kikkawa
By: Haruo Kikkawa

GAS-EIGHT LTD.	/s/ Haruo Kikkawa
By: Haruo Kikkawa

GAS-NINETEEN LTD.	/s/ Haruo Kikkawa
By: Haruo Kikkawa

GAS-TWENTY SEVEN LTD.	/s/ Haruo Kikkawa
By: Haruo Kikkawa

GASLOG PARTNERS LP	/s/ Haruo Kikkawa
By: Haruo Kikkawa

GASLOG CARRIERS LTD.	/s/ Haruo Kikkawa
By: Haruo Kikkawa

GASLOG PARTNERS HOLDINGS LLC	/s/ Haruo Kikkawa
By: Haruo Kikkawa

THE ARRANGERS

ALPHA BANK S.A.
By:

By:

GAS-TWELVE LTD.
By:

GAS-THIRTEEN LTD.
By:

GAS-FOURTEEN LTD.
By:

GAS-FOUR LTD.
By:

GAS-SIXTEEN LTD.
By:

GAS-SEVENTEEN LTD.
By:

GAS-SEVEN LTD.
By:

GAS-EIGHT LTD.
By:

GAS-NINETEEN LTD.
By:

GAS-TWENTY SEVEN LTD.
By:

GASLOG PARTNERS LP
By:

GASLOG CARRIERS LTD.
By:

GASLOG PARTNERS HOLDINGS LLC
By:

THE ARRANGERS

ALPHA BANK S.A.	/s/ Rebecca Daniels
By: Rebecca Daniels
Attorney-In-Fact

ABN AMRO BANK N.V.	/s/ Rebecca Daniels
By: Rebecca Daniels
Attorney-In-Fact

BNP PARIBAS	/s/ Rebecca Daniels
By: Rebecca Daniels
Attorney-In-Fact

CITIBANK, N.A., LONDON BRANCH
By:

CREDIT SUISSE AG	/s/ Rebecca Daniels, Thea Messina
By: Rebecca Daniels, Thea Messina
Attorney-In-Fact

DANISH SHIP FINANCE A/S	/s/ Rebecca Daniels
By: Rebecca Daniels
Attorney-In-Fact

DNB (UK) LIMITED	/s/ Rebecca Daniels
By: Rebecca Daniels
Attorney-In-Fact

ING BANK N.V., LONDON BRANCH	/s/ Rebecca Daniels
By: Rebecca Daniels
Attorney-In-Fact

NATIONAL AUSTRALIA BANK LIMITED
By:

NATIONAL BANK OF GREECE S.A.	/s/ Rebecca Daniels
By: Rebecca Daniels
Attorney-In-Fact

NORDEA BANK ABP, FILIAL I NORGE	/s/ Rebecca Daniels
By: Rebecca Daniels
Attorney-In-Fact

OVERSEA-CHINESE BANKING CORPORATION LIMITED
By:

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)	/s/ Rebecca Daniels
By: Rebecca Daniels
Attorney-In-Fact

STANDARD CHARTERED BANK (SINGAPORE) LIMITED
By:

THE AGENT

DNB BANK ASA, LONDON BRANCH	/s/ Rebecca Daniels
By: Rebecca Daniels
Attorney-In-Fact

ABN AMRO BANK N.V.
By:

BNP PARIBAS
By:

CITIBANK, NA., LONDON BRANCH	/s/ Akshay Jashnani
By: Akshay Jashnani
Vice President

CREDIT SUISSE AG
By:

DANISH SHIP FINANCE A/S
By:

DNB (UK) LIMITED
By:

ING BANK N.V., LONDON BRANCH
By:

NATIONAL AUSTRALIA BANK LIMITED
By:

NATIONAL BANK OF GREECE S.A.
By:

NORDEA SANK ASP, FILIAL I NORGE
By:

OVERSEA-CHINESE BANKING CORPORATION LIMITED
By:

SKANDINAVISKA ENSKILDA BAN KEN AB (PUBL)
By:

STANDARD CHARTERED BANK (SINGAPORE) LIMITED
By:

THE AGENT

DNB BANK ASA, LONDON BRANCH
By:

b
ABN AMRO BANK N.V.
By:

BNP PARIBAS
By:

CITIBANK, N.A., LONDON BRANCH
By:

CREDIT SUISSE AG
By:

DANISH SHIP FINANCE A/S
By:

DNB (UK) LIMITED
By:

ING BANK N.V., LONDON BRANCH
By:

NATIONAL AUSTRALIA BANK LIMITED	/s/ David S Hackett
By: David S Hackett
Asset Finance & Leasing
Corporate & Institutional Banking
National Australia Bank Limited

NATIONAL BANK OF GREECE S.A.
By:

NORDEA BANK ABP, FILIAL I NORGE
By:

OVERSEA-CHINESE BANKING CORPORATION LIMITED
By:

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)
By:

STANDARD CHARTERED BANK (SINGAPORE) LIMITED
By:

THE AGENT

DNB BANK ASA, LONDON BRANCH
By:

ABN AMRO BANK N.V.
By:

BNP PARIBAS
By:

CITIBANK, N.A., LONDON BRANCH
By:

CREDIT SUISSE AG
By:

DANISH SHIP FINANCE A/S
By:

DNB (UK) LIMITED
By:

ING BANK N.V., LONDON BRANCH
By:

NATIONAL AUSTRALIA BANK LIMITED
By:

NATIONAL BANK OF GREECE S.A.
By:

NORDEA BANK ABP, FILIAL I NORGE
By:

OVERSEA-CHINESE BANKING CORPORATION LIMITED	/s/ Lisa Fung
By: Lisa Fung
OCBC Bank

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)
By:

STANDARD CHARTERED BANK (SINGAPORE) LIMITED
By:

THE AGENT

DNB BANK ASA, LONDON BRANCH
By:

ABN AMRO RANK N V.
By:

BNP PARIBAS
By:

CITIBANK, N.A., LONDON BRANCH
By:

CREDIT SUISSE AG
By:

DANISH SHIP FINANCE A/S
By:

DNB (UK) LIMITED
By:

ING BANK N.V., LONDON BRANCH
By:

NATIONAL AUSTRALIA BANK LIMITED
By:

NATIONAL BANK OF GREECE S.A.
By:

NORDEA BANK ABP, FILIAL I NORGE
By:

OVERSEA-CHINESE BANKING CORPORATION LIMITED
By:

SKANDINAVISKA ENSKILDA BANKER AB (PUBL)
By:

STANDARD CHARTERED BANK (SINGAPORE) LIMITED	/s/ Pandey Abhishek
By: Pandey Abhishek, MD.
Global Head
Shipping Finance

THE AGENT

DNB BANK ASA, LONDON BRANCH
By:

THE SECURITY AGENT

DNB BANK ASA, LONDON BRANCH	/s/ Rebecca Daniels
By: Rebecca Daniels
Attorney-In-Fact

THE LENDERS

ALPHA BANK S.A.	/s/ Rebecca Daniels
By: Rebecca Daniels
Attorney-In-Fact

ABN AMRO BANK N.V.	/s/ Rebecca Daniels
By: Rebecca Daniels
Attorney-In-Fact

BNP PARIBAS	/s/ Rebecca Daniels
By: Rebecca Daniels
Attorney-In-Fact

CITIBANK, N.A., JERSEY BRANCH
By:

CREDIT SUISSE AG	/s/ Rebecca Daniels, /s/ Thea Messina
By: Rebecca Daniels, Thea Messina
Attorney-In-Fact

DANISH SHIP FINANCE A/S	/s/ Rebecca Daniels
By: Rebecca Daniels
Attorney-In-Fact

DNB (UK) LIMITED	/s/ Rebecca Daniels
By: Rebecca Daniels
Attorney-In-Fact

ING BANK N.V., LONDON BRANCH	/s/ Rebecca Daniels
By: Rebecca Daniels
Attorney-In-Fact

NATIONAL AUSTRALIA BANK LIMITED
By:

NATIONAL BANK OF GREECE S.A.	/s/ Rebecca Daniels
By: Rebecca Daniels
Attorney-In-Fact

NORDEA BANK ABP, FILIAL I NORGE	/s/ Rebecca Daniels
By: Rebecca Daniels
Attorney-In-Fact

OVERSEA-CHINESE BANKING CORPORATION LIMITED
By:

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)	/s/ Rebecca Daniels
By: Rebecca Daniels
Attorney-In-Fact

THE SECURITY AGENT

DNB BANK ASA, LONDON BRANCH
By:

THE LENDERS

ALPHA BANK S.A.
By:

ABN AMRO BANK N.V.
By:

BNP PARIBAS
By:

CITIBANK, N.A., JERSEY BRANCH	/s/ Peter Lemoucheux
By: Peter Lemoucheux

CREDIT SUISSE AG
By:

DANISH SHIP FINANCE A/S
By:

DNB (UK) LIMITED
By:

ING BANK N.V., LONDON BRANCH
By:

NATIONAL AUSTRALIA BANK LIMITED
By:

NATIONAL BANK OF GREECE S.A.
By:

NORDEA BANK ABP, FILIAL I NORGE
By:

OVERSEA-CHINESE BANKING CORPORATION LIMITED
By:

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)
By:

THE SECURITY AGENT

DNS BANK ASA, LONDON BRANCH
By:

THE LENDERS

ALPHA BANK S.A.
By:

ABN AMRO BANK N.V.
By:

BNP PARIBAS
By:

CITIBANK, N.A., JERSEY BRANCH
By:

CREDIT SUISSE AG
By:

DANISH SHIP FINANCE A/S
By:

DNB (UK) LIMITED
By:

ING BANK N.V., LONDON BRANCH
By:

NATIONAL AUSTRALIA BANK LIMITED	/s/ David S Hackett
By: David S Hackett
Asset Finance & Leasing
Corporate & Institutional Banking
National Australia Bank Limited

NATIONAL BANK OF GREECE S.A.
By:

NORDEA BANK ABP, FILIAL I NORGE
By:

OVERSEA-CHINESE BANKING CORPORATION LIMITED
By:

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)
By:

THE SECURITY AGENT

DNB BANK ASA, LONDON BRANCH
By:

THE LENDERS

ALPHA BANK S.A.
By:

ABN AMRO BANK N.V.
By:

BNP PARIBAS
By:

CITIBANK, N.A., JERSEY BRANCH
By:

CREDIT SUISSE AG
By:

DANISH SHIP FINANCE A/S
By:

DNB (UK) LIMITED
By:

ING BANK N.V., LONDON BRANCH
By:

NATIONAL AUSTRALIA BANK LIMITED
By:

NATIONAL BANK OF GREECE S.A.
By:

NORDEA BANK ABP, FILIAL I NORGE
By:

OVERSEA-CHINESE BANKING CORPORATION LIMITED	/s/ Lisa Fung
By: Lisa Fung	OCBC Bank

SKANDINAV1SKA ENSKILDA BANKEN AB (PUBL)
By:

STANDARD CHARTERED BANK (SINGAPORE) LIMITED	/s/ Pandey Abhishek
By: Pandey Abhishek MD.
Global Head
Shipping Finance

THE HEDGING PROVIDERS

ALPHA BANK S.A.
By:

ABN AMRO BANK N.V.
By:

BNP PARIBAS
By:

CITIBANK EUROPE PLC
By:

CREDIT SUISSE AG
By:

DNB BANK ASA
By:

ING BANK N.V.
By:

NATIONAL AUSTRALIA BANK LIMITED
By:

NATIONAL BANK OF GREECE S.A.
By:

NORDEA BANK ABP
By:

OVERSEA- CHINESE BANKING CORPORATION LIMITED
By:

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)
By:

STANDARD CHARTERED BANK AG
By:

STANDARD CHARTERED BANK (SINGAPORE) LIMITED
By:

THE HEDGING PROVIDERS

ALPHA BANK S.A.	/s/ Rebecca Daniels
By: Rebecca Daniels
Attorney-In-Fact

ABN AMRO BANK N.V.	/s/ Rebecca Daniels
By: Rebecca Daniels
Attorney-In-Fact

BNP PARIBAS	/s/ Rebecca Daniels
By: Rebecca Daniels
Attorney-In-Fact

CITIBANK EUROPE PLC
By:

CREDIT SUISSE AG	/s/ Rebecca Daniels, /s/ Thea Messina
By: Rebecca Daniels, Thea Messina
Attorney-In-Fact

DNB BANK ASA	/s/ Rebecca Daniels
By: Rebecca Daniels
Attorney-In-Fact

ING BANK N.V	/s/ Rebecca Daniels
By: Rebecca Daniels
Attorney-In-Fact

NATIONAL AUSTRALIA BANK LIMITED
By:

NATIONAL BANK OF GREECE S.A.	/s/ Rebecca Daniels
By: Rebecca Daniels
Attorney-In-Fact

NORDEA BANK ABP	/s/ Rebecca Daniels
By: Rebecca Daniels
Attorney-In-Fact

OVERSEA- CHINESE BANKING CORPORATION LIMITED
By:

SKANDINAVISKA ENSKILDA BANKER AB (PUBL)	/s/ Rebecca Daniels
By: Rebecca Daniels
Attorney-In-Fact

STANDARD CHARTERED BANK AG
By:

STANDARD CHARTERED BANK (SINGAPORE) LIMITED
By:

THE HEDGING PROVIDERS

ALPHA BANK S.A.
By:

ABN AMRO BANK N.V.
By:

BNP PARIBAS
By:

CITIBANK EUROPE PLC	/s/ Jamie Wortley
By: Jamie Wortley
Delegated Signatory

CREDIT SUISSE AG
By:

DNB BANK ASA
By:

ING BANK N.V.
By:

NATIONAL AUSTRALIA BANK LIMITED
By:

NATIONAL BANK OF GREECE S.A.
By:

NORDEA BANK ABP
By:

OVERSEA- CHINESE BANKING CORPORATION LIMITED
By:

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)
By:

STANDARD CHARTERED BANK AG
By:

STANDARD CHARTERED BANK (SINGAPORE) LIMITED
By:

THE HEDGING PROVIDERS

ALPHA BANK S.A
By:

ABN AMRO BANK N.V.
By:

BNP PARIBAS
By:

CITIBANK EUROPE PLC
By:

CREDIT SUISSE AG
By:

DNB BANK ASA
By:

ING BANK N.V.
By:

NATIONAL AUSTRALIA BANK LIMITED	/s/ David S Hackett
By: David S Hackett
Asset Finance & Leasing
Corporate & Institutional Banking
National Australia Bank Limited

NATIONAL BANK OF GREECE S.A.
By:

NORDEA BANK ABP
By:

OVERSEA- CHINESE BANKING CORPORATION LIMITED
By:

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)
By:

STANDARD CHARTERED BANK AG
By:

STANDARD CHARTERED BANK (SINGAPORE) LIMITED
By:

THE HEDGING PROVIDERS

ALPHA BANK S.A.
By:

ABN AMRO BANK N.V.
By:

BNP PARIBAS
By:

CITIBANK EUROPE PLC
By:

CREDIT SUISSE AG
By:

DNB BANK ASA
By:

ING BANK N.V.
By:

NATIONAL AUSTRALIA BANK LIMITED
By:

NATIONAL BANK OF GREECE S.A.
By:

NORDEA BANK ABP
By:

OVERSEA- CHINESE BANKING CORPORATION LIMITED	/s/ Lisa Fung
By: Lisa Fung
OCBC Bank

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)
By:

STANDARD CHARTERED BANK AG
By:

STANDARD CHARTERED BANK (SINGAPORE) LIMITED
By:

THE HEDGING PROVIDERS

ALPHA BANK S.A.
By:

ABN AMRO BANK N.V.
By:

BNP PARIBAS
By:

CITIBANK EUROPE PLC
By:

CREDIT SUISSE AG
By:

DNB BANK ASA
By:

ING BANK N.V.
By:

NATIONAL AUSTRALIA BANK LIMITED
By:

NATIONAL BANK OF GREECE S.A.
By:

NORDEA BANK ABP
By:

OVERSEA- CHINESE BANKING CORPORATION LIMITED
By:

SKANDINAVISKA ENSKILDA BANKER AB (PUBL)
By:

STANDARD CHARTERED BANK AG	/s/ Jean-Baptiste Chamband
By: Jean-Baptiste Chamband, MD.
Head Corporate Sales

THE GLOBAL CO-ORDINATORS

BNP PARIBAS	/s/ Rebecca Daniels
By: Rebecca Daniels
Attorney-In-Fact

CITIBANK N.A., LONDON BRANCH
By:

THE SUSTAINABILITY CO-ORDINATOR

ABN AMRO BANK N.V.	/s/ Rebecca Daniels
By: Rebecca Daniels
Attorney-In-Fact

THE GLOBAL CO-ORDINATORS

BNP PARIBAS
By:

CITIBANK N.A., LONDON BRANCH	/s/ Akshay Jashnani
By: Akshay Jashnani
Vice President

THE SUSTAINABILITY CO-ORDINATOR

ABN AMRO BANK N.V.
By: